As filed with the Securities and Exchange Commission on February 9, 2021

Registration No. 333-252445

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

fuboTV Inc.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	4841 (Primary Standard Industrial Classification Code Number)	26-4330545 (I.R.S. Employer Identification No.)

fuboTV Inc. 1330 Avenue of the Americas New York, NY 10019 (212) 672-0055 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Gandler

Chief Executive Officer

fuboTV Inc.

1330 Avenue of the Americas

New York, NY 10019

(212) 672-0055

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

with copies to:

Robert G. Day, Esq. Douglas K. Schnell, Esq. Mark G.C. Bass, Esq. Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300	Simone Nardi Chief Financial Officer Gina Sheldon, Esq. General Counsel fuboTV Inc. 1330 Avenue of the Americas New York, NY 10019 (212) 672-0055

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	[ ]
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	[ ]

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate Offering	Registration
Securities to be Registered	Registered (1)	Price per Share	Price (2)	Fee (3)
Common Stock, par value $0.0001 per share	32,653,354	N/A	$286,043,381.04	$31,207.33	(4)

(1)	This Registration Statement registers the maximum number of shares of the Registrant’s common stock, par value $0.0001 per share, that may be issued in connection with the exchange offer by the Registrant for all of its outstanding shares of Series AA Convertible Preferred Stock, par value $0.0001 per share (“Series AA Preferred Stock”).

(2)	Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and based on the product of $17.52, the book value of each share of Series AA Preferred Stock as of December 31, 2020, and 16,326,677, the maximum number of shares of Series AA Preferred Stock that the Registrant is offering to exchange. Because there is no trading market for the Series AA Preferred Stock, the value of the Series AA Preferred Stock was based on its book value as of December 31, 2020.

(3)	Computed in accordance with Section 6(b) and Rule 457(f)(2) of the Securities Act.

(4)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Dated February 9, 2021

PROSPECTUS

fuboTV Inc.

Offer to Exchange

Shares of Common Stock for

Any and All Issued and Outstanding Shares of

Series AA Preferred Stock

We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, up to 32,653,354 newly issued shares of our common stock, par value $0.0001 per share (“common stock”), for all properly tendered and accepted shares of our Series AA Convertible Preferred Stock par value $0.0001 per share (“Series AA Preferred Stock”). For each share of Series AA Preferred Stock that is accepted for exchange, we will issue two shares of our common stock.

Each share of Series AA Preferred Stock currently converts into two shares of our common stock immediately following the sale of such share of Series AA Preferred Stock on an arms’-length basis either pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an effective registration statement under the Securities Act. The offer allows current holders of Series AA Preferred Stock to receive the same number of shares of our common stock as such shares of Series AA Preferred Stock would be converted into in the event of such sale.

The offer will expire at 5:00 p.m., New York City time, on February 26, 2021, unless extended or earlier terminated by us. You may withdraw Series AA Preferred Stock tendered in the offer at any time prior to the expiration date of the exchange offer. You must validly tender your Series AA Preferred Stock for exchange in the offer on or prior to the expiration date to receive the offer consideration. You should carefully review the procedures for tendering Series AA Preferred Stock in the section of this prospectus entitled “The Exchange Offer—Procedures for Tendering Series AA Preferred Stock.”.

The offer is subject to the conditions discussed under “The Exchange Offer—Conditions to the Exchange Offer,” including, among other things, the effectiveness of the registration statement of which this prospectus forms a part.

As of the date of this prospectus, 16,326,677 shares of Series AA Preferred Stock were outstanding. Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbols “FUBO.” The last reported sale price of our common stock on February 8, 2021 was $46.32 per share. We expect that the shares of our common stock to be issued in the exchange offer will be approved for listing on the NYSE, subject to official notice of issuance.

We urge you to carefully read the “Risk Factors” section beginning on page 11 before you make any decision regarding the offer.

You must make your own decision whether to tender shares of Series AA Preferred Stock in the exchange offer, and, if so, the amount of Series AA Preferred Stock to tender. Neither we nor any other person is making any recommendation as to whether or not you should tender your shares of Series AA Preferred Stock for exchange in the offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our common stock or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 9, 2021

You should rely only on the information contained in this document. No person has been authorized to give any information or make any representations other than those contained herein or in the accompanying letter of transmittal and other materials, and, if given or made, such information or representations must not be relied upon as having been authorized by us, the information agent, the exchange agent or any other person. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus. The delivery of this prospectus and the accompanying materials shall not, under any circumstances, create any implication that the information contained herein is correct as of a later date. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

This prospectus incorporates important business and financial information about the Company that is not included or delivered with this document. This prospectus, including its exhibits and schedules, is available at the SEC’s website at www.sec.gov. You may also obtain this information without charge to security holders upon written or oral request. Written requests should be made to: fuboTV Inc., 1330 Avenue of the Americas, New York, NY 10019, Attention: Investor Relations Department or by emailing ir@fubo.tv. Oral requests can be made by calling (212) 672-0055.

In order to ensure timely delivery, you must request the information no later than February 19, 2021, which is five business days before the expiration of the exchange offer.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus may be forward-looking statements. These statements may relate to, but are not limited to, expectations of future operating results or financial performance, capital expenditures, introduction of new products, regulatory compliance, plans for growth and future operations, business strategy and plans and objectives of management for future operations, liquidity, growth and profitability strategies and factors and trends affecting our business, as well as assumptions relating to the foregoing. Forward-looking statements in this prospectus are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. These risks and other factors include, but are not limited to, those listed under “Risk Factors.” In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “might,” “would,” “continue” or the negative of these terms or other comparable terminology. Actual events or results may differ from those expressed in these forward-looking statements, and these differences may be material and adverse. Forward looking statements contained in this prospectus include, but are not limited to, statements about:

●	market conditions and global economic factors beyond our control, including the potential adverse effects of the ongoing global COVID-19 pandemic on our business and results of operations, on live sports and entertainment, and on the global economic environment;

●	our ability to access debt and equity financing;

●	our efforts to establish and maintain proper and effective internal controls;

●	factors relating to our business, operations and financial performance, including:

◌ our ability to effectively compete in the live streaming, entertainment, and gaming industries;

◌ our ability to successfully integrate new operations;

◌ our ability to maintain and expand our content offerings;

●	the impact of management changes and organizational restructuring;

●	the anticipated effects of the Merger;

●	changes in applicable laws or regulations;

●	litigation and our ability to adequately protect our intellectual property rights;

●	our success in retaining or recruiting officers, key employees or directors;

●	the possibility that we may be adversely affected by other economic, business and/or competitive factors; and

●	other factors detailed herein under the section entitled “Risk Factors.”

We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy and financial needs. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, assumptions and other factors described in the section captioned “Risk Factors” and elsewhere in this prospectus. These risks are not exhaustive. Other sections of this prospectus include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information.

These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus and the documents that we filed as exhibits to the registration statement of which this prospectus forms a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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The forward-looking statements made in this prospectus relate only to events as of the date on which such statements are made. We assume no obligation, except as required by law in connection with the exchange offer, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. We urge you to carefully review and consider the disclosures made in this prospectus and our reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our business.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 under the Securities Act, to register the shares of our common stock offered by this prospectus. This prospectus does not contain all of the information included in the registration statement and the exhibits to the registration statement. We strongly encourage you to read carefully the registration statement and the exhibits to the registration statement.

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s Web site at www.sec.gov.

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance with this law, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the website of the SEC referred to above. We also maintain websites at www.fubo.tv and www.facebankgroup.com where you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information on or that can be accessed through our websites is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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GLOSSARY OF KEY METRICS AND NON-GAAP MEASURES

On April 1, 2020, we acquired fuboTV Inc., a Delaware corporation, or fuboTV Sub, by the merger of fuboTV Acquisition Corp., our wholly-owned subsidiary, with and into fuboTV Sub, which we refer to as the “Merger.” We subsequently changed our name from “FaceBank Group, Inc.” to “fuboTV Inc.”, and we changed the name of fuboTV Sub to “fuboTV Media Inc.” Following the Merger, the combined company operates under the name “fuboTV,” and our trading symbol is “FUBO.”

For purposes of this Glossary, and when the key metrics and measures contained herein are used throughout this prospectus, these metrics are specific to fuboTV Sub and its subsidiaries for the period prior to the Merger, also referred to as “fuboTV Pre-Merger,” and fuboTV following the Merger. The following are metrics specific to fuboTV Pre-Merger and to the combined company post-Merger.

Below please find a glossary of terms we use throughout this prospectus, including certain non-GAAP measures. We have historically monitored the following key subscriber and subscription, engagement and financial metrics for fuboTV Pre-Merger, and continue to monitor them for fuboTV after the Merger, to help us evaluate growth trends, establish budgets and assess operational performance. In addition to our results determined in accordance with U.S. generally accepted accounting principles, or GAAP, we believe the following non-GAAP and operational measures are useful in evaluating the performance of our business historically and on a go-forward basis. All of our metrics are measured by account and by primary holder as there may be multiple household members who could be accessing one account.

Subscriber and Subscription Metrics

Subscribers

Subscribers are accounts that have completed registration with fuboTV and have activated a payment method, from which fuboTV has collected payment in the month ending the relevant period. Subscribers are paying accounts for fuboTV, not the number of individuals viewing content on fuboTV.

Users

Users are unique account holders with access to the product, whether that be through a paid subscription (a Subscriber) or a trial/free account.

Attachments

Attachments are incremental add-ons sold on top of the base subscription.

Attach Rate

The Attach Rate represents the total number of Attachments at the end of the period divided by the number of Subscribers at the end of the period.

Gross Paid Subscriber Additions

Gross Paid Subscriber Additions for a given period represents the total number of first-time Subscribers in that period.

Engagement Metrics

Monthly Active Users (MAUs)

Monthly Active Users (MAUs) represent the total count of Subscribers that have consumed content for greater than 10 seconds in the 30-days preceding the period-end indicated.

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Daily Active Users (DAUs)

Daily Active Users (DAUs) represent the Subscribers who have each streamed greater than 10 seconds on a given day.

Content Hours

Content Hours represent the sum of total hours of content watched on the fuboTV platform for a given period (inclusive of Users on a free trial).

Monthly Content Hours Watched per MAU

Monthly Content Hours per MAU represents the total Content Hours viewed by MAUs in a given month divided by the number of MAUs in the period.

Channels Watched per MAU

Channels Watched per MAU represents the total number of channels per MAU watched for more than 10 seconds in a given period divided by the MAUs in the period.

Programs per MAU

Programs per MAU represents the average number of programs per MAU watched for more than 10 seconds in a given period.

Percentage of Non-Sports Content Hours

Percentage of Non-Sports Content Hours represents the percentage of Content Hours that are news or entertainment in the indicated period.

Financial Metrics

Adjusted EBITDA

Adjusted EBITDA is net income (loss) calculated in accordance with GAAP plus: (i) interest expense (income); (ii) income tax expense; (iii) depreciation; (iv) amortization; (v) impairment; (vi) stock-based compensation; (vii) one-time non-cash operating expenses; and (viii) other income (expenses).

Average Revenue per User (ARPU)

Average Revenue per User (ARPU) represents Platform Bookings in the period divided by the average number of daily Subscribers in such period.

Monthly Average Revenue per User (Monthly ARPU)

Monthly Average Revenue per User (Monthly ARPU) represents Platform Bookings in the period divided by the average number of daily Subscribers in such period, divided by the number of months in the period.

Monthly Subscription Average Revenue per User (Monthly Subscription ARPU)

Monthly Subscription Average Revenue per User (Monthly Subscription ARPU) represents subscription revenues collected in the period divided by the average number of daily Subscribers in such period, divided by the number of months in the period.

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Monthly Ad Average Revenue per User (Monthly Ad ARPU)

Monthly Ad Average Revenue per User (Monthly Ad ARPU) represents advertising revenues collected in a given period divided by the average number of daily Subscribers in the period, divided by the number of months in the period.

Subscriber Acquisition Cost (SAC)

Subscriber Acquisition Cost (SAC) reflects total GAAP sales and marketing expenses less headcount related to sales and marketing spend for a given period divided by Gross Paid Subscriber Additions for the same period.

Number of Months Payback of SAC

Number of Months Payback of SAC is defined as SAC for Subscribers in the period, divided by the Adjusted Contribution Margin per Subscriber in the same period.

Average Cost per User (ACPU)

Average Cost Per User (ACPU) represents Variable COGS per Subscriber.

Variable COGS

Variable COGS represents GAAP subscriber related expenses, payment processing for deferred revenue (current period), in-app billing, or IAB, fees for deferred revenue (current period), less minimum guarantees expensed, payment processing for deferred revenue, IAB fees for deferred revenue and other subscriber related expenses.

Adjusted Contribution

Adjusted Contribution represents Platform Bookings minus Variable COGS.

Adjusted Contribution Margin

Adjusted Contribution Margin represents Platform Bookings minus Variable COGS divided by Platform Bookings.

Platform Bookings

Platform Bookings represent GAAP revenue less other revenue for a given period, less revenue recognized from deferred revenue related to the last month of the prior period, plus deferred revenue related to the last month of the current period.

Lifetime Value (LTV)

Lifetime Value (LTV) represents the cumulative monthly Adjusted Contribution Margin per Subscriber, starting from the indicated date over the subsequent time period. If the indicated time period includes months after June 2020, the monthly Average Contribution Margin figures for those months are projections.

See “Reconciliation of Non-GAAP Metrics” for more information and reconciliations of ACPU, ARPU Adjusted Contribution, Adjusted Contribution Margin, Adjusted EBITDA, Platform Bookings, SAC and Variable COGS to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Other Terms

Series AA Preferred Stock

Series AA Preferred Stock means the Series AA Convertible Preferred Stock designated by that certain Certificate of Designation dated March 20, 2020.

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QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER

These answers to questions that you may have as a holder of Series AA Preferred Stock are highlights of selected information included elsewhere in this prospectus. To fully understand the exchange offer and the other considerations that may be important to your decision about whether to participate in the exchange offer, you should carefully read this prospectus in its entirety, including the section entitled “Risk Factors.” For further information about us, see the section of this prospectus entitled “Where You Can Find More Information.”

Except as used in “Comparison of Rights Between the Series AA Preferred Stock and Our Common Stock” and “Description of Our Capital Stock” as the context otherwise requires, or as otherwise specified or used in this prospectus, the terms “we,” “us,” “our,” “ours,” “the company,” and “fuboTV” refer to fuboTV Inc. and its consolidated subsidiaries.

Why are you making the exchange offer?

The purpose of the exchange offer is to simplify our capital structure and to provide holders of Series AA Preferred Stock with an opportunity to exchange shares of Series AA Preferred Stock for shares of our common stock that have been registered under the Securities Act and will be freely tradable.

How many shares of Series AA Preferred Stock are you offering to exchange in the exchange offer?

We are offering to exchange any and all shares of outstanding Series AA Preferred Stock in the exchange offer. As of the date of this prospectus, 16,326,677 shares of Series AA Preferred Stock were outstanding.

What will I receive in the exchange offer if I tender shares of Series AA Preferred Stock and they are accepted?

For each share of Series AA Preferred Stock that you validly tender as part of the exchange offer and that we accept for exchange, you will receive two shares of our common stock. Your right to receive the offer consideration in the exchange offer is subject to all of the conditions set forth in this prospectus and the related letter of transmittal.

What rights will I lose if I tender my shares of Series AA Preferred Stock in the exchange offer?

If you validly tender your shares of Series AA Preferred Stock and we accept them for exchange, you will lose the rights of a holder of Series AA Preferred Stock, and receive the rights of holders of our common stock, as described in the section below entitled “Comparison of Rights Between the Series AA Preferred Stock and Our Common Stock.”

May I exchange only a portion of the shares of Series AA Preferred Stock that I hold?

Yes. You do not have to exchange all of your shares of Series AA Preferred Stock to participate in the exchange offer.

If the exchange offer is consummated and I do not participate or I do not exchange all of my shares of Series AA Preferred Stock, how will my rights and obligations under my remaining outstanding shares of Series AA Preferred Stock be affected?

The terms of your shares of Series AA Preferred Stock that remain outstanding after the consummation of the exchange offer will not change as a result of the exchange offer.

What do you intend to do with the shares of Series AA Preferred Stock that are exchanged in the exchange offer?

Shares of Series AA Preferred Stock accepted for exchange by us in the exchange offer will be cancelled.

Are you making a recommendation regarding whether I should participate in the exchange offer?

We are not making any recommendation regarding whether you should tender or refrain from tendering your shares of Series AA Preferred Stock for exchange in the exchange offer. Accordingly, you must make your own determination as to whether to tender your shares of Series AA Preferred Stock for exchange in the exchange offer and, if so, the number of shares to tender. Before making your decision, we urge you to read this prospectus carefully in its entirety, including the information set forth in the section of this prospectus entitled “Risk Factors.”

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What risks should I consider in deciding whether or not to tender my shares of Series AA Preferred Stock?

In deciding whether to participate in the exchange offer, you should carefully consider the discussion of risks and uncertainties affecting our business, the shares of Series AA Preferred Stock and our common stock that are described in the section of this prospectus entitled “Risk Factors.”

Will the common stock to be issued in the exchange offer be freely tradable?

Yes. Generally, the common stock you receive in the exchange offer will be freely tradable, unless you are considered an “affiliate” of ours, as that term is defined in the Securities Act. Our common stock is listed on the NYSE under the symbol “FUBO,” and we expect that the shares of our common stock to be issued in the exchange offer will be approved for listing on the NYSE, subject to official notice of issuance.

What are the conditions to the exchange offer?

The exchange offer is conditioned upon:

●	the effectiveness of the registration statement of which this prospectus forms a part; and

●	the other conditions described in “The Exchange Offer—Conditions to the Exchange Offer.”

The exchange offer is not conditioned upon any minimum number of shares of Series AA Preferred Stock being tendered for exchange. We may waive certain conditions of the exchange offer. If any of the conditions are not satisfied or waived for the exchange offer, we will not complete the exchange offer.

When does the exchange offer expire?

The exchange offer will expire at 5:00 p.m., New York City time, on February 26, 2021, unless extended or earlier terminated by us.

Under what circumstances can the exchange offer be extended, amended or terminated?

We reserve the right to extend the exchange offer for any reason at all. We also expressly reserve the right, at any time or from time to time, to amend the terms of the exchange offer in any respect prior to the expiration date of the exchange offer. Further, we may be required by law to extend the exchange offer if we make a material change in the terms of the exchange offer or in the information contained in this prospectus or waive a material condition to the exchange offer. During any extension of the exchange offer, shares of Series AA Preferred Stock that were previously tendered for exchange pursuant to the exchange offer and not validly withdrawn will remain subject to the exchange offer. We reserve the right, in our sole and absolute discretion, to terminate the exchange offer at any time prior to the expiration date if any condition is not met. If the exchange offer is terminated, no shares of Series AA Preferred Stock will be accepted for exchange and any shares of Series AA Preferred Stock that have been tendered for exchange will promptly be returned to the holder. For more information regarding our right to extend, amend or terminate the exchange offer, see the section of this prospectus entitled “The Exchange Offer—Expiration Date; Extension; Termination; Amendment.”

How will I be notified if an exchange offer is extended, amended or terminated?

We will issue a press release or otherwise publicly announce any extension, amendment or termination of the exchange offer. In the case of an extension, we will promptly make a public announcement by issuing a press release no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date of the exchange offer. For more information regarding notification of extensions, amendments or the termination of the exchange offer, see the section of this prospectus entitled “The Exchange Offer—Expiration Date; Extension; Termination; Amendment.”

What are the material U.S. federal income tax considerations of my participating in the exchange offer?

The exchange of shares of Series AA Preferred Stock for the offer consideration will be treated as a recapitalization for U.S. federal income tax purposes. As such, subject to the discussion in the section entitled “Material U.S. Federal Income Tax Considerations” regarding U.S. Real Property Holding Corporation (“USRPHC”) considerations and non-U.S. holders, generally no gain or loss will be recognized on the exchange of Series AA Preferred Stock for common stock.

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For a summary of the material U.S. federal income tax considerations of the exchange offer, see “Material U.S. Federal Income Tax Considerations.” You should consult your own tax advisor for a full understanding of the tax consequences of participating in the exchange offer.

Will you receive any cash proceeds from the exchange offer?

No. We will not receive any cash proceeds from the exchange offer.

How do I tender my shares of Series AA Preferred Stock for exchange in the exchange offer?

You may transmit your acceptance by delivery of the letter of transmittal accompanying this prospectus by following the directions set forth in such letter of transmittal. See the section of this prospectus entitled “The Exchange Offer—Procedures for Tendering Series AA Preferred Stock.”

What happens if some or all of my shares of Series AA Preferred Stock are not accepted for exchange?

If we decide not to accept some or all of your shares of Series AA Preferred Stock because of an invalid tender, the occurrence of the other events set forth in this prospectus or otherwise, the shares not accepted by us will be returned to you, at our expense, promptly after the expiration or termination of the exchange offer.

Until when may I withdraw shares of Series AA Preferred Stock previously tendered for exchange?

If not previously returned, you may withdraw shares of Series AA Preferred Stock that were previously tendered for exchange at any time until the expiration date of the exchange offer. In addition, you may withdraw any shares of Series AA Preferred Stock that you tender that are not accepted for exchange by us after the expiration of 60 business days from the commencement of the exchange offer, if such shares of Series AA Preferred Stock have not been previously returned to you. For more information, see the section of this prospectus entitled “The Exchange Offer—Withdrawal Rights.”

Will I have to pay any fees or commissions if I tender my shares of Series AA Preferred Stock for exchange in the exchange offer?

You will not be required to pay any fees or commissions to us, the information agent or the exchange agent in connection with the exchange offer.

With whom may I talk if I have questions about the exchange offer?

If you have questions about the terms of the exchange offer or the procedures for tendering shares of Series AA Preferred Stock in the exchange offer, please contact D.F. King & Co., Inc., the information agent for the exchange offer, using the following contact information:

D.F. King & Co., Inc.

48 Wall Street, 22nd floor

New York, NY 10005

(877) 732-3614 (toll free)

(212) 269-5550 (call collect)

Email: fubo@dfking.com

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SUMMARY

The following summary contains basic information about us and the exchange offer. It may not contain all of the information that is important to you and it is qualified in its entirety by the more detailed information included in this prospectus. You should carefully consider the information contained in this prospectus, including the information set forth under the heading “Risk Factors” in this prospectus. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Forward-Looking Statements.”

On April 1, 2020, we acquired fuboTV Inc., a Delaware corporation, or fuboTV Sub, by the merger of fuboTV Acquisition Corp., our wholly-owned subsidiary, with and into fuboTV Sub, which we refer to as the “Merger.” Following the Merger, the combined company operates under the name “fuboTV,” and our trading symbol is “FUBO.” We subsequently changed our name from FaceBank Group, Inc. to “fuboTV Inc.,” and we changed the name of fuboTV Sub to “fuboTV Media, Inc.”

Unless the context otherwise requires, “we,” “us,” “our,” and the “Company” refers to the combined company post-Merger – fuboTV Inc., or fuboTV, and its subsidiaries, including fuboTV Sub.

The Company

fuboTV Inc. is the leading sports-first, live TV streaming platform, offering subscribers access to tens of thousands of live sporting events annually as well as leading news and entertainment content. fuboTV’s platform allows customers to access content through streaming devices, and on SmartTVs, mobile phones, tablets and computers. fuboTV Pre-Merger launched in 2015 and today is a leading independent virtual multichannel video programming distributor, or vMVPD, in the United States (“U.S.”). We offer subscribers a live TV streaming service, priced at $59.99 per month, with the option to purchase add-ons and features best suited to their preferences. Our base plan includes a broad mix of 100+ channels, including 43 of the top 50 Nielsen-ranked networks (among adults aged 18-49), across sports, news and entertainment.

We were incorporated in 2009 under the laws of the State of Florida under the name York Entertainment, Inc. On September 30, 2019, our name was changed to FaceBank Group, Inc. On August 10, 2020, our name was changed to fuboTV Inc. fuboTV Sub was incorporated in 2014 as a Delaware corporation. Following the Merger, we operate our business under the name “fuboTV.” You can access our websites, including historical financial information pertaining to fuboTV Pre-Merger, at https://fubo.tv, https://ir.fubo.tv, https://facebankgroup.com and https://ir.facebankgroup.com. Information contained on our websites is not part of this prospectus or the registration statement of which it forms a part and is not incorporated by reference in this prospectus or the registration statement of which it forms a part.

Our headquarters are located at 1330 Avenue of the Americas, New York, NY 10019, and our telephone number is (212) 672-0055.

Recent Developments

On January 28, 2021, we entered into a purchase agreement (the “Purchase Agreement”) with Evercore Group L.L.C. as the initial purchaser (the “Initial Purchaser”), relating to the sale by fuboTV of an aggregate of $350 million principal amount of its 3.25% Convertible Senior Notes due 2026 (the “2026 Notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. fuboTV also granted the Initial Purchaser an option to purchase, within a 13-day period from, and including, the initial issuance date of the 2026 Notes, up to an aggregate of $52.5 million additional principal amount of 2026 Notes. The Initial Purchaser exercised in full this option to purchase additional 2026 Notes on January 29, 2021. Pursuant to the terms of the Purchase Agreement, the parties have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act.

On February 2, 2021, we issued $402.5 million aggregate principal amount of our 2026 Notes, the proceeds of which will be used for general corporate purposes, including working capital, business development, sales and marketing activities and capital expenditures, and to pay fees and expenses related thereto. We refer to the issuance of the 2026 Notes and the use of proceeds therefrom as the “Note Offering.”

Interest on the 2026 Notes is payable at a rate of 3.25% per annum, semi-annually on February 15 and August 15 of each year, beginning August 15, 2021. The 2026 Notes will mature on February 15, 2026, unless earlier converted, redeemed or repurchased. The indenture governing the 2026 Notes also contains customary covenants and events of default. The foregoing description is included for informational purposes only and is qualified in its entirety by the indenture governing the 2026 Notes, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Purpose of the Exchange Offer

The purpose of the exchange offer is to simplify our capital structure and to provide holders of Series AA Preferred Stock with an opportunity to exchange shares of Series AA Preferred Stock for shares of our common stock that have been registered under the Securities Act and will be freely tradable.

Offer Consideration

Because there is no cash portion of the offer consideration, we will not need any cash to fund this offer. The shares of our common stock to be issued in the exchange offer are available from our authorized but unissued shares of common stock.

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No Appraisal Rights

No appraisal or dissenters’ rights are available to holders of shares of Series AA Preferred Stock under applicable law in connection with the exchange offer.

Compliance With Securities Laws

We are making the exchange offer to all holders of outstanding shares of Series AA Preferred Stock. We are not aware of any jurisdiction in which the making of the exchange offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the exchange offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law. If, after such good faith effort, we cannot comply with any such law, the exchange offer will not be made to, nor will tenders of shares of Series AA Preferred Stock be accepted from or on behalf of, the holders of shares of Series AA Preferred Stock residing in any such jurisdiction.

U.S. Federal Income Tax Consequences

Tax information with respect to this exchange offer is provided under the heading “Material U.S. Federal Income Tax Considerations” in this prospectus and is for general information only. It is not tax advice to investors in their particular circumstances. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax considerations of participating in the exchange offer, including the consequences of any proposed change in applicable laws.

Risk Factors

Investing in or holding our common stock involves risk. You should carefully consider all the information in this prospectus prior to investing in our common stock. These risks are discussed more fully in the section entitled “Risk Factors” immediately following this prospectus summary. Some of these risks and uncertainties include, but are not limited to, the following:

●	We have incurred operating losses in the past, expect to incur operating losses in the future and may never achieve or maintain profitability.

●	In connection with a transition to a new independent registered accounting firm, there is a risk that the new independent registered accounting firm might disagree with certain accounting positions which may result in a restatement of our previously issued financial statements.

●	We will require additional capital to meet our financial obligations and support planned business growth, and this capital might not be available to us on acceptable terms or at all.

●	We have identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, which could lead investors to lose confidence in the accuracy and completeness of our financial reports.

●	Our actual operating results may differ significantly from our guidance.

●	TV streaming is highly competitive and many companies, including large technology and entertainment companies, TV brands, and service operators, are actively focusing on this industry. If we fail to differentiate ourselves and compete successfully with these companies, it will be difficult for us to attract or retain subscribers and our business will be harmed.

●	If we develop products and services related to sports betting, our business may become subject to a variety of related U.S. and foreign laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business. The violation of any such laws, any adverse change in any such laws or their interpretation, or the regulatory climate applicable to these contemplated products and services, or changes in tax rules and regulations or interpretation thereof related to these contemplated products and services, could adversely impact our ability to operate our business as we seek to operate in the future, and could have a material adverse effect on our financial condition and results of operations.

●	The long-term and fixed cost nature of certain of our content commitments may limit our operating flexibility and could adversely affect our liquidity and results of operations.

●	Our revenue and gross profit are subject to seasonality, and if subscriber behavior during certain seasons falls below our expectations, our business may be harmed.

●	The recent COVID-19 pandemic and the global attempt to contain it may harm our industry, business, results of operations and ability to raise additional capital.

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SUMMARY TERMS OF THE EXCHANGE OFFER

The material terms of the exchange offer are summarized below. In addition, we urge you to read the detailed descriptions in the sections of this prospectus entitled “The Exchange Offer,” “Comparison of Rights Between the Series AA Preferred Stock and Our Common Stock,” and “Description of Our Capital Stock.”

Offeror	fuboTV Inc.

Securities Subject to the Exchange Offer	We are making the exchange offer for our Series AA Preferred Stock.

The Exchange Offer	We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, any and all of our outstanding shares of Series AA Preferred Stock for two shares of our common stock per share of Series AA Preferred Stock.

Purpose of Exchange Offer	The purpose of the exchange offer is to simplify our capital structure and to provide holders of Series AA Preferred Stock with an opportunity to exchange shares of Series AA Preferred Stock for shares of our common stock that have been registered under the Securities Act and will be freely tradable.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on February 26, 2021, unless extended or earlier terminated by us. We, in our sole discretion, may extend the expiration date of the exchange offer for any purpose, including in order to permit the satisfaction or waiver of any or all conditions to the exchange offer. See “The Exchange Offer—Expiration Date; Extension; Termination; Amendment.”

Withdrawal; Non-Acceptance

You may withdraw shares of Series AA Preferred Stock tendered in the exchange offer at any time prior to the expiration date of the exchange offer. In addition, you may withdraw any shares of Series AA Preferred Stock that you tender that are not accepted for exchange by us after the expiration of 60 business days from the commencement of the exchange offer, if such shares of Series AA Preferred Stock have not been previously returned to you. To withdraw previously-tendered shares of Series AA Preferred Stock, you are required to submit a notice of withdrawal to the exchange agent in accordance with the procedures described herein and in the letter of transmittal.

If we decide for any reason not to accept any shares of Series AA Preferred Stock tendered for exchange, the shares will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer.

For further information regarding the withdrawal of tendered shares of Preferred Stock, see “The Exchange Offer—Withdrawal Rights.”

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Settlement Date	We will issue shares of our common stock in exchange for tendered shares of Series AA Preferred Stock that are accepted for exchange promptly after the expiration date of the exchange offer.

Holders Eligible to Participate in the Exchange Offer	All holders of shares of Series AA Preferred Stock are eligible to participate in the exchange offer. See “The Exchange Offer—Terms of the Exchange Offer.”

Conditions to the Exchange Offer	The exchange offer is conditioned upon:

	●	the effectiveness of the registration statement of which this prospectus forms a part; and
	●	the other conditions described in “The Exchange Offer—Conditions to the Exchange Offer.”

The exchange offer is not conditioned upon any minimum number of shares of Series AA Preferred Stock being surrendered for exchange.

Procedures for Tendering Shares of Series AA Preferred Stock	You may transmit your acceptance by delivery of the letter of transmittal accompanying this prospectus by following the directions set forth in such letter of transmittal. A completed and executed letter of transmittal may be delivered physically or electronically using the address or email address for the exchange agent on the back cover of this prospectus. See the section of this prospectus entitled “The Exchange Offer—Procedures for Tendering Series AA Preferred Stock.”

Consequences of Failure to Exchange Shares of Series AA Preferred Stock	Shares of Series AA Preferred Stock not exchanged in the exchange offer will remain outstanding after consummation of the exchange offer. See “The Exchange Offer—Consequences of Failure to Exchange Series AA Preferred Stock in the Exchange Offer.”

Brokerage Commissions	No brokerage commissions are payable by the holders of the shares of Series AA Preferred Stock to the information agent, the exchange agent or us.

No Appraisal Rights	Holders of shares of Series AA Preferred Stock have no appraisal rights in connection with the exchange offer.

Market Trading

Our common stock is traded on the NYSE under the symbol “FUBO.” The last reported sale price of the shares our common stock on February 8, 2021 was $46.32 per share. We expect that the shares of our common stock to be issued in the exchange offer will be approved for listing on the NYSE, subject to official notice of issuance.

We urge you to obtain current market information for the shares of our common stock before deciding whether to participate in the exchange offer.

Information Agent; Exchange Agent	D.F. King & Co., Inc. is serving as the information agent in connection with the exchange offer. American Stock Transfer & Trust Company, LLC (“AST”) is serving as the exchange agent in connection with the exchange offer.

Further Information	If you have questions about the terms of the exchange offer or the procedures for tendering shares of Series AA Preferred Stock in the exchange offer, please contact D.F. King, the information agent for the exchange offer, by phone at (877) 732-3614 (toll free) or (212) 269-5550 (call collect) or by email at fubo@dfking.com.

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RISK FACTORS

Any investment in our common stock involves a high degree of risk. In addition to the other information contained in this prospectus, you should consider carefully the following factors relating to us, our common stock and the exchange offer before making an investment in the common stock offered hereby. If any of the following events actually occur, our business, results of operations, financial condition, cash flows or prospects could be materially adversely affected, which in turn could adversely affect the trading price of our common stock. You may lose all or part of your original investment.

RISKS RELATED TO THE EXCHANGE OFFER AND OUR COMMON STOCK

The exchange ratio is fixed and will not be adjusted. The market price of our common stock may fluctuate, and you cannot be sure of the market value of the shares of common stock issued in the exchange offer.

Upon completion of the exchange offer, each holder that validly tenders a share of Series AA Preferred Stock will receive two shares of our common stock. The exchange ratio will not be adjusted due to any increases or decreases in the market price of our common stock. The value of the common stock received in the exchange offer will depend upon the market price of a share of our common stock on the settlement date. The trading price of the common stock will likely be different on the settlement date than it is as of the date the exchange offer commences because of ordinary trading fluctuations as well as changes in our business, operations or prospects, market reactions to the exchange offer, general market and economic conditions and other factors, many of which may not be within our control. Accordingly, holders of Series AA Preferred Stock will not know the exact market value of our common stock that will be issued in connection with the exchange offer.

We may extend the exchange offer, during which time the market value of our common stock will fluctuate. See “The Exchange Offer—Expiration Date; Extension; Termination; Amendment.” Promptly following our acceptance of Series AA Preferred Stock tendered in the exchange offer, we will issue the shares of common stock as part of the offer consideration, during which time the market value of our common stock will also fluctuate.

Our board of directors has not made a recommendation as to whether you should tender your Series AA Preferred Stock in exchange for the offer consideration in the exchange offer, and we have not obtained a third-party determination that the exchange offer is fair to holders of the Series AA Preferred Stock.

Our board of directors has not made, and will not make, any recommendation as to whether holders of Series AA Preferred Stock should tender their Series AA Preferred Stock in exchange for the offer consideration pursuant to the exchange offer. We have not retained and do not intend to retain any unaffiliated representative to act solely on behalf of the holders of the Series AA Preferred Stock for purposes of negotiating the terms of the exchange offer, or preparing a report or making any recommendation concerning the fairness of the exchange offer.

The exchange offer may not be consummated.

If each of the conditions to the exchange offer are not satisfied or waived, we will not accept any Series AA Preferred Stock tendered in the exchange offer. See “The Exchange Offer—Conditions to the Exchange Offer” for a list of the conditions to the consummation of the exchange offer.

Our stock price is volatile.

Although our common stock is listed on the NYSE, an active trading market for our common stock may not be sustained. The lack of an active market could impair the ability of our stockholders to sell their shares at the time they wish to sell them or at a price that they consider reasonable, which may reduce the fair market value of their shares. Further, an inactive market could also impair our ability to raise capital by selling our common stock should we determine additional funding is required.

The market price for our common stock has varied between a high of $62.29 (in December 2020) and a low of $5.00 (in April 2020) during the period from April 1, 2020 through February 8, 2021. This volatility may affect the price at which you could sell the common stock you receive in the exchange offer, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock. Our stock price may continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, which may include:

●	variations in our operating results;

●	variations between our actual operating results and the expectations of securities analysts, investors and the financial community;

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●	announcements of developments affecting our business, systems or expansion plans by us or others;

●	competition, including the introduction of new competitors, their pricing strategies and services;

●	market volatility in general;

●	the level of demand for our stock, including the amount of short interest in our stock; and

●	the operating results of our competitors.

In addition, the stock market in general, and the market for technology companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

We have no plans to declare any cash dividends on our common stock in the foreseeable future.

We do not anticipate declaring any cash dividends to holders of our common stock in the foreseeable future. Consequently, investors may need to rely on sales of their common stock after price appreciation, which may never occur to realize future gains on their investment.

Future sales and issuances of our capital stock or rights to purchase capital stock could result in additional dilution of the percentage ownership of our shareholders and could cause our stock price to decline.

We may issue additional securities in the future. Future sales and issuances of our capital stock or rights to purchase our capital stock could result in substantial dilution to our existing shareholders. We may sell common stock, convertible securities and other equity securities in one or more transactions at prices and in a manner as we may determine from time to time. New investors in such future transactions could gain rights, preferences and privileges senior to those of holders of our common stock.

If a substantial number of shares become available for sale and are sold in a short period of time, the market price of our common stock could decline.

If our existing shareholders sell substantial amounts of our common stock in the public market, the market price of our common stock could decrease significantly. The perception in the public market that our existing shareholders might sell shares of common stock could also depress our market price. Our executive officers and directors and certain of our shareholders were in the past subject to certain lock-up agreements and the Rule 144 holding period requirements that have expired as of the date of this prospectus. Now that these lock-up periods have expired, the holding periods have elapsed, additional shares are eligible for sale in the public market. The market price of shares of our common stock may drop significantly if our existing holders sell substantial amounts of our common stock in the public market. A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

We also filed a registration statement to register shares reserved for future issuance under our equity compensation plans. As a result, subject to the satisfaction of applicable exercise periods, the shares issued upon exercise of outstanding stock options will be available for immediate resale in the U.S. in the open market.

Additionally, certain of our employees, executive officers, and directors have already entered into, or may in the future enter into Rule 10b5-1 trading plans providing for sales of shares of our common stock from time to time. Under a Rule 10b5-1 trading plan, a broker executes trades pursuant to parameters established by the employee, director, or officer when entering into the plan, without further direction from the employee, officer, or director. A Rule 10b5-1 trading plan may be amended or terminated in some circumstances. Our employees, executive officers, and directors also may buy or sell additional shares outside of a Rule 10b5-1 trading plan when they are not in possession of material, nonpublic information, subject to the expiration of the lock-up agreements and Rule 144 requirements referred to above.

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If few securities or industry analysts publish research or reports, or if they publish adverse or misleading research or reports, regarding us, our business or our market, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that securities or industry analysts publish about us, our business or our market. If few securities or industry analysts commence coverage of us, the stock price would be negatively impacted. Additionally, if any of the analysts who currently cover us or initiate coverage on us in the future issue adverse or misleading research or reports regarding us, our business model, our intellectual property, our stock performance or our market, or if our operating results fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Risks Related to Our Financial Position and Capital Needs

We have incurred operating losses in the past, expect to incur operating losses in the future and may never achieve or maintain profitability.

We have incurred losses since inception. Our net loss for the three months ended September 30, 2020 was $274.1 million. FaceBank Pre-Merger’s net losses were $13.1 million and $38.1 million for the years ended December 31, 2018 and 2019, respectively, and $56.3 million for the three months ended March 31, 2020. fuboTV Pre-Merger’s net losses were $129.3 million and $173.7 million for the years ended December 31, 2018 and 2019, respectively, and $36.0 million for the three months March 31, 2020. As of September 30, 2020, we had an accumulated deficit of $458.6 million. If our revenue and gross profit do not grow at a greater rate than our operating expenses, we will not be able to achieve and maintain profitability. A number of our operating expenses, including expenses related to streaming content obligations, are fixed. If we are not able to either reduce these fixed obligations or other expenses or maintain or grow our revenue, our near-term operating losses may increase. Additionally, we may encounter unforeseen operating or legal expenses, difficulties, complications, delays and other factors that may result in losses in future periods. If our expenses exceed our revenue, we may never achieve or maintain profitability and our business may be harmed.

We will require additional capital to meet our financial obligations and support planned business growth, and this capital might not be available on acceptable terms or at all.

We intend to continue to make significant investments to support planned business growth and may require additional funds to respond to business challenges, including the need to enhance our platform, improve our operating infrastructure or acquire complementary businesses, personnel and technologies. Accordingly, we will need to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our then existing shareholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing we secure could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. If we were to violate the restrictive covenants, we could incur penalties, increased expenses and an acceleration of the payment terms of our outstanding debt, which could in turn harm our business.

We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, and our business may be harmed.

Our revenue and gross profit are subject to seasonality, and if subscriber behavior during certain seasons falls below our expectations, our business may be harmed.

Seasonal variations in subscriber and marketing behavior significantly affect our business. We have previously experienced, and expect to continue to experience, effects of seasonal trends in subscriber behavior due to the seasonal nature of sports. Additionally, increased Internet usage and sales of streaming service subscriptions during the fourth quarter of each calendar year affect our business. We also may experience higher advertising sales during the fourth quarter of each calendar year due to greater advertiser demand during the holiday season, but also incur greater marketing expenses as we attempt to attract new subscribers to our platform. In addition, expenditures by advertisers tend to be cyclical and are often discretionary in nature, reflecting overall economic conditions, the economic prospects of specific advertisers or industries, budgeting constraints and buying patterns, and a variety of other factors, many of which are outside our control.

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Given the seasonal nature of our subscriptions, accurate forecasting is critical to our operations. We anticipate that this seasonal impact on revenue and gross profit is likely to continue, and any shortfall in expected revenue, due to macroeconomic conditions, a decline in the effectiveness of our promotional activities, actions by our competitors, or for any other reason, would cause our results of operations to suffer significantly. A substantial portion of our expenses are personnel-related and include salaries, stock-based compensation and benefits that are not seasonal in nature. Accordingly, in the event of a revenue shortfall, we would be unable to mitigate the negative impact on margins, at least in the short term, and our business would be harmed.

We may be subject to fines or other penalties imposed by the Internal Revenue Service and other tax authorities.

Certain of our subsidiaries are currently delinquent in filing annual tax returns with the Internal Revenue Service and several states. We are in the process of working with our subsidiaries to remedy this issue by filing these delinquent tax returns. We may be subject to penalties and interest with the tax authorities because of the late tax returns. There can be no assurance that we will remedy our delinquent filings sufficiently, and we may face penalties and fees which would adversely affect our operating results and investors’ confidence in our internal operations.

We could be required to collect additional sales and other similar taxes or be subject to other tax liabilities that may increase the costs our customers would have to pay for our subscriptions and adversely affect our operating results.

Sales and use, value-added, goods and services, and similar tax laws and rates are complicated and vary greatly by jurisdiction. There is significant uncertainty as to what constitutes sufficient nexus for a state or local jurisdiction to levy taxes, fees, and surcharges for sales made over the internet, as well as whether our subscriptions are subject to tax in various jurisdictions. The vast majority of states have considered or adopted laws that impose collection obligations on out-of-state companies for such taxes. Additionally, the Supreme Court of the U.S. ruled in South Dakota v. Wayfair, Inc. et. al. (Wayfair) that online sellers can be required to collect sales and use tax despite not having a physical presence in the buyer’s state. In response to Wayfair, or otherwise, states or local governments may enforce laws requiring us to calculate, collect, and remit taxes on sales in their jurisdictions. We have not always collected sales and other similar taxes in all jurisdictions in which we are required to. We may be obligated to collect and remit sales tax in jurisdictions in which we have not previously collected and remitted sales tax. A successful assertion by one or more states requiring us to collect taxes where we historically have not or presently do not do so could result in substantial tax liabilities, including taxes on past sales, as well as penalties and interest. The imposition by state governments or local governments of sales tax collection obligations on out-of-state sellers could also create additional administrative burdens for us and decrease our future sales, which could adversely affect our business and operating results.

We are subject to taxation-related risks in multiple jurisdictions.

We are a U.S.-based multinational company subject to tax in multiple U.S. and foreign tax jurisdictions. Significant judgment is required in determining our global provision for income taxes, value added and other similar taxes, deferred tax assets or liabilities and in evaluating our tax positions on a worldwide basis. It is possible that our tax positions may be challenged by jurisdictional tax authorities, which may have a significant impact on our global provision for income taxes.

Tax laws are being re-examined and evaluated globally. New laws and interpretations of the law are taken into account for financial statement purposes in the quarter or year that they become applicable. Tax authorities are increasingly scrutinizing the tax positions of multinational companies. If U.S. or other foreign tax authorities change applicable tax laws, our overall liability could increase, and our business, financial condition or results of operations may be adversely impacted.

We might not be able to utilize a significant portion of our net operating loss carryforwards.

As of December 31, 2019, fuboTV Pre-Merger had federal net operating loss carryforwards of approximately $376 million, a portion of which will, if not used, expire at various dates. Under legislation enacted in 2017, informally titled the Tax Cuts and Jobs Act, as modified by the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act, federal net operating losses incurred in 2018 and in future years may be carried forward indefinitely, but the deductibility of such federal net operating losses in tax years beginning after December 31, 2020 is limited. Other limitations may apply for state tax purposes.

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In addition, under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and corresponding provisions of state law, if a corporation undergoes an “ownership change,” which is generally defined as a greater than 50% change, by value, in its equity ownership over a three-year period, the corporation’s ability to use its pre-change net operating loss carryforwards to offset its post-change income may be limited. We have not determined whether we have experienced ownership changes in the past, and therefore a portion of our net operating loss carryforwards may be subject to an annual limitation under Section 382 of the Code. In addition, we may experience ownership changes in the future as a result of subsequent changes in our stock ownership, including as a result of conversions of the 2026 Notes, some of which may be outside of our control. A past or future ownership change that materially limits our ability to use our historical net operating loss and tax credit carryforwards may harm our future operating results by effectively increasing our future tax obligations.

Non-compliance with the objective and subjective criteria for the Paycheck Protection Program (“PPP”) loan could have a material adverse effect on our business.

On April 21, 2020, fuboTV Sub received a PPP Loan from JPMorgan Chase Bank, N.A., in the aggregate amount of $4,699,240, pursuant to the Paycheck Protection Program under Division A, Title I of the CARES Act, which was enacted March 27, 2020. The PPP Loan, which was in the form of a note dated April 21, 2020 issued by fuboTV Sub, which matures on April 21, 2022, and bears interest at a rate of 0.98% per annum, payable monthly commencing on November 21, 2020. The PPP Loan may be prepaid by fuboTV Sub at any time prior to maturity with no prepayment penalties. Funds from the PPP Loan may only be used for payroll costs, costs used to continue group health care benefits, mortgage payments, rent, utilities, and interest on other debt obligations incurred before February 15, 2020. The Company has used the entire PPP Loan amount for what we consider to be qualifying expenses, under the current guidance as promulgated by the SBA. Under the terms of the PPP, certain amounts of the PPP Loan may be forgiven if they are used for qualifying expenses as described in the CARES Act.

On April 23, 2020, the Secretary of the U.S. Department of the Treasury stated that the SBA will perform a full review of any PPP Loan over $2.0 million before forgiving the loan. In order to apply for the PPP Loan, we were required to certify, among other things, that the current economic uncertainty made the PPP Loan request necessary to support our ongoing operations. fuboTV Sub made this certification in good faith after analyzing, among other things, the maintenance of our entire workforce, notwithstanding certain “work-from-home” limitations. We also took into account our need for additional funding to continue operations, and our ability to currently access alternative forms of capital in the current market environment. Following this analysis, we believe that we satisfied all eligibility criteria for the PPP Loan, and that our receipt of the PPP Loan is consistent with the objectives of the PPP Loan of the CARES Act. If it is later determined that we were ineligible to receive the PPP Loan or determined that we did not comply with requirements after receiving the PPP Loan, we may be required to repay the PPP Loan in its entirety and/or be subject to additional penalties and adverse publicity, which could have a material adverse effect on our business, results of operations, and financial condition.

Our financial condition and results of operations could be adversely affected if we do not effectively manage our current or future debt.

As of September 30, 2020 we had $30.5 million of outstanding indebtedness on a consolidated basis (excluding indebtedness to Access Road Capital LLC and Century Ventures SA, which were repaid in October 2020), which included approximately $21.3 million of indebtedness under the AMC Agreement, which is secured by a lien on substantially all of the assets of fuboTV Sub; the PPP Loan, with an aggregate principal amount outstanding of approximately $4.7 million and other notes outstanding with an aggregate principal of approximately $4.5 million.

As a result of the previously described outstanding indebtedness, we have a substantially greater amount of debt than we had maintained in the past, which could adversely affect our ability to take advantage of corporate opportunities and could adversely affect our business, financial condition and results of operations. For example:

●	our ability to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements, or other purposes may be limited, or financing may be unavailable;

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●	a substantial portion of our cash flows must be dedicated to the payment of principal and interest on our indebtedness and other obligations and will not be available for use in our business;

●	lack of liquidity could limit our flexibility in planning for, or reacting to, changes in our business and the markets in which we operate;

●	our debt obligations will make us more vulnerable to changes in general economic conditions and/or a downturn in our business, thereby making it more difficult for us to satisfy our obligations; and

●	if we fail to make required debt payments or to comply with other covenants in our debt agreements, we would be in default under the terms of these agreements, which could permit our creditors to accelerate repayment of the debt and could cause cross-defaults under other debt agreements.

If we incur any additional debt, the related risks that we and our subsidiaries face could intensify.

Finally, we may be in non-compliance with the terms of certain of our other debt instruments. To the extent we are in non-compliance with the terms of such debt instruments, we may be required to make payments to the holders of such instruments, those holders may be entitled to the issuance of stock by us, and the holders of such stock may be entitled to registration or other investor rights.

Servicing our indebtedness will require a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial indebtedness.

Our ability to make scheduled payments of the principal and interest when due, or to refinance our borrowings under our debt agreements, will depend on our future performance and our ability to raise further equity financing, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to both (i) satisfy our existing and future obligations to our creditors and (ii) allow us to make necessary capital expenditures. If we are unable to generate such cash flow or raise further equity financing, we may be required to adopt one or more alternatives, such as reducing or delaying investments or capital expenditures, selling assets, refinancing or obtaining additional equity capital on terms that may be onerous or highly dilutive. We may need or desire to refinance our existing indebtedness, and there can be no assurance that we will be able to refinance any of our indebtedness on commercially reasonable terms, if at all. Our ability to refinance the term loans or existing or future indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our current or future debt agreements.

Our operating results may fluctuate, which makes our results difficult to predict.

Our revenue and operating results could vary significantly from quarter-to-quarter and year-to-year because of a variety of factors, many of which are outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful. In addition to other risk factors discussed herein, factors that may contribute to the variability of our quarterly and annual results include:

●	our ability to retain our current Subscriber base and increase our number of Subscribers;

●	our ability to enter into new content deals or negotiate renewals with our content providers on terms that are favorable to us, or at all;

●	our ability to effectively manage our growth;

●	our ability to attract and retain existing advertisers;

●	the effects of increased competition in our business;

●	our ability to keep pace with changes in technology and our competitors;

●	interruptions in service, whether or not we are responsible for such interruptions, and any related impact on our reputation;

●	our ability to pursue and appropriately time our entry into new geographic or content markets and, if pursued, our management of this expansion;

●	costs associated with defending any litigation, including intellectual property infringement litigation;

●	the impact of general economic conditions on our revenue and expenses; and

●	changes in regulations affecting our business.

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This variability makes it difficult to forecast our future results with precision and to assess accurately whether increases or decreases are likely to cause quarterly or annual results to exceed or fall short of previously issued guidance. While we assess our quarterly and annual guidance and update such guidance when we think it is appropriate, unanticipated future volatility can cause actual results to vary significantly from our guidance, even where that guidance reflects a range of possible results.

We have broad discretion in the use of the net proceeds from the Note Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from the Note Offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock or in ways that our stockholders may not agree with. Participants in the exchange offer will need to rely upon the judgment of our management with respect to the use of proceeds from the Note Offering. The failure by our management to apply funds from the Note Offering effectively could harm our business, financial condition, results of operations, and prospects and could cause the price of our common stock to decline.

Risks Related to Our Relationships with Content Providers, Customers and Other Third Parties

The long-term and fixed cost nature of certain of our content commitments may limit our operating flexibility and could adversely affect our liquidity and results of operations.

In connection with licensing streaming content, we typically enter into multi-year agreements with content providers. These agreements have sometimes required us to pay minimum license fees for content that are not tied to subscriber usage or the size of our subscriber base. Given the multiple-year duration and sometimes fixed cost nature of content commitments, if subscriber acquisition and retention do not meet our expectations, our margins may be adversely impacted, and we may not be in a position to make the minimum guarantee payments required under certain content licenses. We have already failed to make minimum guarantee payments to certain key programmers and may not be in a position to make similar payments in the future. If we do not make these payments, then we may lose access to such content, which in turn may further depress subscriber acquisition or retention, cause other programmers to exercise termination rights due to the content mix available through our service, or impact our ability to obtain content from other programmers. Payment terms for certain content commitments, such as content we directly produce, will typically require more up-front cash payments than other content licenses or arrangements whereby we do not fund the production of such content.

To the extent subscriber and/or revenue growth do not meet our expectations, our liquidity and results of operations could be adversely affected as a result of content commitments and payment requirements of certain agreements. In addition, the long-term and fixed cost nature of certain of our commitments may limit our flexibility in planning for, or reacting to changes in our business and the market segments in which we operate. If we license and/or produce content that is not favorably received by consumers in a territory, or is unable to be shown in a territory, acquisition and retention may be adversely impacted and given the long-term and fixed cost nature of certain of our content commitments, we may not be able to adjust our content offering quickly and our results of operations may be adversely impacted.

If we fail to obtain or maintain popular content, we may fail to retain existing subscribers and attract new subscribers.

We have invested a significant amount of time to cultivate relationships with our content providers; however, such relationships may not continue to grow or yield further financial results. We currently have over 240 streaming channels on our platform in the U.S., which includes channels available through our Attachments, and we must continuously maintain existing relationships and identify and establish new relationships with content providers to provide popular content. In order to remain competitive, we must consistently meet user demand for popular streaming channels and content. If we are not successful in maintaining channels on our platform that attract and retain a significant number of subscribers, or if we are not able to do so in a cost-effective manner, our business will be harmed.

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If our efforts to attract and retain subscribers are not successful, our business will be adversely affected.

We have experienced significant subscriber growth over the past several years. Our ability to continue to attract subscribers will depend in part on our ability to consistently provide our subscribers with compelling content choices and effectively market our platform. Furthermore, the relative service levels, content offerings, pricing and related features of our competitors may adversely impact our ability to attract and retain subscribers. In addition, many of our subscribers re-join our platform or originate from word-of-mouth referrals from existing subscribers. If our efforts to satisfy our existing subscribers are not successful, we may not be able to attract subscribers, and as a result, our ability to maintain and/or grow our business will be adversely affected. If consumers perceive a reduction in the value of our platform because, for example, we introduce new or adjust existing features, adjust pricing or platform offerings, or change the mix of content in a manner that is not favorably received by them, we may not be able to attract and retain subscribers. Subscribers cancel their subscription for many reasons, including due to a perception that they do not use the platform sufficiently, the need to cut household expenses, availability of content is unsatisfactory, competitive services provide a better value or experience and customer service issues are not satisfactorily resolved. We must continually add new subscriptions both to replace cancelled subscriptions and to grow our business beyond our current subscription base. While we permit multiple subscribers within the same household to share a single account for non-commercial purposes, if account sharing is abused, our ability to add new subscribers may be hindered and our results of operations may be adversely impacted. If we do not grow as expected, given, in particular, that our content costs are largely fixed in nature and contracted over several years, we may not be able to adjust our expenditures or increase our (per subscriber) revenues commensurate with the lowered growth rate such that our margins, liquidity and results of operations may be adversely impacted. If we are unable to successfully compete with current and new competitors in both retaining our existing subscribers and attracting new subscribers, our business will be adversely affected. Further, if excessive numbers of subscribers cancel our service, we may be required to incur significantly higher marketing expenditures than we currently anticipate replacing these subscribers with new subscribers.

Our agreements with distribution partners contain parity obligations which limit our ability to pursue unique partnerships.

Our agreements with certain distribution partners contain obligations which require us to offer them the same technical features, content, pricing and packages that we make available to our other distribution partners and also require us to provide parity in the marketing of the availability of our application across our distribution partners. These parity obligations may limit our ability to pursue technological innovation or partnerships with individual distribution partners and may limit our capacity to negotiate favorable transactions with different partners or otherwise provide improved products and services. As our technical feature developments progress at varying speeds and at different times with different distribution partners, we currently offer some enhanced technical features on distribution platforms that we do not make available on other distribution platforms, which limits the quality and uniformity of our offering to all consumers across our distribution platforms. In addition, delays in technical developments across our distribution partners puts us at risk of breaching our parity obligations with such distribution platforms, which threatens the certainty of our agreements with distribution partners.

If we are unable to maintain an adequate supply of ad inventory on our platform, our business may be harmed.

We may fail to attract content providers that generate sufficient ad content hours on our platform and continue to grow our video ad inventory. Our business model depends on our ability to grow video ad inventory on our platform and sell it to advertisers. We grow ad inventory by adding and retaining content providers on our platform with ad-supported channels that we can monetize. If we are unable to grow and maintain a sufficient supply of quality video advertising inventory at reasonable costs to keep up with demand, our business may be harmed.

We operate in a highly competitive industry and we compete for advertising revenue with other Internet streaming platforms and services, as well as traditional media, such as radio, broadcast, cable and satellite TV and satellite and Internet radio. We may not be successful in maintaining or improving our fill-rates or cost per mille (“CPMs”).

Our competitors offer content and other advertising mediums that may be more attractive to advertisers than our TV streaming platform. These competitors are often very large and have more advertising experience and financial resources than we do, which may adversely affect our ability to compete for advertisers and may result in lower revenue and gross profit from advertising. If we are unable to increase our advertising revenue by, among other things, continuing to improve our platform’s data capabilities to further optimize and measure advertisers’ campaigns, increase our advertising inventory and expand our advertising sales team and programmatic capabilities, our business and our growth prospects may be harmed. We may not be able to compete effectively or adapt to any such changes or trends, which would harm our ability to grow our advertising revenue and harm our business.

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If content providers refuse to license streaming content or other rights upon terms acceptable to us, our business could be adversely affected.

Our ability to provide our subscribers with content they can watch depends on content providers and other rights holders licensing rights, including distribution rights, to such content and certain related elements thereof, such as the public performance of music contained within the content we distribute. The license periods and the terms and conditions of such licenses vary, and we may be operating outside the terms of some of our current licenses. As content providers develop their own streaming services, they may be unwilling to provide us with access to certain content, including popular series or movies. If the content providers and other rights holders are not or are no longer willing or able to license us content upon terms acceptable to us, our ability to stream content to our subscribers may be adversely affected and/or our costs could increase. Because of these provisions as well as other actions we may take, content available through our service can be withdrawn on short notice. As competition increases, we see the cost of certain programming increase.

Further, if we do not maintain a compelling mix of content, our subscriber acquisition and retention may be adversely affected.

Our content providers impose a number of restrictions on how we distribute and market our products and services, which can adversely affect our business.

A number of our major content partners impose significant restrictions on how we can distribute and market our products and services. For example, our content partners may prevent us from partnering with third party distributors and manufacturers to exploit new market opportunities or prevent us from bundling or reselling our products with third party products and services, or otherwise restrict how we might brand or market our products and services. Our content partners also impose restrictions on the content and composition of the packages we can make available to our customers and restrictions on how we might make some or all of our content available to customers (such as on a standalone basis, length of free trials or access modified or shorter form content). These restrictions may prevent us from responding dynamically to changing customer expectations or market demands or exploiting lucrative partnership opportunities. Content providers may also restrict the advertising that may be made available in connection with their content, including restrictions on the content and timing of such advertising, and restrictions on how advertising may be sold (such as a limit to sale on an aggregated, non-content specific basis only), which limits our opportunity to exploit potentially lucrative revenue streams.

Content providers may also only provide their content on a service that includes a minimum number of channels from other providers, or require that we only provide their content in specific service tiers that include a specific mix of programming. Certain provisions in these agreements could become a challenge to comply with if we were to lose rights under agreements with key programmers.

In addition, our content partners generally impose requirements on us to treat them at least as favorably as other major providers in various ways, such as equal treatment with respect to content recommendations, displays on user interfaces, the marketing and promotion of content and streaming quality standards. This may materially restrict the functionality and performance of our technology, particularly our proprietary recommendation engine. This may also prevent us from offering commercial benefits to certain content providers, limiting our capacity to negotiate favorable transactions and overall limiting our ability to provide improved products and services.

Our agreements with content providers are complex, with various rights restrictions and favorability obligations which impose onerous compliance obligations.

The content rights granted to us are complex and multi-layered and differ substantially across different content and content providers. We may be able to make certain content available on a video-on-demand basis or on certain devices but may be restricted from doing the same with other content, sometimes even with the same content provider. We are often not able to make certain content available at certain times or in certain geographical regions. In addition, our obligations to provide equality in the treatment between certain content providers require us to continuously monitor and assess treatment of content providers and content across our products and services.

These complex restrictions and requirements impose a significant compliance burden which is costly and challenging to maintain. A failure to maintain these obligations places us at risk of breaching our agreements with content providers, which could lead to loss of content and damages claims, which would have a negative impact on our products and service and our financial position.

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If our efforts to build a strong brand and to maintain customer satisfaction and loyalty are not successful, we may not be able to attract or retain subscribers, and our business may be harmed.

Building and maintaining a strong brand is important to our ability to attract and retain subscribers, as potential subscribers have a number of TV streaming choices. Successfully building a brand is a time-consuming and comprehensive endeavor and can be positively and negatively impacted by any number of factors. Some of these factors, such as the quality or pricing of our platform or our customer service, are within our control. Other factors, such as the quality of the content that our content publishers provide, may be out of our control, yet subscribers may nonetheless attribute those factors to us. Our competitors may be able to achieve and maintain brand awareness and market share more quickly and effectively than we can. Many of our competitors are larger companies and promote their brands through traditional forms of advertising, such as print media and TV commercials, and have substantial resources to devote to such efforts. Our competitors may also have greater resources to utilize Internet advertising or website product placement more effectively than we can. If we are unable to execute on building a strong brand, it may be difficult to differentiate our business and platform from our competitors in the marketplace; therefore, our ability to attract and retain subscribers may be adversely affected and our business may be harmed.

We rely upon a number of partners to make our service available on their devices.

We currently offer subscribers the ability to receive streaming content through a host of Internet-connected screens, including TVs, digital video players, television set-top boxes and mobile devices. Some of our agreements with key distribution partners give distribution partners the ability to terminate their carriage of our service at any time. If we are not successful in maintaining existing and creating new relationships, or if we encounter technological, content licensing, regulatory, business or other impediments to delivering our streaming content to our subscribers via these devices, our ability to retain subscribers and grow our business could be adversely impacted.

Our business could be adversely affected if a number of our partners do not continue to provide access to our service or are unwilling to do so on terms acceptable to us, which terms may include the degree of accessibility and prominence of our service. Furthermore, devices are manufactured and sold by entities other than fuboTV, and while these entities should be responsible for the devices’ performance, the connection between these devices and fuboTV may nonetheless result in consumer dissatisfaction toward fuboTV and such dissatisfaction could result in claims against us or otherwise adversely impact our business. In addition, technology changes to our streaming functionality may require that partners update their devices, or may lead us to stop supporting the delivery of our service on certain legacy devices. If partners do not update or otherwise modify their devices, or if we discontinue support for certain devices, our service and our subscribers’ use and enjoyment could be negatively impacted.

We rely upon Google Cloud Platform and Amazon Web Services to operate certain aspects of our service, and any disruption of or interference with our use of Google Cloud Platform and/or Amazon Web Services would impact our operations and our business would be adversely impacted.

Each of Google Cloud Platform, or GCP, and Amazon Web Services, or AWS, provides a distributed computing infrastructure platform for business operations, or what is commonly referred to as a “cloud” computing service. We have architected our software and computer systems so as to utilize data processing, storage capabilities and other services provided by both GCP and AWS. Currently, we run the vast majority of our computing on GCP with some key components running on AWS. Given this, along with the fact that we cannot easily switch what is specifically running now on GCP and/or AWS to another cloud provider, any disruption of or interference with our use of GCP and/or AWS would impact our operations, and our business would be adversely impacted. While Google (through YouTube TV) and, to a lesser extent, Amazon (through Amazon Prime) compete with us, we do not believe that Google or Amazon will use GCP or AWS in such a manner as to gain competitive advantage against our service, although if either Google or Amazon were to do so, it could harm our business.

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Risks Related to Our Financial Reporting and Disclosure

We have identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, which could lead investors to lose confidence in the accuracy and completeness of our financial reports.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and determine the effectiveness of our internal control over financial reporting. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting. Our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting until our first annual report required to be filed with the SEC following the later of the date we are deemed to be an “accelerated filer” or a “large accelerated filer,” each as defined in the Exchange Act. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

In connection with the audit of the financial statements of FaceBank Pre-Merger as of and for the fiscal year ended December 31, 2019, we and our independent registered public accounting firm identified several material weaknesses in FaceBank Pre-Merger’s internal control over financial reporting:

●	FaceBank Pre-Merger has failed to adequately invest in its accounting and reporting functions such that it is unable to timely record transactions, reconcile accounts and convert local GAAP produced information outside of the U.S. into U.S. GAAP-compliant information to timely prepare and adequately review financial statements in accordance with U.S. GAAP across the spectrum of entities within the consolidated group.

●	FaceBank Pre-Merger has not retained adequate financial and accounting personnel on a continuous basis, and such limited personnel are not involved when decisions are made by management, so they lack critical time and information in order to properly and timely report on the transactions and events.

●	FaceBank Pre-Merger management in the U.S. has failed to set up reporting functions and to manage the operations of majority-owned subsidiaries in Europe such that it is unable to timely produce the required accounting information for filing under its Exchange Act requirements.

●	FaceBank Pre-Merger at the parent level has not made the investment required to properly document and maintain an effective internal control system in compliance with the requirements of the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

●	FaceBank Pre-Merger has failed to timely test for impairment of intangible assets and goodwill at its acquisition subsidiaries.

●	FaceBank Pre-Merger failed to timely record revenue in the proper net form as agent and not principal by its subsidiary Nexway AG.

Since the Merger, the Company has taken steps to address the internal control deficiencies that contributed to the material weaknesses, including:

●	transitioned responsibility over the accounting function to the finance personnel of fuboTV Pre-Merger, including individuals with prior experience working for finance departments of public companies;

●	hired additional experienced finance and accounting personnel with technical accounting experience, supplemented by third-party resources;

●	documented and formally assessed our accounting and financial reporting policies and procedures, and implemented segregation of duties in key functions;

●	assessed significant accounting transactions and other technical accounting and financial reporting issues, prepared accounting memoranda addressing these issues and maintain these memoranda in our corporate records timely;

●	improved the compilation processes, documentation and monitoring of our critical accounting estimates; and

●	implemented processes for creating an effective and timely close process.

The implementation of these measures is ongoing and will require validation and testing of the design and operating effectiveness of internal controls over a sustained period of financial reporting cycles. If we are unsuccessful in remediating the material weaknesses and otherwise establishing and maintaining an effective system of internal control over financial reporting, the reliability of our financial reporting, investor confidence in us and the value of our common stock could be materially adversely affected. We can give no assurance that implementation of our plans will remediate these deficiencies in internal control or that additional material weaknesses in our internal control over financial reporting will not be identified in the future.

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Effective internal control over financial reporting is necessary for us to provide reliable and timely financial reports and, together with adequate disclosure controls and procedures, are designed to reasonably detect and prevent fraud. Our failure to implement and maintain effective internal control over financial reporting could result in errors in our consolidated financial statements that could result in a restatement of our consolidated financial statements and could cause us to fail to meet our reporting obligations. In addition, we could become subject to investigations by the stock exchange on which our common stock is listed, the SEC or other regulatory authorities, which could require additional financial and management resources.

In connection with a transition to a new independent registered accounting firm, there is a risk that the new independent registered accounting firm might disagree with certain accounting positions which may result in a restatement of our previously issued financial statements.

We have recently engaged KPMG LLP, or KPMG, as our new independent registered accounting firm. In connection with KPMG’s audit of fiscal year 2020, KPMG will review our previously issued financial statements and, in the course of such review, may take positions contrary to those taken by us in consultation with our previous independent registered public accounting firms. If KPMG were to take such contrary positions, the impact of the divergent positions could result in us restating our previously issued financial statements. Any such restatement could adversely affect our reputation and business.

Our actual operating results may differ significantly from our guidance.

From time to time, we may release guidance regarding our future performance. Such guidance is based upon a number of assumptions and estimates that, although presented with numerical specificity, are inherently subject to business, economic and competitive uncertainties and contingencies, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions, some of which will change. The principal reason that we release this data is to provide a basis for our management to discuss our business outlook with analysts and investors. We do not accept any responsibility for any projections or reports published by any third parties.

Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the guidance furnished by us will not materialize or will vary significantly from actual results. Accordingly, our guidance is only an estimate of what management believes is realizable as of the date of this prospectus. Any failure to successfully implement our operating strategy or the occurrence of any of the risks or uncertainties set forth in this prospectus could result in actual results being different than the guidance, and such differences may be adverse and material. In light of the foregoing, investors are urged to put the guidance in context and not to place undue reliance on it.

If we fail to comply with the reporting obligations of the Exchange Act, our business, financial condition, and results of operations, and investors’ confidence in us, could be materially and adversely affected.

As a public company, we are required to comply with the periodic reporting obligations of the Exchange Act, including preparing annual reports, quarterly reports, and current reports. In the past, we have failed to prepare and disclose this information in a timely manner. Our failure to prepare and disclose this information in a timely manner and meet our reporting obligations in their entirety could subject us to penalties under federal securities laws and regulations of the exchange we are listed on, expose us to lawsuits, and restrict our ability to access financing on favorable terms, or at all.

Prior to the Merger, fuboTV Pre-Merger was not a public company and FaceBank Pre-Merger had limited resources. Our management has faced significant challenges in consolidating the functions of fuboTV Pre-Merger and FaceBank Pre-Merger and their subsidiaries, including integrating their technologies, organizations, procedures, policies and operations. In connection with the Merger, we have been working to integrate certain operations of fuboTV Pre-Merger and FaceBank Pre-Merger, including, among other things, back-office operations, information technology and regulatory compliance.

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We expect to experience significant growth in the number of our employees and the scope of our operations. Prior to such expansion, as a result of previously maintaining a limited staff, we may later determine that certain related party transactions were not properly identified, reviewed and approved prior to us entering into them with such related parties.

As we seek to increase staffing levels to manage our anticipated future growth, we must continue to implement and improve our managerial, operational and financial systems, expand our facilities and continue to recruit and train additional qualified personnel. Due to our limited financial resources and our limited experience in managing such anticipated growth, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel. The expansion of our operations may lead to significant costs and may divert or stretch our management and business development resources in a way that we may not anticipate. Any inability to manage growth could delay the execution of our business plans or disrupt our operations.

Additionally, for certain of our recent Exchange Act filings, we have relied on an order (the “Order”) issued by the SEC pursuant to Section 36 of the Exchange Act (Release No. 34-88465), permitting filing extensions to certain public companies based on the COVID-19 pandemic. We relied upon this permissible extension in good faith after analyzing, among other things, the fact that our books and records were not easily accessible, which resulted in delays in preparation and completion of our financial statements, and that the various governmental mandatory closures of businesses have precluded our personnel, particularly our senior accounting staff, from obtaining access to our subsidiaries’ books and records necessary to prepare our financial statements. Following this analysis, we believe that we satisfied all eligibility criteria to take advantage of these extensions. If it is later determined that we were ineligible to rely upon the Order for such extensions, our filings could be deemed to be late, which could have a material adverse effect on our ability to raise capital, which could have a material adverse effect on our business, results of operations, and financial condition.

We will need to improve our operational and financial systems to support our expected growth, increasingly complex business arrangements, and rules governing revenue and expense recognition, and any inability to do so could adversely affect our billing services and financial reporting.

We have increasingly complex business arrangements with our content publishers and licensees, and the rules that govern revenue and expense recognition in our business are increasingly complex. To manage the expected growth of our operations and increasing complexity, we will need to improve our operational and financial systems, procedures and controls and continue to increase systems automation to reduce reliance on manual operations. Any inability to do so will negatively affect our billing services and financial reporting. Our current and planned systems, procedures and controls may not be adequate to support our complex arrangements and the rules governing revenue and expense recognition for our future operations and expected growth. Delays or problems associated with any improvement or expansion of our operational and financial systems and controls could adversely affect our relationships with our subscribers, content publishers or licensees; cause harm to our reputation and brand; and could also result in errors in our financial and other reporting.

Our User metrics and other estimates are subject to inherent challenges in measurement, and real or perceived inaccuracies in those metrics may seriously harm and negatively affect our reputation and our business.

We regularly review key metrics related to the operation of our business, including, but not limited to Content Hours, Monthly Content Hours Watched per MAU, MAUs, ARPU, and number of Subscribers, to evaluate growth trends, measure our performance, and make strategic decisions. These metrics are calculated using internal company data and have not been validated by an independent third party. While these numbers are based on what we believe to be reasonable estimates of our subscriber base for the applicable period of measurement, there are inherent challenges in measuring how our platform is used across large populations.

Errors or inaccuracies in our metrics or data could result in incorrect business decisions and inefficiencies. For instance, if a significant understatement or overstatement of MAUs were to occur, we may expend resources to implement unnecessary business measures or fail to take required actions to attract a sufficient number of subscribers to satisfy our growth strategies.

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In addition, advertisers generally rely on third-party measurement services to calculate our metrics, and these third-party measurement services may not reflect our true audience. If advertisers, partners, or investors do not perceive our subscriber, geographic, or other demographic metrics to be accurate representations of our subscriber base, or if we discover material inaccuracies in our subscriber, geographic, or other demographic metrics, our reputation may be seriously harmed, and our business and operating results could be materially and adversely affected.

Preparing and forecasting our financial results requires us to make judgments and estimates which may differ materially from actual results, and if our operating and financial performance does not meet the guidance that we provide to the public, the market price of our common stock may decline.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. We base such estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, but actual results may differ from these estimates. Using such estimates has the potential to negatively impact the results we report which could negatively impact our stock price.

In addition, we may, but are not obligated to, provide public guidance on our expected operating and financial results for future periods. Any such guidance will be comprised of forward-looking statements subject to the risks and uncertainties described in this prospectus and in our other public filings and public statements. Our actual results may not always be in line with or exceed any guidance we have provided, especially in times of economic uncertainty. If, in the future, our operating or financial results for a particular period do not meet any guidance we provide or the expectations of investment analysts, or if we reduce our guidance for future periods, the market price of our common stock may decline.

Risks Related to Our Products and Technologies

TV streaming is highly competitive and many companies, including large technology and entertainment companies, TV brands, and service operators, are actively focusing on this industry. If we fail to differentiate ourselves and compete successfully with these companies, it will be difficult for us to attract or retain subscribers and our business will be harmed.

TV streaming is increasingly competitive and global. Our success depends in part on attracting and retaining subscribers on, and effective monetization of, our platform. To attract and retain subscribers, we need to be able to respond efficiently to changes in consumer tastes and preferences and continue to increase the type and number of content offerings. Effective monetization requires us to continue to update the features and functionality of our streaming platform for subscribers and advertisers.

Companies such as AT&T, Comcast, Cablevision, Cox and Altice, along with vMVPDs, such as YouTube TV, Hulu Live and Sling TV offer TV streaming products that compete with our platform. In many cases, these competitors have the financial resources to subsidize the cost of their streaming devices in order to promote their other products and services making it harder for us to acquire new subscribers and increase hours streamed. Similarly, some service operators, such as Comcast and Cablevision, offer TV streaming applications as part of their cable service plans and can leverage their existing consumer bases, installation networks, broadband delivery networks and name recognition to gain traction in the TV streaming market. Some of these companies also promote their brands through traditional forms of advertising, such as TV commercials, as well as Internet advertising or website product placement, and have greater resources than us to devote to such efforts.

In addition, many TV brands, such as LG, Samsung Electronics Co., Ltd. and VIZIO, Inc., offer their own TV streaming solutions within their TVs. Other devices, such as Microsoft’s Xbox and Sony’s PlayStation game consoles and many DVD and Blu-ray players, also incorporate TV streaming functionality.

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We expect competition in TV streaming from the large technology companies and service operators described above, as well as new and growing companies, to increase in the future. This increased competition could result in pricing pressure, lower revenue and gross profit or the failure of our platform to gain or maintain broad market acceptance. To remain competitive, we need to continuously invest in product development and marketing. We may not have sufficient resources to continue to make the investments needed to maintain our competitive position. In addition, many of our competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical, sales, marketing and other resources than us, which provide them with advantages in developing, marketing or servicing new products and offerings. As a result, they may be able to respond more quickly to market demand, devote greater resources to the development, promotion and sales of their products or the distribution of their content, and influence market acceptance of their products better than we can. These competitors may also be able to adapt more quickly to new or emerging technologies or standards and may be able to deliver products and services at a lower cost. New entrants may enter the TV streaming market with unique service offerings or approaches to providing video. In addition, our competitors may enter into business combinations or alliances that strengthen their competitive positions. Increased competition could reduce our market share, revenue and operating margins, increase our operating costs, harm our competitive position and otherwise harm our business.

If the advertisements on our platform are not relevant or not engaging to our subscribers, our growth in active accounts and hours streamed may be adversely impacted.

We have made, and are continuing to make, investments to enable advertisers to deliver relevant advertising content to subscribers on our platform. Existing and prospective advertisers may not be successful in serving ads that lead to and maintain user engagement. Those ads may seem irrelevant, repetitive or overly targeted and intrusive. We are continuously seeking to balance the objectives of our subscribers and advertisers with our desire to provide an optimal user experience, but we may not be successful in achieving a balance that continues to attract and retain subscribers and advertisers. If we do not introduce relevant advertisements or such advertisements are overly intrusive and impede the use of our TV streaming platform, our subscribers may stop using our platform which will harm our business.

We may not be successful at expanding our content to areas outside our current content offering and even if we are able to expand into other content areas and sustain such expansion, we may not be successful in overcoming our reputation as primarily a live sports streaming service.

We currently have a reputation as primarily a live sports streaming service. We are making efforts to expand our content offerings outside live sports streaming, and currently offer a wide selection of news and entertainment content. However, we may not be successful at expanding our content to areas outside our current content offering, or maintaining content from our current content offering, and even if we are able to expand into other content areas and sustain such expansion, we may not be successful in overcoming our reputation as primarily a live sports streaming service.

If TV streaming develops more slowly than we expect, our operating results and growth prospects could be harmed. In addition, our future growth depends in part on the growth of TV streaming advertising.

TV streaming is a relatively new and rapidly evolving industry, making our business and prospects difficult to evaluate. The growth and profitability of this industry and the level of demand and market acceptance for our platform are subject to a high degree of uncertainty.

We believe that the continued growth of streaming as an entertainment alternative will depend on the availability and growth of cost-effective broadband Internet service, the quality of broadband content delivery, the quality and reliability of new devices and technology, the cost for subscribers relative to other sources of content, as well as the quality and breadth of content that is delivered across streaming platforms. These technologies, products and content offerings continue to emerge and evolve. Subscribers, content publishers or advertisers may find TV streaming platforms to be less attractive than traditional TV, which would harm our business. In addition, many advertisers continue to devote a substantial portion of their advertising budgets to traditional advertising, such as TV, radio and print. The future growth of our business depends in part on the growth of TV streaming advertising, and on advertisers increasing spend on such advertising. We cannot be certain that they will do so. If advertisers do not perceive meaningful benefits of TV streaming advertising, then this market may develop more slowly than we expect, which could adversely impact our operating results and our ability to grow our business.

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If we develop products and services related to sports betting, our business may become subject to a variety of related U.S. and foreign laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business. The violation of any such laws, any adverse change in any such laws or their interpretation, or the regulatory climate applicable to these contemplated products and services, or changes in tax rules and regulations or interpretation thereof related to these contemplated products and services, could adversely impact our ability to operate our business as we seek to operate in the future, and could have a material adverse effect on our financial condition and results of operations.

We anticipate our business expanding into sports betting, in which case it will become generally subject to laws and regulations of the jurisdictions in which we will conduct our business or in some circumstances, of those jurisdictions in which our services are offered or are available, as well as the general laws and regulations that apply to all e-commerce businesses, such as those related to privacy and personal information, tax and consumer protection. These laws and regulations vary from one jurisdiction to another and future legislative and regulatory action, court decisions or other governmental action, which may be affected by, among other things, political pressures, attitudes and climates, as well as personal biases, may (along with existing laws and regulations) have a material adverse impact on our operations and financial results, or may prevent us from expanding into such businesses entirely. In particular, some jurisdictions have introduced regulations attempting to restrict or prohibit online gaming, while others have taken the position that online gaming should be licensed and regulated and have adopted or are in the process of considering legislation and regulations to enable that to happen. There is also risk that the federal government of the U.S. will enact new legislation relating to gaming, online gaming or sports wagering, or alter its interpretation of existing federal law as related to gaming, online gaming or sports wagering, which would have the effect of the limiting, delaying or halting the expansion of online gaming or sports wagering throughout the U.S.

Our growth prospects may also depend on the legal status of real-money gaming in various jurisdictions, predominantly within the U.S., which is an initial area of focus, and legalization may not occur in as many states as we expect, or may occur at a slower pace than we anticipate. Additionally, even if jurisdictions legalize real money gaming, this may be accompanied by legislative or regulatory restrictions and/or taxes that make it impracticable or less attractive to operate in those jurisdictions, or the process of implementing regulations or securing the necessary licenses to operate in a particular jurisdiction may take longer than we anticipate, which could adversely affect our future results of operations and make it more difficult to meet our expectations for financial performance.

In connection with the foregoing, future legislative and regulatory action, and court decisions or other governmental action, may have a material adverse impact on our operations and financial results. Governmental authorities could view us as having violated applicable laws, despite efforts to obtain all applicable licenses or approvals and otherwise comply with such laws. There is also a risk that civil and criminal proceedings, including class actions brought by or on behalf of prosecutors or public entities or incumbent monopoly providers, or private individuals, could be initiated against us, Internet service providers, credit card and other payment processors, advertisers and others involved in the sports betting industry who partner with, service or work with or for us. Such potential proceedings could involve substantial litigation expense, penalties, fines, seizure of assets, injunctions or other restrictions being imposed upon us or our licensees or other business partners, while diverting the attention of key executives. Such proceedings could have a material adverse effect on our business, financial condition, results of operations, prospects and reputation, as well as impact our reputation.

Furthermore, there can be no assurance that legally enforceable legislation will not be proposed and passed in jurisdictions relevant or potentially relevant to our business to prohibit, legislate or regulate various aspects of the sports betting industry (or that existing laws in those jurisdictions will not be interpreted negatively). Compliance with any such legislation may have a material adverse effect on our business, financial condition and results of operations, either as a result of our determination not to offer products or services in a jurisdiction or to cease doing so, or because a local license or approval may be costly for us or our business partners to obtain and/or such licenses or approvals may contain other commercially undesirable conditions.

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Our anticipated participation in the sports betting industry may expose us to risks to which we have not previously been exposed, including risks related to trading, liability management, pricing risk, payment processing, palpable errors, and reliance on third-party sports data providers for real-time and accurate data for sporting events, among others. We may experience lower than expected profitability and potentially significant losses as a result of a failure to determine accurately the odds in relation to any particular event and/or any failure of its sports risk management processes.

Participation in the sports, sports betting industry will expose our business to new risks that we have limited experience in handling. The nature and extent of such risks may be difficult to anticipate at this time, and therefore we may be relatively unprepared to manage these risks, or may obtain inadequate insurance to cover potential claims resulting from these risks.

Examples of these risks include:

●	There can be significant variation in gross win percentage event-by-event and day-by-day, and odds compilers and risk managers are capable of human error; thus even allowing for the fact that a number of betting products are subject to capped pay-outs, significant volatility can occur. In addition, it is possible that there may be such a high volume of trading during any particular period that even automated systems would be unable to address and eradicate all risks.

●	In some cases, the odds offered on a website constitute an obvious error, such as inverted lines between teams, or odds that are significantly different from the true odds of the outcome in a way that all reasonable persons would agree is an error. It is commonplace virtually worldwide for operators to void bets associated with such palpable errors, and in most mature jurisdictions these bets can be voided without regulatory approval at operator discretion, but in the U.S., it is unclear long term if state regulators will consistently approve voids or re-setting odds to correct odds on such bets, and in some cases, we may require regulatory approval to void palpable errors ahead of time. If regulators were to not allow voiding of bets associated with large obvious errors in odds making, we could be subject to covering significant liabilities.

●	We may need to rely on other third-party sports data providers for real-time and accurate data for sporting events, and if such third parties do not perform adequately or terminate their relationships with us, our costs may increase and our business, financial condition and results of operations could be adversely affected.

●

Our ability to offer products and services related to sports wagering will be dependent on the occurrence of a wide-variety of professional, collegiate and amateur sporting events upon which wagers may be offered, subject to the laws and regulations of the jurisdictions in which we operate. The cancellation or postponement of such sporting events due to pandemic, government action or labor dispute could consequently limit our ability to offer our sports wagering products or services.

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Any of the foregoing risks, or other risks we fail to anticipate as we expand our business into the sports betting industry, could expose us to significant liability or have a material adverse effect on our business, financial condition and results of operations.

Our future sports betting business depends on our ability to gain market access in states as such states legalize sports wagering activities, the inability to gain such market access could have negative impacts on our future growth.

The prevailing trend in the U.S. is for states to require sports wagering to be conducted by or through an existing licensed casino or racetrack.  In such states where mobile or internet based sports wagering is legal, each casino or racetrack often is permitted to offer sports wagering through a limited number of branded websites, known as skins.  The number of skins each casino or racetrack is permitted to offer varies by state and is dictated by law, regulation or policy.  Casinos and racetracks have, accordingly, begun to enter into agreements to allow third-party sports wagering operators to operate skins through the casino’s or racetrack’s license.  Further, certain of these agreements provide for a sports wagering operator to obtain “second skin” or “third skin” access, meaning that another operator has the right to operate the first, and potentially the second, skin of a casino, to the extent permitted by law.  Consequently, if a state does not permit casinos or racetracks to have more than one skin (or more than two skins as the case may be), an operator’s right to utilize a second (or third skin as the case may be) is rendered meaningless in such state.  We may enter into agreements allowing us market access via the right to operate specific skins.  Certain of these agreements may contemplate us receiving second or third skins.  Accordingly, should states not permit our future casino or racetrack partners to offer sports wagering through an adequate number of skins, we would not have access to such markets (unless we enter into additional agreements for market access).  Our inability to gain access to offer mobile and internet sports wagering in states as such states legalize sports wagering could have a material adverse effect on our business.

Our business depends on the ongoing support of payment processors, the quality and cost of which may be variable in certain jurisdictions.

Our sports wagering business will depend on payment processing providers to facilitate the movement of funds between our sportsbook and our customer base. Anything that could interfere with or otherwise harm the relationships with payment service providers could have a material adverse effect on our businesses. Our ability to accept payments from our customers or facilitate withdrawals by them may be restricted by any introduction of legislation or regulations restricting financial transactions with online or mobile sports wagering operators or prohibiting the use of credit cards and other banking instruments for online or mobile sports wagering transactions, or by any other increase in the stringency of regulation of financial transactions, whether in general or in relation to the gambling industry in particular.

Stricter money laundering regulations may also affect the quickness and accessibility of payment processing systems, resulting in added inconvenience to customers. Card issuers and acquirers may dictate how transactions and products need to be coded and treated which could also make an impact on acceptance rates. Card issuers, acquirers, payment processors and banks may also cease to process transactions relating to the online or mobile sports wagering industry as a whole or as to certain operators. This would be due to reputational and/or regulatory reasons or in light of increased compliance standards of such third parties that seek to limit their business relationships with certain industry sectors considered as “high risk” sectors. It may also result in customers being dissuaded from accessing our product offerings if they cannot use a preferred payment option or the quality or the speed of the supply is not suitable or accessible. Any such developments may have a material and adverse effect on our future financial position.

Our sports betting business may experience significant losses with respect to individual events or betting outcomes.

Our sports betting fixed-odds betting products will involve betting where winnings are paid on the basis of the stake placed and the odds quoted. Odds are determined with the objective of providing an average return to the bookmaker over a large number of events and therefore, over the long term. In contrast, there can be significant variation in gross win percentage event-by-event and day-by-day. We will have systems and controls seeking to reduce the risk of daily losses occurring on a gross-win basis, but there can be no assurance that these will be effective in reducing their exposure, and consequently, our exposure to this potential risk in the future. As a result, in the short term, there is less certainty of generating a positive gross win, and we may experience significant losses with regard to individual events or betting outcomes, specifically if large, individual bets are placed on an event or betting outcome or series of events or betting outcomes. Odds compilers and risk managers are capable of human error, thus even noting that a number of betting products are subject to capped pay-outs, significant volatility can occur. Furthermore, there may be such a volume of trading during any particular period that even automated systems would be unable to address and eradicate all risks. Any significant losses on a gross-win basis could have a material adverse effect on our business and its cash flows. This can result in a material adverse effect on its business, financial condition, and results of operations.

Our betting operations can fluctuate due to seasonal trends and other factors. Our operations (and thus their financial performance) are also dependent on the seasonal variations dictated by various sports calendars, which will have an effect on our financial performance of such operations.

Although we will implement systems and controls to monitor and manage such risk stated above, there can be no assurance that these systems and controls will be effective in reducing the exposure to this risk. The effect of future fluctuations and single event losses could have a material adverse effect on our cash flows. This would create material adverse effect on our business, results of operations, financial condition and prospects.

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Changes in competitive offerings for entertainment video, including the potential rapid adoption of piracy-based video offerings, could adversely impact our business.

The market for entertainment video is intensely competitive and subject to rapid change. Through new and existing distribution channels, consumers have increasing options to access entertainment video. The various economic models underlying these channels include subscription, transactional, ad-supported and piracy-based models. All of these have the potential to capture meaningful segments of the entertainment video market. Piracy, in particular, threatens to damage our business, as its fundamental proposition to consumers is so compelling and difficult to compete against: virtually all content for free. Furthermore, in light of the compelling consumer proposition, piracy services are subject to rapid global growth. Traditional providers of entertainment video, including broadcasters and cable network operators, as well as Internet based e-commerce or entertainment video providers are increasing their streaming video offerings.

Several of these competitors have long operating histories, large customer bases, strong brand recognition, exclusive rights to certain content and significant financial, marketing and other resources. They may secure better terms from suppliers, adopt more aggressive pricing and devote more resources to product development, technology, infrastructure, content acquisitions and marketing. New entrants may enter the market or existing providers may adjust their services with unique offerings or approaches to providing entertainment video. Companies also may enter into business combinations or alliances that strengthen their competitive positions. If we are unable to successfully compete with current and new competitors, our business will be adversely affected, and we may not be able to increase or maintain market share or revenues.

The online and mobile sports wagering industries are intensely competitive and our potential inability to compete successfully could have a significant adverse impact.

There is heightened competition among online and mobile sports wagering providers. The online and mobile sports wagering industries are shaped by increasing consumer demand and technological advances in the industry. These advances create greater and stronger competition for us. A number of established, well-financed companies producing online and mobile sports wagering products and services compete with our proposed product and service offerings. These competitors may spend more money and time on developing and testing products and services, undertake more extensive marketing campaigns, adopt more aggressive pricing or promotional policies, or otherwise develop more commercially successful products or services than us, which could negatively impact our business.

We must continually introduce and successfully market new and innovative technologies, product offerings and product enhancements to remain competitive and effectively procure customer demand, acceptance, and engagement as a result of the intense industry competition, along with other factors. The process of developing new product offerings and systems is unclear and complex, and new product offerings may not be well received by customers. Although we intend to continue investing in research and development, there can be no assurance that such investments will lead to successful new technologies or timely new product offerings or enhanced existing product offerings with product life cycles long enough to be successful. We may not recover the often substantial up-front costs of developing and marketing new technologies and product offerings, or recover the opportunity cost of diverting management and financial resources away from other technologies and product offerings.

If the technology we use in operating our business fails, is unavailable, or does not operate to expectations, our business and results of operation could be adversely impacted.

We utilize a combination of proprietary and third-party technology to operate our business. This includes the technology that we have developed to recommend and merchandise content to our consumers as well as enable fast and efficient delivery of content to our subscribers and their various consumer electronic devices. For example, as part of the content delivery systems, we use third-party CDNs. To the extent Internet Service Providers (“ISPs”) do not interconnect with our CDN or charge us to access their networks, or if we experience difficulties in our CDN’s operation, our ability to efficiently and effectively deliver our streaming content to our subscribers could be adversely impacted and our business and results of operation could be adversely affected.

Likewise, our system for predicting subscriber content preferences is based on advanced data analytics systems and our proprietary algorithms. We have invested, and will continue to invest, significant resources in refining these technologies; however, we cannot assure you that such investments will yield an attractive return or that such refinements will be effective. The effectiveness of our ability to predict subscriber content preferences depends in part on our ability to gather and effectively analyze large amounts of subscriber data. Our ability to predict content that our subscribers enjoy is critical to the perceived value of our platform among subscribers and failure to make accurate predictions could materially adversely affect our ability to adequately attract and retain subscribers and sell advertising to meet investor expectations for growth or to generate revenue. We also utilize third-party technology to help market our service, process payments, and otherwise manage the daily operations of our business. If our technology or that of third-parties we utilize in our operations fails or otherwise operates improperly, including as a result of “bugs” in our development and deployment of software, our ability to operate our service, retain existing subscribers and add new subscribers may be impaired. Any harm to our subscribers’ personal computers or other devices caused by software used in our operations could have an adverse effect on our business, results of operations and financial condition.

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Risks Related to Regulation

The gaming industry is heavily regulated and our failure to obtain or maintain applicable licensure or approvals, or otherwise comply with applicable requirements, could be disruptive to our business and could adversely affect our operations.

We and our officers, directors, major shareholders, key employees, and business partners will generally be subject to the laws and regulations relating to sports wagering of the jurisdictions in which we will conduct business.

The jurisdictions where we will operate have, or will have, their own regulatory framework, more often than not these frameworks will require us to receive a license. Each jurisdiction will normally require us to make detailed and extensive disclosures as to their beneficial ownership, their source of funds, the suitability and integrity of certain persons associated with the applicant, the applicant’s management competence, structure, and business plans, the applicant’s proposed geographical territories of operation, and the applicant’s ability to operate a gaming business in a socially responsible manner in compliance with regulation. Such jurisdictions will also impose ongoing reporting and disclosure obligations, both on a periodic and ad hoc basis in response to material issues affecting the business.

Our gaming-related technology will also be subject to testing and certification, generally designed to confirm matters such as the fairness of the gaming products offered by the business, their ability to accurately generate settlement instructions, and recover from outages.

Any gaming license may be revoked, suspended, or conditioned at any time. The loss of a gaming license in one jurisdiction, or failure to comply with regulatory requirements in a particular jurisdiction, could prompt the loss of a gaming license or affect our eligibility for such a license in another jurisdiction, could impact our ability to comply with licensing and regulatory requirements in other jurisdictions, or could cause the rejection of license applications or cancelation of existing licenses in other jurisdictions, or could cause payment processors or other third parties to stop providing services to us which we may rely upon to deliver or promote our services. These potential losses could cause us to cease offering some or all of its product offerings in the impacted jurisdictions. We may be unable to obtain or maintain all necessary registrations, licenses, permits or approvals, and could incur fines or experience delays related to the licensing process, which could adversely affect its operations. The process of determining suitability may be expensive and time-consuming. Our delay or failure to obtain gaming licenses in any jurisdiction may prevent us from offering its products in such jurisdiction, increasing our customer base and/or generating revenues. A gaming regulatory body may refuse to issue or renew a gaming license if we, or one of its directors, officers, employees, major shareholders or business partners: (i) is considered to be a detriment to the integrity or lawful conduct or management of gaming, (ii) no longer meets a licensing or registration requirement, (iii) has breached or is in breach of a condition of licensure or registration or an operational agreement with a regulatory authority, (iv) has made a material misrepresentation, omission or misstatement in an application for licensure or registration or in reply to an inquiry by a person conducting an audit, investigation or inspection for a gaming regulatory authority, (v) has been refused a similar gaming license in another jurisdiction, (vi) has held a similar gaming license in that state or another jurisdiction which has been suspended, revoked or cancelled, or (vii) has been convicted of an offence, inside or outside of the U.S. that calls into question the honesty or integrity of us or any of our directors, officers, employees or associates.

Furthermore, our product offerings must be approved in most regulated jurisdictions in which they are offered; this process cannot be assured or guaranteed. It is a prolonged, potentially costly process to obtain these approvals. A developer and provider of online or mobile sports wagering products may pursue corporate regulatory approval with regulators of a particular jurisdiction while it pursues technical regulatory approval for its product offerings by that same jurisdiction. It is also possible that after incurring significant expenses and dedicating substantial time and effort towards such regulatory approvals, we may not obtain either of them. In the event we fail to obtain the necessary gaming license in a given jurisdiction, we would likely be prohibited from operating in that particular jurisdiction altogether. If we fail to seek, do not receive, or receive a suspension or revocation of a license in a particular jurisdiction for our product offerings (including any related technology and software), then we cannot operate in that jurisdiction and our gaming licenses in other jurisdictions may be impacted. We may not be able to obtain all necessary gaming licenses in a timely manner, or at all. These delays in regulatory approvals or failure to obtain such approvals may also serve as a barrier to entry to the market for our product offerings. Our operations and future prospects will be affected if we are unable to overcome these barriers to entry.

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To the extent new sports wagering jurisdictions are established or expanded, we cannot guarantee we will be successful in penetrating such new jurisdictions or expanding our business or customer base in line with the growth of existing jurisdictions. As we directly or indirectly enter into new markets, we may encounter legal, regulatory, and political challenges that are difficult or impossible to foresee and which could result in an unforeseen adverse impact on planned revenues or costs associated with the new market opportunity. In the event we are unable to effectively develop and operate directly or indirectly within these new markets or if our competitors are able to successfully penetrate geographic markets that we cannot access or where we face other restrictions, then our business, operating results, and financial condition could be impaired. Our failure to obtain or maintain the necessary regulatory approvals in jurisdictions, whether individually or collectively, would have a material adverse effect on our business. We may need to be licensed, obtain approvals of our products and/or seek licensure of our officers, directors, major shareholders, key employees or business partners to expand into new jurisdictions. This is a costly and time-consuming process. Any delays in obtaining or difficulty in maintaining regulatory approvals needed for expansion within existing markets or into new jurisdictions can negatively affect our opportunities for growth. This includes the growth of our customer base, or delay in our ability to recognize revenue from our product offerings in any such jurisdictions.

Future legislative and regulatory action, and court decisions or other governmental action, may have a material impact on our operations and financial results. There can be no assurance that legally enforceable and prohibiting legislation will not be proposed and passed in jurisdictions relevant or potentially relevant to our business to prohibit, legislate, or regulate various aspects of the Internet, e-commerce, payment processing, or the online and mobile wagering and interactive entertainment industries (or that existing laws in those jurisdictions will not be interpreted negatively). Moreover, legislation may require us to pay certain fees in order to operate a sports wagering-related business. Such fees include integrity fees paid to sports leagues and/or fees required to obtain official sports-wagering related data. Compliance with any such legislation may have a material adverse effect on our business, financial condition and results of operations. We will strive to comply with all applicable laws and regulations relating to our business, However, it is possible that any requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules. Non-compliance with any such law or regulations could expose us to claims, proceedings, litigation and investigations by private parties and regulatory authorities, as well as substantial fines and negative publicity, each of which may have a material adverse effect on our business, financial condition and results of operations.

We will be subject to regulatory investigations, which could cause us to incur substantial costs or require us to change our business practices in a materially adverse manner.

We expect to receive formal and informal inquiries from government authorities and regulators from time to time, including securities authorities, tax authorities and gaming regulators, regarding its compliance with laws and other matters. We expect to continue to be the subject of investigations and audits in the future as we continue to grow and expand our operations. Violation of existing or future regulatory orders or consent decrees could subject us to substantial monetary fines and other penalties providing a negative effect on our financial condition and results of operations. In addition, there is a possibility that future orders issued by, or inquiries or enforcement actions initiated by, government or regulatory authorities may cause us to incur substantial costs, expose us to unanticipated civil and criminal liability or penalties, or require us to change our business practices that may have materially adverse effects to our business.

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We may not be able to capitalize on the expansion of sports wagering, including due to laws and regulations governing this industry.

We intend to capitalize on the expansion of legalized sports wagering throughout the U.S. The success of online and mobile sports wagering and our product offerings may be affected by future developments in social networks, mobile platforms, regulatory developments, payment processing laws, data and information privacy laws, and other factors that we are unable to predict and are beyond our control. Following these unpredictable issues, our future operating results relating to our sports wagering products are difficult to anticipate, and we cannot provide assurance that our product offerings will grow as expected or with success in the long term.

Additionally, our ability to successfully pursue our sports wagering strategy depends on the laws and regulations relating to wagering through interactive channels. There is considerable debate over online and interactive real-money gaming and opposition to it as well. There can be no assurance that this opposition will not succeed in preventing the legalization of online and mobile sports wagering in jurisdictions where it is presently prohibited, prohibiting, or limiting the expansion of such activities where it is currently permitted or causing the repeal of legalized online or mobile sports wagering in any jurisdiction. Any successful effort to limit the expansion of, or prohibit legalized online or mobile sports wagering could have an adverse effect on our results of operations, cash flows and financial condition. Combatting such efforts to curtail expansion of, or limit or prohibit, legalized online and mobile sports wagering can again be time-consuming and can be extremely costly.

If we fail to comply with any existing or future laws or requirements, regulators may take action against us. This action could include fines, the conditioning, suspension or revocation of approvals, registrations, permits or licenses, and other disciplinary action. If we fail to adequately adjust to any such potential changes, its business, results of operations or financial condition could also be harmed.

Our shareholders will be subject to extensive governmental oversight, and if a shareholder is found unsuitable by a gaming authority, that shareholder may not be able to beneficially own, directly or indirectly, certain of our securities.

A number of jurisdictions’ gaming laws may require any of our shareholders to file an application, be investigated, and qualify or have his, her, or its suitability determined by gaming authorities. Gaming authorities have very broad discretion when ruling on whether an applicant should be deemed suitable or not. Subject to certain administrative proceeding requirements, the gaming authorities have the authority to deny any application or limit, condition, revoke or suspend any gaming license, or fine any person licensed, registered or found suitable or approved, for any cause deemed reasonable by the gaming authorities.

Any person found unsuitable by a gaming authority may not hold directly or indirectly ownership of any voting security or the beneficial or record ownership of any nonvoting security or any debt security of any company that is licensed with the relevant gaming authority beyond the time prescribed by the relevant gaming authority. A finding of unsuitability by a particular gaming authority impacts that person’s ability to associate or affiliate with gaming licensees in that specific jurisdiction and could impact the person’s ability to associate or affiliate with gaming license holders in other jurisdictions.

Many jurisdictions also require any person who obtains a beneficial ownership of more than a certain percentage, most normally 5%, of voting securities of a publicly-traded gaming company or parent company thereof and, in some jurisdictions, non-voting securities to report the acquisition to gaming authorities. Gaming authorities may require such holders to apply for qualification or a finding of suitability, subject to limited exceptions for “institutional investors” that hold a company’s voting securities for investment purposes only. Other jurisdictions may also limit the number of gaming licenses with which a person may be associated.

As a result, we intend to seek shareholder approval to adopt certain amendments to our articles of incorporation to facilitate compliance with applicable gaming regulations. These amendments, if approved, would provide us with the right, subject to certain conditions set forth in our articles of incorporation, to redeem shares held by an unsuitable person. Such redemption may be made at the per share purchase price of the lesser of then fair market value and the price at which the stockholder acquired the shares. Such redemption rights may negatively affect the trading price and/or liquidity of our shares. The utilization of such redemption rights may also negatively impact our cash flows and financial condition.

Social responsibility concerns and public opinion can significantly influence the regulation of sports wagering and impact responsible gaming requirements, each of which could impact ours business and could adversely affect our operations.

Public opinion can meaningfully affect sports wagering regulation. A negative shift in sports wagering perception by the public, by politicians or by others could impact future legislation or regulation in different jurisdictions. Moreover, such a shift could cause jurisdictions to abandon proposals to legalize sports wagering, thereby limiting the number of new jurisdictions into which we could expand. Negative public perception also can lead to new, harsher restrictions on sports wagering. It also could promote prohibition of sports wagering in jurisdictions where sports wagering is presently legal.

Concerns with responsible betting and gaming could lead to negative publicity, resulting in increased regulatory attention, which may result in restrictions on our operations. If we had to restrict our marketing or product offerings or incur increased compliance costs, a material adverse effect on its business, results of operations, financial condition and prospects could result.

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Risks Related to Our Operations

The recent COVID-19 pandemic and the global attempt to contain it may harm our industry, business, results of operations and ability to raise additional capital.

The global spread of COVID-19 and the various attempts to contain it have created significant volatility, uncertainty and economic disruption. In response to government mandates, health care advisories and employee concerns, we have altered certain aspects of our operations. Travel has been curtailed, and numerous professional and college sports leagues have cancelled or altered seasons and events. As a result, our broadcasting partners had and are having to substitute other content in the place of previously scheduled live sporting events. While professional sports are returning in the U.S., there is no guarantee that those seasons continue uninterrupted or at all. The potential further delay or cancellation of professional and college sports may cause us to temporarily have less popular content available on our platform, which could negatively impact consumer demand for and subscription retention to our platform and our number of paid subscribers.

The full extent to which the COVID-19 pandemic and the various responses to it impacts our business, operations and financial results will depend on numerous evolving factors that we may not be able to accurately predict, including: the duration and scope of the pandemic; governmental, business and individuals’ actions that have been and continue to be taken in response to the pandemic; the actions of professional and college sports leagues; the availability and cost to access the capital markets; the effect on our subscribers and subscriber demand for and ability to pay for our platform; disruptions or restrictions on our employees’ ability to work and travel; and interruptions or restrictions related to the provision of streaming services over the internet, including impacts on content delivery networks and streaming quality. During the COVID-19 pandemic, we may not be able to provide the same level of customer service that our subscribers are used to, which could negatively impact their perception of our platform resulting in an increase in cancellations. There can be no assurance that financing may be available on attractive terms, if at all. Our workforce has had to spend a significant amount of time working from home, which may impact their productivity. Such limitations caused by the pandemic have also resulted in us seeking extensions for our current and periodic filings with the SEC. We will continue to actively monitor the issues raised by the COVID-19 pandemic and may take further actions that alter our business operations as may be required by federal, state, local or foreign authorities, or that we determine are in the best interests of our employees, subscribers and shareholders. It is not clear what the potential effects any such alterations or modifications may have on our business, including the effects on our subscribers, or on our financial results.

We could be subject to claims or have liability based on defects with respect to certain historical corporate transactions that were not properly authorized or documented.

We have determined that there have been defects with respect to certain historical corporate transactions, including transactions that were not or may not have been properly approved by our board of directors, transactions that may have breached our organizational documents, or transactions that may not have been adequately documented.

While we have attempted to narrow potential future claims by taking certain remedial corporate actions, the scope of liability with respect to such defects is uncertain and we cannot be sure that these actions will entirely remediate these defects or that we will not receive claims in the future from other persons asserting rights to shares of our capital stock, to stock options, or to amounts owed under other equity or debt instruments or investment contracts. To the extent any such claims are successful, the claims could result in dilution to existing shareholders, payments by us to note holders or security holders, us having to comply with registration or other investor rights, which could have a material adverse effect on our business, financial condition and results of operations.

Legal proceedings could cause us to incur unforeseen expenses and could occupy a significant amount of our management’s time and attention.

From time to time, we may be subject to litigation or claims that could negatively affect our business operations and financial position. We may face allegations or litigation related to our acquisitions, securities issuances or business practices. Litigation disputes could cause us to incur unforeseen expenses, result in content unavailability, and otherwise occupy a significant amount of our management’s time and attention, any of which could negatively affect our business operations and financial position. While the ultimate outcome of investigations, inquiries, information requests and related legal proceedings is difficult to predict, such matters can be expensive, time-consuming and distracting, and adverse resolutions or settlements of those matters may result in, among other things, modification of our business practices, reputational harm or costs and significant payments, any of which could negatively affect our business operations and financial position.

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If government regulations relating to the Internet or other areas of our business change, we may need to alter the manner in which we conduct our business and we may incur greater operating expenses.

We are subject to general business regulations and laws, as well as regulations and laws specific to the Internet, which may include laws and regulations related to user privacy, data protection, information security, consumer protection, payment processing, taxation, intellectual property, electronic contracts, Internet access and content restrictions. We cannot guarantee that we have been or will be fully compliant in every jurisdiction. Litigation and regulatory proceedings are inherently uncertain, and the laws and regulations governing issues such as privacy, payment processing, taxation and consumer protection related to the Internet continue to develop. For example, laws relating to the liability of providers of online services for activities of their subscribers and other third parties have been tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the advertisements posted or the content provided by subscribers. In some instances, we have certain protections against claims related to such subscriber generated content, including or defamatory content. Specifically, Section 230 of the Communications Decency Act (CDA) provides immunity from liability for providers of an interactive computer service who publish defamatory information provided by users of the service. Immunity under the CDA has been well-established through case law. On a regular basis, however, challenges to both laws seek to limit immunity. For example, a recent executive order and a letter from several senators to the Federal Communications Commission (FCC) have renewed calls for the protections of Section 230 to be scaled back. Any such changes could affect our ability to claim protection under the CDA.

Moreover, as Internet commerce and advertising continues to evolve, increasing regulation by federal, state and foreign regulatory authorities becomes more likely. For example, California’s Automatic Renewal Law requires companies to adhere to enhanced disclosure requirements when entering into automatically renewing contracts with consumers. Other states have enacted similar laws in recent years. As a result, a wave of consumer class action lawsuits has been brought against companies that offer online products and services on a subscription or recurring basis, and we have received a letter alleging that we may have violated such a law. Any failure, or perceived failure, by us to comply with any of these laws or regulations could result in damage to our reputation, lost business, and proceedings or actions against us by governmental entities or others, which could impact our operating results.

As we improve our TV streaming platform, we may also be subject to new laws and regulations specific to such technologies.

We are subject to payment processing risk.

Acceptance and processing of payments are subject to certain rules and regulations, including additional authentication and security requirements for certain payment methods, and require payment of interchange and other fees. To the extent there are increases in payment processing fees, material changes in the payment ecosystem, such as large re-issuances of payment cards, delays in receiving payments from payment processors, changes to rules or regulations concerning payments, loss of payment partners and/or disruptions or failures in the operations or security of our payment processing systems, partner systems or payment products, including products we use to update payment information, our revenue, operating expenses and results of operation could be adversely impacted.

The quality of our customer support is important to our subscribers, and if we fail to provide adequate levels of customer support, we could lose subscribers, which would harm our business.

Our subscribers depend on our customer support organization to resolve any issues relating to our platform. A high level of support is critical for the successful marketing of our platform. Providing high-level support is further challenging during the COVID-19 pandemic and resulting remote work environment. If we do not effectively train, update and manage our customer support organization that assists our subscribers in using our platform, and if that support organization does not succeed in helping them quickly resolve any issues or provide effective ongoing support, it could adversely affect our ability to sell subscriptions to our platform and harm our reputation with potential new subscribers.

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We could be subject to economic, political, regulatory and other risks arising from our international operations.

Operating in international markets requires significant resources and management attention and subjects us to economic, political, regulatory and other risks that may be different from or incremental to those in the U.S. In addition to the risks that we face in the U.S., our international operations involve risks that could adversely affect our business, including:

●	the need to adapt our content and user interfaces for specific cultural and language differences;

●	difficulties and costs associated with staffing and managing foreign operations;

●	political or social unrest and economic instability;

●	compliance with laws such as the Foreign Corrupt Practices Act, UK Bribery Act and other anti-corruption laws, export controls and economic sanctions, and local laws prohibiting corrupt payments to government officials;

●	difficulties in understanding and complying with local laws, regulations and customs in foreign jurisdictions, including local ownership requirements for streaming content providers and laws and regulations relating to privacy, data protection and information security, and the risks and costs of non-compliance with such laws, regulations and customs;

●	regulatory requirements or government action against our service, whether in response to enforcement of actual or purported legal and regulatory requirements or otherwise, that results in disruption or non-availability of our service or particular content in the applicable jurisdiction;

●	adverse tax consequences such as those related to changes in tax laws or tax rates or their interpretations, and the related application of judgment in determining our global provision for income taxes, deferred tax assets or liabilities or other tax liabilities given the ultimate tax determination is uncertain;

●	fluctuations in currency exchange rates;

●	profit repatriation and other restrictions on the transfer of funds;

●	differing payment processing systems;

●	new and different sources of competition; and

●	different and more stringent user protection, data protection, privacy and other laws, including data localization and/or restrictions on data export, and local ownership requirements.

Our failure to manage any of these risks successfully could harm our international operations and our overall business and results of our operations.

We depend on highly skilled key personnel to operate our business, and if we are unable to attract, retain, and motivate qualified personnel, our ability to develop and successfully grow our business could be harmed.

We believe that our future success is highly dependent on the talents and contributions of our senior management and co-founders, including David Gandler, our Co-Founder and Chief Executive Officer, Simone Nardi, our Chief Financial Officer, Alberto Horihuela, our Co-Founder and Chief Marketing Officer, Sung Ho Choi, our Co-Founder and Head of Product, members of our executive team, and other key employees, such as key engineering, finance, legal, research and development, marketing, and sales personnel. Our future success depends on our continuing ability to attract, develop, motivate, and retain highly qualified and skilled employees. All of our employees, including our senior management, are free to terminate their employment relationship with us at any time, and their knowledge of our business and industry may be difficult to replace. Qualified individuals are in high demand, particularly in the digital media industry, and we may incur significant costs to attract them. We use equity awards to attract talented employees, but if the value of our common stock declines significantly and remains depressed, that may prevent us from recruiting and retaining qualified employees. If we are unable to attract and retain our senior management and key employees, we may not be able to achieve our strategic objectives, and our business could be harmed. In addition, we believe that our key executives have developed highly successful and effective working relationships. We cannot ensure that we will be able to retain the services of any members of our senior management or other key employees. If one or more of these individuals leave, we may not be able to fully integrate new executives or replicate the current dynamic and working relationships that have developed among our senior management and other key personnel, and our operations could suffer.

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The impact of worldwide economic conditions may adversely affect our business, operating results, and financial condition.

Our financial performance is subject to worldwide economic conditions and their impact on levels of advertising spending. Expenditures by advertisers generally tend to reflect overall economic conditions, and to the extent that the economy continues to stagnate, reductions in spending by advertisers could have a material adverse impact on our business. Historically, economic downturns have resulted in overall reductions in advertising spending. Economic conditions may adversely impact levels of consumer spending, which could adversely impact our number of subscribers.

Consumer purchases of discretionary items generally decline during recessionary periods and other periods in which disposable income is adversely affected. To the extent that overall economic conditions reduce spending on discretionary activities, our ability to retain current and obtain new subscribers could be hindered, which could reduce our subscription revenue and negatively impact our business.

Changes in how we market our service could adversely affect our marketing expenses and subscription levels may be adversely affected.

We utilize a broad mix of marketing and public relations programs, including social media sites, to promote our service and content to existing and potential new subscribers. We may limit or discontinue use or support of certain marketing sources or activities if advertising rates increase or if we become concerned that subscribers or potential subscribers deem certain marketing platforms or practices intrusive or damaging to our brand. If the available marketing channels are curtailed, our ability to engage subscribers and attract new subscribers may be adversely affected.

Companies that promote our service may decide that we negatively impact their business or may make business decisions that in turn negatively impact us. For example, if they decide that they want to compete more directly with us, enter a similar business or exclusively support our competitors, we may no longer have access to their marketing channels. We also acquire a number of subscribers who re-join our service having previously canceled their subscription. If we are unable to maintain or replace our sources of subscribers with similarly effective sources, or if the cost of our existing sources increases, our subscription levels and marketing expenses may be adversely affected.

We utilize marketing to promote our content, drive conversation about our content and service, and drive viewing by our subscribers. To the extent we promote our content inefficiently or ineffectively, we may not obtain the expected acquisition and retention benefits and our business may be adversely affected.

We are currently pursuing and may in the future pursue acquisitions, which involve a number of risks, and if we are unable to address and resolve these risks successfully, such acquisitions could harm our business.

We are currently pursuing and may in the future pursue and acquire businesses, products or technologies to expand our offerings and capabilities, subscriber base and business. The entities acquired in such acquisitions may not be profitable, and may have significant liabilities. We have evaluated, and expect to continue to evaluate, a wide array of potential strategic transactions. For example, in January, 2021, we entered into a binding letter of intent to acquire the sports betting and interactive gaming company, Vigtory, Inc. (“Vigtory”), which acquisition is subject to the execution of a definitive acquisition agreement and the satisfaction of certain closing conditions.  Any acquisition could be material to our financial condition and results of operations. Also, any anticipated benefits from a given acquisition, including, but not limited to, the Vigtory acquisition, may never materialize. In addition, the process of integrating any businesses, products or technologies acquired by us may create unforeseen operating difficulties and expenditures and we may have difficulties retaining key employees. Any acquisitions in international markets would involve additional risks, including those related to integration of operations across different cultures and languages, currency risks and the particular economic, political and regulatory risks associated with specific countries. We may not be able to address these risks successfully, or at all, without incurring significant costs, delays or other operational problems, and if we were unable to address such risks successfully, our business could be harmed.

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Risks Related to Privacy and Cybersecurity

We are subject to a number of legal requirements and other obligations regarding privacy, security, and data protection, and any failure to comply with these requirements or obligations could have an adverse effect on our reputation, business, financial condition and operating results.

Various international, federal, and state laws and regulations govern the collection, use, retention, sharing and security of the data we receive from and about our subscribers and other individuals. The regulatory environment for the collection and use of data relating to individuals, including subscriber and other consumer data, by online service providers, content distributors, advertisers and publishers is unsettled in the U.S. and internationally. Privacy groups and government bodies, including the Federal Trade Commission, increasingly have scrutinized issues relating to the use, collection, storage, disclosure, and other processing of data, including data that is associated with personal identities or devices, and we expect such scrutiny to continue to increase. The U.S. federal and various state and foreign government bodies and agencies have adopted or are considering adopting laws and regulations limiting, or laws and regulations regarding the collection, distribution, use, disclosure, storage, and security of certain types of information. In addition to government regulation, self-regulatory standards and other industry standards may legally or contractually apply to us, be argued to apply to us, or we may elect to comply with such standards or to facilitate compliance with such standards by content publishers, advertisers, or others.

For example, the California Consumer Privacy Act, or CCPA, became operative on January 1, 2020. The CCPA requires covered businesses to provide new disclosures to California consumers, and to afford such consumers new abilities to access and delete their personal information, opt out of certain personal information sharing, and receive detailed information about how their personal information is used. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase data breach litigation. California voters also approved a new privacy law, the California Privacy Rights Act, or CPRA, in the November 3, 2020 election. The CPRA significantly modifies the CCPA. The CCPA and CPRA may increase our compliance costs and exposure to liability. Other U.S. states are considering adopting similar laws.

Our use of data to deliver relevant advertising on our platform places us and our content publishers at risk for claims under a number of other unsettled laws, including the Video Privacy Protection Act, or VPPA. Some content publishers have been engaged in litigation over alleged violations of the VPPA relating to activities on online platforms in connection with advertising provided by unrelated third parties. The Federal Trade Commission has also revised its rules implementing the Children’s Online Privacy Protection Act, or COPPA Rules, broadening the applicability of the COPPA Rules, including the types of information that are subject to these regulations, and could effectively apply to limit the information that we or our content publishers and advertisers collect and use through certain content publishers, the content of advertisements and in relation to certain channel partner content. We and our content publishers and advertisers could be at risk for violation or alleged violation of these and other laws, regulations, and other standards relating to privacy, data protection, and information security.

Internationally, virtually every jurisdiction in which we operate has established its own data security and privacy or data protection legal framework with which we must comply. Laws and regulations in these jurisdictions apply broadly to the collection, use, storage, disclosure and security of data that identifies or may be used to identify or locate an individual. These laws and regulations often are more restrictive than those in the U.S. and are rapidly evolving. For example, the European Union, or EU, and its member states have laws and regulations requiring informed consent for the placement of cookies or other tracking technologies and the delivery of relevant advertisements. More generally, the EU General Data Protection Regulation, or the GDPR, which has been in effect since May 25, 2018, imposes stringent obligations relating to data protection and security and authorizes fines up to 4% of global annual revenue or €20 million, whichever is greater, for some violations. Some countries also are considering or have passed legislation requiring local storage and processing of data, or similar requirements, which could increase the cost and complexity of operating our platform.

Further, Brexit has created uncertainty with regard to data protection regulation in the UK. In particular, while the Data Protection Act of 2018, which “implements” and complements the GDPR achieved Royal Assent on May 23, 2018 and is now effective in the United Kingdom, it is still unclear whether transfer of data from the EEA to the United Kingdom will remain lawful under GDPR. We may incur liabilities, expenses, costs, and other operational losses under GDPR and the privacy laws of applicable EU Member States and the United Kingdom in connection with any measures we take to comply with them.

Although certain legal mechanisms have been designed to allow for the transfer of personal data from the UK, EEA and Switzerland to the U.S., uncertainty about compliance with such data protection laws remains and such mechanisms may not be available or applicable with respect to the personal data processing activities necessary to research, develop and market our products. For example, legal challenges in Europe to the mechanisms allowing companies to transfer personal data from the EEA to the U.S. have resulted in further limitations on the ability to transfer personal data across borders. In particular, certain governments have been unable to reach agreement on or maintain existing mechanisms designed to support cross-border data transfers, such as the EU-U.S. and Swiss-U.S. Privacy Shield Frameworks. Specifically, on July 16, 2020, the Court of Justice of the European Union invalidated Decision 2016/1250 on the adequacy of the protection provided by the EU-U.S. Privacy Shield Framework. To the extent that we were to rely on the EU-U.S. Privacy Shield Framework, we will not be able to do so in the future, which could increase our costs and limit our ability to process personal data from the EU. The same decision also cast doubt on the ability to use one of the primary alternatives to the Privacy Shield, namely, the European Commission’s Standard Contractual Clauses, to lawfully transfer personal data from Europe to the U.S. and most other countries. At present, there are few if any viable alternatives to the Privacy Shield and the Standard Contractual Clauses.

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Complying with the GDPR, CCPA, CRPA and other laws, regulations, and other obligations relating to privacy, data protection, data localization or security may cause us to incur substantial operational costs or require us to modify our data handling practices. We also expect that there will continue to be new proposed laws and regulations concerning privacy, data protection and information security, and we cannot yet determine the impact such future laws, regulations and standards, or amendments to or re-interpretations of, existing laws and regulations, industry standards, or other obligations may have on our business. New laws and regulations, amendments to or re-interpretations of existing laws and regulations, industry standards, and contractual and other obligations may require us to incur additional costs and restrict our business operations.

Furthermore, the interpretation and application of laws, regulations, standards, contractual obligations and other obligations relating to privacy, data protection, and information security are uncertain, and these laws, standards, and contractual and other obligations (including, without limitation, the Payment Card Industry Data Security Standard) may be interpreted and applied in a manner that is, or is alleged to be, inconsistent with our data management and processing practices, our policies or procedures, or the features of our platform. We may face claims or allegations that we are in violation of these laws, regulations, standards, or contractual or other obligations. We could be required to fundamentally change our business activities and practices or modify our platform or practices to address laws, regulations, or other obligations relating to privacy, data protection, or information security, or claims or allegations that we have failed to comply with any of the foregoing, which could have an adverse effect on our business. We may be unable to make such changes and modifications in a commercially reasonable manner or at all, and our ability to develop new features could be limited.

Increased regulation of data collection, use and distribution practices, including self-regulation and industry standards, changes in existing laws and regulations, enactment of new laws and regulations, increased enforcement activity, and changes in interpretation of laws and regulations, all could increase our cost of compliance and operation, limit our ability to grow our business or otherwise harm our business. Additionally, the costs of compliance with, and other burdens imposed by, the laws, regulations, and policies that are applicable to the businesses of content publishers and advertisers may limit their use and adoption of, and reduce the overall demand for, our platform and advertising on our platform, and content publishers and advertisers may be at risk for violation or alleged violation of laws, regulations, and other standards relating to privacy, data protection, and information security relating to their activities on our platform. More generally, privacy, data protection, and information security concerns, whether or not valid, may inhibit market adoption of our platform, particularly in certain foreign countries.

Any inability to adequately address privacy, data protection or security-related concerns, even if unfounded, or to successfully negotiate privacy, data protection or security-related contractual terms with content publishers, card associations, advertisers, or others, or to comply with applicable laws, regulations and other obligations relating to privacy, data protection, and security, could result in additional cost and liability to us, regulatory investigations and proceedings, and claims, litigation, and other liability involving governmental entities and private parties, damage to our reputation, and inhibit use of our platform by advertisers and sales of subscriptions to our platform, all of which could harm our business, reputation, financial condition, and results of operations.

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Any significant interruptions, delays or discontinuations in service or disruptions in or unauthorized access to our computer systems or those of third parties that we utilize in our operations, including those relating to cybersecurity or arising from cyber-attacks, could result in a loss or degradation of service, unauthorized disclosure of data, including subscriber and corporate information, or theft of intellectual property, including digital content assets, which could adversely impact our business.

Our reputation and ability to attract, retain and serve our subscribers is dependent upon the reliable performance and security of our computer systems and those of third parties that we utilize in our operations. These systems may be subject to damage or interruption from, among other things, earthquakes, adverse weather conditions, other natural disasters, terrorist attacks, rogue employees, employees who are inattentive or careless and cause security vulnerabilities, power loss, telecommunications failures, and cybersecurity risks. Interruptions in these systems, or with the Internet in general, could make our service unavailable or degraded or otherwise hinder our ability to deliver our service. Service interruptions, errors in our software or the unavailability of computer systems used in our operations could diminish the overall attractiveness of our subscription to existing and potential subscribers.

Our computer systems and those of third parties we use in our operations are subject to cybersecurity threats, including cyber-attacks such as computer viruses, denial of service attacks, physical or electronic break-ins and similar disruptions. These systems periodically experience directed attacks intended to lead to interruptions and delays in our service and operations as well as loss, misuse or theft of personal information and other data, content, confidential information, trade secrets or intellectual property. Additionally, outside parties may attempt to induce employees or subscribers to disclose sensitive or confidential information in order to gain access to data. Any attempt by hackers to obtain our data (including subscriber and corporate information) or intellectual property (including digital content assets), disrupt our service, or otherwise access our systems, or those of third parties we use, if successful, could harm our business, be expensive to remedy and damage our reputation.

We have implemented certain systems and processes designed to thwart hackers and protect our data and systems, but the techniques used to gain unauthorized access to data, systems, and software are constantly evolving, and we may be unable to anticipate or prevent unauthorized access, and we may be delayed in detecting unauthorized access or other security breaches and other incidents. There is no assurance that hackers may not have a material impact on our service or systems in the future or that security breaches or other incidents may not occur due to these or other causes. Efforts and technologies to prevent disruptions to our service and unauthorized access to our systems are expensive to develop, implement and maintain. These efforts require ongoing monitoring and updating as technologies change and efforts to overcome security measures become more sophisticated and may limit the functionality of or otherwise negatively impact our service offering and systems. Additionally, disruption to our service and data security breaches and other incidents may occur as a result of employee or contractor error. Any significant disruption to our service or access to our systems or any data that we or those who provide services for us maintain or otherwise process, or the perception that any of these have occurred, could result in a loss of subscriptions, harm to our reputation, and adversely affect our business and results of operations. Further, a penetration of our systems or a third-party’s systems on which we depend or any loss of or unauthorized access to, use, alteration, destruction, or disclosure of personal information or other data could subject us to business, regulatory, litigation and reputation risk, which could have a negative effect on our business, financial condition and results of operations. With the increase in remote work during the current COVID-19 pandemic, we and the third parties we use in our operations face increased risks to the security of infrastructure and data, and we cannot guarantee that our or their security measures will prevent security breaches. We also may face increased costs relating to maintaining and securing our infrastructure and data that we maintain and otherwise process.

Additionally, we cannot be certain that our insurance coverage will be adequate for data security liabilities actually incurred, will cover any indemnification claims against us relating to any incident, that insurance will continue to be available to us on economically reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on our business, including our financial condition, operating results, and reputation.

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Risks Related to Our Intellectual Property

We could become subject to litigation regarding intellectual property rights that could be costly and harm our business.

Third parties have previously asserted, and may in the future assert, that we have infringed, misappropriated or otherwise violated their intellectual property rights. Plaintiffs that have no relevant product revenue may not be deterred by our own issued patents and pending patent applications in bringing intellectual property rights claims against us. The cost of patent litigation or other proceedings, even if resolved in our favor, could be substantial. Some of our competitors may be better able to sustain the costs of such litigation or proceedings because of their substantially greater financial resources. Patent litigation and other proceedings may also require significant management time and divert management from our business. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could impair our ability to compete in the marketplace. The occurrence of any of the foregoing risks could harm our business.

As a result of intellectual property infringement claims, or to avoid potential claims, we have previously chosen to, and may in the future choose or be required to, seek licenses from third parties. These licenses may not be available on commercially reasonable terms, or at all. Even if we are able to obtain a license, the license would likely obligate us to pay license fees or royalties or both, and the rights granted to us might be nonexclusive, with the potential for our competitors to gain access to the same intellectual property. In addition, the rights that we secure under intellectual property licenses may not include rights to all of the intellectual property owned or controlled by the licensor, and the scope of the licenses granted to us may not include rights covering all of the products and services provided by us and our licensees. Furthermore, an adverse outcome of a dispute may require us to pay damages, potentially including treble damages and attorneys’ fees, if we are found to have willfully infringed a party’s intellectual property; cease making, licensing or using technologies that are alleged to infringe or misappropriate the intellectual property of others; expend additional development resources to redesign our solutions; enter into potentially unfavorable royalty or license agreements in order to obtain the right to use necessary technologies, content or materials; and to indemnify our partners and other third parties. In addition, any lawsuits regarding intellectual property rights, regardless of their success, could be expensive to resolve and would divert the time and attention of our management and technical personnel.

Historically, we have acquired certain intellectual property from third parties pursuant to asset purchase agreements or similar agreements in connection with corporate acquisitions and bankruptcy proceedings. We also generally enter into confidentiality and invention assignment agreements with our employees and consultants and enter into confidentiality agreements with the parties with whom we have strategic relationships and business alliances. However, these agreements may not have been properly entered into on every occasion with the applicable counterparty, and such agreements may not always have been effective when entered into in granting ownership of, controlling access to and distribution of our proprietary information. Further, these agreements do not prevent our competitors or partners from independently developing technologies that are substantially equivalent or superior to our platform.

An inability to obtain music licenses could be costly and harm our business.

The Company relies on its content suppliers to secure the rights of public performance or communication to the public for musical works and sound recordings embodied in any programming provided to or through the Company’s platform. If our content suppliers have not secured public performance or communication to the public licenses on a through to the viewer basis, then the Company could have liability to copyright owners or their agents for such performances or communications. If our content suppliers are unable to secure such rights from copyright owners, then the Company may have to secure public performance and communication to the public licenses in its own name. The Company may not be able to obtain such licenses on favorable economic terms, and music licensors may assert that we have infringed their intellectual property rights in the absence of a license. The occurrence of any of the foregoing risks could harm our business.

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If our technology, trademarks and other proprietary rights are not adequately protected to prevent use or appropriation by our competitors, the value of our brand and other intangible assets may be diminished, and our business may be adversely affected.

We rely and expect to continue to rely on a combination of confidentiality and license agreements with our employees, consultants and third parties with whom we have relationships, as well as trademark, copyright, patent and trade secret protection laws, to protect our technology and proprietary rights. We may also seek to enforce our proprietary rights through court proceedings or other legal actions. We have filed and we expect to file from time to time for trademark and patent applications. Nevertheless, these applications may not be approved, third parties may challenge any copyrights, patents or trademarks issued to or held by us, third parties may knowingly or unknowingly infringe our intellectual property rights, and we may not be able to prevent infringement or misappropriation without substantial expense to us. If the protection of our intellectual property rights is inadequate to prevent use or misappropriation by third parties, the value of our brand, content, and other intangible assets may be diminished.

Failure to protect our domain names could also adversely affect our reputation and brand and make it more difficult for subscribers to find our website and our service. We may be unable, without significant cost or at all, to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights.

Our use of open source software could impose limitations on our ability to commercialize our platform.

We incorporate open source software in our platform. From time to time, companies that incorporate open source software into their products have faced claims challenging the ownership of open source software and/or compliance with open source license terms. Therefore, we could be subject to suits by parties claiming ownership of what we believe to be open source software or non-compliance with open source licensing terms. Although we monitor our use of open source software, the terms of many open source software licenses have not been interpreted by U.S. courts, and there is a risk that such licenses could be construed in a manner that could impose unanticipated conditions or restrictions on our ability to sell subscriptions to our platform. In such event, we could be required to make our proprietary software generally available to third parties, including competitors, at no cost, to seek licenses from third parties in order to continue offering our platform, to re-engineer our platform or to discontinue our platform in the event re-engineering cannot be accomplished on a timely basis or at all, any of which could harm our business.

If we are unable to obtain necessary or desirable third-party technology licenses, our ability to develop platform enhancements may be impaired.

We utilize commercially available off-the-shelf technology in the development of our platform. As we continue to introduce new features or improvements to our platform, we may be required to license additional technologies from third parties. These third-party licenses may be unavailable to us on commercially reasonable terms, if at all. If we are unable to obtain necessary third-party licenses, we may be required to obtain substitute technologies with lower quality or performance standards, or at a greater cost, any of which could harm the competitiveness of our platform and our business.

RISKS RELATED TO THE 2026 NOTES

We may not have the ability to raise the funds necessary to settle conversions of the 2026 Notes in cash or to repurchase the 2026 Notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the 2026 Notes.

Holders of the 2026 Notes will have the right to require us to repurchase all or a portion of the 2026 Notes upon the occurrence of a fundamental change before the maturity date at a repurchase price equal to 100% of the principal amount of the 2026 Notes to be repurchased, plus accrued and unpaid interest, if any. In addition, upon conversion of the 2026 Notes, unless we elect to deliver solely shares of our common stock to settle such conversion (other than paying cash in lieu of delivering any fractional share), we will be required to make cash payments in respect of the notes being converted. Moreover, we will be required to repay the 2026 Notes in cash at their maturity unless earlier converted, redeemed or repurchased. However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of all or a portion of the 2026 Notes surrendered therefor or pay cash with respect to notes being converted or at their maturity.

In addition, our ability to repurchase the 2026 Notes or to pay cash upon conversions of all or a portion of the 2026 Notes or at their maturity may be limited by law, regulatory authority or agreements governing our future indebtedness. Our failure to repurchase all or a portion of the 2026 Notes at a time when the repurchase is required by the indenture or to pay cash upon conversions of all or a portion of the 2026 Notes or at their maturity as required by the indenture would constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our future indebtedness. Moreover, the occurrence of a fundamental change under the indenture could constitute an event of default under any such agreement. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our existing or future indebtedness. If the payment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes or make cash payments upon conversions thereof.

The conditional conversion feature of all or a portion of the 2026 Notes, if triggered, may adversely affect our financial condition and operating results.

In the event the conditional conversion feature of any or all of the 2026 Notes is triggered, holders of the 2026 Notes will be entitled to convert their 2026 Notes at any time during specified periods at their option. If one or more holders elect to convert 2026 Notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share), we would be required to settle a portion or all of our conversion obligation in cash, which could adversely affect our liquidity. In addition, even if holders of the 2026 Notes do not elect to convert their 2026 Notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the 2026 Notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

The accounting method for convertible debt securities that may be settled in cash, such as the 2026 Notes, could have a material effect on our reported financial results.

Under Accounting Standards Codification 470-20, Debt with Conversion and Other Options (“ASC 470-20”), an entity must separately account for the liability and equity components of convertible debt instruments (such as the 2026 Notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect of ASC 470-20 on the accounting for the 2026 Notes is that the equity component is required to be included in the additional paid-in capital section of stockholders’ equity on our consolidated balance sheet at the issuance date and the value of the equity component would be treated as debt discount for purposes of accounting for the liability component of the 2026 Notes. As a result, we will be required to record a greater amount of non-cash interest expense as a result of the accretion to the carrying value of the 2026 Notes to their face amount over the term of the 2026 Notes. We will report larger net losses (or lower net income) in our financial results because ASC 470-20 will require interest to include both the amortization of the debt discount and the instrument’s nonconvertible coupon interest rate, which could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the 2026 Notes.

In addition, under certain circumstances, convertible debt instruments (such as the 2026 Notes) that may be settled entirely or partly in cash may be accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of such notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of such notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. If we are unable or otherwise elect not to use the treasury stock method in accounting for the shares issuable upon conversion of the 2026 Notes, then our diluted earnings per share could be adversely affected.

In August 2020, the FASB published an accounting standards update ASU 2020-06, which amends these accounting standards by reducing the number of accounting models for convertible instruments and limiting instances of separate accounting for the debt and equity or a derivative component of the convertible debt instruments. ASU 2020-06 also will no longer allow the use of the treasury stock method for convertible instruments and instead require application of the “if-converted” method. Under that method, diluted earnings per share will generally be calculated assuming that all the 2026 Notes were converted solely into shares of common stock at the beginning of the reporting period, unless the result would be anti-dilutive, which could adversely affect our diluted earnings per share. These amendments will be effective for public companies for fiscal years beginning after December 15, 2021, with early adoption permitted, but no earlier than fiscal years beginning after December 15, 2020.

Provisions in the indenture for the 2026 Notes may deter or prevent a business combination that may be favorable to you.

If a fundamental change occurs prior to the maturity date of the 2026 Notes, holders of the 2026 Notes will have the right, at their option, to require us to repurchase all or a portion of their 2026 Notes. In addition, if a make-whole fundamental change occurs prior the maturity date, we will in some cases be required to increase the conversion rate for a holder that elects to convert all or a portion of their 2026 Notes in connection with such make-whole fundamental change. Furthermore, the indenture for the 2026 Notes will prohibit us from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes our obligations under the 2026 Notes. These and other provisions in the indenture could deter or prevent a third party from acquiring us even when the acquisition may be favorable to you.

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USE OF PROCEEDS

We will not receive any cash proceeds from the exchange offer. Subject to certain exceptions, we will pay all expenses incident to the exchange offer.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information and Holders of the Company

Our shares of common stock are listed on the NYSE under the symbol “FUBO.”

As of January 22, 2021, there were approximately 387 holders of record of our common stock. However, because many of the shares of our common stock are held by brokers and other institutions on behalf of stockholders, we believe there are substantially more beneficial holders of our common stock than record holders.

Dividends

We have never declared or paid any cash dividends on our shares of common stock. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Accordingly, we do not expect to pay cash dividends on our common stock in the foreseeable future. In addition, the terms of our credit facilities and our Series AA Preferred Stock include restrictions on our ability to pay dividends on our capital stock.

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CAPITALIZATION

The following table sets forth cash and cash equivalents, as well as our capitalization, as of September 30, 2020:

●	on an actual basis; and

●	as adjusted to give effect to the consummation of the exchange offer assuming all 32,364,362 shares of Series AA Preferred Stock that were outstanding as of September 30, 2020 are exchanged for the offer consideration, and reflecting the estimated expenses of the exchange offer; and

●

on an as adjusted basis to give effect to the sale and issuance of 3.25% Convertible Senior Notes after deducting the initial purchaser’s discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes thereto, included elsewhere in this prospectus, and “The Exchange Offer — Accounting Treatment.”

	As of September 30, 2020
	Actual	As Adjusted
	(In Thousands, except share amounts) (unaudited)
Cash, cash equivalents and restricted cash	$40,139	$429,637
Long term debt, net of current portion	25,905	25,905
Principal amount of 3.25% Convertible Senior Notes due 2026	-	402,500
Shareholders’ equity:
Common stock, $0.0001 par value, 400,000,000 shares authorized, actual and adjusted; 47,531,170 shares issued and outstanding, actual; and 112,179,894 shares issued and outstanding, adjusted	5	11
Series AA convertible preferred stock, $0.0001 par value, 35,800,000 shares authorized, actual and adjusted; 32,324,362 shares issued and outstanding actual and 0 shares issued and outstanding, adjusted	566,124	-
Additional paid-in capital	385,030	951,148
Accumulated deficit	(458,632)	(458,632)
Non-controlling interest	16,410	16,410
Total stockholders’ equity	508,937	508,937
Total capitalization	$534,842	$937,342

The table above is based on 47,531,170 shares of our common stock outstanding as of September 30, 2020 and does not include, as of September 30, 2020:

●	9,538,533 shares of common stock issuable upon the exercise of certain outstanding warrants, with a weighted average exercise price of $5.80 per share;

●	489,089shares of common stock issuable upon exercise of options outstanding at a weighted-average exercise price of $4.22 per share;

●	150,000 shares of common stock reserved for future issuance under our 2014 Equity Incentive Plan;

●	7,226,265 shares of common stock issuable upon the exercise of options outstanding at a weighted-average exercise price of $1.37 per share under the fuboTV Inc. 2015 Equity Incentive Plan;

●	10,220,196 shares of common stock issuable upon the exercise of options outstanding at a weighted-average exercise price of $9.06 per share under our 2020 Equity Incentive Plan;

●	2,302,125 shares of common stock reserved for future issuance under our 2020 Equity Incentive Plan;

●	713,215 shares of our Series AA Preferred Stock issuable as stock merger consideration in connection with the Merger; and

●	up to 63,222,294 shares of our common stock reserved for issuance upon conversion of our 31,611,147 shares issued and outstanding of Series AA Preferred Stock (see “Description of Our Capital Stock—Preferred Stock”).

Subsequent to August 31, 2020, we entered into agreements with holders of two of our outstanding warrants, FB Loan Series I, LLC, or FB Loan, and Auctus Fund LLC, or Auctus, that waived any prior defaults under the documentation governing the terms of their warrants. As of September 30, 2020, (i) the exercise price of the warrant held by FB Loan was $2.75 per share, and the number of shares of our common stock subject to the warrant remained 3,269,231 and (ii) the exercise price of the warrant held by Auctus was $3.06 per share, and the number of shares of our common stock subject to the warrant was increased to 359,475. As of September 30, 2020, we are in negotiations with another warrant holder that may result in the reduction of the exercise price of such holder’s outstanding warrant and a corresponding increase in the number of shares subject to the warrant. Any such increase in the number of shares subject to the warrant would equal no more than 1% of our fully-diluted shares following the offering.

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RECONCILIATION OF NON-GAAP MEASURES AND METRICS

We have historically monitored certain key subscriber and subscription, engagement and financial metrics for fuboTV Pre-Merger and for fuboTV, the combined Company post-Merger, to help us evaluate growth trends, establish budgets and assess operational performance. In addition to our results determined in accordance with U.S. generally accepted accounting principles, or GAAP, we believe that certain non-GAAP and operational measures are useful in evaluating the performance of our business historically and on a go-forward basis. All of our metrics are measured by account and by primary holder as there may be multiple household members who could be accessing one account. For a full list of the terms used throughout this prospectus, including definitions of all of the key business metrics and measures, see “Glossary of Key Metrics and Non-GAAP Measures.”

We use the following non-GAAP financial and operational measures and metrics, collectively, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP financial and operational measures and metrics, when taken together with the corresponding GAAP financial measures and metrics, may be helpful to investors because they provide consistency and comparability with past financial performance and meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. The non-GAAP financial and operational measures and metrics are presented for supplemental informational purposes only, have limitations as analytical tools, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP financial and operational measures and metrics used by other companies. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial and operational measures and metrics differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial and operational measures and metrics as tools for comparison.

We compensate for the limitations of these non-GAAP financial and operational measures and metrics by providing below a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measures and metrics. We encourage investors and others to review our financial information in its entirety, including the related GAAP financial measures and metrics and the reconciliation of these non-GAAP financial and operational measures and metrics to their most directly comparable GAAP financial measures, and not to rely on any single financial or operational measure or metric to evaluate our business.

Presentation of Non-GAAP Measures and Metrics

In the reconciliation provided below, the data for the years ended December 31, 2018 and 2019 includes financial and operational measures and metrics for fuboTV Pre-Merger, and the data for the three months ended September 30, 2020 includes financial and operational measures and metrics for the combined Company post-Merger, or fuboTV.

Non-GAAP Platform Bookings and Non-GAAP Monthly Average Revenue Per User (Monthly ARPU)

Platform Bookings represents GAAP revenue less Software Licenses, net, less other revenue for a given period, less revenue recognized from deferred revenue related to the last month of the prior period, plus deferred revenue related to the last month of the current period.

Monthly Average Revenue Per User (Monthly ARPU) represents Platform Bookings collected in the period divided by the average number of daily Subscribers in such period divided by months in such period

Platform Bookings and Monthly ARPU are key performance metrics that are useful to investors because they more accurately represent the subscription fees corresponding to the services delivered in the period, and they are more closely aligned with our per-subscriber content expenses. These metrics are used internally by management to monitor the performance of the business.

The following table provides a reconciliation of revenue, the most directly comparable GAAP financial measure, to non-GAAP Platform Bookings and to non-GAAP Monthly Average Revenue per User (Monthly ARPU).

	Three Months Ended	Year Ended	Year Ended
	September 30, 2020	December 31, 2019	December 31, 2018
	(in thousands except per user data)	(in thousands except per user data)	(in thousands except per user data)
GAAP Revenue	$61,202	$146,530	$74,819
Subtract:
Software Licenses, net	-	-	-
Other Revenue	$(248)	$(777)	$(577)
Prior period subscriber deferred revenue	$(8,332)	$(4,228)	$(1,766)
Add:
Current period subscriber deferred revenue	$15,119	$9,377	$3,272
Non-GAAP Platform Bookings	$67,741	$150,902	$75,748
Divide:
Average Subscribers	333,549	234,064	166,414
Months in Period	3	12	12
Non-GAAP Monthly Average Revenue per User (Monthly ARPU)	$67.70	$53.73	$37.93

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Non-GAAP Variable COGS and Non-GAAP Average Cost per User (ACPU)

Variable Costs of Goods Sold (Variable COGS) represents GAAP subscriber related expenses, payment processing for deferred revenue (current period), in-app billing, or IAB, fees for deferred revenue (current period), less minimum guarantees expensed, payment processing for deferred revenue, IAB fees for deferred revenue and other subscriber related expenses.

Average Cost per User (ACPU) is Variable COGS per Subscriber.

We believe non-GAAP Variable COGS and non-GAAP Average Cost per User (ACPU) are useful to investors because they more closely represent our variable expenses per-subscriber, and when measured against our ARPU, our unit-level profitability. These metrics are used internally by management to monitor the performance of the business.

The following table provides a reconciliation of subscriber related expenses, the most directly comparable GAAP financial measure, to non-GAAP Variable COGS and non-GAAP Average Cost per User (ACPU).

	Three Months Ended	Year Ended	Year Ended
	September 30, 2020	December 31, 2019	December 31, 2018
	(in thousands except per user data)
Subscriber Related Expenses	$61,228	$201,448	$98,894
Add:
Payment Processing for Deferred Revenue (current period)	$258	$206	-
In-App Billing Fees for Deferred Revenue (current period)	$156	$53	-
Subtract:
Minimum Guarantees Expensed	$(3,548)	$(43,931)	$(15,881)
Payment Processing for Deferred Revenue (prior period)	$(202)	-	-
In-App Billing Fees for Deferred Revenue (prior period)	$(42)	$(98)	-
Other Subscriber Related Expenses	$(1,031)	$(2,151)	$(1,949)
Non-GAAP Variable COGS	$56,819	$155,527	$81,063
Divide:
Average Subscribers	333,549	234,064	166,414
Non-GAAP Average Cost Per User (ACPU)	$56.78	$55.37	$40.59

Non-GAAP Adjusted Contribution and Non-GAAP Adjusted Contribution Margin

Adjusted Contribution represents Platform Bookings minus Variable COGS.

Adjusted Contribution Margin is defined as Platform Bookings minus Variable COGS divided by Platform Bookings.

Management views Adjusted Contribution and Adjusted Contribution Margin as meaningful profitability metrics given the non-cash, non-recurring nature of some of our subscriber related expenses. Specifically, we have certain arrangements whereby content provider distribution rights are paid in advance or are subject to minimum guaranteed payments. We expect our Adjusted Contribution to approach our Platform Bookings as we attempt to renegotiate our content provider agreements to reduce our minimum guaranteed payments thereunder.

When viewed together with our GAAP results, we believe Adjusted Contribution Margin provides management and users of the financial statements important information about the performance of our business. Adjusted Contribution Margin is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of Adjusted Contribution Margin is that it is an incomplete measure of profitability as it does not include all operating expenses or non-operating income and expenses. Management compensates for these limitations when using this measure by looking at other GAAP measures, such as Revenue, Operating Loss and Net Loss.

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The following table provides a reconciliation of revenue and subscriber related expenses, the most directly comparable GAAP financial measures, to non-GAAP Variable COGS, Non-GAAP Adjusted Contribution and Non-GAAP Adjusted Contribution Margin.

	Three Months Ended	Year Ended	Year Ended
	September 30, 2020	December 31, 2019	December 31, 2018
	(in thousands)	(in thousands)	(in thousands)
GAAP Revenue	$61,202	$146,530	$74,819
Subtract:
Software Licenses, net	-	-	-
Other Revenue	$(248)	$(777)	$(577)
Prior period subscriber deferred revenue	$(8,332)	$(4,228)	$(1,766)
Add:
Current period subscriber deferred revenue	$15,119	$9,377	$3,272
Non-GAAP Platform Bookings	$67,741	$150,902	$75,748

Subscriber Related Expenses	$61,228	$201,448	$98,894
Add:
Payment Processing for Deferred Revenue (current period)	$258	$206	-
In-App Billing Fees for Deferred Revenue (current period)	$156	$53	-
Subtract:
Minimum Guarantees Expensed	$(3,548)	$(43,931)	$(15,881)
Payment Processing for Deferred Revenue (prior period)	$(202)	-	-
In-App Billing Fees for Deferred Revenue (prior period)	$(42)	$(98)	-
Other Subscriber Related Expenses	$(1,031)	$(2,151)	$(1,949)
Non-GAAP Variable COGS	$56,819	$155,527	$81,063

Non-GAAP Platform Bookings	$67,741	$150,902	$75,748
Subtract:
Non-GAAP Variable COGS	$56,819	$155,527	$81,063
Non-GAAP Adjusted Contribution	$10,922	$(4,625)	$(5,315)
Divide:
Non-GAAP Platform Bookings	$67,741	$150,902	$75,748
Non-GAAP Adjusted Contribution Margin	16%	(3)%	(7)%

Non-GAAP Adjusted EBITDA

Adjusted EBITDA is net income (loss) calculated in accordance with GAAP plus: (i) interest expense (income); (ii) income tax expense; (iii) depreciation; (iv) amortization; (v) impairment; (vi) stock-based compensation; (vii) one-time non-cash operating expenses; (viii) other income (expenses).

We believe non-GAAP Adjusted EBITDA is useful to investors because it is a representation of the ongoing profitability of the business, which excludes the impact of capital structure, non-cash expenses, and other one-time non-recurring expenses.

The following table provides a reconciliation of net income (loss), the most directly comparable GAAP financial measure, to Adjusted EBITDA.

	Three Months Ended	Year Ended	Year Ended
	September 30, 2020	December 31, 2019	December 31, 2018
	(in thousands)	(in thousands)	(in thousands)
Net Income (loss)	$(274,117)	$(173,701)	$(129,312)
Add:
Depreciation	$127	$616	$440
Amortization of intangible assets	$14,286	$-	$-
Impairment of Intangible Assets	$236,681	$-	$-
Stock-based compensation	$6,305	$1,511	$952
Non-GAAP one-time non-cash operating expenses	$(2,705)	$-	$-
Other income (expense)	$(11,976)	$1,933	$1,919
Provision for income taxes (income tax benefit)	$(16,071)	$9	$(2)
Non-GAAP Adjusted EBITDA	$(47,470)	$(169,632)	$(126,003)

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the related notes to those statements included elsewhere in this prospectus. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed under “Risk Factors” and elsewhere in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

On April 1, 2020, we acquired fuboTV Inc., a Delaware corporation, or fuboTV Sub, by the merger of fuboTV Acquisition Corp., our wholly-owned subsidiary, with and into fuboTV Sub, which we refer to as the “Merger.” Following the Merger, the combined company operates under the name “fuboTV,” and our trading symbol is “FUBO.” We subsequently changed our name from FaceBank Group, Inc. to “fuboTV Inc.,” and we changed the name of fuboTV Sub to “fuboTV Media, Inc.”

Unless the context otherwise requires, “we,” “us,” “our,” and the “Company” refers to the combined company post-Merger – fuboTV Inc., or fuboTV, and its subsidiaries, including fuboTV Sub. “FaceBank Pre-Merger” refers to our Company and its subsidiaries prior to the closing of the Merger, and “fuboTV Pre-Merger” refers to fuboTV Media Inc. and its subsidiaries prior to the Merger. For more information regarding the Merger, please see “Merger with fuboTV Inc.” below.

Overview

fuboTV is the leading sports-first, live TV streaming platform, offering subscribers access to tens of thousands of live sporting events annually as well as leading news and entertainment content. As of June 30, 2020, we featured more top Nielsen-ranked channels in our base package than any other live TV streaming service. fuboTV’s platform allows customers to access content through streaming devices, and on SmartTVs, mobile phones, tablets and computers. fuboTV launched in 2015 and today is a leading independent virtual multichannel video programming distributor, or vMVPD, in the U.S. In 2020 fuboTV Sub merged with Facebank Group, Inc. a technology-driven IP company focused on sports, movies and live performances, to enhance its position in the industry. fuboTV Pre-Merger closed 2019 with approximately 316,000 paid subscribers. Over the course of 2019, fuboTV Pre-Merger’s paid Subscribers and free trial Users streamed 299 million hours of content on our platform, a 210% increase over 2018. Furthermore, fuboTV Pre-Merger’s MAUs are highly engaged and watched on average 120 hours of content per month during the three months ended September 30, 2020.

We generate revenue from our subscribers through recurring subscription fees, as well as through premium services and features that we refer to as Attachments (e.g. enhanced Cloud DVR, Family Share plan). In 2019, fuboTV Pre-Merger generated revenue of $146.5 million and a monthly average revenue per user, or Monthly ARPU, of approximately $54, or $648 annually, an increase of 42% year-over-year, through a combination of subscription and advertising revenue. In addition, fuboTV Pre-Merger’s advertising business grew 201% year-over-year and is a key driver of our monetization strategy. We believe our premium content and industry-leading consumer experience uniquely position us to rapidly grow our advertising business.

Live TV streaming has disrupted the traditional cable TV model, shifting billions of dollars in subscription and advertising revenue to streaming platforms. Despite being a growing share of TV consumption, streaming is still in the early innings of adoption, accounting for only 18% of total TV viewing hours. We believe this creates significant opportunities for vMVPDs like fuboTV to address the $84 billion U.S. and $226 billion global pay TV services market. As consumers continue to spend more time streaming content, we also believe that advertisers will allocate dollars away from the $61 billion U.S. and $169 billion global traditional linear TV advertising spend and towards streaming services. In the U.S., while streaming accounts for 18% of total TV hours viewed, it only attracts 5% of TV ad spending. If OTT advertising spending rises to levels commensurate with the current share of viewing hours, this alone would represent close to $10 billion of additional opportunity.

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Seasonality

We generate significantly higher levels of revenue and Subscriber additions in the third and fourth quarters of the year. This seasonality is driven primarily by sports leagues, specifically the NFL, which has a shorter partial-year season. For example, in 2018 and 2019, fuboTV Pre-Merger’s third and fourth quarters combined represented 60% and 65% of fuboTV Pre-Merger’s total gross paid subscriber additions, respectively. In addition, we typically see average subscribers on our platform decline from the fourth quarter of the previous year through the first and second quarter of the following year. For example, fuboTV Pre-Merger experienced a 4.4% decline in average Subscribers in the first quarter of 2019 compared to the fourth quarter of 2018 and a 0.1% decrease in the first quarter of 2020 compared to Subscribers in the fourth quarter of 2019.

While we currently expect a similar seasonality effect in the fourth quarter of 2020, we may not experience the same higher level of revenue and Subscriber additions in the fourth quarter of 2020 if COVID-19 were to further affect the NFL and college football seasons, as well as other sports seasons,

Merger with fuboTV

On April 1, 2020, fuboTV Acquisition Corp., a Delaware corporation, or Merger Sub, and our wholly-owned subsidiary merged with and into fuboTV Sub whereby fuboTV Sub continued as the surviving corporation and became our wholly-owned subsidiary pursuant to the terms of the Agreement and Plan of Merger and Reorganization dated as of March 19, 2020, or the Merger Agreement, by and among us, Merger Sub and fuboTV Sub.

In accordance with the terms of the Merger Agreement, at the effective time of the Merger, or the Effective Time, all of the capital stock of fuboTV Sub was converted into the right to receive shares of our newly-created class of Series AA Convertible Preferred Stock, par value $0.0001 per share, or the Series AA Preferred Stock. Each share of Series AA Preferred Stock is entitled to 0.8 votes per preferred share and is convertible into two shares of our common stock, only following the sale of such share of Series AA Preferred Stock on an arms’-length basis either pursuant to Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act, provided that such sale is conditioned on the applicable holder of Series AA Preferred Stock executing and delivering to us documentation reasonably requested by us in connection therewith and as is reasonably necessary to effectuate such transfer. See “Description of Our Capital Stock—Series AA Preferred Stock” for more information.

Restatements of Financial Statements

In connection with the preparation of the Company’s condensed consolidated interim financial statements as of and for the quarter ended March 31, 2020, the Company identified an inadvertent error in the accounting for goodwill relating to the Company’s acquisitions of Nexway AG and Facebank AG. In connection with these acquisitions, goodwill was inadvertently impaired.

Upon further evaluation, the Company determined that goodwill amounting to $79.7 million should not have been impaired. Accordingly, the Company should have allocated $51.2 million towards the loss on deconsolidation of Nexway AG during the three months ended March 31, 2020, which would have resulted in a loss on deconsolidation of Nexway AG of $11.9 million. The financial statement misstatements did not impact cash flows from operations, investing, or financing activities in the Company’s consolidated statements of cash flows for any period previously presented.

As a result, we were required to restate certain financial statements in our Annual Report on Form 10-K for the fiscal year ended 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020.

Between May 11, 2020 and June 8, 2020, we entered into Purchase Agreements with investors, or the Investors, pursuant to which we sold an aggregate of 3,735,922 shares of our common stock at a purchase price of $7.00 per share and issued warrants to the Investors covering a total of 3,735,922 shares of our common stock for an aggregate purchase price of $26.2 million.

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We determined that the fair value of the warrants totaled $26.8 million. We originally recorded a loss on issuance of common stock and warrants totaling $26.8 million, resulting in an overstatement of the loss by $26.2 million, or the Error.

We should have allocated the purchase price of $26.2 million to a warrant liability with the residual amount of $0.6 million to the loss on issuance of common stock and warrants. The Error resulted in the following:

On the condensed consolidated balance sheet as of June 30, 2020, there was no net effect of the Error to total assets, total liabilities and total stockholders’ equity. The only line items on the condensed consolidated balance sheet that the Error affected were additional paid in capital and accumulated deficit, both of which were overstated by $26.2 million.

On the statement of condensed consolidated operations for the three months and six months ended June 30, 2020, the Error caused a $26.2 million overstatement of loss on issuance of common stock, notes, bonds and warrants.

On the condensed consolidated statement of cash flows for the six months ended June 30, 2020, there was no net effect of the Error on cash used in operating activities, cash used in investing activities and cash provided by financing activities.

Our Virtual Entertainment Portfolio and Technology

We believe FaceBank Pre-Merger’s human animation and digital likeness technologies, which have allowed us to secure attractive revenue sharing relationships with celebrities, represent an opportunity to offer innovative new forms of entertainment content to our Subscribers and to consumers at large. Our recent announcement of plans to develop a new form of pay-per-view sports entertainment, featuring “Virtual Mayweather” competing in simulated championship-style fights against other historically significant champion boxers provides an example of the types of future-form content that we believe will be attractive to fuboTV consumers.

Our Business Model

Our business model is “come for the sports, stay for the entertainment.” This translates to leveraging sporting events to acquire subscribers at lower acquisition costs, given the pre-existing demand for sports. We then leverage our technology and data to drive higher engagement and induce retentive behaviors such as favoriting channels, recording shows, and increasing discovery through our proprietary machine learning recommendations engine. Next, we look to monetize our growing base of highly engaged subscribers by driving higher average revenue per user (ARPU).

We drive our business model with three core strategies:

●	Grow our paid subscriber base

●	Optimize engagement and retention

●	Increase monetization

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Grow Our Paid Subscriber Base

We are still in the early stages of growth. As of September 30, 2020, fuboTV had 455,080 Subscribers, increasing approximately 58% year-over-year, despite a global sports stoppage amid COVID-19 concerns. This subscriber number remains a small fraction of the 84 million U.S. pay TV households (excludes IPTV and pure-play online video services) that we are targeting, of which 11 million households are expected to cut the cord by 2022. We plan to continue to attract more users with a highly compelling OTT streaming value proposition that allows users to access the most comprehensive live sports offering, as well as the most relevant channels for news and entertainment, at a significantly lower price relative to traditional cable and satellite providers. We believe our success in growing our subscriber base is due to our data-driven digital marketing efforts and the overall growth of the consumer subscription OTT video market in general and the vMVPD market specifically. Moreover, international expansion represents a large opportunity to grow our subscriber base.

The vMVPD market exhibits significant seasonality, primarily based on the sports calendar. As such the majority of our gross adds and best-retaining subscriber cohorts are generally acquired in the third and fourth quarter of each year. We measure key metric improvements by comparing metrics on a year-over-year basis, rather than sequentially quarter-over-quarter, in order to capture the impact of seasonality. In certain years, events such as the World Cup and the Olympics can act as a strong subscriber acquisition driver and may materially impact year-over-year metrics. To account for seasonality, we adjust our business practices by structuring our subscriber acquisition budget to be more heavily weighted towards the second half of the year.

We have both free trial Users, who have created an account and are within the 7-day free trial period and paid subscribers, which we refer to as Subscribers, who have a paid subscription and from whom we have collected payment for the current cycle.

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fuboTV Pre-Merger has seen a consistent increase year-over-year in end of period paid subscribers, increasing from 229,431 at the end of 2018 to 315,729 at the end of 2019, a 38% increase year-over-year. Further, fuboTV Pre-Merger’s Subscribers totaled 194,394 in the period ended June 30, 2019 compared to 286,126 fuboTV Subscribers in the period ended June 30, 2020, a 47% increase year-over-year. In 2018 and 2019, fuboTV Pre-Merger had over 498,000 and 463,000 gross Subscriber additions, or Subscribers making their first payment with us, respectively.

fuboTV Pre-Merger has successfully grown its Subscriber base despite decreasing marketing spend in both nominal terms and as a percentage of total revenue, which dropped from nearly 60% in 2018 to only 21% in 2019, highlighting our improving marketing efficiency.

We believe we have increasingly optimized our Subscriber Acquisition Cost (SAC) and have seen it begin to stabilize. For the year ended December 31, 2019, fuboTV Pre-Merger’s sales and marketing expenses were $37.2 million compared to $47.5 for the year ended December 31, 2018, and its SAC was $67 for the year ended December 31, 2019, a decrease of 25% from SAC of $89 for the year ended December 31, 2018. We continue to optimize our subscriber acquisition efficiency by leveraging customizable onboarding funnels and patented marketing tools.

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Optimize Engagement & Retention

We intend to increase our user engagement, hours streamed, and our daily active users, or DAU, by enhancing our in-product educational capabilities, improved life-stage communications, and improved content discovery. Over time, by increasing the available content on our platform and making it easily accessible, we have diversified the type of content streamed, resulting in higher customer engagement and retention.

Monthly active users, or MAUs, refers to the total count of Subscribers that have consumed content for greater than 10 seconds in the last 30 days from the period-end indicated. During the three months ended September 2020, fuboTV’s MAUs watched 120 hours across the platform on average per month. Content Hours per MAU is a key metric and our users (paid and trial/free) streamed 298.7 million hours in 2019, a 210% increase year over year.

One of the main measures of retention is the rate at which Subscribers retain during the second month of their subscription. Each year since 2018, fuboTV Pre-Merger saw significant improvement, increasing fuboTV Pre-Merger’s retention from 55% in month-2 for Subscribers acquired in 2018 to 68% for Subscribers acquired in 2020.

To measure cohort retention, we aggregate Subscribers by the year in which they first subscribed for our services and monitor Subscribers to determine whether they are a Subscriber in each month subsequent to their initial month of subscription. The X-axis of the graphic above reflects the applicable number of months following initial subscription (up to a period of 12 months). The Y-axis of the graphic above reflects the percentage of Subscribers who were Subscribers any given number of months following initial subscriptions (as reflected on the X-axis) relative to the total number of Subscribers in each year who Subscribed for our services for at least one month, on a weighted-average basis. Accordingly, each line in the graphic above plots the percentage of Subscribers for our services in any given year who are Subscribers a given number of months later. To the extent that a Subscriber ceases to subscribe for our services and then resubscribes within the same 12-month period, such Subscriber would not appear in the data above for any months following initial subscription during which such Subscriber did not subscribe for our service but would be reflected in the data above for any months following initial subscription during which such Subscriber did subscribe for our services. Our cohort retention curve is cumulative and builds over time. Therefore, our retention curves will continue to fluctuate until we have a full 12 months of data for all Subscribers who initially subscribed for our services in any given year.

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Increase Monetization

We expect to continue to grow Monthly Average Revenue Per User, or Monthly ARPU, which is our subscription revenue and advertising revenue, or Subscription Revenue, divided by average daily paid Subscribers in the relevant period, by growing hours streamed and enhancing our advertising monetization capabilities. Advertising-based content is our fastest growing segment, and we are increasing the monetization of these hours by expanding our advertising capabilities. We intend to continue to leverage our data and analytics to deliver relevant advertising and improve the ability of our advertisers to optimize their campaigns and measure their results.

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Monthly ARPU increased 42% year over year to $53.73 in 2019. fuboTV Pre-Merger’s two main sources of revenue are Subscription revenue and Advertising revenue, both of which have seen continuous growth since 2017. For the year ended December 31, 2019, fuboTV Pre-Merger’s Monthly Subscription ARPU increased to $49.29 while Monthly Ad ARPU grew to $4.43. Further, Monthly ARPU has continued to grow into the third quarter of 2020, with Monthly Subscription ARPU increasing to $60.18 and Monthly Ad ARPU increasing to $7.52, leading to a total Monthly ARPU of $67.70, an 14% increase year-over-year from the third quarter of 2019. Monthly Ad ARPU has become an important aspect of our business model and makes up a growing percentage of our total Monthly ARPU. Key drivers of Monthly Ad ARPU expansion include our premium CPMs we can command with our sports content, our constantly evolving and improving advertising formats, and our ability to address dynamically these advertising opportunities, all of which drive higher pricing. Additionally, we have optimized the collection of proprietary first party data and insights, which allows for better targeting and more efficient advertising.

We believe that additional Attachments to the basic package such as premium content packages as well as services, including Cloud DVR, will be a key driver of increasing Monthly Subscription ARPU for our existing and future subscriber base, and we have already seen the number of Attachments grow significantly. fuboTV saw Attachments per Subscriber increase from 0.4 in 2018 to 1.0 in 2019, and saw further improvement in the third quarter of 2020, with each subscriber having 1.8 Attachments on average.

Attachments are highly accretive to us, and each Attachment has significantly higher margins than the base plan. Tier Packages (such as Sports Plus with RedZone) and Channels (Showtime and AMC Premiere), and feature upgrades (Cloud DVR+ and Family Share) have gross margins that range from 20% to 100%. Additionally, we are able to further monetize our Subscribers with targeted advertising, which has very high margins as well.

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We have been able to maintain a stable Average Cost Per User (ACPU), which reflects Variable COGS per Subscriber.

ACPU optimization is a key driver for expanding our margins. For the year ended December 31, 2019, GAAP Subscriber Related Expenses totaled $201.4 million compared to $98.9 million for the year ended December 31, 2018, and ACPU grew from $41 to $55 for the years ended December 31, 2018 and 2019, respectively. For the third quarter of 2020, GAAP Subscriber Related Expenses was $61.2 million and ACPU and was $57. Growth in ACPU was primarily due to adding content from several major network groups but has been partially offset by securing improvements in each existing content contract renewal. We believe key drivers of ACPU optimization include the addition of valued content, which allows us to increase subscription fees and generate additional ad sales revenue from increased viewership, the reduction of distribution and other tech fees, and obtaining packaging flexibility to allow for content tiers.

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Adjusted Contribution Margin is defined as Platform Bookings minus Variable COGS divided by Platform Bookings. Management views Adjusted Contribution Margin as a meaningful profitability metric given the non-cash, non-recurring nature of some of our subscriber related expenses. Specifically, the Company has certain arrangements whereby content provider distribution rights are paid in advance or are subject to minimum guaranteed payments. We expect our Adjusted Contribution to approach our Platform Bookings as we attempt to renegotiate our content provider agreements to reduce our minimum guaranteed payments thereunder.

Our ability to drive Monthly ARPU growth through increased Attach Rates, improving advertising sales, coupled with our stabilizing ACPU has resulted in significant improvement in Adjusted Contribution Margin. fuboTV Pre-Merger has seen consistent improvement in our Adjusted Contribution Margin year-over-year. fuboTV Pre-Merger improved Adjusted Contribution Margin from -7% in 2018 to -3% in 2019. Furthermore, in the three months ended March 31, 2020, fuboTV Pre-Merger saw its first quarter of positive Adjusted Contribution Margin of 3%, an improvement of approximately 16% year-over-year from the first quarter of 2019. In the three months ended September 30, 2020, fuboTV saw an Adjusted Contribution Margin of 16%, an improvement of approximately 1,600 basis points year-over-year from the third quarter of 2019.

When viewed together with our GAAP results, we believe Adjusted Contribution Margin provides management and users of the financial statements important information about the performance of our business. Adjusted Contribution Margin is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of Adjusted Contribution Margin is that it is an incomplete measure of profitability as it does not include all operating expenses or non-operating income and expenses. Management compensates for these limitations when using this measure by looking at other GAAP measures, such as Operating Loss and Net Loss.

At the end of every quarter, fuboTV defers a portion of its subscription revenue from the last month in the quarter to the first month of the following quarter, proportionate to the day of the month our Subscriber had payment cycles. For example, if a Subscriber paid $60 on December 15, we recognize $30.97 for that Subscriber in December and defer $29.03 to January. However, when calculating Monthly ARPU and Adjusted Contribution Margin, we apply these deferred revenues to the period in which they originated to more accurately reflect the economics of our Subscriber base in a certain period and to match the revenue received from Subscribers with the variable costs pertaining to those subscribers.

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Key Factors Affecting Performance

Our financial condition and results of operations have been, and will continue to be, affected by a number of important factors, including the following:

●	Rise of Cord Cutting & Shift Toward OTT Streaming: Consumers have significantly shifted their TV viewing behavior, and we believe there will be an ongoing shift toward OTT streaming. This is a critical component of our business model as all of our revenues, both subscription and advertising, are dependent on this shift. In addition, the number of hours streamed on our platform is a critical element of our business because viewership drives our retention, Attach Rates and our advertising inventory.

●	Ability to Attract and Retain Subscribers: Our ability to continue to attract new subscribers and retain existing subscribers is critical to our success. We believe we can increase our subscriber retention through our differentiated user experience which will materially impact the growth of revenue in our business and our long term profitability.

●	Ability to Monetize Users: Our business model depends on our ability to monetize user engagement with our platform, primarily through subscriptions and advertising. Our ability to grow Platform Bookings relies on our ability to increase pricing power, which is primarily a function of our offerings and our data, as well as the amount of incremental Attachments Subscribers add on to their platform. We also rely on our ability to increase advertising revenues. Our ability to leverage our data to provide users with relevant ads and measure the effectiveness of these advertisements on our platform is also a key factor to an increased wallet share of advertising budgets spent on our platform.

●	Sports Industry: Our content depends on the operations of sports leagues both domestically and abroad. While our platform provides a broad suite of offerings across sports, news, and entertainment, sports is a key acquisition lever and appeal of our offering, and the operations of sports leagues are important to our user base. The recent COVID-19 pandemic and the hiatus of live sports globally negatively impacted our business as sports viewership and sports-driven Subscriber acquisition declined. The return of sports leagues both with and without live audiences has greatly benefited our platform and ability to serve our Subscriber base.

●	Seasonality: Given the significant amount of sporting events in the second half of the year, we generate significantly higher levels of revenue and subscriber additions in the third and fourth quarters of the year. This seasonality is driven primarily by sports leagues, specifically the NFL, which has a shorter partial-year season. For example, in 2018 and 2019, fuboTV Pre-Merger’s third and fourth quarters combined represented 60% and 65% of fuboTV Pre-Merger’s total gross paid Subscriber additions, respectively. To take advantage of the higher levels of purchase intent in the second half of the year, we have shifted the vast majority of our sales and marketing expenses to these periods. In addition, we typically see average Subscribers on our platform decline from the fourth quarter of the previous year through the first and second quarter of the following year. For example, fuboTV Pre-Merger experienced a 4.4% decline in average Subscribers in the first quarter of 2019 compared to the fourth quarter of 2018 and a 0.1% decrease in the first quarter of 2020 compared to fuboTV Pre-Merger’s average Subscribers in the fourth quarter of 2019.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of fuboTV Post-Merger

The following discussion and analysis by our management of our financial condition and results of operations should be read in conjunction with our unaudited condensed consolidated financial statements and the accompanying related notes included elsewhere in this prospectus and our audited financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this prospectus.

The results of our operations for the three and nine months ended September 30, 2020 are not readily comparable against the results of our operations in the comparable prior year three and nine month period ended September 30, 2019 as a result of our acquisitions of fuboTV Pre-Merger and Facebank AG, and our acquisition of and then deconsolidation of Nexway AG and its subsidiaries.

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Incorporation

fuboTV Inc. (“fuboTV” or the “Company”) was incorporated under the laws of the State of Florida in February 2009 under the name York Entertainment, Inc. The Company changed its name to FaceBank Group, Inc. on September 30, 2019. On August 10, 2020, the Company changed its name to fuboTV Inc. and as of May 1, 2020, the Company’s trading symbol was changed from “FBNK” to “FUBO.”

Unless the context otherwise requires, “fuboTV,” “we,” “us,” “our,” and the “Company” refers to fuboTV and its subsidiaries on a consolidated basis, and “fuboTV Pre-Merger” refers to fuboTV Inc., a Delaware corporation, prior to the Merger, and “fuboTV Sub” refers to fuboTV Media Inc., a Delaware corporation, and the Company’s wholly-owned subsidiary following the Merger. “FaceBank Pre-Merger” refers to FaceBank Group, Inc. prior to the Merger and its subsidiaries prior to the closing of the Merger.

Merger with fuboTV Pre-Merger

On April 1, 2020, fuboTV Acquisition Corp., a Delaware corporation and our wholly-owned subsidiary (“Merger Sub”) merged with and into fuboTV Pre-Merger, whereby fuboTV Pre-Merger continued as the surviving corporation and became our wholly-owned subsidiary pursuant to the terms of the Agreement and Plan of Merger and Reorganization dated as of March 19, 2020, by and among us, Merger Sub and fuboTV Pre-Merger (the “Merger Agreement” and such transaction, the “Merger”).

In accordance with the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), all of the capital stock of fuboTV Pre-Merger was converted into the right to receive shares of our newly-created class of Series AA Convertible Preferred Stock, par value $0.0001 per share, or the Series AA Preferred Stock. Each share of Series AA Preferred Stock is entitled to 0.8 votes per share and shall only be convertible immediately following the sale of such shares on an arms’-length basis either pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act or pursuant to an effective registration statement under the Securities Act. Prior to our uplist to the NYSE, the Series AA Preferred Stock benefited from certain protective provisions that would require us to obtain the approval of a majority of the shares of outstanding Series AA Preferred Stock, voting as a separate class, before undertaking certain matters.

Prior to the Merger, the Company was, and after the Merger continues to be, in part, a character-based virtual entertainment business, and a developer of digital human likeness for celebrities, focused on applications in traditional entertainment, sports entertainment, live events, social networking, mixed reality (AR/VR) and artificial intelligence. As a result of the Merger, fuboTV Pre-Merger, a leading live TV streaming platform for sports, news, and entertainment, became a wholly-owned subsidiary of the Company.

In connection with the Merger, on March 11, 2020, the Company and HLEE Finance S.a r.l. (“HLEE”) entered into a Credit Agreement, dated as of March 11, 2020, pursuant to which HLEE provided the Company with a $100.0 million revolving line of credit (the “Credit Facility”). The Credit Facility was secured by substantially all the assets of the Company. On July 8, 2020, the Company entered into a Termination and Release Agreement with HLEE Finance to terminate the Credit Agreement. The Company did not draw down on the Credit Agreement during its term. See Note 13 to our Notes to Condensed Consolidated Financial Statements included elsewhere in this prospectus for more information about the Credit Facility.

On March 19, 2020, FaceBank Pre-Merger, Merger Sub, Evolution AI Corporation (“EAI”) and Pulse Evolution Corporation (“PEC” and collectively with EAI, Merger Sub and FaceBank Pre-Merger, the “Initial Borrower”) and FB Loan Series I, LLC (“FB Loan”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”), pursuant to which the Initial Borrower sold to FB Loan senior secured promissory notes in an aggregate principal amount of $10.1 million (the “Senior Notes”). The Company received proceeds of $7.4 million, net of an original issue discount of $2.7 million. In connection with the FB Loan, FaceBank Pre-Merger, fuboTV Pre-Merger and certain of their respective subsidiaries granted a lien on substantially all of their assets to secure the obligations under the Senior Notes. The Company made a $7.5 million payment on the Note Purchase Agreement on May 28, 2020 and paid the remaining balance of $2.6 million on July 3, 2020.

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Prior to the Merger, fuboTV Pre-Merger and its subsidiaries were party to a Credit and Guaranty Agreement, dated as of April 6, 2018 (the “AMC Agreement”), with AMC Networks Ventures LLC as lender, administrative agent and collateral agent (“AMC Networks Ventures”). fuboTV Pre-Merger previously granted AMC Networks Ventures a lien on substantially all of its assets to secure its obligations thereunder. The AMC Agreement survived the Merger and, as of the Effective Time, there was $23.8 million outstanding under the AMC Agreement (excluding issuance costs). In connection with the Merger, the Company guaranteed the obligations of fuboTV Pre-Merger under the AMC Agreement on an unsecured basis. The liens of AMC Networks Ventures on the assets of fuboTV Pre-Merger are senior to the liens in favor of FB Loan and the Company securing the Senior Notes.

Nature of Business

The Company is a leading digital entertainment company, combining fuboTV Pre-Merger’s direct-to-consumer live TV streaming, or vMVPD, platform with FaceBank Pre-Merger’s technology-driven IP in sports, movies and live performances. We expect that this business combination will create a content delivery platform for traditional and future-form IP. We plan to leverage FaceBank Pre-Merger’s IP sharing relationships with leading celebrities and other digital technologies to enhance its already robust sports and entertainment offerings.

Since the Merger, while we continue our previous business operations, we are principally focused on offering consumers a leading live TV streaming platform for sports, news and entertainment through fuboTV. The Company’s revenues are almost entirely derived from the sale of subscription services and the sale of advertisements in the U.S., though the Company has started to assess expansion opportunities into international markets, with operations in Canada and the launch in late 2018 of its first ex-North America offering of streaming entertainment, to consumers in Spain.

Our subscription-based services are offered to consumers who can sign-up for accounts at https://fubo.tv, through which we provide basic plans with the flexibility for consumers to purchase the add-ons and features best suited for them. Besides the website, consumers can also sign-up via some TV-connected devices. The fuboTV platform provides, what we believe to be, a superior viewer experience, with a broad suite of unique features and personalization capabilities such as multi-channel viewing capabilities, favorites lists and a dynamic recommendation engine as well as 4K streaming and Cloud DVR offerings.

Restatement

Between May 11, 2020 and June 8, 2020, the Company entered into Purchase Agreements with investors (“Investors”), pursuant to which the Company sold an aggregate of 3,735,922 shares of the Company’s common stock at a purchase price of $7.00 per share and issued warrants to the Investors covering a total of 3,735,922 shares of the Company’s common stock for an aggregate purchase price of $26.2 million.

The Company determined that the fair value of the warrants totaled $26.8 million. The Company originally recorded a loss on issuance of common stock and warrants totaling $26.8 million, resulting in an overstatement of the loss by $26.2 million (“the Error”).

The Company should have allocated the purchase price of $26.2 million to a warrant liability with the residual amount of $0.6 million to the loss on issuance of common stock and warrants

Components of Results of Operations

Revenues, net

Subscription

Subscription revenues consist primarily of subscription plans sold through the Company’s website and third-party app stores.

Advertisements

Advertisement revenue consists primarily of fees charged to advertisers who want to display ads (“impressions”) within the streamed content.

Software licenses, net

Software license revenue consists of revenue generated from the sale of software licenses at one of our former subsidiaries, Nexway eCommerce Solutions. As a result of the deconsolidation of Nexway AG, which was effective as of March 31, 2020, the Company no longer generates revenue from software licenses.

Other

Other revenue consists of a contract to sub-license rights to broadcast certain international sporting events to a third party.

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Subscriber Related Expenses

Subscriber related expenses consist primarily of affiliate distribution rights and other distribution costs related to content streaming.

Broadcasting and Transmission

Broadcasting and transmission expenses consist primarily of the cost to acquire a signal, transcode, store, and retransmit it to the subscribers.

Sales and Marketing

Sales and marketing expenses consist primarily of payroll and related costs, benefits, rent and utilities, stock-based compensation, agency costs, advertising campaigns and branding initiatives.

Technology and Development

Technology and development expenses consist primarily of payroll and related costs, benefits, rent and utilities, stock-based compensation, technical services, software expenses, and hosting expenses.

General and Administrative

General and administrative expenses consist primarily of payroll and related costs, benefits, rent and utilities, stock-based compensation, corporate insurance, office expenses, professional fees, as well as travel, meals, and entertainment costs.

Depreciation and amortization

Depreciation and amortization expense includes depreciation of fixed assets and amortization of finite-lived intangible assets.

Other income (expense)

Other income (expense) primarily consists of issuance gains/losses and the change in fair value of financial instruments, interest expense and financing costs on our outstanding borrowings, unrealized gains/losses on equity method investments, and the loss recorded on the deconsolidation of a subsidiary.

Income tax benefit

The Company’s deferred tax liability and income tax benefit relates to our book and tax basis differences in identifiable intangible assets and the current tax impact of the amortization of finite-lived intangible assets. These intangible assets are not deductible for tax purposes and the deferred tax liability has been established for the amount of such temporary differences expected to reverse in periods where net operating loss carryforwards will not be available to offset the taxable income generated from these reversals.

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Results of Operations for the three and nine months ended September 30, 2020 and 2019 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues, net
Subscriptions	$53,433	$—	$92,945	$—
Advertisements	7,520	—	11,843	$—
Software licenses, net	—	5,834	7,295	$5,834
Other	249	—	586	—

Total Revenues	$61,202	$5,834	$112,669	$5,834

Operating expenses:
Subscriber related expenses	61,228	—	114,315	—
Broadcasting and transmission	9,778	—	19,270	—
Sales and marketing	22,269	93	33,526	417
Technology and development	10,727	5,222	20,277	5,222
General and administrative	8,270	2,171	42,130	3,688
Depreciation and amortization	14,413	5,273	34,050	15,589
Impairment of goodwill and intangible assets	236,681	-	236,681	-

Total operating expenses	363,366	12,759	500,249	24,916

Operating loss	(302,164)	(6,925)	(387,580)	(19,082)

Other income (expense):
Interest expense and financing costs, net	(2,203)	(1,094)	(18,109)	(1,994)
Interest income	-	482		482
Loss on deconsolidation of Nexway	—	—	(11,919)	—
Gain (loss) on extinguishment of debt	1,321	—	(9,827)	—
Loss on issuance of common stock and warrants	-	-	(13,507)	-
Change in fair value of warrant liability	4,543	—	9,143	—
Change in fair value of subsidiary warranty liability	—	831	3	4,432
Change in fair value of shares settled liability	—	—	(1,665)	—
Change in fair value of derivative liability	101	(1)	(426)	1,017
Change in fair value of Panda interests	—	—	(148)	—
Unrealized gain on equity method investment	—	—	2,614	—
Gain on sale of assets	7,631	—	7,631	—
Foreign currency exchange loss	-	-	(1,010)	-
Other income (expense)	583	(1,230)	147	(1,230)

Total other income (expense)	11,976	(1,012)	(37,073)	2,707

Loss before income taxes	(290,188)	(7,937)	(424,653)	(16,375)
Income tax benefit	(16,071)	(1,028)	(20,589)	(3,234)

Net loss	$(274,117)	$(6,909)	$(404,064)	$(13,141)

On September 19, 2019, the Company acquired Facebank AG, Nexway and on April 1, 2020 fuboTV Pre-Merger. The results of our operations for the three and nine months ended September 30, 2020 include the results of operations of Facebank AG and Nexway and also include the effects of the deconsolidation of Nexway as of March 31, 2020 and the sale of Facebank AG in the three months ended September 30, 2020. The results of our operations for the three and nine months ended September 30, 2020 also include the results of operations of fuboTV post-Merger. Because of this, the results of operations for the three and nine months ended September 30, 2020 are not comparable to the results of operations for the three and nine months ended September 30, 2019.

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Revenue, net

Three Months Ended September 30, 2020 and 2019

During the three months ended September 30, 2020, we recognized revenues of $61.2 million, primarily related to $53.3 million of subscription revenue, $7.5 million of advertising revenue and $0.2 million in other revenue. These revenues were generated entirely by fuboTV post-Merger which Merger occurred on April 1, 2020, and there are no comparable results in the prior year.

Nine Months Ended September 30, 2020 and 2019

During the nine months ended September 30, 2020, we recognized revenues of $112.7 million, primarily related to $92.9 million of subscription revenue, $11.8 million of advertising revenue and $0.6 million in other revenue in connection with the second quarter acquisition of fuboTV Pre-Merger. These revenues were generated entirely by the fuboTV business which we acquired through the Merger that closed on April 1, 2020, and there are no comparable results in the prior year. In addition, we generated $7.3 million related to the sale of software licenses from our acquisition of Facebank AG.

Subscriber related expenses

Three Months Ended September 30, 2020 and 2019

During the three and nine months ended September 30, 2020, we recognized subscriber related expenses of $61.2 million and 114.3 million, respectively due to affiliate distribution rights and other distribution costs in connection with the streaming revenue generated from the fuboTV business, which we acquired through the Merger that closed on April 1, 2020.

There were no subscriber related expenses recognized during the three and nine months ended September 30, 2019.

Broadcasting and transmission

Three Months Ended September 30, 2020 and 2019

During the three and nine months ended September 30, 2020, we recognized broadcasting and transmission expenses of $9.8 million and $19.3 million, respectively primarily related to transmissions of our services in connection with the streaming revenue generated from the fuboTV business, which we acquired through the Merger that closed on April 1, 2020.

There were no broadcasting and transmission expenses recognized during the three and nine months ended September 30, 2019.

Sales and marketing

Three Months Ended September 30, 2020 and 2019

During the three months ended September 30, 2020, we recognized sales and marketing expenses of $22.3 million as compared to $0.1 million during the three months ended September 30, 2019. The increase in sales and marketing expenses were primarily related to marketing expenses incurred to acquire new customers to our streaming platform after the Merger on April 1, 2020.

Nine Months Ended September 30, 2020 and 2019

During the nine months ended September 30, 2020, we recognized sales and marketing expenses of $33.5 million as compared to $0.4 million during the nine months ended September 30, 2019. The increase in sales and marketing expense is primarily related to marketing expenses incurred to acquire new customers to our streaming platform after the Merger on April 1, 2020. The remaining increase in sales and marketing expenses were related to the costs incurred to acquire new customers of Nexway resulting from our 2019 acquisitions of Facebank AG and Nexway.

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Technology and development

Three and Nine Months Ended September 30, 2020 and 2019

During the three and nine months ended September 30, 2020, we recognized technology and development expenses of $10.7 million and $20.3 million in connection with the development of our streaming platform after the Merger on April 1, 2020.

Technology and development expenses incurred during the three and nine months ended September 30, 2019 relate entirely to the consolidation of Nexway.

General and Administrative

Three Months Ended September 30, 2020 and 2019

During the three months ended September 30, 2020, general and administrative expenses totaled $8.3 million, compared to $2.2 million for the three months ended September 30, 2019. The increase of $6.1 million was primarily related to $6.9 million of incremental general and administrative expenses as a result of the acquisition of fuboTV Pre-Merger offset by a $0.8 million reduction of expenses due to the deconsolidation of Nexway.

Nine Months Ended September 30, 2020 and 2019

During the nine months ended September 30, 2020, general and administrative expenses totaled $42.1 million, compared to $3.7 million for the nine months ended September 30, 2019. The increase of $38.4 million was primarily related to $24.1 million of stock compensation expense, $9.6 million of incremental expenses as a result of the acquisition of fubo TV Pre-Merger and $6.2 million of professional services due to additional financing and acquisition activities, offset in part by a $0.8 million reduction of expenses due to the deconsolidation of Nexway.

Depreciation and amortization

Three Months Ended September 30, 2020 and 2019

During the three months ended September 30, 2020, we recognized depreciation and amortization expenses of $14.4 million compared to $5.3 million during the three months ended September 30, 2019. The increase of $9.2 million is primarily related to $9.1 million of amortization expenses recognized on the intangible assets acquired as part of the Merger on April 1, 2020.

Nine Months Ended September 30, 2020 and 2019

During the nine months ended September 30, 2020, we recognized depreciation and amortization expenses of $34 million compared to $15.6 million during the nine months ended September 30, 2019. The increase of $18.4 million is primarily related to $18.1 million of amortization expense recorded for the intangible assets acquired in connection with the Merger on April 1, 2020.

Impairment of intangible assets and goodwill

During the three months and nine months ended September 30, 2020, we recognized an impairment of Facebank Pre-Merger intangible assets and goodwill of $236.7 million.

Other Income (Expense)

Three Months Ended September 30, 2020 and 2019

During the three months ended September 30, 2020, we recognized $12 million of other income (net), compared to $1 million of other expense (net) during the three months ended September 30, 2019. The increase of $13 million was primarily related to a $7.6 million gain on the sale of the Facebank AG and Nexway assets, $4.5 million related to the change in fair value of warrant liabilities and $1.3 million gain on the extinguishment of debt.

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Nine Months Ended September 30, 2020 and 2019

During the nine months ended September 30, 2020, we recognized $37.1 million of other expense (net), compared to $2.7 million of other income (net) during the nine months ended September 30, 2019. The increase of $39.8 million of other expense (net) was primarily related to $16.6 million of incremental net interest expense on our outstanding borrowings, $9.8 million loss on extinguishment of debt, a $11.9 million loss on the deconsolidation of Nexway, $13.5 million loss on issuance of common stock and warrants and $1.7 million change in fair value of change in shares settled liability. These expenses were partially offset by a $7.6 million gain on the sale of the Facebank AG and Nexway assets, $9.1 million gain related to the change in fair value of warrant liabilities and a $2.6 million unrealized gain on our equity method investment in Nexway. For the nine months ended September 30, 2019, we recognized $4.4 million of other income (net) related to a change in fair value of subsidiary warrant liability.

Income tax benefit

Three Months Ended September 30, 2020 and 2019

During the three months ended September 30, 2020, we recognized an income tax benefit of $16.1 million, compared to $1.0 million during the three months ended September 30, 2019. The $15.1 million increase in income tax benefits was related primarily to the impairment of Facebank Pre-Merger intangible assets.

Nine Months Ended September 30, 2020 and 2019

During the nine months ended September 30, 2020, we recognized an income tax benefit of $20.6 million, compared to $3.2 million during the nine months ended September 30, 2019. The $17.4 million increase was primarily related to the impairment of Facebank Pre-Merger intangible assets.

Liquidity

The accompanying condensed consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates the continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

We had cash and cash equivalents of $38.9 million, a working capital deficiency of $189.1 million and an accumulated deficit of $458.6 million at September 30, 2020. We incurred a $404.1 million net loss for the nine months ended September 30, 2020. While we expect to continue incurring losses in the foreseeable future, we successfully raised $183 million in October 2020, net of offering expenses, through a public offering of our common stock. The proceeds from this offering provide us with the necessary liquidity to continue as a going concern for a period of at least one year from the date these financial statements are issued.

Our future capital requirements and the adequacy of our available funds will depend on many factors, including our ability to successfully attract and retain subscribers, develop new technologies that can compete in a rapidly changing market with many competitors and the need to enter into collaborations with other companies or acquire other companies or technologies to enhance or complement our product and service offerings.

In addition to the foregoing, based on our current assessment, we do not expect any material impact on our long-term development timeline and our liquidity due to the worldwide spread of a novel strain of coronavirus (“COVID 19”). However, we are continuing to assess the effect on its operations by monitoring the spread of COVID-19 and the actions implemented to combat the virus throughout the world. Given the daily evolution of the COVID-19 outbreak and the global response to curb its spread, COVID-19 may affect our results of operations, financial condition or liquidity.

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Cash Flows (in thousands)

	Nine Months Ended September 30,
	2020	2019
Net cash provided by (used in) operating activities	(72,450)	1,257
Net cash provided by used in investing activities	(1,349)	1,625
Net cash provided by financing activities	106,314	2,983
Net increase in cash and cash equivalents	32,515	5,865

Operating Activities

For the nine months ended September 30, 2020, net cash used in operating activities was $72.5 million, which consisted of our net loss of $404.1 million, adjusted for non-cash movements of $305.1 million. The non-cash movements included $236.7 impairment of Facebank Pre-Merger intangible assets and goodwill, $34 million of depreciation and amortization expenses primarily related to intangible assets, $24.1 million of stock-based compensation, $13.5 million of loss on issuance of common stock and warrants, $12.3 million of amortization of debt discounts, $9.8 million loss on extinguishment of debt, $8.6 million loss on deconsolidation of Nexway, $1.7 million of change in fair value of shares settled liability and $1 million of loss on foreign currency exchange, partially offset by $20.6 million of deferred income tax benefit, $9.1 million of change in fair value of warrant liability, $7.6 million gain on the sale of assets and $2.6 million of unrealized gain on investments. Changes in operating assets and liabilities resulted in cash inflows of approximately $26.5 million, primarily due to a net increase in accounts payable, accrued expenses and other current liabilities of $32.9 million due to timing of payments, a net decrease in prepaid expenses and other current assets of $10.6 million and a net increase in deferred revenue of $6.6 million.

For the nine months ended September 30, 2019, net cash provided by operating activities was $1.3 million, which consisted of our net loss of $13.1 million, adjusted for non-cash movements of $7.5 million. The non-cash movements included $15.6 million of depreciation and amortization expenses primarily related to intangible assets, $0.5 million of amortization of debt discounts and $0.6 million of accrued interest expense related to our notes payable, partially offset by $4.4 million related to the change in fair value of subsidiary warrant liability, $3.2 million of deferred income tax benefits, $1 million of change in fair value of derivative liability and $0.6 million of other adjustments. Changes in operating assets and liabilities resulted in cash outflows of approximately $0.1 million, primarily consisted of increases in accounts receivable of $3.6 million offset by increases in accounts payable and accrued expenses of $3.4 million due to timing of payments.

Investing Activities

For the nine months ended September 30, 2020, net cash used in investing activities was $1.3 million, which consisted of a $10.0 million advance to fuboTV Pre-Merger, $0.6 million cash paid as part of the disposition of Facebank AG and $0.1 million of capital expenditures, offset by $9.4 million of net cash acquired in the acquisition of fuboTV Pre-Merger.

For the nine months ended September 30, 2019, net cash provided by investing activities was $1.6 million, which primarily consisted of our $2.3 million acquisition of Facebank AG and Nexway, $0.7 million sale of profits interest in our investment in Panda Productions (HK) Limited (“Panda”), partially offset by a $1.1 million payment for our investment in Panda and $0.3 million for the purchase of intangible assets.

Financing Activities

For the nine months ended September 30, 2020, net cash provided by financing activities was $106.3 million. The net cash provided is primarily related to $97.1 million of proceeds received from the sale of our common stock, $33.6 million of proceeds received in connection with short-term and long-term borrowings and $3.0 million of proceeds received from the issuance of convertible notes. These proceeds were partially offset by repayments of $11.6 million in connection with the Note Purchase Agreement, $8.4 million of notes payable, $3.9 million in connection with convertible notes, $2.5 million in connection with our loan with AMC Networks Ventures, LLC, and $0.9 million in connection with the redemption of Series D preferred stock.

For the nine months ended September 30, 2019, net cash provided by financing activities was $3.0 million. The net cash provided is primarily related to $2.9 million of proceeds received from the sale of our common stock and warrants, $0.5 million from the sale of preferred stock and $0.4 million of proceeds from related parties. These proceeds were partially offset by repayments of $0.5 million of our convertible notes and repayments of $0.3 million of our notes payable.

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Commitments and Contractual Obligations

Our principal commitments and contractual obligations consist of repayment of debt obligations and leases for office facilities. The following table summarizes our non-cancellable contractual obligations as of September 30, 2020:

	Payments Due by Period
	Less than 1 year	1-3 Years	3-5 Years	More Than 5 years	Total
Lease Liability	$903,000	1,201,000	1,380,000	1,416,000	4,900,000
Notes Payable (Gross)	5,884,000	-	-	-	5,884,000
Notes Payable – Related Party (Gross)	35,000	-	-	-	35,000
Long Term Borrowings	9,696,000	25,905,000	-	-	35,601,000
Total	16,518,000	27,106,000	1,380,000	1,416,000	46,420,000

The contractual commitment amounts in the table above are associated with agreements that are enforceable and legally binding. Obligations under contracts that we can cancel without a significant penalty are not included in the table above.

As of September 30, 2020, we had repaid the outstanding balance under all of the convertible notes.

Our notes payable amount includes a $4.4 million note with a maturity date of October 1, 2018; this note is currently in default, but the holder has signed a forbearance agreement. Notes payable also includes a $1.6 million note with a maturity date of May 14, 2021, which was repaid in October 2020.

Notes payable – related party includes a note issued to the Dale O Lovett Trust. John Textor, our former Head of Studio, is a beneficiary of the Dale O Lovett Trust. The current amount of principal and accrued interest owed to the Dale O Lovett Trust is $34,500. See “Certain Relationships and Related Person Transactions.”

Long term borrowings includes a $10 million note with a maturity date of July 16, 2023 which was repaid in October 2020.

In the ordinary course of business, we enter into agreements in which we may agree to indemnify customers, vendors, lessors, partners, lenders, equity interest holders, and other parties with respect to certain matters, including losses resulting from claims of intellectual property infringement, damages to property or persons, business losses, or other liabilities. In addition, we have entered into indemnification agreements with our directors, executive officers, and other officers that will require us to indemnify them against liabilities that may arise by reason of their status or service as directors, officers, or employees. No demands have been made upon us to provide indemnification under such agreements and there are no claims that we are aware of that could have a material effect on our consolidated financial statements.

Off-Balance Sheet Arrangements

As of September 30, 2020, there were no off-balance sheet arrangements.

Critical Accounting Policies

Our discussion and analysis of financial condition and results of operations is based upon our condensed consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S.. The preparation of these condensed consolidated financial statements and related disclosures requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Those estimates and assumptions include, but are not limited to, fair value of stock-based awards, fair value of equity instruments, impairment of goodwill and intangible assets, allocating the fair value of purchase consideration issued in business acquisitions, and accounting for income taxes, including the valuation allowance on deferred tax assets.

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Revenue from Customers

We recognize revenue from contracts with customers under ASC 606, Revenue from Contracts with Customers (the “revenue standard”). The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. A good or service is transferred to a customer when, or as, the customer obtains control of that good or service.

The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation

Subscription revenue is recognized when we satisfy a performance obligation by transferring control of the promised services to the customers. Advertising revenue is recognized at a point in time when we satisfy a performance obligation by transferring control of the promised services to the advertiser, which generally is when the advertisement has been displayed.

Recently Issued Accounting Pronouncements

See Note 3 to our Notes to Condensed Consolidated Financial Statements included elsewhere in this prospectus for a discussion of recent accounting policies.

AMC Credit Agreement

Prior to the Merger, fuboTV Pre-Merger and its subsidiaries were party to a Credit and Guaranty Agreement dated as of April 6, 2018, or the AMC Agreement, with AMC Networks Ventures LLC, or AMC Networks Ventures, as lender, administrative agent and collateral agent. fuboTV Pre-Merger previously granted AMC Networks Ventures a lien on substantially all of its assets to secure its obligations thereunder. The AMC Agreement survived the Merger. As of September 30, 2020, there was $21.3 million outstanding under the AMC Agreement, net of debt issuance costs. In connection with the Merger, we guaranteed the obligations of fuboTV Sub under the AMC Agreement on an unsecured basis.

Termination of HLEE Finance Revolving Facility

On July 8, 2020, we entered into a Termination and Release Agreement, or the HLEE Termination Agreement, with HLEE Finance. As previously disclosed, on or about March 11, 2020, we entered into a Credit Agreement, or the HLEE Credit Agreement, with HLEE Finance, pursuant to which HLEE Finance provided us with a revolving loan facility in the amount of $100,000,000. Also on or about March 11, 2020, we issued a promissory note, or the HLEE Note, to HLEE Finance in the amount of $100,000,000, and entered into a Security Agreement with HLEE Finance (collectively, with the HLEE Credit Agreement and the HLEE Note, referred to as the HLEE Documents). No amounts were loaned to us pursuant to the HLEE Documents, and no amounts or payments are due to HLEE Finance pursuant to the HLEE Documents. Pursuant to the terms of the HLEE Termination Agreement, on July 8, 2020, we and HLEE Finance agreed to terminate each of the HLEE Documents. As of July 8, 2020, (i) all obligations under the HLEE Documents are terminated and satisfied in full, (ii) the commitment of HLEE Finance to make any loans to us under any HLEE Document is automatically terminated, and (iii) the liens and security interests granted pursuant to the HLEE Documents are automatically and irrevocably released and terminated in their entirety and are of no further force or effect. Each of the parties agreed to a full release relating to any claims arising or based on or relating to events or actions which occurred at any point in the past and up to and including July 8, 2020.

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Disposition of FaceBank AG

On July 10, 2020 we entered into a Share Purchase Agreement, or the FaceBank AG SPA, with C2A2 Corp. AG Ltd., or C2A2. Pursuant to the terms of the FaceBank AG SPA, C2A2 agreed to acquire all of the 1,000 shares of Facebank AG’s common stock, held by us, which shares constitute 100% of the issued and outstanding shares of Facebank AG, in exchange for a series of assignments, payments, releases, options and settlements as further described in the FaceBank AG SPA (collectively referred to as the AG Transactions). The AG Transactions closed on July 10, 2020. In connection with the AG Transactions, we redeemed an aggregate of 3,633,114 shares of our common stock at a redemption price of $0.0001 per share and issued 4,833,114 new shares of our common stock at a sale price of $0.0001 per share, resulting in a net issuance of 1,200,000 new shares of our common stock. The redemptions and new issuance are further discussed below.

At the closing of the AG Transactions, we and certain other parties entered into certain assignments and releases with respect to the issuance by FBNK Finance S.a.r.l., or FBNK Finance, of a total of €50 million notes, portions of which were issued to certain investors. Also at the closing of the AG Transactions, John Textor and Victor Iezuitov resigned as directors and officers of Facebank AG, and each of its subsidiaries and C2A2 agreed to take such actions as required to remove the name “Facebank” from the name of Facebank AG and any of its affiliated entities as soon as possible.

Quantitative and Qualitative Disclosures about Market Risk

Market risk represents the risk of loss that may affect our financial position due to adverse changes in financial market prices and rates.

Interest Rate Risk

Our primary interest rate risk is exposure to changes in short-term interest rates on outstanding amounts payable to our creditors. We closely monitor the cost of borrowing considering our cash flow needs and our expectations for short-term rates in the future.

Foreign Currency Exchange Rate Risk

The large majority of our subscriber base is currently within the U.S. resulting in minimal foreign currency risk related to our revenue. As well, most of our operating expenses are denominated in the U.S. dollar, further minimizing our foreign currency risk. Exchange rate volatility depends on many factors that we cannot accurately forecast. In the future, if we acquire more international subscribers so that more of our revenue is not in U.S. dollars or we expand our international service offering so that more of our expenses are in foreign currencies, our operating results may be more greatly affected by fluctuations in the exchange rates of the currencies in which we do business. We do not enter into derivatives or other financial instruments in an attempt to hedge our risk associated with foreign currency exchange, but we may do so in the future. It is difficult to predict the impact any hedging activities could have on results of our operations.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of fuboTV Pre-Merger

References in this section to the “Company,” “we,” “us,” or “our” refer to fuboTV Pre-Merger. References to “management” refer to fuboTV Pre-Merger’s officers and directors.

Components of Results of Operations

Subscription Revenue

We generate the majority of our revenue through monthly subscription fees with additional add-on video subscription packages available for purchase. These subscription plans provide different levels of streamed content and functionality depending on the plan selected. Subscription fees are fixed and paid in advance by credit card on a monthly, quarterly or annual basis. These additional services, or attachments, include premium channels, additional DVR storage, and the ability to use our service across multiple devices. We offer our streaming platform in the U.S., Canada and in Spain through our wholly owned subsidiary, Fubo TV Spain, S.L.

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Advertising Revenue

We generate advertising revenue from advertising sales on our platform and this is the fastest growing part of our business. Through our contracts with our content providers, we secure approximately two minutes of ad inventory per hour on the cable channels we carry. Through our agreements with advertisers, we run their advertising campaigns within the available inventory on individual insertion orders, or IOs. Each IO has a specific term of each ad campaign, the number of impressions to be delivered and the applicable rate to be charged.

Other Revenue

A small portion of revenue is generated through an annual contract to sub-license our rights to broadcast certain international sporting events to a third party. For example, we license some sports content from a league, which we then sublicense to another sports live streaming service. In addition, we expect to generate Other revenue from Facebank-produced entertainment through licensing, pay-per-view and other monetization strategies. We expect Other revenue to remain a smaller portion of our overall revenue.

Subscriber Related Expenses

Subscriber related expenses consist primarily of content provider distribution rights and other distribution costs related to content streaming. The cost of content provider distribution rights is generally incurred on a per subscriber basis and is recognized when the related programming is distributed to subscribers. We have certain arrangements whereby content provider distribution rights are paid in advance or are subject to minimum guaranteed payments. We expect subscriber related expenses to continue to grow on an absolute dollar basis in connection with the expected increase in our subscriber base.

Broadcasting and Transmission

Broadcasting and transmission expenses are charged to operations as incurred and consist primarily of the cost to acquire a signal, transcode, store, and retransmit it to the subscribers. The cost of Broadcasting and transmission is related to the number of channels we distribute and content hours streamed. We expect broadcasting and transmission to continue to grow on an absolute dollar basis in connection with our expected channel expansion and increase in viewership hours.

Sales and Marketing

Sales and marketing expenses consist primarily of payroll and related costs, benefits, rent and utilities, stock-based compensation, agency costs, advertising campaigns and branding initiatives. We expect our sales and marketing expenses to increase on an absolute dollar basis as we continue to invest in subscriber acquisition to grow our subscriber base and increase headcount. In addition, we expect to incur production costs associated with Facebank-produced entertainment.

Technology and Development

Technology and development expenses are charged to operations as incurred. Technology and development expenses consist primarily of payroll and related costs, benefits, stock-based compensation, technical services, software expenses, hosting expenses, and rent and utilities. We expect technology and development expenses to continue to grow on an absolute dollar basis as we invest in this area through increased headcount and related expenses.

General and Administrative

General and administrative expenses consist primarily of payroll and related costs, benefits, rent and utilities, stock-based compensation, corporate insurance, office expenses, professional fees, as well as travel, meals, and entertainment costs. We expect our general and administrative expenses to increase following the completion of this offering due to the anticipated growth of our business and related infrastructure as well as accounting, legal, insurance, investor relations and other costs associated with operating as a public company. We also expect to increase headcount and related expenses.

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Other Income (Expense), Net

Other (expense) income, net consists of interest (expense) income associated with our debt financing arrangements, amortization of debt issuance costs and interest income earned on investments.

Income Taxes

Our income tax expense consists primarily of state minimum income taxes in the U.S.. We have a valuation allowance for deferred tax assets, including net operating loss carryforwards. We expect to maintain this valuation allowance for the foreseeable future.

Results of Operations for the Three Months Ended March 31, 2020 as Compared to the Three Months Ended March 31, 2019

The following table summarizes fuboTV Pre-Merger’s consolidated results of operations for the three months ended March 31, 2020 and 2019 (in thousands):

	Three Months Ended March 31,
	2020	2019
	(unaudited)	(unaudited)
Revenues	$51,047	$28,616
Subscriber related expenses	(58,001)	(43,495)
Broadcasting and transmission	(9,230)	(7,236)
Sales and marketing	(7,713)	(5,884)
Technology and development	(8,327)	(6,936)
General and administrative	(3,104)	(2,182)
Depreciation	(135)	(119)
Interest expense, net	(493)	(647)
Gain (loss) on extinguishment of debt	-	102
(Provision) benefit for income taxes	(2)	(2)
Net loss	$(35,958)	$(37,783)

Revenues

During the three months ended March 31, 2020, fuboTV Pre-Merger recognized $51.0 million in net revenue compared to $28.6 million for the three months ended March 31, 2019. The increase of $22.4 million was primarily due to a $19.8 million increase in subscription revenue resulting from a net increase in end-of-period subscribers of 77 thousand and an increase in per-subscriber revenue, and a $2.3 million increase in advertising revenue.

Subscriber Related Expenses

Subscriber related expenses totaled $58.0 million during the three months ended March 31, 2020, an increase of $14.5 million compared to the same period in 2019. The increase was primarily attributable to new programming contracts entered into during 2019 totaling $6.0 million incremental fees, a $5.9 million increase in expensed minimum guarantees associated with one of our programming contracts, a net increase in end-of-period subscribers of 77 thousand resulting in higher programming costs for existing contracts and annual contractual rate increases in certain of our programming contracts.

Broadcasting and Transmission Expense

Broadcasting and transmission expense totaled $9.2 million for the three months ended March 31, 2020 compared to $7.2 million for the same period in 2019, an increase of $2.0 million. The change was primarily due to an increase in the expense associated with acquiring, transcoding, storing and retransmitting feeds to our subscribers.

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Sales and Marketing Expense

Sales and marketing expense totaled $7.7 million for the three months ended March 31, 2020 compared to $5.9 million for the same period in 2019, an increase of $1.8 million. The change was primarily due to an increase in Advertising & Marketing expense of $0.5 million and an increase in personnel cost of $0.5 million due to staff additions.

Technology and Development Expense

Technology and development expense totaled $8.3 million for the three months ended March 31, 2020 compared to $6.9 million for the same period in 2019, an increase of $1.4 million. The change was primarily due to an increase in personnel cost of $1.6 million. An increased use of outside contractors was offset in part by a reduction in use of technology software.

General and Administrative Expenses

General and administrative expenses totaled $3.1 million for the three months ended March 31, 2020 compared to $2.2 million for the same period in 2019, an increase of $900 thousand. The change was primarily due to a $1.0 million increase in legal fees attributable to the merger.

Depreciation Expense

Depreciation expense totaled $135 thousand for the three months ended March 31, 2020 compared to $119 thousand for the same period in 2019, an increase of $16 thousand. The increase was due to a full period of depreciation expense on capital expenditures incurred in 2019.

Interest Expense

Interest expense, net totaled $493 thousand for the three months ended March 31, 2020 compared to $647 thousand for the same period in 2019, a decrease of $154 thousand. The change was primarily due to a reduction in the 3-month LIBOR interest rate applied to our credit agreement with AMC Networks.

Gain on extinguishment of debt

We recorded a gain on the extinguishment of debt of $102 thousand during the three months ended March 31, 2019 due to the write-off of discount recorded on convertible notes.

Results of Operations for the Year Ended December 31, 2019 as Compared to Year Ended December 31, 2018

	Years Ended December 31,
	2019	2018
Revenues	$146,530	$74,820
Subscriber related expenses	(201,448)	(98,894)
Broadcasting and transmission	(33,103)	(24,373)
Sales and marketing	(37,245)	(47,478)
Technology and development	(30,001)	(19,909)
General and administrative	(15,876)	(11,121)
Depreciation	(616)	(440)
Interest expense, net	(2,035)	(2,445)
Gain (loss) on extinguishment of debt	102	(4,171)
Change in fair value of derivative liability	-	4,697
(Provision) benefit for income taxes	(9)	2
Net loss	$(173,701)	$(129,312)

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Revenues

During the year ended December 31, 2019, fuboTV Pre-Merger recognized $146.5 million in net revenue compared to $74.8 million for the year ended December 31, 2018. The increase of $71.7 million was primarily due to a $63.2 million increase in subscription revenue resulting from a net increase in end-of-period subscribers of 86 thousand and an increase in per-subscriber revenue, and an $8.3 million increase in advertising revenue.

Subscriber Related Expenses

Subscriber related expenses totaled $201.4 million during the year ended December 31, 2019, an increase of $102.6 million compared to the same period in 2018. The increase was primarily attributable to a net increase in the number of Subscribers during the period, annual contractual rate increases in certain of our programming contracts, and new programming contracts entered into in 2019. In the normal course of business, we enter into contracts to purchase programming content in which our payment obligations are generally contingent on the number of subscribers we serve. Our subscriber related expenses will increase to the extent we are successful in growing our subscriber base.

Broadcasting and Transmission Expense

Broadcasting and transmission expense totaled $33.1 million for the year ended December 31, 2019 compared to $24.4 million for the same period in 2018, an increase of $8.7 million. The change was primarily due to an increase in the expense associated with acquiring, transcoding, storing and retransmitting feeds to our subscribers.

Sales and Marketing Expense

Sales and marketing expense totaled $37.2 million for the year ended December 31, 2019 compared to $47.5 million for the same period in 2018, a decrease of $10.2 million. The change was primarily due to a decrease in Advertising & Marketing expense of $8.0 million and an increase in personnel cost due to a net increase of three new employees and salary adjustments.

Technology and Development Expense

Technology and development expense totaled $30.0 million for the year ended December 31, 2019 compared to $19.9 million for the same period in 2018, an increase of $10.1 million. The change was primarily due to an increase in personnel cost of $8.5 million due to a net increase of 26 new employees and salary adjustments, increased use of outside contractors and an increase in use of technology software.

General and Administrative Expenses

General and administrative expenses totaled $15.9 million for the year ended December 31, 2019 compared to $11.1 million for the same period in 2018, an increase of $4.8 million. The change was primarily due to an increase in legal fees of $1.3 million and the accrual of sales and use tax on subscription revenue.

Depreciation Expense

Depreciation expense totaled $616 thousand for the year ended December 31, 2019 compared to $440 thousand for the same period in 2018. The increase was due to a full year of depreciation expense on capital expenditures incurred in 2018.

Interest Expense

Interest expense totaled $2.0 million for the year ended December 31, 2019 compared to $2.4 million for the same period in 2018, a decrease of $400 thousand. The change was due to a reduction in the 3-month LIBOR interest rate applied to our credit agreement with AMC Networks partially offset by a full year of outstanding debt in 2019.

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Gain on extinguishment of debt

We recorded a gain on the extinguishment of debt of $102 thousand during the year ended December 31, 2019 and a loss on extinguishment of debt of $4.2 million during the year ended December 31, 2018 due to the write-off of discount recorded on convertible notes.

Change in fair value of derivative liability

We recorded a $4.7 million change in the fair value of derivative liabilities during the year ended December 31, 2018 related to convertible notes issued in 2017 and 2018 that were converted into preferred stock in 2018.

Cash Flows for fuboTV Pre-Merger

The following table presents selected data from fuboTV Pre-Merger’s consolidated statement of cash flows:

	March 31,		December 31,
	2020	2019	2019	2018
	(unaudited)	(unaudited)
Net cash used in operating activities	$(15,005)	$(25,506)	$(102,009)	$(77,153)
Net cash used in investing activities	(29)	(12)	(136)	(434)
Net cash provided by financing activities	8,768	60,857	101,873	74,224
Net increase (decrease) in cash, cash equivalents and restricted cash	$(6,266)	$35,339	$272	$3,363

The consolidated financial statements and related notes to the consolidated financial statements have been prepared assuming that fuboTV Pre-Merger will continue as a going concern within one year after the date of the issuance of the financial statements. fuboTV Pre-Merger has incurred recurring losses and negative cash flows from operations since inception. fuboTV Pre-Merger had a net loss of $173.7 million for the year ended December 31, 2019. As of December 31, 2019, fuboTV Pre-Merger had cash, cash equivalents and restricted cash of $15.6 million and an accumulated deficit of $400.3 million. As a result of these factors, there is substantial doubt about fuboTV Pre-Merger’s ability to continue as a going concern. fuboTV Pre-Merger’s ability to meet its obligations in the ordinary course of business is dependent on its ability to expand its subscriber base, increase revenue, establish profitable operations and find sources to fund operations. The consolidated financial statements do not include any adjustments that might be necessary if fuboTV Pre-Merger is unable to continue as a going concern.

fuboTV Pre-Merger Operating Activities

For the year ended December 31, 2019, net cash used in operating activities was $102.0 million, which consisted of our net loss of $173.7 million, adjusted for non-cash expenses of $2.1 million. Changes in operating assets and liabilities primarily consisted of increases in accounts payable of $14.5 million, increases in accrued expenses and other current and long-term liabilities of $52.6 million and an increase in deferred revenue of $5.0 million offset by a decrease in accounts receivable of $2.1 million.

For the year ended December 31, 2018, net cash used in operating activities was $77.2 million, which primarily consisted of our net loss of $129.3 million, adjusted for non-cash expenses of $1.9 million including, $0.4 million of depreciation expense, $1.0 million of stock-based compensation expense, $1.0 million of noncash interest expense, $4.2 million loss on extinguishment of debt offset by $4.7 million change in fair value of our derivative liability. Changes in operating assets and liabilities primarily consisted of increases in accounts payable of $20.1 million, increases in accrued expenses and other current and long-term liabilities of $16.5 million, increases in prepaid affiliate rights of $14.7 million and an increase in deferred revenue of $2.5 million offset by a decrease in accounts receivable of $3.2 million.

For the three months ended March 31, 2020, net cash used in operating activities was $15 million, which consisted of our net loss of $36 million, adjusted for non-cash expenses of $514 thousand consisting primarily of $0.1 million of depreciation expense and $0.4 million of stock-based compensation expense. Changes in operating assets and liabilities primarily consisted of increases in accounts payable of $20.3 million, increases in accrued expenses and other current and long-term liabilities of $922 thousand, offset in part by a decrease in deferred revenue of $700 thousand.

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For the three months ended March 31, 2019, net cash used in operating activities was $25.5 million, which consisted of our net loss of $37.8 million, adjusted for non-cash expenses of $536 thousand consisting primarily of $0.1 million of depreciation expense, $0.4 million of stock-based compensation expense, $0.1 million of noncash interest expense, offset by $0.1 million gain on extinguishment of debt. Changes in operating assets and liabilities primarily consisted of increases in accounts payable of $2.5 million, increases in accrued expenses and other current and long-term liabilities of $10.5 million, offset by a decrease in accounts receivable of $1 million.

fuboTV Pre-Merger Investing Activities

For the year ended December 31, 2019 and 2018, net cash used in investing activities was $0.1 million and $0.4 million, respectively, consisting solely of purchases of equipment.

For the three months ended March 31, 2020 and 2019, net cash used in investing activities was consisted solely of purchases of office equipment.

fuboTV Pre-Merger Financing Activities

For the year ended December 31, 2019, net cash provided by financing activities was $101.9 million. The net cash provided is primarily related to $90.5 million of proceeds received from the sale of our Series E Preferred Stock and $16.1 million of proceeds received from issuance of convertible notes, offset by the repayment of $5.0 million of convertible notes.

For the year ended December 31, 2018, net cash provided by financing activities was $74.2 million. The net cash provided is primarily related to $46.3 million of proceeds received from the sale of our Series D Preferred Stock and $28 million of proceeds from a term loan and the issuance of convertible notes.

For the three months ended March 31, 2020, net cash provided by financing activities was $8.8 million. The net cash provided is primarily related to $10 million of short-term borrowings, offset by the repayment of $1.3 million of long-term debt.

For the three months ended March 31, 2019, net cash provided by financing activities was $60.9 million. The net cash provided is primarily related to $49.7 million of proceeds received from the sale of our Series E Preferred Stock and $16 million of proceeds from the issuance of convertible notes, offset in part by the repayment of $5 million of convertible notes.

fuboTV Pre-Merger Off-Balance Sheet Arrangements

As of December 31, 2019 and March 31, 2020, respectively, there were no off-balance sheet arrangements.

fuboTV Pre-Merger Critical Accounting Policies

The preparation of our consolidated financial statements and related disclosures in conformity with U.S. GAAP requires us to make judgments, assumptions and estimates that affect the amounts reported in our financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Significant estimates and assumptions reflected in the consolidated financial statements include, but are not limited to, fair value of stock-based awards, fair value of convertible note derivatives, estimated useful lives and recoverability of long-lived property and equipment, and accounting for income taxes, including the valuation allowance on deferred tax assets. Actual results may differ from these estimates and these differences may be material.

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Revenue from Customers

We recognize revenue from contracts with customers under ASC 606, Revenue from Contracts with Customers (the “revenue standard”) on a net basis, as the Company is an agent and not a principal. The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. A good or service is transferred to a customer when, or as, the customer obtains control of that good or service. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer
Step 2: Identify the performance obligations in the contract
Step 3: Determine the transaction price
Step 4: Allocate the transaction price to the performance obligations in the contract
Step 5: Recognize revenue when the company satisfies a performance obligation

The Company recognized net revenues from contracts with customers of approximately $146.5 million during the year ended December 31, 2019, primarily from subscription fees and advertising revenue. Subscription revenue is recognized at a point in time when we satisfy a performance obligation by transferring control of the promised services to the customers. Advertising revenue is recognized at a point in time when we satisfy a performance obligation by transferring control of the promised services to the advertiser, which generally is when the advertisement has been displayed.

Fair Value Measurements and Financial Instruments

Fair value accounting is applied for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis (at least annually). Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Assets and liabilities recorded at fair value in the consolidated financial statements are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels, which are directly related to the amount of subjectivity, associated with the inputs to the valuation of these assets or liabilities are as follows:

Level 1	Observable inputs such as quoted prices in active markets for identical assets and liabilities.
Level 2	Inputs other than the quoted prices in active markets that are observable either directly or indirectly.
Level 3	Unobservable inputs in which there is little or no market data which require the Company to develop its own assumptions.

The carrying amount of the Company’s financial instruments, including accounts receivable, accounts payable, and accrued expenses, approximates their respective fair values because of their short maturities. The Company has not elected the fair value option for any financial assets and liabilities for which such an election would have been permitted.

Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment subject to depreciation and amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of these assets may not be recoverable or that the useful life is shorter than the Company had originally estimated. Recoverability of these assets is measured by comparison of the carrying amount of each asset to the future undiscounted cash flows the asset is expected to generate over its remaining life. If the asset is considered to be impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset. If the useful life is shorter than originally estimated, the Company amortizes the remaining carrying value over the new shorter useful life. No long-lived asset impairment charges were recognized for the years ended December 31, 2019 and 2018.

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Subscriber Related Expenses

Subscriber related expenses consist primarily of affiliate distribution rights and other distribution costs related to content streaming. The cost of affiliate distribution rights is generally incurred on a per subscriber basis and are recognized when the related programming is distributed to subscribers.

Broadcasting and Transmission

Broadcasting and transmission expenses are charged to operations as incurred and consist primarily of the cost to acquire a signal, transcode, store, and retransmit it to the subscribers.

Sales and Marketing

Sales and marketing expenses consist primarily of payroll and related costs, benefits, rent and utilities, stock-based compensation, agency costs, advertising campaigns and branding initiatives. All sales and marketing costs are expensed as they are incurred.

Technology and Development

Technology and development expenses are charged to operations as incurred. Technology and development expenses consist primarily of payroll and related costs, benefits, rent and utilities, stock-based compensation, technical services, software expenses, and hosting expenses.

General and Administrative

General and administrative expenses consist primarily of payroll and related costs, benefits, rent and utilities, stock-based compensation, corporate insurance, office expenses, professional fees, as well as travel, meals, and entertainment costs.

fuboTV Pre-Merger Recently Issued Accounting Pronouncements

See Note 2 in the fuboTV Pre-Merger consolidated financial statements included elsewhere in this prospectus for a discussion of recent accounting policies.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of FaceBank Pre-Merger

References in this section to the “Company,” “we,” “us,” or “our” refer to FaceBank Pre-Merger. References to “management” refer to FaceBank Pre-Merger’s officers and directors.

Results of Operations for the Three Months Ended March 31, 2020 as Compared to the Three Months Ended March 31, 2019

The following table summarizes FaceBank Pre-Merger’s consolidated results of operations for the three months ended March 31, 2020 and 2019 (in thousands):

	Three Months Ended March 31,
	2020 (As Restated)	2019
	(unaudited)	(unaudited)
Revenues
Revenues	$7,295	$-
Total Revenues

Operating Expenses
General and administrative	20,203	1,037
Amortization of intangible assets	5,217	5,153
Depreciation	3	5
Total Operating Expenses	25,423	6,195
Change in fair value of subsidiary warrant liability	(15)	2,477
Change in fair value of warrant liability	(366)	-
Change in fair value of shares settled liability	(180)	-
Change in fair value of derivative liability	297	128
Interest expense	(2,581)	(446)
Loss on deconsolidation of Nexway	(11,919)	-
Loss on issuance of convertible notes, bonds and warrants	(24,053)	-
Other expense	(436)	-
Total Other Income (Expense)	(39,253)	2,159
Loss before income taxes	(57,381)	(4,036)
Income tax benefit	(1,038)	(1,169)
Net loss	$(56,343)	$(2,867)

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Revenue

During the three months ended March 31, 2020, we recognized revenues of $7.3 million. The revenues recognized are related to the sale of our software licenses. There were no revenues recognized during the three months ended March 31, 2019.

General and Administrative

During the three months ended March 31, 2020, general and administrative expenses totaled $20.2 million, compared to $1.0 million for the three months ended March 31, 2019. The increase of $19.2 million is primarily related to $9.2 million compensation expenses, $3.6 million marketing and advertising and $6.2 million other general and administrative expenses resulting from our 2019 acquisitions of Facebank AG and Nexway.

Depreciation and Amortization

During the three months ended March 31, 2020, amortization expenses totaled $5.2 million compared to $5.2 million during the three months ended March 31, 2019.

Other Income (Expense)

During the three months ended March 31, 2020, we recognized $39.3 million of other expense, compared to $2.2 million of other income during the three months ended March 31, 2019. The $41.4 million decrease to other income is primarily related to $11.9 million of loss on deconsolidation of Nexway, debt discount of $2.6 million related to our convertible notes, $0.4 million for the loss in fair value of warrant liability, $0.2 million for the loss in fair value of shares settled liability and $24.1 million of loss on issuance of convertible notes, bonds and warrants, offset by $0.3 million for the change in fair value of our derivative liability related to our convertible notes and preferred stock.

Income Taxes

During the three months ended March 31, 2020, we recognized an income tax benefit of $1.0 million. The Company’s deferred tax liability and income tax benefit relates to our amortizable intangible assets. The amortization of intangible assets of $5.2 million caused the deferred tax liability to decrease by $1 million, which resulted in the recognition of an income tax benefit.

Net Loss

During the three months ended March 31, 2020, we recorded a net loss of $56.3 million, compared to a net loss of $2.9 million for the three months ended March 31, 2019. The increase in net loss of $53.4 million is primarily due to higher stock-based compensation expense of $9.1 million, a loss of $11.9 million on the deconsolidation of Nexway, $24.1 million loss on issuance of convertible notes, bonds and warrants, debt discount of $2.6 million related to our convertible notes and net revenue of $7.3 million recognized from the sale of our software licenses.

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Results of Operations for the Year Ended December 31, 2019 as Compared to the Year ended December 31, 2018

The following table summarized FaceBank Pre-Merger’s consolidated results of operations for the years ended December 31, 2019 and 2018:

(in thousands)	Years Ended December 31,
	2019	2018
	(As Restated)
Revenues	$4,271	-
General and administrative	(13,793)	(6,746)
Amortization of intangible assets	(20,682)	(8,209)
Impairment of intangible assets	(8,598)	-
Depreciation	(83)	(8)
Other income (expense)	(4,514)	(243)
Income tax benefit	5,272	2,114
Net loss	$(38,127)	$(13,092)

Revenues

During the year ended December 31, 2019 FaceBank Pre-Merger recognized net revenues of approximately $4.3 million related primarily from the sale of software licenses. There were no revenues recognized for the year ended December 31, 2018.

General and Administrative

During the year ended December 31, 2019 general and administrative expenses totaled $13.8 million compared to $6.8 million for the year ended December 31, 2018. The increase of $7.0 million is primarily related to $7.7 million of general and administrative expenses from our 2019 acquisitions of Facebank AG and Nexway AG, offset by $0.7 million of lower general and administrative expenses, consisting of $2.5 million of lower stock-based compensation expenses, offset by increases of $1.8 million for employee salaries and related expenses, legal and professional fees, and other administrative expenses.

Amortization of Intangible Assets

During the year ended December 31, 2019 amortization expenses for intangible assets totaled $20.7 million compared to $8.2 million for the year ended December 31, 2018. The increase of $12.5 million was primarily due to amortization expenses recognized in connection with our acquisition of Evolution in September 2018.

Long-Term Asset Impairments

During the year ended December 31, 2019 impairment expenses related to long-term assets totaled $8.6 million. FaceBank Pre-Merger recognized impairments related to the intangible assets acquired in connection with our acquisitions of Nexway AG and Facebank AG.

Other Income/Expense

During the year ended December 31, 2019 other expenses totaled $4.5 million compared to other expenses of $0.2 million for the year ended December 31, 2018. The $4.3 million increase to other expenses was primarily related to $8.3 million of losses recorded on investments in connection with our acquisitions of Facebank AG and Paddle 8, and our Panda investment, $2.1 million of interest expense related to our convertible notes and long-term borrowings, $0.2 million recorded for the change in fair value of our Panda interests, offset by $4.5 million recorded for the change in fair value of our subsidiary warrant liability, and $0.8 million for the change in fair value of our derivative liability related to our convertible notes and Series D Preferred Stock.

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Income Taxes

During the year ended December 31, 2019, FaceBank Pre-Merger recognized an income tax benefit of $5.3 million. FaceBank Pre-Merger’s deferred tax liability and income tax benefit relates to its amortizable intangible assets. The amortization of intangible assets of $20.7 million caused the deferred tax liability to decrease by $5.3 million, which resulted in the recognition of an income tax benefit.

During the year ended December 31, 2018, FaceBank Pre-Merger recorded an income tax benefit of $2.1 million. FaceBank Pre-Merger’s deferred tax liability is tied to our amortizable intangible assets. The amortization of intangibles of $8.2 million caused the deferred tax liability to decrease from $2.1 million, which resulted in an income tax benefit for the period.

Net Income/Loss

During the years ended December 31, 2019 and 2018, FaceBank Pre-Merger’s net loss was $38.1 million and $13.1 million, respectively.

Cash Flows for FaceBank Pre-Merger

The following table presents selected data from FaceBank Pre-Merger’s consolidated statement of cash flows:

	Three Months Ended March 31,		December 31,
	2020	2019	2019	2018
	(unaudited)	(unaudited)
Net cash provided by (used in) operating activities	$(7,478)	$(582)	$1,731	$(3,153)
Net cash provided by investing activities	(2,421)	(801)	1,509	-
Net cash provided by financing activities	2,356	1,658	4,353	3,107
Net increase (decrease) in cash	$(7,543)	$275	$7,593	$(46)

The accompanying consolidated financial statements have been prepared assuming that FaceBank Pre-Merger will continue as a going concern, which contemplates the continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. FaceBank Pre-Merger has cash of $7.6 million, a working capital deficiency of $49.5 million and an accumulated deficit of $56.1 million at December 31, 2019. FaceBank Pre-Merger recorded a net loss of $38.1 million and net cash provided by operating activities was $1.7 million for the year ended December 31, 2019.

FaceBank Pre-Merger had cash of $0.1 million, a working capital deficiency of $31.4 million and an accumulated deficit of $111.6 million at March 31, 2020. FaceBank Pre-Merger incurred a $56.3 million net loss for the three months ended March 31, 2020.

FaceBank Pre-Merger expects to continue incurring losses in the foreseeable future and will need to raise additional capital to fund its operations, meet its obligations in the ordinary course of business and execute its longer-term business plan. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date that those financial statements are issued. The condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

FaceBank Pre-Merger Operating Activities

For the year ended December 31, 2019, net cash provided by operating activities was $1.7 million, which consisted of our net loss of $38.1 million, adjusted for non-cash expenses of $28.1 million including, $8.6 million of impairment charges recorded for intangible assets acquired with our acquisitions of Facebank AG and Nexway, $20.7 million of amortization expenses related to our intangible assets acquired with Evolution, $8.3 million of losses recorded on investments, $1.4 million of stock-based compensation, and $0.6 million of amortization of the debt discount, offset by $5.3 million related to the change in fair value of our subsidiary warrant liability and our derivative liability, and $5.3 million of income tax benefit. Changes in operating assets and liabilities primarily consisted of increases in accounts payable of $5.5 million, offset by a decrease in accounts receivable of $7.7 million.

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For the three months ended March 31, 2020, net cash used in operating activities was $7.5 million, which consisted of our net loss of $56.3 million, adjusted for non-cash expenses of $58.0 million, including $5.2 million of amortization expenses related to our intangible assets, loss on issuance of convertible notes, bonds and warrants of $24.1 million, $9.1 million of stock-based compensation, $1.7 million of amortization of the debt discount, $0.4 million of change in fair value of warrant liability, $0.2 million of change in fair value of shares settled liability and $0.1 million of interest expense related to our convertible notes payable, offset by $0.3 million related to the change in fair value of our subsidiary warrant liability and our derivative liability, $8.6 million on deconsolidation of Nexway and $1.0 million of income tax benefit. Changes in operating assets and liabilities primarily consisted of increases in accounts payable and accrued expenses of $1.0 million, offset by a decrease in accounts receivable of $0.9 million.

For the three months ended March 31, 2019, net cash used in operating activities was $0.6 million, which consisted of our net loss of $2.9 million, adjusted for non-cash expenses of $1.8 million including, $5.2 million of depreciation and amortization expenses, $0.2 million of amortization of the debt discount and $0.1 million of interest expense related to our notes payable, offset by $2.5 million related to the change in fair value of our warrant liability, $1.2 million of income tax benefit, and the increase in accounts payable and accrued expenses of $0.5 million.

For the year ended December 31, 2018, net cash used in operating activities was $3.2 million, which primarily consisted of our net loss of $13.1 million, adjusted for non-cash expenses of $9.3 million including, $8.2 million of depreciation and amortization expenses, $3.8 million of stock-based compensation expense, $1.5 million of amortization expense for the debt discount related to our convertible notes, offset by $2.1 million of income tax benefit, $1.9 million for the gain on extinguishment related to our convertible notes, $0.7 million for the change in fair value of our derivative liability, and the increase in accounts payable and accrued expenses of $0.6 million.

FaceBank Pre-Merger Investing Activities

For the year ended December 31, 2019, net cash provided by investing activities was $1.5 million, which primarily consisted of $2.3 million of cash received, net of cash paid, in connection with our acquisition of Facebank AG and Nexway, $1.0 million paid for our investment in Panda Productions (HK) Limited (“Panda”), offset by $0.7 million received from accredited investors for an interest in Panda, $0.2 million paid for intangible assets related to our Virtual Mayweather agreement, and $0.2 million in purchases of property and equipment.

There were no investing activities for the year ended December 31, 2018.

In March 2020, we advanced $2.4 million to fuboTV Sub in accordance with the Merger Agreement.

For the three months ended March 31, 2019, net cash used in investing activities was $0.8 million, which primarily consisted of our $1.0 million payment for our investment in Panda Productions (HK) Limited (“Panda”), offset by $0.2 million received from accredited investors for an interest in Panda.

FaceBank Pre-Merger Financing Activities

For the year ended December 31, 2019, net cash provided by financing activities was $4.4 million. The net cash provided is primarily related to $3.6 million of proceeds received from the sale of our common stock and warrants, $0.7 million of proceeds received from the issuance of our preferred stock, $0.4 million received as an advance from a related party, $0.8 million of proceeds received from the issuance of a convertible note and $0.1 million of proceeds received from the issuance of our subsidiary’s common stock, offset by repayments of $0.5 million in connection with our convertible notes, repayments of $0.4 million to related parties, and $0.3 million paid for the redemption of our Series D Preferred Stock.

For the year ended December 31, 2018, net cash provided by financing activities was $3.1 million. The net cash provided is primarily related to $3.1 million of proceeds received from the sale of our common stock, $1.8 million of proceeds received from the issuance of our convertible notes, offset by repayments of $1.8 million of our convertible notes.

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For the three months ended March 31, 2020, net cash provided by financing activities was $2.4 million. The net cash provided is primarily related to $2.3 million of proceeds received from the sale of our common stock, $0.2 million of proceeds received from the issuance of our Series D Preferred Stock, $78,000 received as an advance from a related party, $0.9 million of proceeds received from the issuance of a convertible note, offset by repayments of $0.6 million in connection with our convertible notes, repayments of $0.3 million to related parties and redemption of $0.3 million of Series D Preferred Stock.

For the three months ended March 31, 2019, net cash provided by financing activities was $1.7 million. The net cash provided is primarily related to $1.8 million of proceeds received from the sale of our common stock, $65,000 of proceeds received from the issuance of our subsidiary’s common stock, offset by repayments of $0.2 million of our convertible notes.

FaceBank Pre-Merger Off-Balance Sheet Arrangements

As of December 31, 2019 and March 31, 2020, respectively, there were no off-balance sheet arrangements.

FaceBank Pre-Merger Critical Accounting Policies

Our discussion and analysis of financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these consolidated financial statements and related disclosures requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, expenses, and related disclosure of contingent assets and liabilities. We evaluate, on an ongoing basis, our estimates and judgments, including those related to the useful life of the assets. We base our estimates on historical experience and assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

The methods, estimates and judgments we use in applying our most critical accounting policies have a significant impact on the results that we report in our consolidated financial statements. The Securities and Exchange Commission, or the SEC, considers an entity’s most critical accounting policies to be those policies that are both most important to the portrayal of a company’s financial condition and results of operations and those that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about matters that are inherently uncertain at the time of estimation. For a more detailed discussion of the accounting policies of the Company, see Note 2 of the Notes to the Consolidated Financial Statements, “Summary of Significant Accounting Policies.”

We believe the following critical accounting policies, among others, require significant judgments and estimates used in the preparation of our consolidated financial statements.

Impairment Testing of Long-Lived Assets

We evaluate long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, we compare the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made.

During the year ended December 31, 2019, we recorded impairment charges of approximately $8.6 million related to the intangible assets acquired with our acquisition of Nexway.

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Acquisitions and Business Combinations

We allocate the fair value of purchase consideration issued in business combination transactions to the tangible assets acquired, liabilities assumed, and separately identified intangible assets acquired based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from acquired technology, trade-marks and trade names, useful lives, and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, which is one year from the acquisition date, we may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. Upon the conclusion of the measurement period, any subsequent adjustments are recorded to earnings.

Goodwill

We test goodwill for impairment at the reporting unit level on an annual basis on December 31 for each fiscal year or more frequently if events or changes in circumstances indicate that the carrying amount of goodwill may not be recoverable. We assess qualitative factors to determine whether it is more likely than not that the fair value of a single reporting unit is less than its carrying amount under ASU No. 2017-04, Goodwill and Other (Topic 350): Simplifying the Accounting for Goodwill Impairment, issued by the FASB. If it is determined that the fair value is less than its carrying amount, the excess of the goodwill carrying amount over the implied fair value is recognized as an impairment loss.

There were no goodwill impairment charges recorded during the years ended December 31, 2019 and 2018. Changes in economic and operating conditions and the impact of the COVID-19 pandemic could result in goodwill impairment in future periods.

Intangible Assets

Our intangible assets represent definite lived intangible assets, which are being amortized on a straight- line basis over their estimated useful lives as follows:

Human animation technologies	7 years
Trademark and trade names	7 years
Animation and visual effects technologies	7 years
Digital asset library	5-7 years
Intellectual Property	7 years
Customer relationships	11 years

Revenue From Contracts With Customers

We recognize revenue from contracts with customers under ASC 606, Revenue from Contracts with Customers (the “revenue standard”) on a net basis, as we are an agent and not a principal. The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. A good or service is transferred to a customer when, or as, the customer obtains control of that good or service. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer
Step 2: Identify the performance obligations in the contract
Step 3: Determine the transaction price
Step 4: Allocate the transaction price to the performance obligations in the contract
Step 5: Recognize revenue when the company satisfies a performance obligation

We recognized net revenues from contracts with customers of approximately $4.3 million during the year ended December 31, 2019, primarily from the sale of software licenses. Revenue from the sale of software licenses are recognized as a single performance obligation at the point in time that the software license is delivered to the customer. Under our contracts, we are required to provide our customers with 30 days to return the license for a full refund, regardless of reason, and we will be provided a refund in full of our cost to sell the license. Therefore, for Nexway, we act as an agent and recognize revenue on a net basis.

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Derivative Financial Instruments

The Monte Carlo Model was used to estimate the fair value of the embedded conversion features of our convertible notes. The model includes subjective input assumptions that can materially affect the fair value estimates. The expected volatility is estimated based on the most recent historical period of time equal to the weighted average life of the convertible notes. There were no extinguishment charges, as the notes converted to shares in accordance with the prepayment provisions specified in the note agreements.

Warrant Liability

We account for common stock warrants with cash settlement features as liability instruments at fair value. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our consolidated statements of operations. The fair value of liabilities classified as warrants has been estimated using the Monte Carlo simulation model.

Convertible Preferred Stock

Preferred shares subject to mandatory redemption are classified as liability instruments and are measured at fair value. We classify conditionally redeemable preferred shares, which includes preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control, as temporary equity until such time as the conditions are removed or lapse.

Recently Issued Accounting Pronouncements

See Note 3 in the FaceBank Pre-Merger consolidated financial statements included elsewhere in this prospectus for a discussion of recent accounting policies.

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BUSINESS

On April 1, 2020, we acquired fuboTV Inc., a Delaware corporation, or fuboTV Sub, by the merger of fuboTV Acquisition Corp., our wholly-owned subsidiary, with and into fuboTV Sub, which we refer to as the “Merger.”

Before the Merger, our company, referred to as “FaceBank Pre-Merger” was a character-based virtual entertainment company, and a leading developer of digital human likeness for celebrities, focused on applications in traditional entertainment, sports entertainment, live events, social networking, mixed reality (AR/VR) and artificial intelligence. Following the Merger, the combined company operates under the name “fuboTV,” and our trading symbol is “FUBO.” We subsequently changed our name from FaceBank Group, Inc. to “fuboTV Inc.,” and we changed the name of fuboTV Sub to “fuboTV Media, Inc.”

Unless the context otherwise requires, “we,” “us,” “our,” and the “Company” refers to the combined company post-Merger – fuboTV Inc., or fuboTV, and its subsidiaries, including fuboTV Sub. “FaceBank Pre-Merger” refers to our Company and its subsidiaries prior to the closing of the Merger, and “fuboTV Pre-Merger” refers to fuboTV Media Inc. and its subsidiaries prior to the Merger. For more information regarding the Merger, please see “Merger with fuboTV Inc.” below.

Overview

fuboTV is the leading sports-first, live TV streaming platform, offering subscribers access to tens of thousands of live sporting events annually as well as leading news and entertainment content. As of September 30, 2020, we feature more top Nielsen-ranked channels in our base package than any other live TV streaming service. fuboTV’s platform allows customers to access content through streaming devices, and on SmartTVs, mobile phones, tablets and computers. fuboTV Pre-Merger launched in 2015 and today is a leading independent virtual multichannel video programming distributor, or vMVPD, in the U.S. In 2020 fuboTV merged with Facebank Pre-Merger, a technology-driven IP company focused on sports, movies and live performances, to enhance its position in the industry. fuboTV Pre-Merger closed 2019 with approximately 316,000 paid subscribers. Over the course of 2019, fuboTV Pre-Merger’s paid Subscribers and free trial Users streamed 299 million hours of content on our platform, a 210% increase over 2018. Furthermore, fuboTV Pre-Merger’s MAUs are highly engaged and have watched on average 120 hours of content per month during the three months ended September 30, 2020. We generate revenue from our subscribers through reoccurring subscription fees, as well as through premium services and features that we refer to as attachments (e.g., enhanced Cloud DVR, Family Share plan). For the year ended December 31, 2019, fuboTV Pre-Merger generated a monthly average revenue per user, or Monthly ARPU, of approximately $54, or $648 annually, an increase of 42% year-over-year, through a combination of subscription and advertising revenue. In addition, fuboTV Pre-Merger’s advertising business grew 201% from the year ended December 31, 2018 to the year ended December 31, 2019 and is a key driver of our monetization strategy. We believe our premium content and industry-leading consumer experience uniquely position us to rapidly grow our advertising business.

Live TV streaming has disrupted the traditional cable TV and satellite model, shifting billions of dollars in subscription and advertising revenue to streaming platforms. The number of cord-cutting and cord-never households continues to accelerate in the U.S., as cable and satellite subscribers increasingly favor the streaming experience. Despite being a growing share of TV consumption, streaming is still in the early stages of adoption, accounting for only 18% of total TV viewing hours. We believe this creates significant opportunities for vMVPDs like fuboTV to address the $84 billion U.S. and $226 billion global pay TV services market. As consumers continue to spend more time streaming content, we also believe that advertisers will allocate dollars away from the $61 billion U.S. and $169 billion global traditional linear TV advertising spend and towards streaming services. In the U.S., while streaming accounts for 18% of total TV hours viewed, it only attracts 5% of TV ad spending. If OTT advertising spending rises to levels commensurate with the current share of viewing hours, this alone represents close to $10 billion of additional opportunity.

We offer subscribers a live TV streaming service, priced at $59.99 per month, with the option to purchase add-ons and features best suited to their preferences. Our base plan includes a broad mix of 100+ channels, including 43 of the top 50 Nielsen-ranked networks (among adults aged 18-49), across sports, news and entertainment. In the summer of 2020, we enhanced our sports-centric offering with the addition of ESPN and ABC as well as other top programming from Disney. We currently provide access to over 700 local TV channels covering 99% of U.S. households. Our app ranked #1 in last-twelve-months, or LTM, user ratings versus other popular live TV streaming providers in both the Apple App Store and Google Play Store, according to Appbot.com as of November 15, 2020.

At the core of our offering is our proprietary technology platform purpose-built for live TV and sports viewership coupled with our first-party data. Our proprietary technology stack has enabled us to regularly offer new features and functionality. For example, we were first to market with vMVPD streaming in 4K resolution. We also offer multi-view on Apple TV, which enables subscribers to watch two live streams simultaneously, as well as the ability to watch select sports content from multiple camera angles. Unlike other popular Video-on-Demand-only (VOD) streaming services, live TV streaming requires sophisticated infrastructure and technology, given the nuances associated with an offering of live programming that refreshes every hour. Today, our proprietary video delivery platform supports all major sports leagues and entertainment content owner delivery requirements. Our technology enables us to meet blackout and geographical rights requirements with zip-code-level fidelity, and deliver conformant streams on a per-user, per-device basis, protected by industry-standard Digital Rights Management (DRM) technology. We leverage our data throughout our organization to make data driven decisions on what content we acquire for our subscribers, to influence product design and strategy to drive subscriber engagement and to enhance the capabilities and performance of our advertising platform for our advertising partners.

As a result of our direct-to-consumer model, we gain further insight into customer behavior from the billions of data points captured by our platform each month. In 2019, we captured an average of 21 billion User data points per month. This data drives our continued innovation and is at the core of our enhanced user experience, product and content strategy and advertising differentiation. The data also enables us to provide Users with real-time personalized discovery of live and on-demand programming and to surface relevant content in a pleasing, non-intrusive manner. In 2019, 38% of content hours consumed by Users in which the User selected specific content to watch were spent consuming content that had been recommended to the user by fuboTV’s personalized guide. Furthermore, the access to first party data enhances fuboTV’s product and content strategy, evident by a 10x increase in Attachments in the third quarter of 2020 compared to the first quarter of 2019.

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Our growth strategy is to acquire subscribers who are attracted to our premium sports offering and can find with us a compelling sports, news and entertainment viewing alternative to a traditional pay TV service. We actively engage those subscribers by providing a seamless pay TV replacement through a personalized easy-to-use streaming product at a significantly lower cost than traditional pay TV providers. We then monetize our engaged audience through subscription fees and our digital advertising offering. Today, the vast majority of our revenue is generated from monthly subscriptions. We have improved our margins, as well as our engagement levels, by enabling subscribers to select attachments such as Cloud DVR Plus and Family Share and to subscribe to premium channel packages like Sports Plus with NFL RedZone and International Sports Plus. We believe a significant opportunity for fuboTV is to allow advertisers to access our audience by leveraging our technology, data, and measurability to drive returns on advertising spend.

We generate significantly higher levels of revenue and subscriber additions in the third and fourth quarters of the year. This seasonality is driven primarily by sports leagues, specifically the NFL, which has a shorter partial-year season. For example, in 2018 and 2019, fuboTV Pre-Merger’s third and fourth quarters combined represented 60% and 65% of fuboTV Pre-Merger’s total gross paid subscriber additions, respectively. In addition, we typically see average Subscribers on our platform decline from the fourth quarter of the previous year through the first and second quarter of the following year. For example, fuboTV Pre-Merger experienced a 4.4% decline in average Subscribers in the first quarter of 2019 compared to the fourth quarter of 2018 and a 0.1% decrease in the first quarter of 2020 compared to fuboTV Pre-Merger’s average Subscribers in the fourth quarter of 2019.

We are also investing to accelerate expansion into the sports wagering space, which we believe will be a complementary revenue stream to our current business model. Sports wagering is a rapidly growing and large opportunity. According to Zion Market Research, the global sports betting market is expected to reach approximately $155 billion by 2024. We believe we are well positioned to offer a seamless viewing and wagering experience by combining online sports wagering with our live sports streaming package. We recently announced our interest in expanding into wagering and our subsequent acquisition of Camo Holdings Inc. d/b/a Balto (“Balto”) and pending acquisition of Vigtory. We plan to leverage Balto’s contest automation software to launch a free to play game offering. If the pending Vigtory acquisition is consummated, we would expect to add Vigtory’s sportsbook technology and pipeline of market access agreements to our business. Our intended online wagering strategy includes the roll-out of free to play gaming in the summer of 2021, the launch of a sportsbook application by the end of 2021 and ultimately the integration of wagering with our live TV streaming platform. By expanding into free to play gaming, we believe we can build further scale and drive additional subscribers. Furthermore, we expect that expanding into sports wagering will help drive engagement on our platform and additional monetization potential in the future.

We have achieved significant revenue growth in recent years while systematically driving improvements in our key operating metrics. As of September 30, 2020, fuboTV had 455,080 Subscribers, increasing approximately 58% year-over-year, despite a global sports stoppage amid COVID-19 concerns. fuboTV Pre-Merger’s revenues for the year ended December 31, 2019 grew to $146.5 million, an increase of 96% versus fuboTV Pre-Merger’s revenues of $74.8 million for the year ended December 31, 2018. The advertising component to fuboTV Pre-Merger’s revenues has been rapidly growing and reached $12.5 million (8% of fuboTV Pre-Merger’s total revenues) in 2019, up 201% from 2018. Revenues for the period ended September 30, 2020 grew to $61.2 million, an increase of 47% compared to the period ended September 30, 2019.

Industry Overview

Streaming services have experienced rapid growth in adoption as consumers engage with streaming video and audio through a variety of devices, including connected TVs, mobile phones, and tablets. According to a Parks Associates survey, as of March 2020, 76% of all U.S. broadband households have at least some form of OTT video service subscription. Furthermore, as of April 2020, 58% of connected TV viewing households still had subscriptions to cable and/or satellite, according to Comscore OTT Intelligence, which we believe is supported by the lack of streaming news and sports content. Despite the early adoption of OTT video streaming services, which are largely focused on entertainment content, streaming only accounts for 18% of total TV viewing hours based on a last 3-months average in April 2020. Traditional live TV accounts for the majority of TV viewing hours for U.S. households, however, the proportion is declining as customers continue cutting the cord. We believe consumers are increasingly favoring the superior customer experience, lower cost and better value of streaming services. As stated in a February 2020 eMarketer report, cord-cutting and cord-never U.S. households are expected to reach 49 million in 2020.

Sports and news content have been a key driver for pay TV operators to retain and grow audiences. Most streaming subscription services have primarily focused on entertainment content offerings, requiring sports fans to, until recently, remain tethered to the pay TV ecosystem. According to a December 2019 MoffettNathanson report, 60% of U.S. pay TV households consume sports on a regular basis and about 90% of sports and news consuming households continue to subscribe to pay TV. We believe this creates a significant opportunity to provide a pay TV replacement service via streaming that also features an enhanced live sports and news viewing experience.

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Cable and satellite services have been slow to adapt to changing customer needs. In its Telecommunications Report, the American Customer Satisfaction Index (ACSI) found that streaming video services averaged a score of 76 out of 100 while subscription television service remained substantially lower at 62 out of 100 in 2019, the last place amongst the 46 industries tracked by ASCI. Further, according to Leichtman Research Group, as of November 2019, the average U.S. cable package costs $110 per month, significantly higher than virtually all OTT options. Pay TV providers have struggled to retain consumers, as U.S. pay TV households decreased by approximately 6 million in 2019 or 7% decline, according to MoffettNathanson. vMVPDs have been the partial beneficiaries of this declining interest by consumers in pay TV by delivering a superior customer experience at a lower price. According to a June 2020 MoffettNathanson report, the total number of vMVPD subscribers grew from one million in 2015 to 10 million in 2019 and is expected to reach 16 million by 2024. Additionally, U.S. consumer spending on vMVPDs are expected to grow by 16.8% CAGR from 2019 to 2024E to $13 billion. vMVPDs offer consumers the ability to watch a larger range of content on a larger range of devices and in more locations as compared to traditional MVPDs, and with new features regularly being innovated. With superior direct-to-consumer relationships and easier, more convenient functionality, we believe it will be a matter of time before streaming is the preferred medium across all platforms for TV consumption.

We also believe that the COVID-19 pandemic will have lasting effects on consumer behavior. According to a June 2020 Nielsen Report, even as states eased shelter-in-place orders and businesses reopened, connected TV usage remained well above pre-COVID-19 levels, while traditional TV usage normalized. Households using vMVPD services also increased 70% year over year during the three months ending April 2020, according to Comscore OTT Intelligence. With the increasing likelihood of sports resuming with empty stadiums and otherwise generally limited in-person viewership, we believe fans will turn to streaming solutions. vMVPDs are also a more affordable alternative to traditional pay TV, which, we believe, in this current economic climate, further accelerates adoption.

Our Market Opportunity

Offering subscribers a broad content offering, focused on sports as well as news and entertainment content, allows us to address three large markets in transition. These opportunities include traditional cable or satellite subscribers adopting streaming, traditional linear TV advertisers reallocating their budgets to reach digital audiences, and adjacent opportunities, like sports wagering (which we intend to implement), that complement a sports-first streaming content offering.

The rapid shift to TV streaming has disrupted the traditional cable TV and satellite distribution model, creating new options for consumers and new opportunities for broadcasters and advertisers to distribute their content and reach audiences, respectively. The number of cord-cutting and cord-never households continues to accelerate in the U.S., as cable and satellite subscribers increasingly favor the streaming experience. We believe this creates significant opportunities for vMVPDs to address the $84 billion U.S. and $226 billion global pay TV services market (as of 2019), according to an April 2020 Grand View Research report.

U.S. traditional linear TV advertising spending was approximately $61 billion in 2019 and is expected to decrease by 10% in 2020 to approximately $54 billion, according to a June 2020 MAGNA report. Meanwhile, U.S. digital advertising spend was approximately $127 billion in 2019 and is expected to grow by 3% to reach approximately $130 billion in 2020. As consumers continue to spend more time streaming content, we believe advertisers will allocate dollars away from traditional TV advertising and towards advertising on streaming services. According to a MAGNA April 2019 report, OTT advertising spending is expected to reach $5 billion in 2020. Today, streaming accounts for 18% of total TV hours viewed, but only attracts 5% of ad spend. If OTT advertising spend rises to levels commensurate with the current share of viewing hours, this represents close to $10 billion of advertising spend. Furthermore, vMVPDs are able to command premium pricing from advertisers, given their focus on live content in combination with un-skippable ads and unique data insights that increase ad relevance and drive higher return on advertising spend, or ROAS, unique data capabilities regarding user preferences that allow for more relevant advertising and un-skippable advertising inventory.

Streaming platforms also enable new opportunities including online subscriptions, eCommerce transactions, and other services. We believe our sports-first product offering is particularly well suited to one day facilitate sports wagering services as a natural extension of our premium sports content. Sports wagering is a rapidly growing and large opportunity. According to Zion Market Research, the global sports betting market is expected to reach approximately $155 billion by 2024. Global sports betting in the U.S. is still in the early innings with only 18 states and DC offering live, legal single-game sports betting and four states having authorized sports betting but not yet being operational, according to the American Gaming Association as of August 2020.

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Our Offerings

Our offerings are designed to address the needs of the parties in the TV streaming ecosystem.

Subscribers

We offer consumers a leading live TV streaming platform for sports, news, and entertainment. We provide basic plans with the flexibility for consumers to purchase the add-ons and features best suited for them. Our base plan, fubo Standard, includes 100+ channels, including 43 of the top 50 Nielsen-rated networks (among adults aged 18-49 in the primetime viewing time), dozens of channels with sports, double digit news channels, and some of the most popular entertainment channels on television. Subscribers have the option to add premium channels and additional channel packages, as well as upgrade attachments such as more DVR storage with Cloud DVR Plus and additional simultaneous streams with Family Share.

Airing tens of thousands of sporting events per year, our extensive sports coverage attracts sports fans looking to replace cable TV. fuboTV, which with the recent addition of ESPN, ABC and other networks from Disney, has improved its already strong live sports offering to include ESPN’s industry-leading live event coverage from across the world of sports, including the NFL, NBA, MLB, NHL, MLS, college football, college basketball, Serie A, Bundesliga, PGA Tour, the ATP Tour, and more.

While live sports are key to customer acquisition, we believe our broader entertainment and live news offerings continue to drive engagement and retention on the platform. As of June 30, 2020, no other live TV streaming platform has more news channels in its base plan, offers over 700 local TV channels covering 99% of U.S. households and 30,000 TV shows and movies on demand each month across any supported device.

Advertisers

We believe our leading, independent live TV streaming platform offers a unique opportunity to advertisers. As cord cutting continues and traditional linear TV viewers decline, advertisers are increasingly allocating their ad budgets to OTT platforms to reach these audiences. fuboTV’s sports-first live TV platform offers advertisers a growing and increasingly valuable live audience and provides un-skippable ad inventory on high quality content. We believe our growing subscriber base and increasing household viewing hours makes the platform highly attractive to advertisers. Advertisers also benefit from combining traditional TV advertising formats with the advantages of digital advertising including measurability, relevancy and interactivity.

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The following is a list of representative advertisers on our platform:

●	lexus.com
●	Amazon GMAT
●	Boost Mobile
●	ibm.com
●	Geico - US
●	campbells.com
●	Procter & Gamble - US
●	millerlite.com
●	clorox.com
●	dell.com
●	Amazon Digital
●	Progressive
●	valvoline.com
●	ford.com
●	klarna.com
●	underarmour.com
●	jimmyjohns.com
●	cisco.com
●	facebook.com
●	infinitiusa.com
●	farmers.com
●	nationalguard.com
●	coopertires.com
●	t-mobile.com
●	lumberliquidators.com
●	samsung.com

Content Providers

fuboTV’s TV streaming platform creates the opportunity for content providers to monetize and distribute their content to our highly engaged audience. In doing so, content providers are expanding their audiences, which have shrunk on traditional TV because of ongoing cord-cutting. By aggregating a broad variety of content to deliver a comprehensive offering on our platform, we believe fuboTV is able to provide greater engagement and value to subscribers than content providers would otherwise be able to deliver independently. Furthermore, our data-driven platform enables us to capture valuable insights on consumer behavior and preferences, which are increasingly valuable to our content providers.

Our Competitive Strengths

We believe that our revenue and subscriber growth are a result of the following competitive strengths:

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Comprehensive Sports, News & Entertainment Offering

fuboTV began as a niche, soccer-centric product offering and has since expanded to become one of the broadest OTT entertainment offerings in the market, with many top Nielsen-ranked sports, news and entertainment channels for cord-cutters. While we continue to attract consumers with our extensive premium sports content, we believe our increasingly broad and deep news and entertainment content offerings enhance total viewership and retention of our users as a pay TV replacement. We believe we will continue to grow our content offering by identifying and executing strategic deals that best suit our consumers’ preferences.

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Delivering Significant Value to Our Subscribers

We seek to provide a flexible product offering, delivering leading bundles for consumers that are intended to meet their target price point. With a broad menu of subscription plans and platform add-ons, subscribers can customize their offering, providing a valued platform at an attractive price. fuboTV’s base package is less expensive than traditional cable or satellite options and includes a broad array of 100+ channels across sports, news and entertainment. Our content add-on packages (such as Sports Plus, which features NFL RedZone, and SHOWTIME) enable us to provide choices for customers without bearing those costs across our subscriber base. We also provide feature attachments, including enhanced Cloud DVR, Family Share plan and others, which allow subscribers to further tailor their experience and pricing. Our continued subscriber growth, increased retention levels, and growing Attach Rate are all indicative of the value we provide to subscribers.

Proprietary Technology and First-Party Data

Proprietary technology and data are foundational to our sustainable competitive advantage. Because we design, develop and operate all core components of our platform, we are able to capture broad and deep analytics about platform usage and user behavior and have end-to-end control and visibility of the data and platform. These unique data insights allow us to better understand and continually refine our product and strategy to better meet the needs of our subscribers and address dynamic business demands. Coupling the deep understanding of our users and their environments with our investment in automated monitoring and our machine learning-based recommendation engine has allowed us to better address customer needs and enhance both user experience and advertising performance. Furthermore, the adaptive data collection gives us the business agility to collect and create models with high efficiency that specifically avoid single points of failure. In addition, our platform is built to scale appropriately as usage increases and resources become constrained. Our technology and entertainment IP associated with Pre-Merger Facebank represents an opportunity to offer innovative forms of entertainment content to our subscribers and consumers more broadly.

Our technology infrastructure enables us to meet blackout and geographical rights requirements with zip-code-level fidelity and deliver conformant streams on a per-user, per-device basis, protected by industry-standard Digital Rights Management (DRM) technology. We believe our proprietary technology infrastructure is scalable.

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Intuitive User Experience

fuboTV has built a native multiscreen experience to work seamlessly across devices. We believe our intuitive user experience and product features enable us to become a leading OTT entertainment service. Moreover, we continue to invest in our platform to provide subscribers a premium viewing experience not possible through traditional linear TV. We are regularly first-to-market with new product features, including, for example, 4K streams, enhanced DVR capabilities, multi-viewing features and our intuitive user interface. Our product is highly customizable and provides an optimized experience for personalized live streaming, including capabilities such as unique user profiles, favorites lists, a dynamic recommendation engine and Cloud DVR offerings and features such as 60 frames per second, or FPS, for no blurring of fast paced sports and a user interface (UI) optimized for network and brand promotion. We believe that as we provide subscribers a more personalized experience we will drive greater engagement of current users and attract new subscribers to our platform. The goal of this personalization is to increasingly engage current users and attract new users to the platform.

Efficiency of Cloud-based OTT model

fuboTV is able to provide lower-cost retail pricing than legacy players because our cost structure is a fraction of those of a traditional cable company. fuboTV’s cloud-based OTT model does not require maintenance of a physical network or the devotion of capital to such network. Our model also allows us to avoid devoting capex to procuring and maintaining inventory of and delivering superfluous, and often outdated, proprietary set-top boxes to customers that do not want or need them, as tens of millions of households already have the necessary hardware that enables streaming to TVs, such as Apple TVs, Amazon Fire TVs, Rokus and native connected TVs. Furthermore, our proprietary technology infrastructure is highly scalable, which we expect to provide ongoing cost and margin advantages as we grow.

Our Growth Strategy

We believe that we are in the early stages of our growth and that we are at an inflection point in the TV industry where streaming has begun to surpass traditional linear TV in several key areas, including content choice, ease of access and use across devices, and cost savings to consumers. We have identified potential growth opportunities, both in current markets and adjacent markets, that provide additional upside to our business model. The key elements to our growth strategy include:

●	Continue to grow our subscriber base: In 2019, fuboTV Pre-Merger had over 450,000 gross paid subscriber additions. Our marketing spend relative to total revenues has been modest, and we believe there is significant opportunity to accelerate spend on an absolute dollar basis to accelerate subscriber acquisition. Furthermore, our marketing efforts uniquely benefit from our focus on sports, which helps us drive more efficient subscriber acquisition costs. We will continue to utilize and analyze the data we have collected to help us become more efficient with our marketing campaigns relative to spend.

●	Upsell and retain existing subscribers: By improving our add-on and attachment offerings, we have been able to steadily increase the Attach Rate within our subscriber base while continuing to improve our overall retention rates. By piggybacking on to our existing offerings and not meaningfully increasing our cost basis while increasing revenues, attachments increase our margins. Through each attachment, we provide incremental value to our paying subscribers and are able to capitalize on the incremental dollars earned through our ability to upsell. We have consistently upgraded our attachment offerings, as well as optimized our merchandising and bundling of these offerings, and as a result have more than doubled the attach rate of our subscribers. By the end of 2019, fuboTV Pre-Merger sold over 317,000 attachments to fuboTV Pre-Merger’s base of over 315,000 subscribers, representing an average of one attachment per base plan. This further expanded in the third quarter of 2020, during which period fuboTV sold 1.8 attachments per subscriber on average. We expect Attach Rates to continue to grow.

●	Grow advertising inventory: Improvements to our content offering, UI / navigational elements and content merchandising / targeting capabilities, combined with evolutions in customer behavior and growth in our subscriber base, have driven growth of our viewership over time. We are increasingly monetizing this engagement through advertising on the fuboTV platform. We intend to continue leveraging our data and analytics to deliver relevant advertising while improving the ability of our advertisers to optimize and measure the results of their campaigns. We also plan to continue to expand our direct sales teams to increase the number of advertisers who leverage our platform and continue improving our fill-rates and CPMs.

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●	Continuing to enhance our content portfolio: Because we have the direct-to-consumer relationship and have the ability to analyze all the content that our subscribers consume, we believe we can continue to drive better subscriber experiences. We plan to continue to optimize our content mix to best suit our subscribers’ interests by leveraging our deep understanding of our subscribers through the data captured on the platform.

●	Continue to invest in our technology and data capabilities: We believe that our technology platform, coupled with our content offering, differentiates us, and we will continue to invest in both to drive the subscriber experience. We plan to continue to enhance our product for sports viewers by increasing the number of 4K streams and enhancing the image quality of fast-paced games. We have also rolled out personalization capabilities for our subscribers, including Favorites List and User Profiles, which allow us to enhance our recommendation technology, thereby potentially increasing subscriber engagement and satisfaction.

●	Enter adjacent markets, including wagering: fuboTV, as a content distributor and advertising platform, is very closely aligned with several adjacent markets. For example, our current sports-first platform lends itself to entering into the sports wagering market, which is expected to have a global market size of $155.49 billion by 2024, according to Zion Market Research. This is a market that fuboTV is well-positioned to enter given our unique live sport streaming offering, our deep knowledge of sports marketing and underlying technology platform.

●

Expand internationally:

With more than 3.5 billion soccer fans worldwide, in addition to all other sports fans and TV viewers, we believe there remains a significant opportunity to expand internationally. As of September 30, 2020, 98% of fuboTV Pre-Merger subscribers resided in the U.S. and Canada. In 2018, fuboTV Pre-Merger began to increase our focus on international expansion, and made our services available in Spain, becoming the first vMVPD to launch outside of North America. We intend to continue to pursue disciplined international expansion, in addition to opportunistically obtaining the rights to popular local content and having local curators.

Our Virtual Entertainment Portfolio and Technology

We believe FaceBank Pre-Merger’s human animation and digital likeness technologies, which have allowed us to secure attractive revenue sharing relationships with celebrities, represent an opportunity to offer innovative new forms of entertainment content to our Subscribers and to consumers at large. Our recent announcement of plans to develop a new form of pay-per-view sports entertainment, featuring “Virtual Mayweather” competing in simulated championship-style fights against other historically significant champion boxers provides an example of the types of future-form content that we believe will be attractive to fuboTV consumers.

Intellectual Property

Our intellectual property is an essential element of our business. We rely on a combination of patent, trademark, copyright and other intellectual property laws, confidentiality agreements and license agreements to protect our intellectual property rights. We also license certain third-party technology for use in conjunction with our products.

We believe that our continued success depends on hiring and retaining highly capable and innovative employees, especially as it relates to our engineering base. It is our policy that our employees and independent contractors involved in development are required to sign agreements acknowledging that all inventions, trade secrets, works of authorship, developments and other processes generated by them on our behalf are our property and assigning to us any ownership that they may claim in those works. Despite our precautions, it may be possible for third parties to obtain and use without consent intellectual property that we own or license. Unauthorized use of our intellectual property by third parties, and the expenses incurred in protecting our intellectual property rights, may adversely affect our business.

Patents and Patent Applications

As of October 30, 2020, we had three issued U.S. patents, three non-provisional U.S. patent applications, one U.S. design patent application, 18 granted international design registrations in three international design patents, two granted international patents, five international patent applications, and one international Patent Cooperation Treaty patent application pending. The issued patents expire in 2038, and the international design registrations have expiration dates ranging from 2035 to 2045. Although we actively attempt to utilize patents to protect our technologies, we believe that none of our patents, individually or in the aggregate, are material to our business. We will continue to file and prosecute patent applications when appropriate to attempt to protect our rights in our proprietary technologies. However, there can be no assurance that our patent applications will be approved, that any patents issued will adequately protect our intellectual property, or that such patents will not be challenged by third parties or found by a judicial authority to be invalid or unenforceable.

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Trademarks

We also rely on several registered and unregistered trademarks to protect our brand. As of September 30, 2020, we had three trademarks registered globally. “fuboTV” is a registered trademark in the U.S. and the European Union.

Competition

The TV streaming market continues to grow and evolve as more viewers shift from traditional pay TV to streaming. There is significant competition in the TV market for users, advertisers and broadcasters. We principally compete with traditional pay TV operators, such as AT&T, Comcast, Cox and Altice, along with other vMVPDs, such as YouTube TV, Hulu Live and Sling TV. While the presence of these competitors in the market has helped to boost consumer awareness of TV streaming, contributing to the growth of the overall market, their resources and brand recognition present substantial competitive challenges.

We compete on various factors to acquire and retain users. These factors include quality and breadth of content offerings, especially within live sports; features of our TV streaming platform, including ease of use and superior user experience; brand awareness in the market; and perceived value relative to the price of our service. Additionally, we compete for user engagement. Many users have multiple subscriptions to various streaming services and allocate time and money between them.

We also face competition for advertisers, which in part depends on our ability to acquire and retain users. Providing a large and engaged audience is crucial for advertisers on our live TV streaming platform. In the TV streaming market, the effectiveness of advertisements and return on investments play a pivotal role. As such, we are also competing for advertisers based on the return of ads compared to various other digital advertising platforms, including mobile and web. Additionally, advertisers continue to allocate a large portion of spend to advertise offline. Therefore, we also compete with traditional media platforms such as traditional linear TV and radio. We are increasingly leveraging our data and analytics capabilities to optimize advertisements for both users and advertisers. We need to continue to maintain an appropriate advertising inventory for the growing demand for ads on our platform.

Furthermore, we compete to attract and retain broadcasters. Our ability to license content from broadcasters is dependent on the scale of our user base as well as license terms.

Employees

As of September 30, 2020, we had 216 employees, all of which were located in North America. We consider our relationship with our employees to be good. None of our domestic employees is represented by a labor union or covered by a collective bargaining agreement.

Facilities

Our worldwide corporate headquarters and executive offices are located at 1330 Avenue of the Americas in New York, New York, where we occupy approximately 23,000 square feet of office space under various leases that expire between February 14, 2021 and August 14, 2027 and provide for rental payments of $144,782 per month.

We believe that our existing facilities are adequate for our current needs and that suitable additional or alternative space will be available on commercially reasonable terms if and when it becomes needed.

Legal Proceedings

We are and may in the future be involved in various legal proceedings, including those arising from the normal course of business activities. Although the results of litigation and claims cannot be predicted with certainty, currently, in our opinion, the likelihood of any material adverse impact on our consolidated results of operations, cash flows or our financial position for any such litigation or claims is deemed to be remote. Regardless of the outcome, litigation can have an adverse impact on us because of defense costs, diversion of management resources and other factors.

Andrew Kriss and Eric Lerner vs. FaceBank Group, Inc. et. al.

On June 8, 2020, Andrew Kriss and Eric Lerner (the “Plaintiffs”) filed a Summons with Notice in the Supreme Court of the State of New York, Nassau County naming as defendants the Company, PEC, John Textor and Frank Patterson, among others (Index No. 605474/20). The Notice lists claims for breach of express contract and implied duties, fraud, aiding and abetting fraud, fraud in the inducement, fraudulent misrepresentation, fraudulent concealment, fraudulent conveyance, unjust enrichment and declaratory relief, and states that the Plaintiffs seek monetary damages in an amount to be proven at trial, but not less than six million dollars ($6,000,000) on the breach of contract claim with interest from the date of the alleged breach on September 9, 2014. The Company served a notice of demand for a complaint on the Plaintiffs and the Complaint was filed on November 12, 2020. The Complaint includes claims for breach of contract, fraudulent inducement, unjust enrichment, conversion, a declaratory judgment, fraud and fraudulent conveyance. On January 19, 2021, the Company (along with several other defendants) moved to dismiss the Complaint on the grounds that (i) a defense is founded on documentary evidence, and (ii) the Complaint fails to state a cause of action (the “Motion to Dismiss”). The return date on the Motion to Dismiss is set for February 9, 2021.

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The Company believes the Complaint to be without merit and intends to defend itself vigorously. The law firm of Wilson Sonsini has been engaged to represent the Company and Evolution AI, its wholly owned subsidiary in connection this matter. Both Messrs. Textor and Patterson have claimed indemnification rights against the Company and retained their own counsel. This matter has been submitted to insurance for coverage. Coverage was denied as relates to the Company but is expected for each of Messrs. Textor and Patterson personally, subject to a combined $100,000 retention limit.

THE EXCHANGE OFFER

No Recommendation

None of fuboTV, its board of directors, the information agent or the exchange agent makes any recommendation as to whether you should tender any shares of Series AA Preferred Stock or refrain from tendering shares of Series AA Preferred Stock in the exchange offer. Accordingly, you must make your own decision as to whether to tender shares of Series AA Preferred Stock in the exchange offer and, if so, the number of shares of Series AA Preferred Stock to tender. Participation in the exchange offer is voluntary, and you should carefully consider whether to participate before you make your decision. We urge you to carefully read this prospectus in its entirety, including the information set forth in the section of this prospectus entitled “Risk Factors.” We also urge you to consult your own financial and tax advisors in making your own decisions on what action, if any, to take in light of your own particular circumstances.

Purpose of the Exchange Offer

The purpose of the exchange offer is to simplify our capital structure and to provide holders of Series AA Preferred Stock with an opportunity to exchange shares of Series AA Preferred Stock for shares of our common stock that have been registered under the Securities Act and will be freely tradable.

Terms of the Exchange Offer

We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, any and all of our outstanding Series AA Preferred Stock for two shares of our common stock per share of Series AA Preferred Stock.

Each share of Series AA Preferred Stock currently converts into two shares of our common stock immediately following the sale of such share of Series AA Preferred Stock on an arms’-length basis either pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, or pursuant to an effective registration statement under the Securities Act. The offer allows current holders of Series AA Preferred Stock to receive the same number of shares of our common stock as such shares of Series AA Preferred Stock would be converted in the event of such sale.

We will issue shares of our common stock in exchange for tendered shares of Series AA Preferred Stock that are accepted for exchange promptly after the expiration date of the exchange offer. As used in this prospectus, “settlement date” means the date that shares of our common stock are issued upon exchange of the shares of Series AA Preferred Stock pursuant to the exchange offer.

This prospectus and the letter of transmittal are being sent to all registered holders of shares of Series AA Preferred Stock. There will be no fixed record date for determining registered holders of Series AA Preferred Stock entitled to participate in the exchange offer. There is no minimum number of shares of Series AA Preferred Stock that is required to be tendered.

Any shares of Series AA Preferred Stock that are accepted for exchange in the exchange offer will be cancelled. Shares tendered but not accepted because they were not validly tendered shall remain outstanding upon completion of the exchange offer. If any tendered shares of Series AA Preferred Stock are not accepted for exchange and payment because of an invalid tender, the occurrence of other events set forth in this prospectus or otherwise, all unaccepted shares of Series AA Preferred Stock will be returned, without expense, to the tendering holder promptly after the expiration date of the exchange offer.

Our obligation to accept shares of Series AA Preferred Stock tendered pursuant to the exchange offer is limited by the conditions listed below under “—Conditions to the Exchange Offer.” We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.

Holders who tender shares of Series AA Preferred Stock in the exchange offer will not be required to pay brokerage commissions or fees to the information agent, the exchange agent or us. Additionally, subject to the instructions in the letter of transmittal, holders who tender shares of Series AA Preferred Stock in the exchange offer will not be required to pay transfer taxes with respect to the exchange of Series AA Preferred Stock. It is important that you read “—Fees and Expenses” and “—Transfer Taxes” below for more details regarding fees and expenses and transfer taxes relating to the exchange offer.

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We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC. Shares of Series AA Preferred Stock that are not exchanged in the exchange offer will remain outstanding. See “—Consequences of Failure to Exchange Series AA Preferred Stock in the Exchange Offer.” Holders of shares of Series AA Preferred Stock do not have any appraisal or dissenters rights in connection with the exchange offer.

We shall be deemed to have accepted for exchange properly tendered shares of Series AA Preferred Stock when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the holders of shares of Series AA Preferred Stock who tender their shares in the exchange offer for the purposes of receiving the offer consideration from us and delivering the offer consideration to the exchanging holders. We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any shares of Series AA Preferred Stock not previously accepted for exchange, upon the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”

Fractional Shares

We will not issue any fractional shares upon exchange of shares of Series AA Preferred Stock pursuant to the exchange offer.

Resale of Common Stock Received Pursuant to the Exchange Offer

Shares of common stock received by holders of shares of Series AA Preferred Stock pursuant to the exchange offer may be offered for resale, resold and otherwise transferred without further registration under the Securities Act and without delivery of a prospectus meeting the requirements of Section 10 of the Securities Act if the holder is not our “affiliate” within the meaning of Rule 144(a)(1) under the Securities Act. Any holder who is our affiliate at the time of the exchange must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resales, unless such sale or transfer is made pursuant to an exemption from such requirements and the requirements under applicable state securities laws.

Consequences of Failure to Exchange Series AA Preferred Stock in the Exchange Offer

Shares of Series AA Preferred Stock that are not exchanged in the exchange offer will remain outstanding and continue to be entitled to the rights and benefits holders have under the Florida Business Corporation Act (the “FBCA”) and our articles of incorporation, as amended. The terms of the shares of Series AA Preferred Stock will not change as a result of the exchange offer.

Expiration Date; Extension; Termination; Amendment

The exchange offer will expire at 5:00 p.m., New York City time, on February 26, 2021, which we refer to as the “expiration date.” However, if we extend the period of time for which the exchange offer remains open, the term “expiration date of the exchange offer” means the latest time and date to which the exchange offer is so extended. You may withdraw shares of Series AA Preferred Stock tendered in the exchange offer at any time prior to the expiration date of the exchange offer. You must validly tender your shares of Series AA Preferred Stock for exchange in the exchange offer on or prior to the expiration date to receive the offer consideration. The expiration date of the exchange offer will be at least 20 business days from the commencement of the exchange offer as required by Rule 14e-1(a) under the Exchange Act.

We reserve the right to extend the period of time that the exchange offer is open, and delay acceptance for exchange of any shares of Series AA Preferred Stock, by giving oral or written notice to the exchange agent and by timely public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date of the exchange offer. During any extension, all shares of Series AA Preferred Stock previously tendered will remain subject to the exchange offer unless properly withdrawn.

In addition, we reserve the right to:

●	terminate or amend the exchange offer and not to accept for exchange any shares of Series AA Preferred Stock not previously accepted for exchange upon the occurrence of any of the events specified below under “—Conditions to the Exchange Offer” that have not been waived by us; and

●	amend the terms of the exchange offer in any manner permitted or not prohibited by law.

If we terminate or amend the exchange offer, we will notify the exchange agent by oral or written notice (with any oral notice to be promptly confirmed in writing) and will issue a timely press release or other public announcement regarding the termination or amendment.

In the event that the exchange offer is terminated, withdrawn or otherwise not consummated on or prior to the expiration date, no consideration will be paid or become payable to holders who have properly tendered their shares of Series AA Preferred Stock pursuant to the exchange offer. In any such event, the shares of Series AA Preferred Stock previously tendered pursuant to the exchange offer will be promptly returned to the tendering holders.

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If we make a material change in the terms of the exchange offer or the information concerning the exchange offer, or waive a material condition of the exchange offer, we will promptly disseminate disclosure regarding the changes to the exchange offer and extend the exchange offer, if required by law, to ensure that it remains open a minimum of five business days from the date we disseminate disclosure regarding the changes.

If we make a change in the number of shares of Series AA Preferred Stock we are offering to exchange or the offer consideration, including the number of shares of our common stock offered in the exchange, we will promptly disseminate disclosure regarding the changes and extend the exchange offer, if required by law, to ensure that the exchange offer remains open a minimum of ten business days from the date we disseminate disclosure regarding the changes.

Procedures for Tendering Series AA Preferred Stock

Only a holder of shares of Series AA Preferred Stock may tender shares of Series AA Preferred Stock in the exchange offer. To tender in the exchange offer, a holder must properly complete and deliver to the exchange agent the letter of transmittal in accordance with the instructions set forth on the letter of transmittal prior to the expiration date of the exchange offer.

To be tendered effectively, the exchange agent must receive any physical or electronic delivery of the letter of transmittal and any other required documents at the address or email address set forth on the back cover of this prospectus before the expiration date of the exchange offer. To receive confirmation of valid tender of shares of Series AA Preferred Stock, a holder should contact the exchange agent at the telephone number listed on the back cover of this prospectus.

The tender of shares of Series AA Preferred Stock by a holder that is not withdrawn prior to the expiration date of the exchange offer will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

If the letter of transmittal or any other required documents are physically delivered to the exchange agent, the method of delivery is at the holder’s election and risk, and holders should allow sufficient time to assure delivery to the exchange agent before the expiration date of the exchange offer. Holders should not send the letter of transmittal to us.

A signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution if a registered holder completes the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal. Eligible guarantor institutions include banks, brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, government securities brokers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations.

If the letter of transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless we waive this requirement, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered shares of Series AA Preferred Stock. Our determination will be final and binding. We reserve the absolute right to reject any shares of Series AA Preferred Stock not properly tendered or any shares of Series AA Preferred Stock the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular shares of Series AA Preferred Stock. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of shares of Series AA Preferred Stock must be cured within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of shares of Series AA Preferred Stock, neither we, the exchange agent nor any other person will incur any liability for failure to give notification. Tenders of shares of Series AA Preferred Stock will not be deemed made until those defects or irregularities have been cured or waived. Any shares of Series AA Preferred Stock received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, promptly following the expiration date of the exchange offer.

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In all cases, we will accept shares of Series AA Preferred Stock for exchange pursuant to the exchange offer only after the exchange agent timely receives a properly completed and duly executed letter of transmittal and all other required documents.

Holders should receive copies of the letter of transmittal with the prospectus. A holder may obtain additional copies of the letter of transmittal from the exchange agent at their offices listed on the back cover of this prospectus.

No Guaranteed Delivery

There are no guaranteed delivery procedures provided for by us in conjunction with the exchange offer. Holders of shares of Series AA Preferred Stock must timely tender their shares in accordance with the procedures set forth herein.

Withdrawal Rights

You may withdraw your tender of shares of Series AA Preferred Stock at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer. In addition, you may withdraw any shares of Series AA Preferred Stock that you tender that are not accepted for exchange by us after the expiration of 60 business days from the commencement of the exchange offer, if such shares of Series AA Preferred Stock have not been previously returned to you. For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal, sent electronically or by facsimile transmission, receipt confirmed by telephone, or letter, before the expiration date of the exchange offer. Any notice of withdrawal must:

●	specify the name of the person that tendered the shares of Series AA Preferred Stock to be withdrawn;

●	identify the shares of Series AA Preferred Stock to be withdrawn, including the certificate number or numbers;

●	specify the number of shares to be withdrawn;

●	include a statement that the holder is withdrawing its election to have the shares of Series AA Preferred Stock exchanged;

●	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the shares of Series AA Preferred Stock were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the transfer agent register the transfer of such shares of Series AA Preferred Stock into the name of the person withdrawing the tender; and

●	specify the name in which any of the Series AA Preferred Stock are to be registered, if different from that of the person that tendered the Series AA Preferred Stock.

Any shares of Series AA Preferred Stock withdrawn will not have been validly tendered for exchange for purposes of the exchange offer. Any shares of Series AA Preferred Stock that have been tendered for exchange but which are not exchanged for any reason will be returned to the holder, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn shares of Series AA Preferred Stock may be re-tendered by following one of the procedures described under “—Procedures for Tendering Series AA Preferred Stock” above at any time on or before the expiration date of the exchange offer, which is 5:00 p.m., New York City time, on February 26, 2021.

Acceptance of Series AA Preferred Stock for Exchange; Delivery of Common Stock

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will promptly accept the shares of Series AA Preferred Stock properly tendered that have not been withdrawn pursuant to the exchange offer and will issue our common stock in exchange for such shares of Series AA Preferred Stock promptly after the acceptance. Please refer to the section in this prospectus entitled “—Conditions to the Exchange Offer” below. For purposes of the exchange offer, we will be deemed to have accepted properly tendered shares of Series AA Preferred Stock for exchange when we give notice of acceptance to the exchange agent.

In all cases, we will issue our common stock in exchange for shares of Series AA Preferred Stock that are accepted for exchange pursuant to the exchange offer only after the exchange agent timely receives a properly completed and duly executed letter of transmittal and all other required documents.

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We will not be liable for any interest as a result of a delay by the exchange agent in distributing the offer consideration in the exchange offer.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer to the contrary, the exchange offer is subject to the following condition that we may not waive: the registration statement of which this prospectus forms a part shall have become effective and no stop order suspending the effectiveness of the registration statement and no proceedings for that purpose shall have been instituted or be pending, or to our knowledge, be contemplated or threatened by the SEC.

In addition, we will not be required to accept for exchange, or to pay the offer consideration in exchange for, any shares of Series AA Preferred Stock and may terminate or amend the exchange offer, by oral or written notice (with any oral notice to be promptly confirmed in writing) to the exchange agent, followed by a timely press release, at any time before accepting any of the shares of Series AA Preferred Stock for exchange, if, in our reasonable judgment:

●	there shall have been instituted, threatened in writing or be pending any action or proceeding before or by any court, governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the exchange offer, that is, or is reasonably likely to be, in our reasonable judgment, materially adverse to our business, operations, properties, condition, assets, liabilities or prospects, or that would or might, in our reasonable judgment, prohibit, prevent, restrict or delay consummation of the exchange offer or materially impair the contemplated purpose (as set forth under “—Purpose of the Exchange Offer”) of the exchange offer;

●	an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in our reasonable judgment, would or would be reasonably likely to prohibit, prevent, restrict or delay consummation of the exchange offer or materially impair the contemplated purpose of the exchange offer, or that is, or is reasonably likely to be, materially adverse to our business, operations, properties, condition, assets, liabilities or prospects;

●	there shall have occurred or be reasonably likely to occur any material adverse change to our business, operations, properties, condition, assets, liabilities, prospects or financial affairs; or

●	there shall have occurred:

	●	any general suspension of, or limitation on prices for, trading in securities in U.S. securities or financial markets;

	●	any material adverse change in the price of our common stock in U.S. securities or financial markets;

	●	a declaration of a banking moratorium or any suspension of payments in respect to banks in the U.S.;

	●	any limitation (whether or not mandatory) by any government or governmental, regulatory or administrative authority, agency or instrumentality, domestic or foreign, or other event that, in our reasonable judgment, would or would be reasonably likely to affect the extension of credit by banks or other lending institutions;

	●	the commencement or significant worsening of a global pandemic, including but not limited to, the COVID-19 pandemic worsening in the U.S.; or

	●	a commencement or significant worsening of a war or armed hostilities or other national or international calamity, including but not limited to, catastrophic terrorist attacks against the U.S. or its citizens.

In addition, our obligation to issue our common stock is conditioned upon our acceptance of shares of Series AA Preferred Stock pursuant to the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any shares of Series AA Preferred Stock not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. In addition, we expressly reserve the right, at any time or at various times, to waive any of the conditions the exchange offer, in whole or in part, except as to the requirement that the registration statement be declared effective by the SEC, which condition we will not waive. We will give oral or written notice (with any oral notice to be promptly confirmed in writing) of any amendment, non-acceptance, termination or waiver to the exchange agent as promptly as practicable, followed by a timely press release.

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These conditions are for our sole benefit, and we may assert them or waive them in whole or in part in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times with respect to the exchange offer on or prior to the expiration of the exchange offer.

All conditions to the exchange offer must be satisfied or waived prior to the expiration of the exchange offer. The exchange offer is not conditioned upon any minimum number of shares of Series AA Preferred Stock tendered for exchange.

Market, Trading and Dividend Information

The Series AA Preferred Stock is not listed on any securities exchange.

Source and Amount of Funds

Because there is no cash portion of the offer consideration, we will not need any cash to fund this offer. The shares of our common stock to be issued in the exchange offer are available from our authorized but unissued shares of common stock.

Fees and Expenses

We will bear the fees and expenses of soliciting tenders for the exchange offer, and tendering holders of shares of Series AA Preferred Stock will not be required to pay any of our expenses of soliciting tenders in the exchange offer, including the fees of the information agent and the exchange agent. We will also reimburse the information agent and the exchange agent for reasonable out-of-pocket expenses, and we will indemnify the information agent and the exchange agent against certain liabilities and expenses in connection with the exchange offer, including liabilities under the federal securities laws. The principal solicitation is being made electronically by email. However, additional solicitations may be made by mail, telephone or in person by our officers and other employees or our agents.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of shares of Series AA Preferred Stock pursuant to the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

●	shares of common stock are to be delivered to, or issued in the name of, any person other than the registered holder of the shares of Series AA Preferred Stock;

●	tendered shares of Series AA Preferred Stock are registered in the name of any person other than the person signing the letter of transmittal; or

●	a transfer tax is imposed for any reason other than the exchange of shares of Series AA Preferred Stock under the exchange offer.

If satisfactory evidence of payment of transfer taxes is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.

Future Purchases

Following completion of the exchange offer, we may repurchase additional shares of Series AA Preferred Stock that remain outstanding in privately negotiated transactions, tender or exchange offers, or otherwise. Future purchases of shares of Series AA Preferred Stock that remain outstanding after the exchange offer may be on terms that are more or less favorable than the exchange offer. However, Exchange Act Rules 14e-5 and 13e-4 generally prohibit us and our affiliates from purchasing any Series AA Preferred Stock other than pursuant to the exchange offer until ten business days after the expiration date of the exchange offer, although there are some exceptions. Future purchases, if any, will depend on many factors, which include market conditions and the condition of our business.

No Appraisal Rights

No appraisal or dissenters’ rights are available to holders of shares of Series AA Preferred Stock under applicable law in connection with the exchange offer.

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Compliance With Securities Laws

We are making the exchange offer to all holders of outstanding shares of Series AA Preferred Stock. We are not aware of any jurisdiction in which the making of the exchange offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the exchange offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law. If, after such good faith effort, we cannot comply with any such law, the exchange offer will not be made to, nor will tenders of shares of Series AA Preferred Stock be accepted from or on behalf of, the holders of shares of Series AA Preferred Stock residing in any such jurisdiction.

European Economic Area and the United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

●	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
●	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or
●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

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Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Canada

(A) Resale Restrictions

The distribution of shares of common stock in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the shares of our common stock in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the shares of common stock.

(B) Representations of Canadian Purchasers

By purchasing shares of our common stock in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

●	the purchaser is entitled under applicable provincial securities laws to purchase the shares of our common stock without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 – Prospectus Exemptions,
●	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,
●	where required by law, the purchaser is purchasing as principal and not as agent and
●	the purchaser has reviewed the text above under Resale Restrictions.

(C) Conflicts of Interest

Canadian purchasers are hereby notified that each of shares of our the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 – Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

(D) Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

(E) Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

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(F) Taxation and Eligibility for Investment

Canadian purchasers of shares of common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the shares of our common stock in their particular circumstances and about the eligibility of the shares of our common stock for investment by the purchaser under relevant Canadian legislation.

Australia

This prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:

You confirm and warrant that you are either:

●	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;
●	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;
●	a person associated with the Company under Section 708(12) of the Corporations Act; or
●	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance.

You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Hong Kong

No shares of our common stock have been offered or sold, and no shares of our common stock may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or the SFO, and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong, or the CO, or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the shares of our common stock has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the shares of our common stock may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the shares of our common stock will be required, and is deemed by the acquisition of the shares of our common stock, to confirm that he is aware of the restriction on offers of the shares of our common stock described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any shares of our common stock in circumstances that contravene any such restrictions.

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Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of shares is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common stock may not be circulated or distributed, nor may the common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of our common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

●	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
●	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of our common stock pursuant to an offer made under Section 275 of the SFA except:

●	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
●	where no consideration is or will be given for the transfer;
●	where the transfer is by operation of law;
●	as specified in Section 276(7) of the SFA; or
●	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

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Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, us or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Schedule TO

Pursuant to Rule 13e-4 under the Exchange Act, we have filed with the SEC an Issuer Tender Offer Statement on Schedule TO that contains additional information with respect to the exchange offer. Such Schedule TO, including the exhibits and any amendment thereto, may be examined, and copies may be obtained, at the same places and in the same manner as is set forth under the caption “Where You Can Find More Information.”

Accounting Treatment

For the number of Series AA Preferred Stock shares that are converted to common stock in the exchange offer, we will eliminate the balance associated with the Series AA Preferred Stock on our balance sheet and replace it with the common stock par value that corresponds to the number of common shares actually issued pursuant to this exchange and the remainder will be recorded as additional paid in capital.

We will also recognize a general and administrative expense for the direct fees and expenses related to this offering.

Security Ownership

As of January 21, 2021, shares of Series AA Preferred Stock were beneficially owned by our directors and officers in the amounts and percentages as follows:

Name	Position	Number of Shares of Series AA Preferred Stock		Percentage of Shares of Series AA Preferred Stock
David Gandler	Director and Chief Executive Officer	1,575,817	(1)	9.65%
Edgar Bronfman, Jr.	Executive Chairman and Director	2,650,628	(2)	16.24%
Daniel Leff	Director	2,627,788	(3)	16.10%

(1)	Represents 617,817 shares of common stock held by Mr. Gandler in his individual capacity. Also includes (i) 241,000 held directly by Diana Gandler, Mr. Gandler’s spouse, (ii) 359,000 shares held directly by David Gandler & Yuriy Boykivttees Diana Gandler 2020 Family Irrevocable Trust U/A Dtd 09-30-20, David Gandler has voting and investment power over this trust, the beneficiaries are David Gandler and descendants of Diana Gandler, the trustees are David Gandler and Yuriy Boykiv, and there are no voting agreements associated with this trust, (iii) 179,000 shares held directly by Yuriy Boykiv Trustee Chloe Gandler 2020 Irrevocable Trust U/A Dtd 09-30-20, David Gandler has voting and investment power over this trust, the beneficiary is Chloe Gandler, the trustee is Yuriy Boykiv, and there are no voting agreements associated with this trust, and (iv) 179,000 shares held directly by Yuriy Boykiv Trustee Forest Gandler 2020 Irrevocable Trust U/A Dtd 09-30-20, David Gandler has voting and investment power over this trust, the beneficiary is Forest Gandler, the trustee is Yuriy Boykiv, and there are no voting agreements associated with this trust.
(2)	Represents 22,840 shares of Series AA Preferred Stock held by Mr. Bronfman in his individual capacity. Also includes (i) 1,715,821 shares of Series AA Preferred Stock held directly by Luminari Capital, L.P. (“Luminari Capital”), (ii) 513,105 shares of Series AA Preferred Stock held directly by Waverley Capital and (iii) 398,862 shares of Series AA Preferred Stock held directly by WL fuboTV, LP (“WL fuboTV”). The general partner of Luminari Capital is Luminari Capital Partners, LLC. Mr. Bronfman has an assignee interest in Luminari Capital Partners, LLC. Dr. Daniel V. Leff, as managing member of Luminari Capital Partners, LLC, may be deemed to have shared voting and investment power with respect to these securities. The general partner of Waverley Capital is Waverley Capital Partners, LLC. Mr. Bronfman and Dr. Daniel V. Leff, as managing members of Waverley Capital Partners, LLC, may be deemed to have shared voting and investment power with respect to these securities. The general partner of WL fuboTV is WL fuboTV GP, LLC. Mr. Bronfman and Dr. Daniel V. Leff, as managing members of WL fuboTV GP, LLC, may be deemed to have shared voting and investment power with respect to these shares. The address for Luminari Capital, Waverley Capital and WL fuboTV is 535 Ramona Street, Suite #8, Palo Alto, CA 94301.
(3)	Represents (i) 1,715,821 shares of Series AA Preferred Stock held directly by Luminari Capital, (ii) 513,105 shares of Series AA Preferred Stock held directly by Waverley Capital; and (iii) 398,862 shares of Series AA Preferred Stock held directly by WL fuboTV. The general partner of Luminari Capital is Luminari Capital Partners, LLC. Daniel V. Leff, as managing member of Luminari Capital Partners, LLC, may be deemed to have shared voting and investment power with respect to these securities. The general partner of Waverley Capital is Waverley Capital Partners, LLC. Dr. Daniel V. Leff and Mr. Bronfman, as managing members of Waverley Capital Partners, LLC, may be deemed to have shared voting and investment power with respect to these securities. The general partner of WL fuboTV is WL fuboTV GP, LLC. Dr. Daniel V. Leff and Mr. Bronfman, as managing members of WL fuboTV GP, LLC, may be deemed to have shared voting and investment power with respect to these shares. The address for Luminari Capital, Waverley Capital and WL fuboTV is 535 Ramona Street, Suite #8, Palo Alto, CA 94301.

There have been no purchase or sale transactions in the Series AA Preferred Stock by the Company or, to the Company’s knowledge, any of our directors or officers in the 60 days preceding the date of this prospectus.

Messrs. Gandler, Bronfman and Leff have advised us that they intend to participate in the exchange offer.

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COMPARISON OF RIGHTS BETWEEN THE SERIES AA PREFERRED STOCK AND OUR COMMON STOCK

The following describes the material differences between the rights of holders of the shares of Series AA Preferred Stock and holders of shares of our common stock. While we believe that the description covers the material differences between the shares of Series AA Preferred Stock and our common stock, this summary may not contain all of the information that is important to you. You should carefully read this entire exchange offer prospectus, including “Description of Our Capital Stock” and the other documents we refer to for a more complete understanding of the differences between being a holder of Series AA Preferred Stock and a holder of our common stock.

Conversion Rights

The Series AA Preferred Stock is convertible into our common stock immediately following the sale of such shares of Series AA Preferred Stock on an arms’-length basis either pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act or pursuant to an effective registration statement under the Securities Act. Each share of Series AA Preferred Stock is initially convertible into two shares of our common stock. The conversion rate is subject to equitable adjustments for stock splits, stock combinations, recapitalizations, reclassifications, extraordinary distributions and similar events.

Voting Rights

Each share of Series AA Preferred Stock initially has 0.8 votes per share (the “Voting Rate”) on any matter submitted to the holders of our common stock for a vote, and votes together with the common stock on such matters for as long as the Series AA Preferred Stock is outstanding. The Voting Rate is subject to adjustment in the event of stock splits, stock combinations, recapitalizations, reclassifications, extraordinary distributions and similar events.

Dividends and Distributions

The Series AA Preferred Stock is entitled to receive such dividends and other distributions on shares of Series AA Preferred Stock when paid on our common stock, payable on the Series AA Preferred Stock on an as-converted to common stock basis.

Holders of shares of our common stock are entitled to receive dividends and other distributions when, as and if declared by our board of directors out of funds legally available for such purpose, subject to certain restrictions and limitations described in “Description of Our Capital Stock.” However, we have not paid any dividends on our common stock since incorporation, we do not anticipate paying any such dividends on our common stock in the foreseeable future and there are restrictions on our ability to pay dividends under our credit agreement and indentures governing our senior subordinated notes.

Liquidation Preference

The Series AA Preferred Stock has no liquidation preference.

Participation

The Series AA Stock participates in any distributions or payments to the holders of or common stock on an as-converted to common stock basis, but does not participate in any distributions to any other classes of our preferred stock other than those made to such other classes of our preferred stock that are convertible into shares of our common stock and that are entitled to such distributions or payments on an as-converted to common stock basis.

Jurisdiction

Any action brought by any party against any other concerning the certificate of designation for the Series AA Preferred Stock must be brought only in the state courts of New York or in the federal courts located in the Eastern District of New York, and we and each holder of the Series AA Preferred Stock have irrevocably waived any objection to such jurisdiction and venue. We and each holder of the Series AA Preferred Stock have also waived trial by jury.

Our common stock has no similar provisions.

Governing Document

Holders of shares of Series AA Preferred Stock have their rights set forth in, and may enforce their rights under, the FBCA and our articles of incorporation, including the certificate of designation with respect to the Series AA Preferred Stock, and by-laws.

Holders of shares of our common stock have their rights set forth in, and may enforce their rights under, the FBCA and our articles of incorporation and by-laws.

Listing

The Series AA Preferred Stock is not listed or traded on any exchange. Our common stock is listed and traded on the NYSE under the symbol “FUBO.”

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DESCRIPTION OF OUR CAPITAL STOCK

The following information describes our common stock and preferred stock, as well as options to purchase our common stock and provisions of our articles of incorporation and bylaws, each as amended. This description is only a summary. You should also refer to our articles of incorporation and bylaws, each as amended, which are filed with the Securities and Exchange Commission as exhibits to this registration statement, of which this prospectus forms a part, and to the applicable provisions of Florida law.

Capital Stock

Our authorized capital stock consists of 400,000,000 shares of common stock with a $0.0001 par value per share, and 50,000,000 shares of preferred stock with a $0.0001 par value per share. 35,800,000 shares have been designated as the Series AA Convertible Preferred Stock, and 2,000,000 shares have been designated as the Series D Convertible Preferred Stock. As of October 26, 2020, there were approximately 483 holders of record of common stock.

Common Stock

Each share of our common stock is generally entitled to one vote for each share on all matters submitted to a vote of the shareholders, including the election of directors, but is generally not entitled to vote on any matter for which the vote is reserved to a class of preferred stock pursuant to the designation for that preferred stock.

Our common stock is listed on the New York Stock Exchange under the symbol “FUBO.”

Rights and Preferences

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock currently outstanding or which we may designate and issue in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are fully paid and nonassessable.

Dividends and Distributions

Our bylaws, as amended, provide that the board of directors may authorize, and the Company may make, distributions (which would include dividends) to its shareholders subject to restrictions by our articles of incorporation, as amended, and certain additional limitations as described below. Specifically, no distribution may be made if, after giving it effect, (a) the Company would not be able to pay its debts as they become due in the usual course of business; or (b) the Company’s total assets would be less than the sum of its total liabilities plus (unless our articles of incorporation permit otherwise) the amount that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

We may also issue shares as share dividends, which may be issued pro rata and without consideration to our shareholders or to the shareholders of one or more classes or series. Shares of one class or series may not be issued as a share dividend in respect of shares of another class or series unless (a) our articles of incorporation, as amended, so authorize; (b) a majority of the votes entitled to be cast by the class or series to be issued approves the issue; or (c) there are no outstanding shares of the class or series to be issued.

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Preferred Stock

Termination of Preferred Stock Designations

On March 20, 2020, the Company amended its Articles of Incorporation to withdraw, cancel and terminate the previously filed (i) Certificate of Designation with respect to 5,000,000 shares of its Series A Preferred Stock, par value $0.0001 per share, (ii) Certificate of Designation with respect to 1,000,000 shares of its Series B Preferred Stock, par value $0.0001 per share, (iii) Certificate of Designation with respect to 41,000,000 shares of its Series C Preferred Stock, par value $0.0001 per share and (iv) Certificate of Designation with respect to 1,000,000 shares of its Series X Preferred Stock, par value $0.0001 per share. Upon the withdrawal, cancelation and termination of such designations, all shares previously designated as Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series X Preferred Stock were returned to the status of authorized but undesignated shares of Preferred Stock, par value $0.0001 per share of the Company. As a result, as of September 15, 2020, the only classes of authorized Preferred Stock are the Series AA Preferred Stock and the Series D Preferred Stock.

Series AA Convertible Preferred Stock

On March 20, 2020, the Company filed an amendment to its Articles of Incorporation to designate 35,800,000 of its authorized preferred stock as “Series AA Convertible Preferred Stock”, or the Series AA Preferred Stock, pursuant to Articles of Amendment of Series AA Convertible Preferred Stock, or the Series AA Certificate of Designation. The Series AA Preferred Stock has no liquidation preference and is entitled to receive dividends and other distributions as and when paid on the common stock, on an as-converted to common stock basis. Each share of Series AA Preferred Stock is initially convertible into two shares of common stock, subject to customary adjustments such as stock splits, stock combinations, recapitalizations, reclassifications, extraordinary distributions and similar events, as provided in the Series AA Certificate of Designation. The Series AA Preferred Stock shall be converted into common stock immediately following the sale of such shares of Series AA Preferred Stock on an arms’-length basis either pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act or pursuant to an effective registration statement under the Securities Act. Each share of Series AA Preferred Stock initially has the Voting Rate on any matter submitted to the holders of the common stock for a vote, and votes together with the common stock on such matters for as long as the Series AA Preferred Stock is outstanding. The Voting Rate is subject to adjustment in the event of stock splits, stock combinations, recapitalizations, reclassifications, extraordinary distributions and similar events.

Jurisdiction. Any action brought by any party against any other concerning the Series AA Certificate of Designation must be brought only in the state courts of New York or in the federal courts located in the Eastern District of New York, and we and each holder of the Series AA Preferred Stock have irrevocably waived any objection to such jurisdiction and venue. We and each holder of the Series AA Preferred Stock have also waived trial by jury.

Series D Preferred Stock

On July 12, 2019, the Company filed an amendment to its Articles of Incorporation to designate 2,000,000 of its authorized shares of preferred stock as Series D Convertible Preferred Stock, or the Series D Preferred Stock, pursuant to Articles of Amendment, or the Series D Certificate of Designation. Each share of Series D Preferred Stock initially has a stated value of $1.00 (the “Stated Value”), which is subject to adjustment as described below. On September 2, we redeemed 203,000 shares of Series D Preferred Stock, and as of such date, there were no shares of Series D Preferred Stock outstanding.

The Series D Preferred Stock, with respect to dividend rights and rights upon liquidation, ranks senior to the common stock and junior to all existing and future indebtedness of the Company. On any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or upon any Deemed Liquidation Event (as defined below), after payment or provision for payment of debts and other liabilities of the Company, and after payment or provision for any liquidation preference payable to the holders of any Preferred Stock ranking senior upon liquidation to the Series D Preferred Stock, if any, but prior to any distribution or payment made to the holders of common stock or the holders of any Preferred Stock ranking junior upon liquidation to the Series D Preferred Stock by reason of their ownership thereof, the Series D Preferred Stock is entitled to be paid out of the assets of the Company an amount with respect to each outstanding share of Series D Preferred Stock equal to (i) the Stated Value plus (ii) any accrued but unpaid dividends, the Default Adjustment (as defined below), if applicable, fees that are payable to the holders of the Series D Preferred Stock if FaceBank fails to deliver common stock issuable on conversion of the Series D Preferred Stock other than due to a third party’s actions (which are $2,000 payable to the applicable holder for each day of the failure), if any, and any other fees as set forth in the Series D Certificate of Designation.

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Holders of shares of the Series D Preferred Stock are entitled to receive annual cash dividends at the rate of 8% of the Stated Value, which will be cumulative and compounded daily, and will be paid solely upon redemption, liquidation or conversion. In case of an Event of Default (as defined below), the dividend rate increases to 22%.

An “Event of Default” includes, but is not limited to, the following:

●	The Company fails to pay the amount due on redemption of the Series D Preferred Stock and such breach continues for a period of three days after written notice from the holders of a majority of the Series D Preferred Stock (also referred to as the Majority Holders).

●	The Company fails to issue shares of common stock on conversion of the Series D Preferred Stock, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of common stock upon conversion of or otherwise pursuant to the terms of the Series D Certificate of Designation, the Company directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of our common stock to be issued to upon conversion of the Series D Preferred Stock or otherwise pursuant to the terms of the Series D Certificate of Designation, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of our common stock issued upon conversion of the Series D Preferred Stock or otherwise pursuant to the terms of the Series D Certificate of Designation (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this bullet point) and any such failure continues uncured (or any written announcement, statement or threat not to honor the Company’s obligations is not rescinded in writing) for two business days after a holder of the Series D Preferred Stock has delivered a notice of conversion. It is an obligation of the Company to remain current in its obligations to its transfer agent and it is also an Event of Default if a conversion of the Series D Preferred Stock is delayed, hindered or frustrated due to a balance owed by the Company to its transfer agent.

●	The Company breaches any material covenant or other material term or condition contained in the Series D Certificate of Designation or in any purchase agreement, subscription agreement or other agreement pursuant to which any holder has acquired any shares of Series D Preferred Stock, and such breach continues for a period of 10 days after written notice thereof.

●	Any representation or warranty of the Company made in the Series D Certificate of Designation or in any agreement, statement or certificate given in writing pursuant thereto or in connection therewith, or in any purchase agreement, subscription agreement or other agreement pursuant to which any holder has acquired any shares of Series D Preferred Stock, is false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the holders with respect to the Series D Preferred Stock.

●	The Company or any subsidiary of the Company makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee is otherwise appointed.

●	Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors are instituted by or against the Company or any subsidiary of the Company.

●	The Company fails to maintain the listing of its common stock on at least one of the OTC electronic quotations systems or an equivalent replacement exchange.

●	The Company fails to comply with the reporting requirements of the Exchange Act; and/or the Company ceases to be subject to the reporting requirements of the Exchange Act. The Company files a Form 15 with the SEC.

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●	Any dissolution, liquidation, or winding up of the Company or any substantial portion of its business occurs.

●	Any cessation of operations by the Company occurs, or the Company admits it is otherwise generally unable to pay its debts as such debts become due.

●	The Company restates any financial statements filed by the Company with the SEC at any time after 180 days after the date of issuance of the applicable shares of Series D Preferred Stock for any date or period until the Series D Preferred Stock is no longer outstanding, if the result of such restatement would, by comparison to the un-restated financial statement, have constituted a material adverse effect on the rights of the holders of the Series D Preferred Stock with respect to the terms hereof.

●	The Company proposes to replace its transfer agent and fails to provide, prior to the effective date of such replacement, fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered with respect to the Series D Preferred Stock signed by the successor transfer agent and the Company.

In addition, in the event of any Event of Default, the Stated Value will automatically be increased to $1.50 per share of Series D Preferred Stock during the continuance of the Event of Default, provided, however, that, in the event that the Event of Default is as described in the second bullet point directly above, the Stated Value will automatically be increased to $2.00 per share of Series D Preferred Stock during the continuance of that Event of Default. This is termed the “Default Adjustment.”

Protective Provisions. The Series D Preferred Stock generally has no right to vote on any matters requiring shareholder approval or any matters on which the shareholders are permitted to vote. However, so long as any shares of Series D Preferred Stock are outstanding, the Company must first obtain the consent of the holders of a majority of the shares of Series D Preferred Stock prior to (i) altering or changing adversely the powers or preferences of the Series D Preferred Stock (including amending the Series D Certificate of Designation), (ii) authorizing or creating any class of stock ranking as to distribution of dividends or liquidation preference senior to the Series D Preferred Stock, (iii) amending its Articles of Incorporation in breach of the provisions of the Series D Certificate of Designation, (iv) liquidating, dissolving or winding-up the business and affairs of the Company or effecting any Deemed Liquidation Event (as defined in the Series D Certificate of Designation), or (v) entering into a binding agreement with respect to the foregoing.

Redemption. The Company has the option to redeem the outstanding shares of Series D Preferred Stock between 0-180 days after issuance at varying rates depending on the time since issuance. Any redemption prior to 60 days following the issuance of the applicable Series D Preferred Stock will be at a price of 118% of the Stated Value, any redemption between 61 and 120 days following the issuance of the applicable Series D Preferred Stock will be at a price of 125% of the Stated Value, and any redemption between 121 and 180 days following the issuance of the applicable Series D Preferred Stock will be at a price of 129% of the Stated Value.

The Company is mandated to redeem the outstanding shares of Series D Preferred Stock on the earlier to occur of (i) 18 months after the issuance, (ii) an Event of Default and (iii) the occurrence of a “Market Event”, which occurs when the closing bid price is below $0.35. If a “Market Event” occurs, the Stated Value is also immediately increased to $1.29 per share of Series D Preferred Stock.

Conversion. Holders of shares of Series D Preferred Stock have the right to convert such shares into common stock anytime beginning six months after issuance, with certain limitations. The price at which a share of Series D Preferred Stock converts into common stock is the greater of (i) $0.25 and (ii) 61% of the average of the three lowest closing bid prices over the prior ten days of trading; provided, that in no event is a holder of shares of our Series D Preferred Stock entitled to convert any portion of the Series D Preferred Stock in excess of that number of Series D Preferred Stock that upon conversion of which the sum of (i) the number of shares of our common stock beneficially owned by such holder and its affiliates (other than shares of our common stock that may be deemed beneficially owned through the ownership of the unconverted portion of the Series D Preferred Stock) and (2) the number of shares of our common stock issuable upon the conversion of the portion of the Series D Preferred Stock being converted by such holder, would result in beneficial ownership by such holder and its affiliates of more than 4.99% of the outstanding shares of our common stock.

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Jurisdiction. Any action brought by any party against any other concerning the Series D Certificate of Designation must be brought only in the state courts of New York or in the federal courts located in the Eastern District of New York, and we and each holder of the Series D Preferred Stock have irrevocably waived any objection to such jurisdiction and venue. We and each holder of the Series D Preferred Stock have also waived trial by jury.

Registration Rights

Obligation to Register FB Loan Warrant and Shares

On March 19, 2020, we entered into a Note Purchase Agreement with FB Loan Series I, LLC, or FB Loan, pursuant to which we sold to FB Loan a senior secured promissory note in an aggregate principal of $10,050,000. In connection with the Note Purchase Agreement, we and FB Loan entered into a Securities Purchase Agreement, also dated March 19, 2020, pursuant to which we sold and issued to FB Loan 900,000 shares of our common stock and a warrant to purchase 3,269,231 shares of common stock at an exercise price of $5.00 per share, or the FB Loan Warrant.

On September 30, 2020, we entered into an agreement with FB Loan that (i) amended the FB Loan Warrant to decrease the exercise price of the FB Loan Warrant to $2.75 per share, (ii) waived any prior defaults under the documentation governing the terms of the FB Loan Warrant and (iii) amended the Note Purchase Agreement such that we are obligated to file a registration statement on or prior to November 15, 2020 to register the 900,000 shares of our common stock held by FB Loan, provided that they still hold the shares, as well as the 3,269,231 shares of our common stock issuable upon the exercise of the FB Loan Warrant.

As of September 30, 2020, (i) the exercise price of the warrant held by FB Loan was $2.75 per share, and the number of shares of our common stock subject to the warrant remained 3,269,231. The FB Loan Warrant may be exercised at any time by FB Loan prior to the fifth anniversary of its date of issuance; provided, however, that the Holder does not have the right to exercise any portion of the FB Loan Warrant to the extent that, after giving effect to such exercise, FB Loan and its affiliates would collectively beneficially own in excess of 4.99% of the shares of our common stock outstanding immediately after giving effect to such exercise.

August 2020 Transactions

In August 2020, we entered into Securities Purchase Agreements with several purchasers, or the August Purchasers, pursuant to which we agreed to issue and sell to the purchasers a total of 5,104,645 shares of common stock at a purchase price of $9.25 per share, and to issue to the August Purchasers warrants, or the August Warrants, to acquire an aggregate of 1,276,159 shares of our common stock at an exercise price of $9.25 per share.

In the Securities Purchase Agreements, we agreed to utilize commercially reasonable efforts to file a resale registration statement by November 1, 2020 with the SEC to register the resale of (i) the shares of our common stock issued to the August Purchasers and (ii) the shares of our common stock that may be acquired by the August Purchasers pursuant to the August Warrants, and we agreed to use our commercially reasonable efforts to cause such registration statement to be declared effective by the 45th calendar day after the earlier of (i) the filing date and (ii) November 1, 2020.

Additional Registration Rights

Certain of our other equity holders are entitled to various registration and other related notice rights.

Exclusive Forum

The FBCA, provides that a corporation’s articles of incorporation or bylaws may require that any or all internal corporate claims be brought exclusively in any specified court or courts of the State of Florida and, if so specified, in any additional courts in Florida or in any other jurisdictions with which the corporation has a reasonable relationship. Our articles of incorporation and bylaws, each as amended, do not provide any such exclusive forum provisions, but the Certificates of Designation related to certain current classes of preferred stock do so provide, as described above under the sections titled “Jurisdiction” under both “Series AA Preferred Stock” and “Series D Preferred Stock”.

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Anti-Takeover Provisions

The FBCA contains certain provisions which may affect the ability of a party to acquire control of the Company.

Control Share Acquisition Statute

The control share acquisition statute, Section 607.0902 of the FBCA, generally provides that in the event that a person acquires voting shares of the Company which would have more than 20% of the voting power of all of the shares of the Company, such acquired shares have only such voting rights as are accorded the shares before the control-share acquisition only to the extent granted by resolution approved by the shareholders of the Company (excluding shares held by the person acquiring the control shares or any officers of the Company or any employees who are also directors of the Company).

Certain acquisitions of shares are exempt from these rules, such as shares acquired pursuant to the laws of intestate succession or pursuant to a gift or testamentary transfer, pursuant to a merger or share exchange effected in compliance with the FBCA if the Company is a party to the agreement or pursuant to an acquisition of shares of the Company if the acquisition has been approved by the board of directors of the Company before the acquisition.

A Florida corporation may provide in articles or bylaws that the corporation is not subject to these provisions, but our articles of incorporation and bylaws, each as amended, do not currently exempt the Company from these provisions. Absent such an exclusion, these provisions of the FBCA generally apply to any Florida corporation which has:

1.	One hundred or more shareholders;

2.	Its principal place of business, its principal office, or substantial assets within Florida; and

3.	Either (i) more than 10% of its shareholders resident in Florida; (ii) more than 10% of its shares owned by residents of Florida; or (iii) one thousand shareholders resident in Florida.

Affiliated Transactions Statute

The affiliated transactions statute, Section 607.0901 of the FBCA, covers certain affiliated transactions, and provides that the Company may not engage in certain mergers, consolidations or sales of stock, dispositions or certain other transactions with any “interested shareholder” for a period of three years following the time that such shareholder became an interested shareholder, unless:

●	Prior to the time that such shareholder became an interested shareholder, the board of directors of the Company approved either the affiliated transaction or the transaction which resulted in the shareholder becoming an interested shareholder; or

●	Upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting shares of the Company outstanding at the time the transaction commenced; or

●	At or subsequent to the time that such shareholder became an interested shareholder, the affiliated transaction is approved by the board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting shares which are not owned by the interested shareholder.

“Interested shareholders” are generally defined as any person who is the beneficial owner of more than 15% of the outstanding voting shares of the Company.

Notwithstanding the above, the voting requirements set forth above do not apply to a particular affiliated transaction if one or more conditions are met, including, but not limited to, the following: if the affiliated transaction has been approved by a majority of the disinterested directors of the Company; if the interested shareholder has been the beneficial owner of at least 80% of the Company’s outstanding voting shares for at least three years preceding the announcement date; or if the consideration to be paid to the holders of each class or series of voting shares in the affiliated transaction meets certain minimum conditions.

The provisions of this section of the FBCA would not apply to the Company if the Company’s original articles of incorporation contained a provision electing not to be governed by this section of the FBCA, or the Company had adopted an amendment to its articles of incorporation in compliance with the FBCA expressly electing not to be governed by this section of the FBCA. The Company’s articles of incorporation, as amended, do not currently contain such an election not to be governed by these provisions, and thus these provisions do currently apply to the Company.

Both the control share acquisition statute and the affiliates transactions statute may have the effect of discouraging or preventing certain change of control or takeover transactions involving the Company.

Exchange Listing

Our shares of common stock are listed on the NYSE under the symbol “FUBO.”

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is AST. The transfer agent’s address is 6201 15th Ave, Brooklyn, NY 11219.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is the opinion of Wilson Sonsini Goodrich & Rosati, P.C., our federal income tax counsel, as to material U.S. federal income tax considerations for U.S. holders and non-U.S. holders (each as defined below) relating to the exchange offer, but does not purport to be a complete analysis of all the potential tax consequences relating thereto. This summary is based upon the provisions of the Code, Treasury Regulations promulgated thereunder and administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax considerations different from those set forth below. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any U.S. state or local jurisdiction, non-U.S., or under any U.S. non-income tax laws, such as federal gift and estate tax rules, or the effect, if any, of the Medicare contribution tax on net investment income. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies, regulated investment companies, real estate investment trusts or other financial institutions;

●	persons subject to the alternative minimum tax;

●	accrual method taxpayers subject to special tax accounting rules under Section 451(b) of the Code;

●	tax-exempt organizations and government organizations;

●	“qualified foreign pension funds” as defined in Section 897(1)(2) of the Code, entities all of the interests of which are held by qualified foreign pension fund and tax-qualified retirement plans;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons who own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	certain former citizens or long-term residents of the U.S.;

●	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction,” synthetic security, or other risk reduction transaction;

●	persons who hold or receive our common stock pursuant to the exercise of any option or otherwise as compensation;

●	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment); or

●	persons deemed to sell our common stock under the constructive sale provisions of the Code.

In addition, if a partnership (or other entity or arrangement classified as a pass-through or disregarded entity for U.S. federal income tax purposes) holds our Series AA Preferred Stock or common stock, the tax treatment of a partner or member in the partnership or other entity generally will depend on the status of the partner or member and upon the activities of the partnership or other entity or arrangement. A partner or member in a partnership or other entity or arrangement that holds our Series AA Preferred Stock or will hold our common stock should consult his, her or its own tax advisor regarding the tax considerations of participating in the exchange offer.

For purposes of this summary, you are a “U.S. holder” if you are a beneficial owner of our Series AA Preferred Stock or common stock and you are, for U.S. federal income tax purposes:

●	an individual who is a citizen of the U.S. or who is a resident in the U.S.;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the Unites States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

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●	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) the trust has validly elected to be treated as a U.S. person.

For purposes of this summary, you are a “non-U.S. holder” if you are a beneficial owner of our Series AA Preferred Stock or common stock and you are neither a U.S. holder nor an entity classified for U.S. federal income tax purposes as a partnership or as a “disregarded entity.”

Each holder of Series AA Preferred Stock should consult with its own tax advisor as to the U.S. federal, state or local, non-U.S. and any other tax consequences of accepting the exchange offer.

Consequences of Not Participating in the Exchange Offer

Stockholders who do not participate in the exchange offer will not recognize any gain or loss and will retain their adjusted tax basis and holding period in their Series AA Preferred Stock.

Consequences of Participating in the Exchange Offer

The discussion in this section applies both to U.S. holders and to non-U.S. holders.

General. The receipt of shares of our common stock pursuant to the exchange offer for shares of our Series AA Preferred Stock will be treated as a recapitalization for U.S. federal income tax purposes. As such, subject to the discussion below regarding USRPHC considerations and non-U.S. holders, generally no gain or loss will be recognized on the exchange of Series AA Preferred Stock for common stock.

Your tax basis in the shares of our common stock you receive will be the same as the adjusted tax basis of the shares of Series AA Preferred Stock exchanged. Your holding period for the shares of common stock you receive will include the holding period during which you held the shares of our Series AA Preferred Stock.

USRPHC Considerations. The exchange of our Series AA Preferred Stock for our common stock may be a taxable exchange for a non-U.S. holder if our Series AA Preferred Stock constitutes a “United States real property interest,” or USRPI. Even if our preferred stock constitutes a USRPI, provided our common stock also constitutes a USRPI, a non-U.S. holder generally will not recognize gain or loss upon an exchange of Series AA Preferred Stock for our common stock so long as certain FIRPTA-related reporting requirements are satisfied. If our preferred stock constitutes a USRPI and such requirements are not satisfied, however, the exchange of Series AA Preferred Stock for our common stock will be a taxable transaction generally at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. holder of the same type (e.g., a corporate or a non-corporate stockholder, as the case may be) on the excess, if any, of the fair market value of such non-U.S. holder’s common stock received over such non-U.S. holder’s adjusted basis in its Series AA Preferred Stock, and such non-U.S. holder’s adjusted basis in the common stock received will equal its fair market value at such time. We believe our Series AA Preferred Stock and common stock do not constitute USRPIs because we are not currently and have not been a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes.

Consequences to non-U.S. Holders of Owning Common Stock

Distributions

As described in the section titled “Price Range of Common Stock and Dividends,” we have never declared or paid cash dividends on our common stock, and we do not anticipate paying any dividends on our common stock following the completion of this offering. However, if we do make distributions on our common stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “—Gain on Disposition of Common Stock.”

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Subject to the discussions below regarding effectively connected income, backup withholding and Foreign Account Tax Compliance Act, or FATCA, withholding, any dividend paid to you generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the U.S. and your country of residence. In order to receive a reduced treaty rate, you must provide us or the applicable paying agent with an IRS Form W-8BEN or W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. We may withhold up to 30% of the gross amount of the entire distribution even if the amount constituting a dividend, as described above, is less than the gross amount to the extent provided for in the Treasury Regulations. A non-U.S. holder of shares of our common stock may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If the non-U.S. holder holds our common stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by you that are treated as effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, that are attributable to a permanent establishment or fixed base maintained by you in the U.S.) are generally exempt from the 30% U.S. federal withholding tax you satisfy applicable certification and disclosure requirements, subject to the discussions below regarding backup withholding and FATCA withholding. In order to obtain this exemption, you must provide us with a properly executed IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying that such dividends are effectively connected with you conduct of a trade or business within the U.S. Such effectively connected dividends, although not subject to U.S. federal withholding tax, generally are taxed at the same rates applicable to U.S. persons, net of certain deductions and credits. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the U.S. and your country of residence. You should consult your tax advisor regarding the tax consequences of the ownership and disposition of our common stock, including the application of any applicable tax treaties that may provide for different rules.

Gain on Disposition of Common Stock

Subject to the discussions below regarding backup withholding and FATCA withholding, you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

●	the gain is effectively connected with your conduct of a U.S. trade or business (and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by you in the U.S.);

●	you are an individual who is present in the U.S. for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

●	our common stock constitutes a U.S. real property interest by reason of our status as a “United States real property holding corporation,” or a USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our U.S. and worldwide real property interests plus our other assets used or held for use in a trade or business, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market (as defined under applicable Treasury Regulations), your common stock will be treated as U.S. real property interests only if you actually (directly or indirectly) or constructively hold more than five percent of such regularly traded common stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock. In such case, such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the U.S. federal income tax rates applicable to U.S. persons (as defined in the Code).

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If you are a non-U.S. holder described in the first bullet above, you generally will be required to pay tax on the gain derived from the sale (net of certain deductions and credits) under regular U.S. federal income tax rates applicable to U.S. persons, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be subject to tax at 30% (or such lower rate specified by an applicable income tax treaty) on the net gain derived from the sale, which gain may be offset by U.S. source capital losses for the year, provided you have timely filed U.S. federal income tax returns with respect to such losses. You should consult your tax advisor regarding any applicable income tax or other treaties that may provide for different rules.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends on or of proceeds from the disposition of our common stock made to you may be subject to backup withholding at the applicable statutory rate (currently, 24%) unless you establish an exemption, for example, by properly certifying your non-U.S. status on a properly completed IRS Form W-8BEN, W-8BEN-E or IRS Form W-8ECI (or successor form) or otherwise establishes an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Additional Withholding Requirements under the Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and other official IRS guidance issued thereunder, or collectively FATCA, generally impose a U.S. federal withholding tax of 30% on dividends on, and subject to the discussion below, the gross proceeds from a sale or other disposition of, our common stock, paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on, and, subject to the discussion below, the gross proceeds from a sale or other disposition of, our common stock paid to a “non-financial foreign entity” (as specially defined under these rules) unless such entity provides the withholding agent with a certification identifying the substantial direct and indirect U.S. owners of the entity, certifies that it does not have any substantial U.S. owners, or otherwise establishes an exemption.

The withholding obligations under FATCA generally apply to dividends on our common stock and to the payment of gross proceeds of a sale or other disposition of our common stock. However, the U.S. Treasury Department has issued proposed regulations that, if finalized in their present form, would eliminate FATCA withholding on gross proceeds of the sale or other disposition of our common stock (but not on payments of dividends). The preamble of such proposed regulations state that they may be relied upon by taxpayers until final regulations are issued or until such proposed regulations are rescinded.

The withholding tax under FATCA will apply regardless of whether the payment otherwise would be exempt from U.S. federal and backup withholding tax, including under the exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the U.S. and the non-U.S. holder’s country of residence may modify the requirements described in this section. Prospective investors should consult with their own tax advisors regarding the application of FATCA withholding to their investment in, and ownership and disposition of, our common stock.

The preceding discussion of U.S. federal income tax considerations is for general information only. It is not tax advice to investors in their particular circumstances. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax considerations of participating in the exchange offer, including the consequences of any proposed change in applicable laws.

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INFORMATION AGENT AND EXCHANGE AGENT

Information Agent and Exchange Agent

D.F. King & Co., Inc. has been appointed information agent for the exchange offer and American Stock Transfer & Trust Co., LLC has been appointed exchange agent for the exchange offer. All deliveries and correspondence sent to the information agent or the exchange agent should be directed to the contact information set forth on the back cover of this prospectus. We have agreed to pay the information agent and the exchange agent reasonable and customary fees for its services and to reimburse the information agent and the exchange agent for its reasonable out-of-pocket expenses in connection therewith. We have also agreed to indemnify the information agent and the exchange agent for certain liabilities, including liabilities under the federal securities laws. Requests for additional copies of documentation may be directed to the information agent using the contact information set forth on the back cover of this prospectus.

Delivery of a letter of transmittal or transmission of instructions to an address, email or facsimile number other than as set forth on the back cover of this prospectus for the exchange agent is not a valid delivery.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the shares of common stock to be issued in the exchange offer will be passed upon for fuboTV by Anthony L.G., PLLC, West Palm Beach, Florida.

EXPERTS

The consolidated financial statements of FaceBank Group, Inc., the predecessor to fuboTV Inc., a Florida corporation (the “Company”), as of December 31, 2019, and for the year then ended have been included herein and in the registration statement in reliance upon the report of L J Soldinger Associates, LLC, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report thereon contains an explanatory paragraph which describes the conditions that raise substantial doubt about the ability of the Company to continue as a going concern and are contained in Footnote 2 to the consolidated financial statements.

The consolidated financial statements of fuboTV Inc., a Florida corporation (f/k/a FaceBank Group, Inc.), (“FaceBank Pre-Merger”), as of December 31, 2018, and for the year ended December 31, 2018 included in this registration statement have been so included in reliance on the reports of Marcum LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of fuboTV Media Inc., a Delaware corporation (f/k/a fuboTV Inc.), at December 31, 2019 and 2018, and for each of the two years in the period ended December 31, 2019, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about fuboTV Media Inc.’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Resignation of Fruci & Associates II, PLLC

On January 15, 2019, we received a notice of resignation from Fruci & Associates II, PLLC, or Fruci, our independent registered accounting firm since November 9, 2017. Citing its boutique size Fruci indicated that because of the Company’s change in operations and its business plan to grow substantially and quickly, the Company would be better served by a larger audit firm with experience consistent with the Company’s future plans and change in operations. Fruci also expressed its view of the positive working relationship between the Company and Fruci staff, a sentiment which was shared by management of the Company, and Fruci’s disappointment that the Company had grown beyond Fruci’s boutique business model. Fruci’s report on the Company’s financial statements for the fiscal year ended December 31, 2017 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during the Company’s fiscal year ended December 31, 2017 and through January 15, 2019, there have been no disagreements with Fruci on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Fruci’s satisfaction, would have caused Fruci to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements for such period.

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Except as set forth below, for the fiscal year ended December 31, 2017 and through January 31, 2019, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K. Fruci’s report for the fiscal year ended December 31, 2017 included an explanatory paragraph indicating that there was substantial doubt about the Company’s ability to continue as a going concern.

We provided Fruci with a copy of the disclosures made in connection with the filing of a Form 8-K on January 22, 2019 and requested that Fruci furnish a letter addressed to the Securities and Exchange Commission, as required by Item 304(a)(3) of Regulation S-K stating whether it agreed with such disclosures, and if not, stating the respects in which it did not agree. A copy of the letter was filed as an exhibit to the Form 8-K filed on January 22, 2019.

Engagement and Dismissal of Marcum LLP

On March 1, 2019, the Board appointed Marcum LLP, or Marcum, as our new independent registered accounting firm. During the Company’s two most recent fiscal years prior to the appointment of Marcum and the subsequent interim period through March 1, 2019, neither the Company nor anyone acting on the Company’s behalf consulted Marcum with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

On March 31, 2020, the Company dismissed Marcum from its role as the Company’s independent registered public accounting firm, and on March 31, 2020 the Company engaged Salberg & Company P.A., or Salberg, as its new independent registered public accounting firm. The change of the Company’s independent registered public accounting firm from Marcum to Salberg was approved unanimously by our board of directors. The report of Marcum on the Company’s consolidated financial statements for the fiscal year ended December 31, 2018 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2018, and in the subsequent interim period through April 7, 2020, there were no disagreements with Marcum on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the matter in their report. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the fiscal year ended December 31, 2018, or in the subsequent period through April 7, 2020.

The Company provided Marcum with a copy of the foregoing disclosures in connection with the filing of a Form 8-K on April 7, 2020, and requested that Marcum furnish a letter addressed to the Securities and Exchange Commission, as required by Item 304(a)(3) of Regulation S-K stating whether it agreed with such disclosures, and if not, stating the respects in which it did not agree. A copy of the letter was filed as an exhibit to the Form 8-K/A filed on April 14, 2020.

Engagement and Disengagement of Salberg & Company P.A.

On March 31, 2020, we appointed Salberg as our new independent registered public accounting firm. During the Company’s two most recent fiscal years prior to the appointment of Salberg and the subsequent interim period through April 6, 2020, neither the Company nor anyone acting on its behalf consulted with Salberg regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

On April 23, 2020, Salberg disengaged from its role as the Company’s independent registered public accounting firm. Because Salberg has not issued any reports on the Company’s financial statements, no Salberg report for the past two years contained an adverse opinion or a disclaimer of opinion and/or was qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during the Company’s two most recent fiscal years and through April 23, 2020, there have been no disagreements with Salberg on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Salberg’s satisfaction, would have caused Salberg to make reference to the subject matter of the disagreement in connection with reports on the Company’s financial statements for such periods.

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On April 23, 2020, the Company engaged L J Soldinger Associates, LLC, or Soldinger, as its new independent registered public accounting firm. The change of the Company’s independent registered public accounting firm from Salberg to Soldinger was approved unanimously by our board of directors.

The Company provided Salberg with a copy of the foregoing disclosures in connection with the filing of a Form 8-K on April 29, 2020, and requested that Salberg furnish a letter addressed to the Securities and Exchange Commission, as required by Item 304(a)(3) of Regulation S-K stating whether it agreed with such disclosures, and if not, stating the respects in which it did not agree. A copy of the letter was filed as an exhibit to the Form 8-K filed on April 29, 2020.

Engagement and Dismissal of L J Soldinger Associates, LLC

On April 23, 2020, the Board appointed L J Soldinger Associates, LLC, or Soldinger, as the Company’s new independent registered public accounting firm. During the Company’s two most recent fiscal years prior to the appointment of Soldinger and the subsequent interim period through April 23, 2020, neither the Company nor anyone acting on its behalf consulted with Soldinger regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

On September 21, 2020, the Company dismissed L J Soldinger Associates, LLC, or Soldinger, from its role as the Company’s independent registered public accounting firm, and on September 21, 2020 the Company engaged KPMG, LLP, or KPMG, as its new independent registered public accounting firm. The change of the Company’s independent registered public accounting firm from Soldinger to KPMG was approved by the Company’s Audit Committee. The report of Soldinger on the Company’s consolidated financial statements for the fiscal year ended December 31, 2019 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2019, and in the subsequent interim period through September 21, 2020, there were no disagreements with Soldinger on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Soldinger, would have caused Soldinger to make reference to the matter in their report. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the fiscal year ended December 31, 2018, or in the subsequent periods ended March 31, 2020 or June 30, 2020.

The Company provided Soldinger with a copy of the foregoing disclosures in connection with the filing of a Form 8-K on September 24, 2020, and requested that Salberg furnish a letter addressed to the Securities and Exchange Commission, as required by Item 304(a)(3) of Regulation S-K stating whether it agreed with such disclosures, and if not, stating the respects in which it did not agree. A copy of the letter was filed as an exhibit to the Form 8-K filed on September 24, 2020.

118

F-1

fuboTV Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	March 31,	December 31,
	2020	2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$8,040	$14,305
Accounts receivable, net of allowance for doubtful accounts of $NIL as of March 31, 2020 and December 31, 2019	5,831	5,805
Prepaid expenses and other current assets	976	937
Total current assets	14,847	21,047
Property and equipment, net	2,042	2,148
Restricted cash	1,333	1,334
Other non-current assets	397	359
Total assets	$18,619	$24,888

Liabilities, convertible preferred stock and shareholders’ DeFICIT

Current liabilities:
Accounts payable	$51,687	$38,531
Accounts payable – due to related parties	14,811	7,649
Accrued expenses and other current liabilities	50,249	57,781
Accrued expenses and other current liabilities – due to related parties	34,109	25,615
Short-term debt	10,000	—
Current portion of long-term debt	5,625	5,000
Deferred revenue	8,809	9,507
Deferred rent	167	166
Total current liabilities	175,457	144,249
Long-term debt, net of current portion and issuance costs	18,007	19,871
Noncurrent deferred rent	1,174	1,215
Total liabilities	194,638	165,335

Commitments and contingencies (Note 6)

Convertible preferred stock, par value of $0.001 per share — 17,617,274 shares authorized as of March 31, 2020 and December 31, 2019; 15,615,645 shares issued and outstanding as of March 31, 2020 and December 31, 2019; aggregate liquidation preference of $247,946 as of March 31, 2020 and December 31, 2019	247,241	247,241

shareholders’ Deficit:
Common stock, par value of $0.001 per share— 22,612,225 shares authorized as of March 31, 2020 and December 31, 2019; 2,162,187 and 2,157,367 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	2	2
Additional paid-in capital	12,955	12,569
Accumulated deficit	(436,217)	(400,259)
Total shareholders’ Deficit	(423,260)	(387,688)

Total liabilities, convertible preferred stock and sharedholders’ Deficit	$18,619	$24,888

The accompanying notes are an integral part of these consolidated financial statements.

F-2

fuboTV Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue:
Subscription revenue	$46,388	$26,627
Advertising revenue	4,122	1,871
Other	537	118
Total revenue	51,047	28,616
Operating expenses:
Subscriber related expenses	58,001	43,495
Broadcasting and transmission	9,230	7,236
Sales and marketing	7,713	5,884
Technology and development	8,327	6,936
General and administrative	3,104	2,182
Depreciation and amortization	135	119
Total operating expenses	86,510	65,852
Operating loss	(35,463)	(37,236)
Other expenses:
Interest expense, net of interest income	493	647
Gain on extinguishment of debt	—	(102)
Total other expenses	493	545
Loss before income taxes	(35,956)	(37,781)
Provision for income taxes	2	2

Net loss and comprehensive loss	$(35,958)	$(37,783)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

fuboTV Inc.

Consolidated Statements of Convertible Preferred Stock and Shareholders’ Deficit

(in thousands, except share data)

(unaudited)

	Convertible				Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2018	12,087,594	$145,484	2,076,317	$2	$10,884	$(226,558)	$(215,672)
Issuance of Series E convertible preferred stock, net of issuance costs of $220	2,152,593	60,970	-	-	-	-	-
Exercise of stock options	-	-	1	-	2	-	2
Stock-based compensation	-	-	-	-	376	-	376
Net loss	-	-	-	-	-	(37,783)	(37,783)
Balance, March 31, 2019	14,240,187	$206,454	2,076,318	$2	$11,262	$(264,341)	$(253,077)

	Convertible				Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2019	15,615,645	$247,241	2,157,367	$2	12,569	$(400,259)	$(387,688)
Exercise of stock options	—	—	4,820	—	18	—	18
Stock-based compensation	—	—	—	—	368	—	368
Net loss	—	—	—	—	—	(35,958)	(35,958)
Balance, March 31, 2020	15,615,645	$247,241	2,162,187	$2	$12,955	$(436,217)	$(423,260)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

fuboTV Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net loss	(35,958)	(37,783)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	135	119
Stock-based compensation	368	376
Non-cash interest expense	—	132
Gain on extinguishment of debt	—	(102)
Amortization of debt issuance costs	11	11

Changes in assets and liabilities:
Accounts receivable	(26)	(958)
Prepaid expenses and other current and non-current assets	(77)	(146)
Accounts payable	20,318	2,533
Accrued expenses and other current liabilities and deferred rent	922	10,467
Deferred revenue	(698)	(155)
Net cash used in operating activities	(15,005)	(25,506)

Cash flows from investing activities:
Capital expenditures	(29)	(12)
Net cash used in investing activities	(29)	(12)

Cash flows from financing activities:
Proceeds from borrowings	10,000	—
Repayment of borrowings	(1,250)	(5,000)
Proceeds from issuance of convertible preferred stock, net	—	49,705
Proceeds from issuance of convertible notes	—	16,150
Exercises of stock options	18	2
Net cash provided by financing activities	8,768	60,857

Net change in cash, CASH EQUIVALENTS and restricted cash	(6,266)	35,339
Cash, CASH EQUIVALENTS and restricted cash, beginning of period	15,639	15,911
Cash, CASH EQUIVALENTS and restricted cash, end of period	$9,373	$51,250

Supplemental disclosure AND NON-CASH INVESTING AND FINANCING INFORMATION:
Issuance of convertible preferred stock to settle convertible notes	$-	$11,208
Cash paid for interest	452	529
Cash paid for income taxes	1	-

The accompanying notes are an integral part of these consolidated financial statements.

F-5

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

(unaudited)

1. Description of Business

fuboTV Inc. (“fuboTV”, “the Company”, “we” or “us”) is an internet television service company headquartered in New York, NY. The Company originally incorporated in the state of Delaware on March 4, 2014 under the name S.C. Networks, Inc. before changing its name on March 8, 2016. The Company’s over-the-top (“OTT”) service offers subscribers access to live, recorded, and video-on-demand (“VOD”) broadcast and cable network content through the Company’s affiliate agreements with major media and entertainment companies. The Company’s primary source of revenue is monthly subscription fees with additional add-on video subscription packages available for purchase, (e.g., premium channels, additional DVR storage, and streaming on multiple devices). The Company offers its OTT service in the United States and Spain through its wholly owned subsidiary, Fubo TV Spain, S.L.

On March 19, 2020, the Company entered into that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) dated as of March 19, 2020, by and among the Company, fuboTV Acquisition Corp. and FaceBank Group, Inc. (“FaceBank”), pursuant to which, on April 1, 2020, the Company became a wholly-owned subsidiary of FaceBank (the “Acquisition”). Refer to Note 13 for further details.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The accompanying consolidated financial statements include the accounts of fuboTV Inc. and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. None of the new or amended standards and interpretations that became effective January 1, 2020 have had a significant impact on the Company’s financial reporting. Relevant accounting policies can be found within Note 2 of the 2019 audited consolidated financial statements. Certain immaterial amounts in the financial statements of the prior years have been reclassified to conform to the current year presentation for comparative purposes.

COVID-19

In March 2020, the World Health Organization declared the outbreak of the novel respiratory illness COVID-19 a pandemic. The new strain of COVID-19 emerged in China and is considered to be highly contagious and poses a serious public health threat. We are actively monitoring the global situation and the potential impact on our financial condition, liquidity, operations, suppliers, industry, and workforce. Our results for the three months ended March 31, 2020 were not materially impacted, but given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, we are not able to estimate the effects on our results of operations, financial condition, or liquidity for the remaining fiscal year.

Going Concern

The consolidated financial statements and related notes to the consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred recurring losses and negative cash flows from operations since inception. The Company had a net loss of $35,958 for the three months ended March 31, 2020. As of March 31, 2020, the Company had cash and cash equivalents and restricted cash of $9,373 and an accumulated deficit of $436,217. As a result of these factors, there is substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to meet its obligations in the ordinary course of business is dependent on its ability to expand its subscriber base, increase revenue, establish profitable operations and find sources to fund operations. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-6

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

(unaudited)

Use of Estimates

The preparation of consolidated financial statements and related disclosures in conformity with U.S. GAAP requires the Company’s management to make judgments, assumptions and estimates that affect the amounts reported in its financial statements and accompanying notes. Management bases its estimates on historical experience and on various other assumptions it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Significant estimates and assumptions reflected in the consolidated financial statements include, but are not limited to, fair value of stock-based awards, fair value of convertible note derivatives, estimated useful lives and recoverability of long-lived property and equipment, and accounting for income taxes, including the valuation allowance on deferred tax assets. Actual results may differ from these estimates and these differences may be material.

Unaudited Interim Consolidated Financial Information

The accompanying unaudited consolidated financial statements have been prepared on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related footnotes as filed with Edgar on the SEC website (www.sec.gov) in the Form 8-K/A filed on June 17, 2020.

The consolidated balance sheet as of December 31, 2019 included herein was derived from the audited financial statements as of that date, but does not include all disclosures including notes required by U.S. GAAP. The accompanying interim consolidated balance sheet as of March 31, 2020, the interim consolidated statements of operations and comprehensive loss, the interim consolidated statements of convertible preferred stock and shareholders’ deficit, and the interim consolidated statements of cash flows for the three months ended March 31, 2020 and 2019 are unaudited. These interim consolidated financial statements have been prepared on a basis consistent with the annual consolidated financial statements and, in the opinion of management, include all adjustments necessary to fairly state our financial position as of March 31, 2020, the results of our operations for the three months ended March 31, 2020 and 2019 and the results of our cash flows for the three months ended March 31, 2020 and 2019. The financial data and other financial information disclosure in the notes to these interim consolidated financial statements related to the three-month periods are also unaudited. The results for the three months ended March 31, 2020 are not necessarily indicative of the operating results expected for the year ending December 31, 2020 or any other future period.

Cash, Cash Equivalents and Restricted Cash

The Company considers all highly liquid investments with remaining maturities at the date of purchase of three months or less to be cash equivalents, including balances held in the Company’s money market account. The Company also classifies amounts in transit from payment processors for customer credit card and debit card transactions as cash equivalents. Restricted cash primarily represents cash on deposit with financial institutions in support of a letter of credit outstanding in favor of the Company’s landlord for office space. The restricted cash balance has been excluded from the cash balance and is classified as restricted cash on the consolidated balance sheets. The following table provides a reconciliation of cash, cash equivalents and restricted cash within the consolidated balance sheet that sum to the total of the same on the consolidated statement of cash flows:

	March 31,	December 31,
	2020	2019

Cash and cash equivalents	$8,040	$14,305
Restricted cash	1,333	1,334
Total cash, cash equivalents and restricted cash	$9,373	$15,639

F-7

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

(unaudited)

Fair Value Measurements and Financial Instruments

Fair value accounting is applied for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis (at least annually). Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Assets and liabilities recorded at fair value in the consolidated financial statements are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels, which are directly related to the amount of subjectivity, associated with the inputs to the valuation of these assets or liabilities are as follows:

Level 1	Observable inputs such as quoted prices in active markets for identical assets and liabilities.

Level 2	Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3	Unobservable inputs in which there is little or no market data which require the Company to develop its own assumptions.

The carrying amount of the Company’s financial instruments, including accounts receivable, accounts payable, and accrued expenses, approximates their respective fair values because of their short maturities. The Company has not elected the fair value option for any financial assets and liabilities for which such an election would have been permitted.

Accounting Pronouncements Issued but Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) which requires lessees to recognize the following for all leases (with the exception of short-term leases) at the commencement date; (i) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Additional disclosures will be required to allow the user to assess the amount, timing and uncertainty of cash flows arising from leasing activities. A modified retrospective transition approach is required for leases existing at the time of adoption. We plan to adopt this standard as of the effective date of our merger with FaceBank to conform to their existing accounting policy. The Company is assessing the impact of adoption on the consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires an entity to utilize a new impairment model known as the current expected credit loss (“CECL”) model to estimate its lifetime “expected credit loss” and record an allowance that, when deducted from the amortized cost basis of the financial asset, presents the net amount expected to be collected on the financial asset. The CECL model is expected to result in more timely recognition of credit losses. This guidance also requires new disclosures for financial assets measured at amortized cost, loans and available-for-sale debt securities. We plan to adopt this standard as of the effective date of our merger with FaceBank to conform to their existing accounting policy and do not expect the adoption of this standard to have a material effect on our financial statements.

F-8

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

3. Fair Value Measurements

In February and March 2019, the Company issued and sold $16,150 in principal amount of convertible notes, of which $5,000 was repaid in full in March 2019 and the balance was converted into shares of the Company’s Series E-1 convertible preferred stock, par value $0.001 per share (the “Series E-1 convertible preferred stock”). Upon the issuance of the 2019 Convertible Notes (as defined in Note 7), the Company fair valued and bifurcated the automatic conversion features from the host debt instrument and recorded a level 3 debt derivative of $2,120.

To derive the fair value of the convertible notes embedded derivatives, the Company estimated the fair value of the convertible notes with and without the embedded derivatives using a discounted cash flow approach. The difference between the “with” and “without” convertible note prices determined the fair value of the embedded derivatives at issuance. Key inputs for this valuation were the stated interest rate of the convertible notes, the assumed cost of debt, an assessment of the likelihood and timing of conversion, and the discount upon conversion of the notes into equity.

The following table sets forth a summary of the changes in the fair value of our Level 3 financial liabilities for the three months ended March 31, 2019. There were no convertible note derivatives issued or outstanding during the three months ended March 31, 2020.

Balance – January 1, 2019	-
Issuance of convertible note derivatives	2,120
Change in fair value of Level 3 liabilities	-
Settlement of convertible notes	(2,120)
Balance – March 31, 2019	$—

4. Property and Equipment, net

Property and equipment, net, is comprised of the following:

	Estimated	March 31,	December 31,
	useful lives	2020	2019

Furniture and fixtures	5 years	$572	$572
Computer equipment	3 years	682	653
Leasehold improvements	Lesser of useful life or lease term	2,272	2,272

		3,526	3,497
Less: Accumulated depreciation		(1,484)	(1,349)
Total property and equipment, net		$2,042	$2,148

5. Accrued expenses and other current liabilities

Accrued expenses and other current liabilities are presented below:

	March 31,	December 31,
	2020	2019

Affiliate fees	$73,784	$68,671
Broadcasting and transmission	2,019	3,687
Selling and marketing	131	2,783
Sales tax	5,793	5,957
Other accrued expenses	2,631	2,298
Total accrued expenses and other current liabilities	$84,358	$83,396

F-9

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

(unaudited)

6. Commitments and contingencies

Leases

The Company entered into a lease agreement in April 2017 (the “Lease”) for approximately 10,000 square feet of office space in New York, NY. The lease commenced in April 2017 and the initial term of the lease is for a period of ten years with an option to renew for an additional five years. On January 30, 2018, the Company amended their lease agreement to add approximately 6,600 square feet of office space (“Additional Leased Space”). The lease term commenced in February 2018 and is effective through March 2021.

In February 2020, the Company entered into a sublease with Welltower, Inc. to lease approximately 6,300 square feet of office space in New York, NY. The lease commenced in March 2020 and is effective through July 30, 2021. The annual rent for the space is $455.

Rent expense for the three months ended March 31, 2020 and 2019 was $415 and $388, respectively.

Contingencies

From time to time, the Company may be involved in disputes or regulatory inquiries that arise in the ordinary course of business. When the Company determines that a loss is both probable and reasonably estimable, a liability is recorded and disclosed if the amount is material to the financial statements taken as a whole. When a material loss contingency is only reasonably possible, the Company does not record a liability, but instead discloses the nature and the amount of the claim, and an estimate of the loss or range of loss, if such an estimate can reasonably be made.

As of March 31, 2020 and December 31, 2019 there was no litigation or contingency with at least a reasonable possibility of a material loss.

7. Debt

Signing Date Loan Agreement

Immediately following the execution and delivery of the Merger Agreement, FaceBank and fuboTV entered into a Loan and Security Agreement, dated as of March 19, 2020 (the “Signing Date Loan Agreement”), whereby FaceBank advanced to fuboTV a junior secured term loan in the aggregate principal amount of $10,000 (the “Signing Date Loan”) on the terms set forth in the Signing Date Loan Agreement. Interest on the Signing Date Loan accrues at a rate of 11% per annum. Interest is payable in arrears on the first business day of each calendar month commencing with the calendar month beginning on April 1, 2020. The maturity date for the Signing Date Loan was July 8, 2020 and is therefore classified as short-term debt on the consolidated balance sheet. This loan has been repaid in full prior to the maturity date. Pursuant to the Signing Date Loan Agreement, fuboTV granted to FaceBank a junior security interest in substantially all of its assets as security for the payment of all obligations under the Signing Date Loan Agreement, the Signing Date Loan and the other transaction documents executed in connection therewith. The Signing Date Loan and the other obligations under the Signing Date Loan Agreement are subordinated to fuboTV’s existing secured indebtedness to AMC Networks Ventures (defined as the “Senior Secured Loan” below). The Company incurred interest expense of $39 for the three months ended March 31, 2020.

F-10

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

Convertible Notes

In February and March 2019, the Company issued and sold $16,150 in aggregate principal amount of convertible promissory notes (the “2019 Convertible Notes”) of which $5,000 was repaid in full in March 2019. The 2019 Convertible Notes bore interest at a rate of 4.0% per annum, compounded annually. The 2019 Convertible Notes, that were not repaid in full in March 2019, were converted into shares of the Company’s Series E-1 convertible preferred stock in March 2019 as part of the Q1 Series E Financing (as hereinafter defined). See Note 9.

At the issuance dates of the respective 2019 Convertible Notes, the Company fair valued and bifurcated the automatic conversion features from the respective host debt instrument and recorded convertible notes derivatives of $2,120. The resulting debt discount from the derivative liabilities was presented as a direct deduction from the carrying amount of that debt liability and was amortized to interest expense using the effective interest rate method.

Senior Secured Loan

In April 2018, the Company entered into a senior secured term loan with AMC Networks Ventures, LLC (the “Term Loan”) with a principal amount of $25,000, bearing interest equal to LIBOR (London Interbank Offered Rate) plus 5.25% per annum and with scheduled principal payments beginning in 2020. The Company incurred $172 of debt issuance cost that is being amortized over the life of the Term Loan, of which the Company recognized $11 for the three months ended March 31, 2020 and 2019, respectively. The Company has made principal repayments of $1,250 during the three months ended March 31, 2020. The outstanding balance, net of issuance costs of the Term Loan is $23,632 as of March 31, 2020.

The Term Loan grants AMC Networks Ventures, LLC first priority lien on substantially all of the Company’s assets and has priority over the Company’s convertible preferred stock. The Term Loan matures on April 6, 2023, has certain financial covenants and requires the Company to maintain a certain minimum subscriber level. The Company was in compliance with all covenants at March 31, 2020 and December 31, 2019.

8. Common Stock

The Company’s common stock had an authorized number of shares at March 31, 2020 and December 31, 2019 of 22,612,225 shares, and total outstanding shares of 2,162,187 and 2,157,367, respectively. The holders of the Company’s common stock are entitled to one vote per share. The Company had reserved shares of common stock for issuance, on an as-converted basis, as follows:

	March 31,	December 31,
	2020	2019

Convertible preferred stock outstanding, as converted	15,615,645	15,615,645
Options and restricted stock issued and outstanding	2,213,985	2,299,942
Shares available for future stock option grants	351,158	270,019
Total	18,180,788	18,185,606

The Company’s board of directors has from time to time authorized the repurchase of shares of its common stock. There are no commitments to repurchase common stock at March 31, 2020 and December 31, 2019.

9. Convertible Preferred Stock

During the three months ended March 31, 2019, the Company issued 1,681,493 shares of its Series E convertible preferred stock, par value $0.001 per share at a price per share of $29.74 and issued 471,100 shares of the Company’s Series E-1 convertible preferred stock upon the cancellation of indebtedness of $11,150 in principal and $58 in accrued interest, at an effective purchase price of $23.79 per share (such transactions, the “Q1 Series E Financing”).  The total amount recorded for the Series E convertible preferred stock and the Series E-1 convertible preferred stock was $60,970, net of issuance costs.

F-11

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

(unaudited)

The following tables summarize our authorized, issued and outstanding convertible preferred stock as of December 31, 2019 and March 31, 2020:

	As of March 31, 2020 and December 31, 2019
	Shares Authorized	Shares Issued and Outstanding	Net Proceeds	Liquidation Preference per Share	Liquidation Value	Conversion Price per Share

Series AA convertible preferred stock	1,641,024	1,641,024	$1,600	$0.9750	$1,600	$0.9750
Series A convertible preferred stock	1,059,204	1,059,204	3,065	2.9576	3,133	2.9576
Series A-1 convertible preferred stock	101,430	101,430	—	2.5140	255	2.5140
Series A-2 convertible preferred stock	33,721	33,721	—	2.3661	80	2.3661
Series A-3 convertible preferred stock	292,562	292,562	—	1.8201	533	1.8201
Series B convertible preferred stock	1,926,507	1,926,507	14,960	7.8008	15,028	7.8008
Series B-1 convertible preferred stock	14,369	14,369	—	3.4796	50	3.4796
Series C convertible preferred stock	2,495,291	2,495,291	37,446	16.0302	40,000	16.0302
Series C-1 convertible preferred stock	1,600,000	1,543,051	—	10.0635	15,528	10.0635
Series D convertible preferred stock	2,173,990	1,839,954	46,294	25.3000	46,551	25.3000
Series D-1 convertible preferred stock	1,140,481	1,140,481	—	20.2400	23,083	20.2400
Series E convertible preferred stock	4,667,595	3,056,951	101, 699	29.7354	90,898	29.7354
Series E-1 convertible preferred stock	471,100	471,100	—	23.7883	11,207	23.7883
Total	17,617,274	15,615,645	$205,064		$247,946

Dividends

All holders of the Company’s convertible preferred stock are entitled to receive non-cumulative dividends, payable when, as and if declared by the board of directors, in prior and in preference to any declaration or payment of any dividend on the common stock of the Company at their applicable Dividend Rate (minimum required dividend if and when the board of directors declares a dividend), as adjusted for any stock splits, stock dividends, combinations, subdivisions and recapitalizations, etc.:

F-12

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

Dividend Rate

Series AA convertible preferred stock	$0.0585 per share
Series A convertible preferred stock	$0.1775 per share
Series A-1 convertible preferred stock	$0.1508 per share
Series A-2 convertible preferred stock	$0.1420 per share
Series A-3 convertible preferred stock	$0.1092 per share
Series B convertible preferred stock	$0.6241 per share
Series B-1 convertible preferred stock	$0.2784 per share
Series C convertible preferred stock	$1.28241 per share
Series C-1 convertible preferred stock	$0.80508 per share
Series D convertible preferred stock	$2.02393 per share
Series D-1 convertible preferred stock	$1.61910 per share
Series E convertible preferred stock	$2.37884 per share
Series E-1 convertible preferred stock	$1.90307 per share

After payment of such dividends to the holders of the Company’s convertible preferred stock, any additional dividends or distributions shall be distributed among all holders of the Company’s common stock and convertible preferred stock in proportion to the number of shares of common stock that would be held by each such holder if all shares of convertible preferred stock were converted to common stock at the then-effective conversion rate.

No dividends have been declared since inception.

Liquidation

Holders of the Company’s convertible preferred stock receive the stated liquidation preference per share plus any declared and unpaid dividends in the event of a Deemed Liquidation Event. A Deemed Liquidation Event is defined as the acquisition of the Company by another entity, or a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Company.

If upon the Deemed Liquidation Event, dissolution or winding up of the Company, the assets of the Company legally available for distribution to the holders of the Company’s convertible preferred stock are insufficient to permit the payment to such holders of the full amounts specified, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Company’s convertible preferred stock in proportion to the full amounts they would otherwise be entitled to receive.

Optional Conversion

Each share of the Company’s convertible preferred stock is convertible at any time at the option of the holder into one share of common stock.

Mandatory Conversion

Mandatory conversion will occur upon the event of a qualified initial public offering of the Company’s common stock that results in proceeds to the Company of at least $50,000, as approved by the board of directors, upon which time all outstanding shares of the Company’s convertible preferred stock shall automatically be converted into shares of the Company’s common stock, at the then effective conversion rate.

F-13

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

(unaudited)

Conversion Price Adjustments

The conversion price per share of the Company’s convertible preferred stock will be reduced if the Company issues any additional stock without consideration or for consideration per share less than the preferred stock conversion price in effect for that series.

Demand Registration Rights

Pursuant to the terms of the Third Amended and Restated Investors’ Rights Agreement, the Company is obligated, upon the written demand of the holders of at least 20% of the convertible preferred stock then outstanding (“Initiating Holders”) to register a Form S-1 registration statement with an anticipated aggregate offering price exceeding $7,500. Upon the receipt of a written demand notice, the Company must file a registration statement with the U.S. Securities and Exchange Commission covering the Initiating Holders and any additional convertible preferred shares requested by any other holders within 60 days and use commercially reasonable efforts to have the registration statement declared effective promptly thereafter. The holder of the convertible preferred stock may exercise this demand registration right at any date after the earlier of: (i) March 5, 2021 or (ii) 180 days after the effective date of a registrations statement upon receipt of a request from 20% of the holders of the then outstanding convertible preferred stock to register. The Company shall have the right to defer registration for a 90-day period, provided this right has not been incurred more than twice in the preceding 12-month period.

Voting

Each holder of the Company’s convertible preferred stock has voting rights equivalent to common stock on an as converted basis.

Other

Convertible preferred stock is classified outside of shareholders’ equity because the shares contain certain liquidation features that are not solely within the Company’s control. The Company determined that a liquidation event is probable of occurring as of March 31, 2020 since the Company entered into the Merger Agreement during the three months ended March 31, 2020. However, the carrying values of the convertible preferred stock were not accreted to their deemed liquidation value through additional paid in capital as the difference is not material.  There were no qualifying liquidation events probable of occurring during the three months ended March 31, 2019.

In connection with the Merger Agreement that became effective April 1, 2020, the Investors’ Rights Agreement was terminated and all of the convertible preferred stock of fuboTV was converted into the right to receive shares of a newly created class of Series AA Convertible Preferred Stock of FaceBank (refer to Note 13 for details). Therefore, the aforementioned dividend, conversion, voting, and demand registration rights outlined above are no longer in effect as of April 1, 2020.

10. Stock Option Plan

The Company recognized stock-based compensation expense for stock-based awards of $368 and $376 during the three months ended March 31, 2020 and 2019, respectively. The following table summarizes the effects of stock-based compensation expense on subscriber related expenses, sales and marketing, technology and development, and general and administrative:

	March 31,	March 31,
	2020	2019
Subscriber related expenses	$1	$3
Sales and marketing	94	84
Technology and development	152	142
General and administrative	121	147
Total	$368	$376

Equity Incentive Plan

In June 2015, the Company adopted the fuboTV Inc. 2015 Equity Incentive Plan (the “2015 Plan”). Our 2015 Plan permits us to grant incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, restricted stock awards, and other stock grants to certain of our key employees, consultants, and non-employee directors (each, an “award” and the recipient of such award, a “participant”). As of March 31, 2020 and December 31, 2019, the number of shares authorized for issuance under the 2015 Plan was 2,727,328 shares, of which 351,158 and 270,019 shares were available for grant, respectively.

F-14

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

(unaudited)

Under the Plan, the board of directors may grant incentive stock options or nonqualified stock options. Incentive stock options may only be granted to employees. The exercise price of incentive stock options and nonqualified stock options will be no less than 100% of the fair value per share of the Company’s common stock on the date of grant. If an individual owns capital stock representing more than 10% of the voting shares, the price of each share will be at least 110% of the fair value on the date of grant. Fair value is determined by the board of directors. Employee stock options generally vest 25% on the first anniversary of the grant date and then ratably over the next three years or ratably over 48 months. Nonemployee stock options generally vest ratably over a two-year period. Options expire after 10 years. Shares issued upon exercise of vested options are newly issued shares and shall be subject to the Company’s right to repurchase at their purchase price. During the three months ended March 31, 2019, 14,550 options were granted to employees at a weighted average exercise price of $7.23. No options were granted to employees during the three months ended March 31, 2020. During the three months ended March 31, 2020 and 2019, 4,820 and 1 options were exercised for $18 and $2, respectively. There were no material forfeitures or expirations in the three months ended March 31, 2020 and 2019.

F-15

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

(unaudited)

Stock Options Valuation

The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option-pricing valuation model using assumptions in the following table:

March 31,
2019
Expected term (in years)	4.16 – 4.60
Risk-free interest rate	2.57%
Expected volatility	62.4% - 62.8%
Dividend rate	—

F-16

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

(unaudited)

11. Income Taxes

The Company recorded a provision for income taxes of $2 for the three months ended March 31, 2020 and 2019, respectively, consisting of state and foreign income taxes. The Company regularly evaluates the realizability of its deferred tax assets and establishes a valuation allowance if it is more likely than not that some or all the deferred tax assets will not be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, loss carryback and tax-planning strategies. Generally, more weight is given to objectively verifiable evidence, such as the cumulative loss in recent years, as a significant piece of negative evidence to overcome. At March 31, 2020 and 2019, the Company continued to maintain that the realization of its deferred tax assets has not achieved a more likely than not threshold therefore, the net deferred tax assets have been fully offset by a valuation allowance.

12. Related Party Transactions

The Company has entered into affiliate distribution agreements with CBS Corporation and related entities, New Univision Enterprises, LLC, AMC Network Ventures, LLC, Viacom International, Inc. and Scripps Networks, LLC which are holders of the Company’s convertible preferred stock. AMC Networks Ventures, LLC is also the lender to the senior secured loan (see Note 7). The aggregate affiliate distribution fees recorded to subscriber related expenses for related parties were $24,111 and $11,074 for the three months ended March 31, 2020 and 2019, respectively and the corresponding amounts payable to these related parties as of March 31, 2020 and December 31, 2019 are $48,920 and $33,264, respectively.

13. Subsequent Events

The Company has reviewed and evaluated subsequent events from the balance sheet date through July 8, 2020.

Merger Agreement

On April 1, 2020, fuboTV Acquisition Corp., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of FaceBank, merged with and into fuboTV, whereby fuboTV continued as the surviving corporation and became a wholly-owned subsidiary of FaceBank pursuant to the terms of the Merger Agreement.

In accordance with the terms of the Merger Agreement, at the effective time of the Acquisition (the “Effective Time”), all of the capital stock of fuboTV was converted into the right to receive 32,324,362 shares of a newly created class of Series AA Convertible Preferred Stock of FaceBank, par value $0.0001 per share (the “Series AA Preferred Stock”).  In addition, each outstanding option to purchase shares of common stock of fuboTV was assumed by FaceBank and converted into an option to acquire FaceBank’s common stock. As of April 1, 2020, the aggregate number of shares of FaceBank’s common stock subject to options as a result of the foregoing is 8,051,098, which are exercisable at a weighted average price of $1.32 per share.

Each share of Series AA Preferred Stock is entitled to 0.8 votes per share and is convertible into two (2) shares of FaceBank’s common stock, and shall only be convertible immediately following the sale of such shares on an arms’-length basis either pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act of 1933 (the “Securities Act”) or pursuant to an effective registration statement under the Securities Act. Until the time the Company is able to uplist to a national securities exchange, the Series AA Preferred Stock benefits from certain protective provisions that, for example, requires the Company to obtain the approval of a majority of the shares of outstanding Series AA Preferred Stock, voting as a separate class, before undertaking certain matters. The effect of the Merger and the terms of the Series AA Preferred Stock is to initially establish an approximate two-thirds majority ownership of FaceBank on a common equivalent basis for the pre-Merger fuboTV shareholders while preserving a majority voting interest for the pre-Merger FaceBank shareholders.

F-17

Report of Independent Auditors

The Board of Directors and Stockholders

fuboTV Inc.

We have audited the accompanying consolidated financial statements of fuboTV Inc., which comprise the consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statement of operations and comprehensive loss, convertible preferred stock and shareholders’ deficit, and cash flows for the years then end and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgement, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal controls. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of fuboTV Inc. at December 31, 2019 and 2018, and the consolidated results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

fuboTV Inc.’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has recurring losses from operations, has a working capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plan regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young

April 30, 2020

F-18

fuboTV Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	December 31,
	2019	2018
Assets

Current assets:
Cash and cash equivalents	$14,305	$14,578
Accounts receivable, net of allowance for doubtful accounts of $NIL as of December 31, 2019 and 2018	5,805	3,697
Prepaid affiliate distribution agreements	-	242
Prepaid expenses	655	489
Other current assets	282	7
Total current assets	21,047	19,013
Property and equipment, net	2,148	2,628
Restricted cash	1,334	1,333
Other non-current assets	359	175
Total assets	$24,888	$23,149

Liabilities, convertible preferred stock and shareholders’ deficit

Current liabilities:
Accounts payable	$38,531	$26,994
Accounts payable – due to related parties	7,649	4,696
Accrued expenses and other current liabilities	57,781	18,046
Accrued expenses and other current liabilities – due to related parties	25,615	12,738
Current portion of long-term debt	5,000	-
Deferred revenue	9,507	4,500
Deferred rent	166	163
Total current liabilities	144,249	67,137
Long-term debt, net of issuance costs	19,871	24,828
Noncurrent deferred rent	1,215	1,372
Total liabilities	165,335	93,337

Commitments and contingencies (Note 6)

Convertible preferred stock, par value of $0.001 per share — 17,617,274 and 12,478,579 shares authorized as of December 31, 2019 and 2018; 15,615,645 and 12,087,594 shares issued and outstanding as of December 31, 2019 and 2018; aggregate liquidation preference of $247,946 and $145,841 as of December 31, 2019 and 2018, respectively	247,241	145,484

shareholders’ Deficit:
Common stock, par value of $0.001 per share— 22,612,225 and 18,000,000 shares authorized as of December 31, 2019 and 2018; 2,157,367 and 2,076,317 shares issued and outstanding as of December 31, 2019 and 2018	2	2
Additional paid-in capital	12,569	10,884
Accumulated deficit	(400,259)	(226,558)
Total shareholders’ Deficit	(387,688)	(215,672)

Total liabilities, convertible preferred stock and sharedholders’ Deficit	$24,888	$23,149

The accompanying notes are an integral part of these consolidated financial statements.

F-19

fuboTV Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands)

	Year Ended December 31,
	2019	2018
Revenue:
Subscription revenue	$133,303	$70,112
Advertising revenue	12,450	4,131
Other	777	577
Total revenue	146,530	74,820
Operating expenses:
Subscriber related expenses	201,448	98,894
Broadcasting and transmission	33,103	24,373
Sales and marketing	37,245	47,478
Technology and development	30,001	19,909
General and administrative	15,876	11,121
Depreciation and amortization	616	440
Total operating expenses	318,289	202,215
Operating loss	(171,759)	(127,395)
Other expenses:
Interest expense, net of interest income	2,035	2,445
(Gain) loss on extinguishment of debt	(102)	4,171
Change in fair value of derivative liability	-	(4,697)

Total other expenses	1,933	1,919
Loss before income taxes	(173,692)	(129,314)
Provision (benefit) for income taxes	9	(2)

Net loss and comprehensive loss	$(173,701)	$(129,312)

The accompanying notes are an integral part of these consolidated financial statements.

F-20

fuboTV Inc.

Consolidated Statements of Convertible Preferred Stock and Shareholders’ Deficit

(in thousands, except share data)

	Convertible				Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance, January 1, 2018	9,107,159	$76,107	2,025,262	$2	$9,848	$(97,246)	$(87,396)
Issuance of Series D convertible preferred stock, net of issuance costs of $254	2,980,435	69,377	—	—	—	—	—
Exercise of stock options	—	—	42,378	—	84	—	84
Issuance of restricted stock	—	—	8,677	—	—	—	—
Stock-based compensation	—	—	—	—	952	—	952
Net loss	—	—	—	—	—	(129,312)	(129,312)

Balance, December 31, 2018	12,087,594	145,484	2,076,317	2	10,884	(226,558)	(215,672)
Issuance of Series E convertible preferred stock, net of issuance costs of $352	3,528,051	101,757	—	—	—	—	—
Exercise of stock options	—	—	81,050	—	174	—	174
Stock-based compensation	—	—	—	—	1,511	—	1,511
Net loss	—	—	—	—	—	(173,701)	(173,701)

Balance, December 31, 2019	15,615,645	$247,241	2,157,367	$2	$12,569	$(400,259)	$(387,688)

F-21

fuboTV Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(173,701)	$(129,312)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	616	440
Stock-based compensation	1,511	952
Change in fair value of convertible note derivatives	-	(4,697)
Non-cash interest expense	160	1,032
(Gain) loss on extinguishment of debt	(102)	4,171
Amortization of debt issuance costs	43	32

Changes in assets and liabilities:
Accounts receivable	(2,108)	(3,211)
Prepaid affiliate rights	242	14,681
Prepaid expenses and other current and long-term assets	(625)	(294)
Accounts payable	14,490	20,093
Accrued expenses and other current and long-term liabilities	52,612	16,526
Deferred revenue	5,007	2,540
Deferred rent	(154)	(106)
Net cash used in operating activities	(102,009)	(77,153)

Cash flows from investing activities:
Capital expenditures	(136)	(434)
Net cash used in investing activities	(136)	(434)

Cash flows from financing activities:
Proceeds from borrowings	16,150	3,050
Proceeds from term loan	-	25,000
Repayment of borrowings	(5,000)	-
Issuance cost related to term loan	-	(204)
Proceeds from issuance of convertible preferred stock, net	90,549	46,294
Exercises of stock options	174	84
Net cash provided by financing activities	101,873	74,224

Net change in cash, CASH EQUIVALENTS and restricted cash	(272)	(3,363)
Cash, CASH EQUIVALENTS and restricted cash, beginning of period	15,911	19,274
Cash, CASH EQUIVALENTS and restricted cash, end of period	$15,639	$15,911

Supplemental disclosure of NON-CASH INVESTING AND FINANCING INFORMATION:
Issuance of convertible preferred stock to settle convertible notes	$11,208	$23,083
Cash paid for interest	1,972	1,426
Cash paid for income taxes	3	4
Landlord incentive obligation	-	1,252

The accompanying notes are an integral part of these consolidated financial statements.

F-22

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

1. Description of Business

fuboTV Inc. (“fuboTV”, “the Company”, “we” or “us”) is an internet television service company headquartered in New York, NY. The Company originally incorporated in the state of Delaware on March 4, 2014 under the name S.C. Networks, Inc. before changing its name on March 8, 2016. The Company’s over-the-top (“OTT”) service offers subscribers access to live, recorded, and video-on-demand (“VOD”) broadcast and cable network content through the Company’s affiliate agreements with major media and entertainment companies. The Company’s primary source of revenue is monthly subscription fees with additional add-on video subscription packages available for purchase, (e.g., premium channels, additional DVR storage, and streaming on multiple devices). The Company offers it OTT service in the United States and Spain through its wholly owned subsidiary, Fubo TV Spain, S.L.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The accompanying consolidated financial statements include the accounts of fuboTV Inc. and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. Certain immaterial amounts in the financial statements of the prior years have been reclassified to conform to the current year presentation for comparative purposes.

Going Concern

The consolidated financial statements and related notes to the consolidated financial statements have been prepared assuming the Company will continue as a going concern within one year after the date of the issuance of the financial statements. The Company has incurred recurring losses and negative cash flows from operations since inception. The Company had a net loss of $173,701 for the year ended December 31, 2019. As of December 31, 2019, the Company had cash and cash equivalents of $15,639 and an accumulated deficit of $400,259. As a result of these factors, there is substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to meet its obligations in the ordinary course of business is dependent on its ability to expand its subscriber base, increase revenue, establish profitable operations and find sources to fund operations. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Use of Estimates

The preparation of consolidated financial statements and related disclosures in conformity with U.S. GAAP requires the Company’s management to make judgments, assumptions and estimates that affect the amounts reported in its financial statements and accompanying notes. Management bases its estimates on historical experience and on various other assumptions it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Significant estimates and assumptions reflected in the consolidated financial statements include, but are not limited to, fair value of stock-based awards, fair value of convertible note derivatives, estimated useful lives and recoverability of long-lived property and equipment, and accounting for income taxes, including the valuation allowance on deferred tax assets. Actual results may differ from these estimates and these differences may be material.

Change in Accounting Principle

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-09, which replaced existing revenue recognition guidance under U.S. GAAP. The Company adopted the new standard effective January 1, 2019 using the modified retrospective method. The adoption of this new standard had no impact on these consolidated financial statements.

F-23

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

Revenue Recognition

The Company generates revenue primarily from the following sources:

1.	Subscriptions – The Company sells various subscription plans through its website and third-party app stores such as Roku and Apple. These subscription plans provide different levels of streamed content and functionality depending on the plan selected. Subscription fees are fixed and paid in advance by credit card on a monthly, quarterly or annual basis. A subscription customer executes a contract by agreeing to the Company’s terms of service. The Company considers the subscription contract legally enforceable once the customer has accepted terms of service and the Company has received credit card authorization from the customer’s credit card company. The terms of service allow customers to terminate the subscription at any time, however, in the event of termination, no prepaid subscription fees are refundable. The Company recognizes revenue at a point in time when it satisfies a performance obligation by transferring control of the promised services to the customers. Upon the customer agreeing to the Company’s terms and conditions and authorization of the credit card, the customer simultaneously receives and consumes the benefits of the streamed content ratably throughout the term of the contract. Subscription services sold through third-party app stores are recorded gross in revenue with fees to the third-party app stores recorded in subscriber related expenses in the consolidated statement of operations. Management concluded that the customers are the end user of the subscription services sold by these third-party app stores.

2.	Advertising – The Company executes agreements with advertisers that want to display ads (‘impressions”) within the streamed content. The Company enters into individual insertion orders (“IOs”) with advertisers, which specify the term of each ad campaign, the number of impressions to be delivered and the applicable rate to be charged. The Company invoices advertisers monthly for impressions actually delivered during the period. Each executed IO provides the terms and conditions agreed to in respect of each party’s obligations. The Company recognizes revenue at a point in time when it satisfies a performance obligation by transferring control of the promised services to the advertiser, which generally is when the advertisement has been displayed.

3.	Other – The Company has an annual contract to sub-license its rights to broadcast certain international sporting events to a third party. The Company recognizes revenue under this contract at a point in time when it satisfies a performance obligation by transferring control of the promised services to the third party, which generally is when the third party has access to the programming content.

Cash, Cash Equivalents and Restricted Cash

The Company considers all highly liquid investments with remaining maturities at the date of purchase of three months or less to be cash equivalents, including balances held in the Company’s money market account. The Company also classifies amounts in transit from payment processors for customer credit card and debit card transactions as cash equivalents. Restricted cash primarily represents cash on deposit with financial institutions in support of a letter of credit outstanding in favor of the Company’s landlord for office space. The restricted cash balance has been excluded from the cash balance and is classified as restricted cash on the consolidated balance sheets. The following table provides a reconciliation cash, cash equivalents and restricted cash within the consolidated balance sheet that sum to the total of the same on the consolidated statement of cash flows

	December 31,
	2019	2018
Cash and cash equivalents	$14,305	$14,578
Restricted cash	1,334	1,333
Total cash, cash equivalents and restricted cash	$15,639	$15,911

F-24

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

Certain Risks and Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of demand deposits. The Company maintains cash deposits with financial institutions that at times exceed applicable insurance limits.

Fair Value Measurements and Financial Instruments

Fair value accounting is applied for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis (at least annually). Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Assets and liabilities recorded at fair value in the consolidated financial statements are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels, which are directly related to the amount of subjectivity, associated with the inputs to the valuation of these assets or liabilities are as follows:

Level 1	Observable inputs such as quoted prices in active markets for identical assets and liabilities.

Level 2	Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3	Unobservable inputs in which there is little or no market data which require the Company to develop its own assumptions.

The carrying amount of the Company’s financial instruments, including accounts receivable, accounts payable, and accrued expenses, approximates their respective fair values because of their short maturities. The Company has not elected the fair value option for any financial assets and liabilities for which such an election would have been permitted.

Accounts Receivable, Net

The Company records accounts receivable at the invoiced amount less an allowance for any potentially uncollectable accounts. The Company’s accounts receivable balance includes subscription fees billed, but not yet received from third-party app stores and amounts due from the sale of advertisements. In evaluating our ability to collect outstanding receivable balances, we consider many factors, including the age of the balance, collection history, and current economic trends. Bad debts are written off after all collection efforts have ceased. Based on the Company’s current and historical collection experience, management concluded that an allowance for doubtful accounts is not necessary at December 31, 2019 and 2018.

No individual customer accounted for more than 10% of revenue for the years ended December 31, 2019 and 2018. Two customers accounted for more than 10% of accounts receivable at December 31, 2019 and 2018.

Prepaid Affiliate Distribution Agreements

The Company recognizes assets for prepayments of affiliate distribution agreements. As of December 31, 2019 and 2018, prepaid affiliate agreements include $0 and $242, respectively, related to upfront payments made to television networks for the rights to distribute content within the next twelve months. Affiliate distribution rights are recognized in subscriber related expenses.

Property and Equipment, Net

Property and equipment is stated at cost, net of accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the assets. When assets are retired or otherwise disposed of, the cost and accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is reflected in the consolidated statements of operations and comprehensive loss in the period realized. Maintenance and repairs are expensed as incurred.

F-25

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment subject to depreciation and amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of these assets may not be recoverable or that the useful life is shorter than the Company had originally estimated. Recoverability of these assets is measured by comparison of the carrying amount of each asset to the future undiscounted cash flows the asset is expected to generate over its remaining life. If the asset is considered to be impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset. If the useful life is shorter than originally estimated, the Company amortizes the remaining carrying value over the new shorter useful life. No long-lived asset impairment charges were recognized for the years ended December 31, 2019 and 2018.

Leases

The Company categorizes leases at their inception as either operating or capital. In the ordinary course of business, the Company has entered into a non-cancelable operating lease for office space. The Company recognizes lease costs on a straight-line basis and treats lease incentives as a reduction of rent expense over the term of the agreement. The difference between cash rent payments and straight-line rent expense is recorded as a deferred rent liability. The Company does not have any leases which are classified as capital leases.

Subscriber Related Expenses

Subscriber related expenses consist primarily of affiliate distribution rights and other distribution costs related to content streaming. The cost of affiliate distribution rights is generally incurred on a per subscriber basis and are recognized when the related programming is distributed to subscribers. The Company has certain arrangements whereby affiliate distribution rights are paid in advance or are subject to minimum guaranteed payments. An accrual is established when actual affiliate distribution costs are expected to fall short of the minimum guaranteed amounts. To the extent actual per subscriber fees do not exceed the minimum guaranteed amounts, the Company will expense the minimum guarantee in a manner reflective of the pattern of benefit provided by these subscriber related expenses, which approximates a straight-line basis over each minimum guarantee period within the arrangement. Subscriber related expenses also include credit card and payment processing fees for subscription revenue, customer service, certain employee compensation and benefits, cloud computing, streaming, and facility costs. The Company receives advertising spots from television networks for sale to advertisers as part of the affiliate distribution agreements.

Broadcasting and Transmission

Broadcasting and transmission expenses are charged to operations as incurred and consist primarily of the cost to acquire a signal, transcode, store, and retransmit it to the subscribers.

Sales and Marketing

Sales and marketing expenses consist primarily of payroll and related costs, benefits, rent and utilities, stock-based compensation, agency costs, advertising campaigns and branding initiatives. All sales and marketing costs are expensed as they are incurred. Advertising expense totaled $30,634 and $44,033 for the years ended December 31, 2019 and 2018, respectively.

Technology and Development

Technology and development expenses are charged to operations as incurred. Technology and development expenses consist primarily of payroll and related costs, benefits, rent and utilities, stock-based compensation, technical services, software expenses, and hosting expenses.

F-26

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

General and Administrative

General and administrative expenses consist primarily of payroll and related costs, benefits, rent and utilities, stock-based compensation, corporate insurance, office expenses, professional fees, as well as travel, meals, and entertainment costs.

Stock-Based Compensation

Stock-based compensation expense is measured based on the grant-date fair value of the stock-based awards. The fair value of each employee share option is estimated on the date of grant using the Black-Scholes option-pricing valuation model. The Company recognizes compensation costs using a straight-line single-option approach for all employee stock-based compensation awards over the requisite service period of the awards, which is generally the awards’ vesting period. Forfeitures are recognized as they occur.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the years in which the temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in the period that includes the enactment date. A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company evaluates and accounts for uncertain tax positions using a two-step approach. Recognition, step one, occurs when the Company concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustainable upon examination. Measurement, step two, determines the amount of benefit that is greater than 50 percent likely to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. De-recognition of a tax position that was previously recognized would occur when the Company subsequently determines that a tax position no longer meets the more-likely-than-not threshold of being sustained.

Comprehensive Loss

The Company’s net loss was equal to its comprehensive loss for the years ended December 31, 2019 and 2018.

Recently Issued Accounting Standards

In May 2014, the FASB issued Accounting Standards Update No. 2014-09 (“ASU 2014-09”), which replaces existing revenue recognition guidance. For nonpublic entities, the new guidance became effective for annual reporting periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. Among other things, the updated guidance requires companies to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The adoption had no impact on the Company’s consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02 which requires assets and liabilities related to both capital and operating leases to be recorded on the balance sheet. The new guidance is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, and early adoption of the amendments is permitted. The Company is assessing the impact of adoption on the consolidated financial statements.

F-27

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

In July 2017, the FASB issued ASU 2017-11 that allows companies to exclude a down round feature when determining whether a financial instrument (or embedded conversion feature) is considered indexed to the entity’s own stock. As a result, financial instruments (or embedded conversion features) with down round features may no longer be required to be accounted for and classified as liabilities. A company will recognize the value of a down round feature only when it is triggered, and the strike price has been adjusted downward. For equity-linked freestanding financial instruments, such as warrants, an entity will treat the value of the effect of the down round, when triggered, as a dividend and a reduction of income available to common shareholders in computing basic earnings per share. For convertible instruments with embedded conversion features containing down round provisions, entities will recognize the value of the down round as a beneficial conversion discount to be amortized to earnings. The guidance in ASU 2017-11 is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted, and the guidance is to be applied using a full or modified retrospective approach. The adoption of ASU 2017-09 had no impact on the Company’s consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07 that expands the scope of Topic 718 to include stock-based payments issued to nonemployees for goods and services, which are currently accounted for under Topic 505. The ASU specifies that Topic 718 will apply to all stock-based payment transactions in which a grantor acquires goods or services to be used or consumed in the grantor’s own operations in exchange for stock-based payment awards. Upon transition, the Company will remeasure equity-classified awards for which a measurement date has not been established. The cumulative effect of the remeasurement will be recorded as an adjustment to retained earnings as of the beginning of the fiscal year of adoption. The amendments in ASU 2018-07 are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than the Company’s adoption date of Topic 606. The adoption had no impact on the Company’s consolidated financial statements.

3. Fair Value Measurements

The following table sets forth the fair value of our financial assets and liabilities measured on a recurring basis by level within the fair value hierarchy:

As of December 31, 2019
	Level 1	Level 2	Level 3	Total
Financial Liability:
Fair value of convertible note derivatives liability	$—	$—	$—	$—
Total financial liabilities	$—	$—	$—	$—

As of December 31, 2018
	Level 1	Level 2	Level 3	Total
Financial Liability:
Fair value of convertible note derivatives liability	$—	$—	$—	$—
Total financial liabilities	$—	$—	$—	$—

In February and March 2019, the Company issued and sold $16,150 in principal amount of convertible notes, of which $5,000 was repaid in full in March 2019 and the balance was converted into Series E-1 convertible preferred stock. In January and February 2018, the Company issued and sold $3,050 in principal amount of convertible notes. At issuance of the convertible notes issued in 2019 and 2018, the Company fair valued and bifurcated the automatic conversion features from the host debt instrument and recorded a level 3 debt derivative of $2,120 and $574, respectively.

F-28

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

The following table sets forth a summary of the changes in the fair value of our Level 3 financial liabilities:

Balance – January 1, 2018	$4,123
Issuance of convertible notes derivatives	574
Change in fair value of Level 3 liabilities	1,074
Settlement of convertible notes	(5,771)

Balance – December 31, 2018	-
Issuance of convertible note derivatives	2,120
Change in fair value of Level 3 liabilities	-
Settlement of convertible notes	(2,120)
Balance – December 31, 2019	$—

To derive the fair value of the convertible notes embedded derivatives, the Company estimated the fair value of the convertible notes with and without the embedded derivatives using a discounted cash flow approach. The difference between the “with” and “without” convertible note prices determined the fair value of the embedded derivatives at issuance. Key inputs for this valuation were the stated interest rate of the convertible notes, the assumed cost of debt, an assessment of the likelihood and timing of conversion, and the discount upon conversion of the notes into equity. For the years ended December 31, 2019 and 2018, the Company recorded a gain of $0 and $1,074 respectively in changes in fair value of derivative liabilities due to the change in fair value of derivative liabilities in the respective periods.

4. Property and Equipment, net

Property and equipment, net, is comprised of the following:

	Estimated useful lives	December 31,
		2019	2018
Furniture and fixtures	5 years	$572	$569
Computer equipment	3 years	653	520
Leasehold improvements	Lesser of useful life or lease term	2,272	2,272
		3,497	3,361
Less: Accumulated depreciation		(1,349)	(733)
Total property and equipment, net		$2,148	$2,628

5. Accrued expenses and other current liabilities

Accrued expenses and other current liabilities are presented below:

	December 31,
	2019	2018
Affiliate fees	$68,671	$26,996

Broadcasting and transmission	3,687	188
Selling and marketing	2,783	314
Sales tax	5,957	2,192
Other accrued expenses	2,298	1,094
Total accrued expenses and other current liabilities	$83,396	$30,784

F-29

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

6. Commitments and contingencies

Leases

The Company entered into a lease agreement in April 2017 (the “Lease”) for approximately 10,000 square feet of office space in New York, NY. The lease commenced in April 2017 and the initial term of the lease is for a period of ten years with an option to renew for an additional five years. The annual base rent is $745, with scheduled increases after the second and fourth anniversaries of the lease commencement. The Company received a leasehold improvement incentive from the landlord totaling $1,500 as of December 31, 2017. On January 30, 2018, the Company amended their lease agreement to add approximately 6,600 square feet of office space (“Additional Leased Space”). The lease term commenced in February 2018 and is effective through March 2021. The annual rent for the Additional Leased Space is $518. For scheduled rent escalation, the Company recognizes minimum rental expense on a straight-line basis over the term of the lease in the consolidated statements of operations and comprehensive loss. The difference between cash rent payments and rent expense is recorded as a deferred rent liability. The Company recorded the leasehold improvement incentive as a component of deferred rent and is amortizing the incentive on a straight-line basis as a reduction of rent expense over the term of the lease. Rent expense for the years ended December 31, 2019 and 2018 was $1,584 and $1,330, respectively.

Future minimum lease payments under non-cancellable operating leases are as follows:

Year Ending December 31:
2020	$1,283
2021	830
2022	778
2023	805
2024	805
Thereafter	2,110
Total minimum lease payments	$6,611

Affiliate Distribution Agreements

The Company is obligated under certain unconditional affiliate distribution agreements with television networks for the rights to distribute content. The future fixed and determinable payments under these agreements with initial terms of one year or more are as follows:

Year Ending December 31:
2020	$44,298
2021	15,900
Total minimum affiliate payments	$60,198

Contingencies

From time to time, the Company may be involved in disputes or regulatory inquiries that arise in the ordinary course of business. When the Company determines that a loss is both probable and reasonably estimable, a liability is recorded and disclosed if the amount is material to the financial statements taken as a whole. When a material loss contingency is only reasonably possible, the Company does not record a liability, but instead discloses the nature and the amount of the claim, and an estimate of the loss or range of loss, if such an estimate can reasonably be made.

F-30

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

As of December 31, 2019 and 2018 there was no litigation or contingency with at least a reasonable possibility of a material loss.

7. Long-Term Debt

Convertible Notes

In December 2017, the Company issued and sold $19,850 in aggregate principal amount of convertible promissory notes (the “2017 convertible notes”). The 2017 convertible notes were unsecured general obligations and were subordinated to all of the Company’s current or future senior debt. The 2017 convertible notes bore interest at a rate of 4.0% per annum, compounded annually. The 2017 convertible notes, together with accumulated accrued interest, were converted into Series D-1 preferred stock in March 2018.

On January 5, 2018 and February 26, 2018, the Company issued $3,000 and $50, respectively, in convertible promissory notes (the “2018 convertible notes”). The 2018 convertible notes were unsecured general obligations and were subordinated to all of the Company’s current or future senior debt. The 2018 convertible notes bore interest at a rate of 4.0% per annum, compounded annually. The 2018 convertible notes, together with accumulated accrued interest, were converted into Series D preferred stock in March 2018.

In February and March 2019, the Company issued and sold $16,150 in aggregate principal amount of convertible promissory notes (the “2019 convertible notes”) of which $5,000 was repaid in full in March 2019. The 2019 convertible notes bore interest at a rate of 4.0% per annum, compounded annually. The remaining 2019 convertible notes, together with accumulated interest, were converted into Series E-1 convertible preferred stock in March 2019 as part of the Series E Financing. (See note 9).

At the issuance date of the 2019 and 2018 convertible notes, the Company fair valued and bifurcated the automatic conversion features from the respective host debt instrument and recorded convertible notes derivatives of $2,120 and $574 respectively. The derivative liabilities from the 2017 convertible notes were revalued at the date of conversion to Series D preferred stock with changes in fair value recorded to changes in fair value of derivative liabilities. The resulting debt discount from the derivative liabilities were presented as a direct deduction from the carrying amount of that debt liability and were amortized to interest expense using the effective interest rate method. During the years ended December 31, 2019 and 2018, the Company incurred $102 and $3,284, respectively, of interest expense related to amortization of debt discount prior to the note conversion. During the years ended December 31, 2019 and 2018, the Company recorded a change in the fair value of derivative liability of $0 and $4,697, from the conversion of the 2019 and 2018 convertible notes to Series E-1 and D-1 preferred stock, respectively.

Senior Secured Loan

In April 2018, the Company entered into a senior secured term loan with AMC Networks Ventures, LLC (the “Term Loan”) with a principal amount of $25,000, bearing interest equal to LIBOR (London Interbank Offered Rate) plus 5.25% per annum and with scheduled principal payments beginning in 2020. The Company incurred $172 of debt issuance cost that is being amortized over the life of the Term Loan, of which the Company recognized $43 for the year ended December 31, 2019. The Term Loan grants AMC Networks Ventures, LLC first priority lien on substantially all of the Company’s assets and has priority over the Company’s convertible preferred stock. The Term Loan matures on April 6, 2023, has certain financial covenants and requires the Company to maintain a certain minimum subscriber level. The Company was in compliance with all covenants at December 31, 2019.

F-31

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

The scheduled principal maturities on the Term Loan for the three years subsequent to December 31, 2019 are as follows:

2020	$5,000
2021	7,500
2022	12,500
$25,000

8. Common Stock

The Company’s common stock had an authorized number of shares at December 31, 2019 and 2018 of 22,612,225 and 18,000,000 shares, respectively and total outstanding shares of 2,157,367 and 2,076,317, respectively. The holders of the Company’s common stock are entitled to one vote per share. The Company had reserved shares of common stock for issuance, on an as-converted basis, as follows:

	December 31,
	2019	2018
Convertible preferred stock outstanding, as converted	15,615,645	12,087,594
Options and restricted stock issued and outstanding	2,299,942	2,380,989
Shares available for future stock option grants	270,019	270,022

Total	18,185,606	14,738,605

The Company’s board of directors has from time to time authorized the repurchase of shares of its common stock. There are no commitments to repurchase common stock at December 31, 2019 and 2018.

9. Convertible Preferred Stock

In 2018, the Company issued 1,839,954 shares of its Series D convertible preferred stock at a price per share of $25.30 for total proceeds of $46,294, net of issuance costs which are recorded as a reduction to the proceeds. Additionally, the Company converted approximately $22,900 in principal and $183 in accrued interest (representing the total accrued interest at the conversion date) of the 2017 and 2018 convertible notes into 1,140,481 shares of the Company’s Series D-1 convertible preferred stock at an exercise price of $20.24 per share.

F-32

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

In 2019, the Company issued 3,056,951 shares of its Series E convertible preferred stock at a price per share of $29.74 and converted $11,150 in principal and $58 in accrued interest of convertible notes into 471,100 shares of the Company’s Series E-1 convertible preferred stock at an exercise price of $23.79 per share. Total amount recorded for Series E and E-1 convertible preferred stock was $101,757, net of issuance costs. The following tables summarize our authorized, issued and outstanding convertible preferred stock:

	December 31, 2019
	Shares Authorized	Shares Issued and Outstanding	Net Proceeds	Liquidation Preference per Share	Liquidation Value	Conversion Price per Share
Series AA convertible preferred stock	1,641,024	1,641,024	$1,600	$0.9750	$1,600	$0.9750
Series A convertible preferred stock	1,059,204	1,059,204	3,065	2.9576	3,133	2.9576
Series A-1 convertible preferred stock	101,430	101,430	—	2.5140	255	2.5140
Series A-2 convertible preferred stock	33,721	33,721	—	2.3661	80	2.3661
Series A-3 convertible preferred stock	292,562	292,562	—	1.8201	533	1.8201
Series B convertible preferred stock	1,926,507	1,926,507	14,960	7.8008	15,028	7.8008
Series B-1 convertible preferred stock	14,369	14,369	—	3.4796	50	3.4796
Series C convertible preferred stock	2,495,291	2,495,291	37,446	16.0302	40,000	16.0302
Series C-1 convertible preferred stock	1,600,000	1,543,051	—	10.0635	15,528	10.0635
Series D convertible preferred stock	2,173,990	1,839,954	46,294	25.3000	46,551	25.3000
Series D-1 convertible preferred stock	1,140,481	1,140,481	—	20.2400	23,083	20.2400
Series E convertible preferred stock	4,667,595	3,056,951	101,699	29.7354	90,898	29.7354
Series E-1 convertible preferred stock	471,100	471,100	—	23.7883	11,207	23.7883

Total	17,617,274	15,615,645	$205,064		$247,946

	December 31, 2018
	Shares Authorized	Shares Issued and Outstanding	Net Proceeds	Liquidation Preference per Share	Liquidation Value	Conversion Price per Share
Series AA convertible preferred stock	1,641,024	1,641,024	$1,600	$0.9750	$1,600	$0.9750
Series A convertible preferred stock	1,059,204	1,059,204	3,065	2.9576	3,133	2.9576
Series A-1 convertible preferred stock	101,430	101,430	—	2.5140	255	2.5140
Series A-2 convertible preferred stock	33,721	33,721	—	2.3661	80	2.3661
Series A-3 convertible preferred stock	292,562	292,562	—	1.8201	533	1.8201
Series B convertible preferred stock	1,926,507	1,926,507	14,960	7.8008	15,028	7.8008
Series B-1 convertible preferred stock	14,369	14,369	—	3.4796	50	3.4796
Series C convertible preferred stock	2,495,291	2,495,291	37,446	16.0302	40,000	16.0302
Series C-1 convertible preferred stock	1,600,000	1,543,051	—	10.0635	15,528	10.0635
Series D convertible preferred stock	2,173,990	1,839,954	46,294	25.3000	46,551	25.3000
Series D-1 convertible preferred stock	1,140,481	1,140,481	—	20.2400	23,083	20.2400

Total	12,478,579	12,087,594	$103,365		$145,841

F-33

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

Dividends

All convertible preferred stockholders are entitled to receive non-cumulative dividends, payable when, as and if declared by the board of directors, in prior and in preference to any declaration or payment of any dividend on the common stock of the Company at their applicable Dividend Rate (minimum required dividend if and when the board of directors declares a dividend), as adjusted for any stock splits, stock dividends, combinations, subdivisions and recapitalizations, etc.:

Dividend Rate
Series AA convertible preferred stock	$0.0585 per share
Series A convertible preferred stock	$0.1775 per share
Series A-1 convertible preferred stock	$0.1508 per share
Series A-2 convertible preferred stock	$0.1420 per share
Series A-3 convertible preferred stock	$0.1092 per share
Series B convertible preferred stock	$0.6241 per share
Series B-1 convertible preferred stock	$0.2784 per share
Series C convertible preferred stock	$1.28241 per share
Series C-1 convertible preferred stock	$0.80508 per share
Series D convertible preferred stock	$2.02393 per share
Series D-1 convertible preferred stock	$1.61910 per share
Series E convertible preferred stock	$2.37884 per share
Series E-1 convertible preferred stock	$1.90307 per share

After payment of such dividends to convertible preferred stockholders, any additional dividends or distributions shall be distributed among all holders of common stock and convertible preferred stock in proportion to the number of shares of common stock that would be held by each such holder if all shares of convertible preferred stock were converted to common stock at the then effective conversion rate.

No dividends have been declared since inception.

Liquidation

Holders of convertible preferred stock receive the stated liquidation preference per share plus any declared and unpaid dividends in the event of a Deemed Liquidation Event. A Deemed Liquidation Event is defined as the acquisition of the Company by another entity, or a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Company.

If upon the Deemed Liquidation Event, dissolution or winding up of the Company, the assets of the Company legally available for distribution to the holders of the convertible preferred stock are insufficient to permit the payment to such holders of the full amounts specified, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the convertible preferred stock in proportion to the full amounts they would otherwise be entitled to receive.

Optional Conversion

Each share of convertible preferred stock was convertible at any time at the option of the holder into one share of common stock.

Mandatory Conversion

Mandatory conversion will occur upon the event of a qualified initial public offering of the Company’s common stock that results in proceeds to the Company of at least $50,000, as approved by the board of directors, then all outstanding shares of convertible preferred stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate.

F-34

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

Conversion Price Adjustments

The conversion price per share of the convertible preferred stock will be reduced if the Company issues any additional stock without consideration or for consideration per share less than the preferred stock conversion price in effect for that series.

Demand Registration Rights

Pursuant to the terms of the Third Amended and Restated Investor Rights Agreement, the Company is obligated, upon the written demand of the holders of at least 20% of the convertible preferred stock then outstanding (“Initiating Holders”) to register a Form S-1 registration statement with an anticipated aggregate offering price exceeding $7,500. Upon the receipt of a written demand notice, the Company must file a registration statement with the U.S. Securities and Exchange Commission covering the Initiating Holders and any additional convertible preferred shares requested by any other holders within 60 days and use commercially reasonable efforts to have the registration statement declared effective promptly thereafter. The holder of the convertible preferred stock may exercise this demand registration right at any date after the earlier of: (i) March 5, 2021 or (ii) 180 days after the effective date of a registrations statement upon receipt of a request from 20% of the holders of the then outstanding convertible preferred stock to register. The Company shall have the right to defer registration for a 90-day period, provided this right has not been incurred more than twice in the preceding 12-month period.

Voting

Each holder of convertible preferred stock has voting rights equivalent to common stock on an as converted basis.

Other

Convertible preferred stock is classified outside of shareholders’ equity because the shares contain certain liquidation features that are not solely within the Company’s control. During the years ended December 31, 2019 and 2018, the carrying values of the convertible preferred stock were not adjusted to the deemed liquidation value of such shares as a qualifying liquidation event was not probable. Subsequent adjustments to increase the carrying values to the ultimate redemption values will be made only when it becomes probable that such a liquidation event will occur.

10. Stock Option Plan

The Company recognized stock-based compensation expense for stock-based awards of $1,511 and $952 during the years ended December 31, 2019 and 2018, respectively. The following table summarizes the effects of stock-based compensation expense on subscriber related expenses, sales and marketing, technology and development, and general and administrative:

	December 31,
	2019	2018
Subscriber related expenses	$9	$6
Sales and marketing	352	137
Technology and development	594	355
General and administrative	556	454
Total	$1,511	$952

F-35

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

Equity Incentive Plan

In June 2015, the Company adopted the 2015 Equity Incentive Plan (the “Plan”). The Plan provides for the granting of stock-based awards to employees, directors and consultants under terms and provisions established by the board of directors. As of December 31, 2019 and 2018, the number of shares authorized for issuance under the Plan was 2,727,328 shares, of which 270,019 and 270,022 shares were available for grant, respectively.

Under the Plan, the board of directors may grant incentive stock options or nonqualified stock options. Incentive stock options may only be granted to employees. The exercise price of incentive stock options and nonqualified stock options will be no less than 100% of the fair value per share of the Company’s common stock on the date of grant. If an individual owns capital stock representing more than 10% of the voting shares, the price of each share will be at least 110% of the fair value on the date of grant. Fair value is determined by the board of directors. Employee stock options generally vest 25% on the first anniversary of the grant date and then ratably over the next three years or ratably over 48 months. Nonemployee stock options generally vest ratably over a two-year period. Options expire after 10 years. Shares issued upon exercise of vested options are newly issued shares and shall be subject to the Company’s right to repurchase at their purchase price.

A summary of share activity under the Plan is presented below:

	Options Outstanding
	Number of Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value of Outstanding Options

Outstanding — January 1, 2019	2,380,989	$4.57	8.56	$6,351
Options granted	169,515	7.38
Options exercised	(81,050)	2.16
Options forfeited	(145,831)	4.51
Options expired	(23,681)	.06

Outstanding — December 31, 2019	2,299,942	$4.85	7.73	$5,848

Exercisable — December 31, 2019	1,312,566	$3.58	7.17	$5,010

Vested and expected to vest — December 31, 2019	2,299,942	$4.85	7.73	$5,848

During the years ended December 31, 2019 and 2018, the weighted average grant date fair value of options granted was $3.67 and $3.44 per option, respectively. The total fair value of options granted to employees that vested during the years ended December 31, 2019 and 2018 was $2,861 and $936, respectively. The cash received from the exercise of options granted under stock-based payment arrangements for the year ended December 31, 2019 was $174.

As of December 31,2019 and 2018 the total unrecognized compensation expense related to unvested options was $3,294 and $5,117, respectively, which is expected to be recognized over an estimated weighted average period of 2.37 and 3.75 years, respectively.

F-36

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

Stock Options

The Company has 94,338 options to nonemployees outstanding as of December 31, 2019 and 2018. Stock-based compensation expense for options granted to nonemployees was $6 for the years ended December 31, 2019 and 2018, and the expense is included in general and administrative expenses in the accompanying consolidated statements of operations and comprehensive loss.

Stock-based compensation expense related to stock options granted to nonemployees is recognized as the stock options are earned. The measurement of stock-based compensation expense for nonemployees is based on the estimated fair value of the equity instruments using the Black-Scholes option-pricing valuation model. The Company believes that the estimated fair value of the stock options is more readily measurable than the fair value of the services received. The Company did not grant any stock options to nonemployees during the years ended December 31, 2019 and 2018.

Restricted Stock Awards

In May 2017, the Company issued 41,652 shares of restricted stock to a nonemployee advisor to the Company. These shares vest over a period of two years. Compensation expense related to the restricted stock is recognized using the grant date fair value recognized evenly over the service period within general and administrative expenses in the accompanying consolidated statements of operations and comprehensive loss. In May, 2018, the Company terminated the arrangement with the advisor. As a result, there were no restricted shares outstanding at December 31, 2019 and 2018.

As of December 31, 2019, there was no unrecognized stock-based compensation related to unvested shares.

Stock Options Valuation

The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option-pricing valuation model using assumptions in the following table:

	December 31,
	2019	2018
Expected term (in years)	4.16 – 4.60	3.69– 4.35
Risk-free interest rate	2.10 – 2.57%	2.45 – 2.96%
Expected volatility	62.1%	61.2%
Dividend rate	—	—

The Company determined the assumptions for the Black-Scholes option-pricing valuation model as discussed below. Each of these inputs is subjective and generally requires significant judgment to determine.

Expected Term — The expected term represents the period that the stock-based awards are expected to be outstanding. As the Company does not have sufficient historical experience for determining the expected term of the stock option awards granted, we based our expected term for awards issued to employees based on the mid-point of management’s estimate of time to different liquidity events. For grants to nonemployees, the expected term is equal to the contractual term, which is ten years.

Risk-Free Interest Rate — The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the date of grant for zero-coupon U.S. Treasury constant maturity notes with terms approximately equal to the stock-based awards’ expected term.

Expected Volatility — Since the Company is privately held and does not have a trading history of common stock, the expected volatility was derived from the average historical stock volatilities of the common stock of several public companies within the industry that we consider to be comparable to our business over a period equivalent to the expected term of the stock-based awards.

Dividend Rate — The expected dividend rate is zero as the Company has not paid and does not anticipate paying any dividends in the foreseeable future.

Fair Value of Common Stock — The fair value of the shares of common stock underlying the stock-based awards has historically been determined by the board of directors with input from management. Because there has been no public market for the common stock, the board of directors has determined the fair value of the common stock at the time of grant of the stock-based award by considering a number of objective and subjective factors, including having contemporaneous valuations of the common stock performed by a third-party valuation specialist, valuations of comparable peer companies, sales of the convertible preferred stock to unrelated third parties, operating and financial performance, the lack of liquidity of the capital stock, and general and industry-specific economic outlook. The fair value of the underlying common stock will be determined by the board of directors until such time as the common stock is listed on an established stock exchange or national mark et system.

F-37

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

11. Income Taxes

The provision for income taxes for the periods presented in the Consolidated Statements of Operations and Comprehensive Loss is comprised of state and foreign income taxes. Income tax expense for the years ended December 31, 2019 and 2018 differed from statutory federal rate expense primarily due to the Company’s inability to benefit from its tax losses.

	December 31,
	2019	2018

Income tax provision at federal statutory rate	$(36,475)	$(27,155)
State income taxes, net of federal benefit	7	12
Other non-deductible expense	276	309
Change in valuation allowance	36,205	26,836
Foreign rate differential	(4)	(4)
Law changes (federal effect)	-	-

Total tax provision (benefit)	$9	$(2)

The Company’s foreign subsidiary is located in Spain with tax rate of 25%. Activities for the period ended December 31, 2019 are minimal and resulted in a small loss reported in Spain therefore, there is no GILTI inclusion.

The Company’s deferred tax assets and liabilities consisted of the following:

	December 31,
	2019	2018
Deferred tax assets:
Net operating loss carryforwards	$88,759	$49,307
Accruals and deferrals	1,864	943
Stock based compensation	102	57
Interest expense limitation	432	-
Other	6	-
Total deferred tax assets	91,163	50,307
Valuation allowance	(91,144)	(50,190)
Deferred tax liabilities:
Property and equipment	(19)	(117)
Total deferred tax liabilities	(19)	(117)

Net deferred tax assets	$—	$—

At December 31, 2019 and 2018 the Company’s management considered new evidence, both positive and negative, that could impact management’s view with regard to future realization of deferred tax assets. At December 31, 2019 and 2018, the Company continued to maintain that the realization of its deferred tax assets has not achieved a more-likely than-not threshold therefore, the net deferred tax assets have been fully offset by a valuation allowance. The valuation allowance increased by $40,837 and $26,257 for the years ended December 31, 2019 and 2018, respectively.

At December 31, 2019 and 2018, the Company had approximately $375,864 and $209,813 of federal net operating loss carryforwards, respectively, of which $85,567 will begin to expire in 2034 and $290,297 has an indefinite life.

F-38

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

At December 31, 2019 and 2018, the Company had approximately $187,509 and $95,411 of state net operating loss carryforwards in various states with varying expiration dates beginning in the year 2034.

The Company began operations in Spain in 2018. At December 31, 2019 and 2018, the Company had approximately $100 and $66 of foreign net operating loss carryforwards, respectively. These losses do not expire as they have an indefinite life.

Utilization of the net operating loss carryforwards may be subject to a substantial annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by the Internal Revenue Code (the “Code”), as well as similar state provisions. In general, an “ownership change” as defined by the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders or public groups. Since the Company’s formation, the Company has raised capital through the issuance of capital stock on several occasions which may have resulted in such an ownership change or could result in an ownership change in the future. The annual limitation may result in the expiration of net operating loss carryforwards before utilization.

The Company has not completed a study to assess whether an ownership change has occurred or whether there have been multiple ownership changes since the Company’s formation due to the complexity and cost associated with such a study, and the fact that there may be additional such ownership changes in the future. If the Company has experienced an ownership change at any time since its formation, utilization of the net operating loss carryforwards to offset future taxable income and taxes, respectively, would be subject to an annual limitation under the Code, which is determined by first multiplying the value of the Company’s stock at the time of the ownership change by the applicable long-term, tax-exempt rate, and then could be subject to additional adjustments, as required. Any limitation may result in expiration of a portion of the net operating loss carryforwards before utilization. Until a study is completed and any limitation known, no amounts are being considered as an uncertain tax position or disclosed as unrecognized tax benefits since no benefits have been realized to date. The Company maintains a full valuation allowance for other deferred tax assets due to its historical losses and uncertainties surrounding its ability to generate future taxable income to realize these assets. Due to the existence of the valuation allowance, future changes to unrecognized deferred tax assets after the completion of an ownership change analysis are not expected to impact the Company’s effective tax rate.

The Company follows the provisions of FASB Accounting Standards Codification (ASC 740-10), Accounting for Uncertainty in Income Taxes. ASC 740-10 prescribes a comprehensive model for the recognition, measurement, presentation and disclosure in financial statements of uncertain tax positions that have been taken or expected to be taken on an income tax return. No liability related to uncertain tax positions was required to be recorded in the financial statements as of December 31, 2019 and 2018.

The Company’s policy is to recognize penalties and interest expense related to income taxes as a component of tax expense, but as of December 31, 2019 and 2018, no such provision was required.

The Company files U.S federal and state income tax returns as well as returns in foreign tax jurisdictions. Because the statute of limitations does not expire until after net operating loss carryforwards are actually used, the statute is open for all tax years from inception.

12. Related Party Transactions

The Company has entered into affiliate distribution agreements with CBS Corporation and related entities, New Univision Enterprises, LLC, AMC Network Ventures, LLC, Viacom International, Inc. and Scripps Networks, LLC which are holders of the Company’s convertible preferred stock. AMC Networks Ventures, LLC is also the lender to the senior secured loan (see footnote 7). The aggregate affiliate distribution fees recorded to subscriber related expenses for related parties were $53,310 and $38,666 for the years ended December 31, 2019 and 2018, respectively and the corresponding amounts payable to these related parties as of December 31, 2019 and 2018 are included in the accompanying consolidated balance sheet as Accrued expenses and other current liabilities – due to related parties.

13. Subsequent Events

The Company has reviewed and evaluated subsequent events that occurred through April 30, 2020, the date the financial statements were available to be issued.

On March 23, 2020, the Company entered into a merger agreement with Facebank Group, Inc. (“Facebank”). The merger closed on April 1, 2020 whereby the Company became a wholly-owned subsidiary of Facebank.

In February 2020, the Company entered into sublease with Welltower, Inc. to lease approximately 6,300 square feet of office space in New York, NY. The lease commenced in March 2020 and is effective through July 30, 2021. The annual rent for the space is $455.

F-39

FaceBank Group, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except for share and per share information)

	March 31	December 31,
	2020	2019
	(Unaudited)	*
ASSETS
Current assets
Cash	$81	$7,624
Accounts receivable, net	-	8,904
Notes Receivable - FuboTV	10,000	-
Inventory	-	49
Prepaid expenses	130	1,396
Total current assets	10,211	17,973

Property and equipment, net	-	335
Deposits	24	24
Investment in Nexway at fair value	2,374	-
Financial assets at fair value	1,965	1,965
Intangible assets	111,459	116,646
Goodwill	176,595	227,763
Right-of-use assets	37	3,519
Total assets	$302,665	$368,225

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	3,406	$36,373
Accrued expenses	4,337	20,402
Due to related parties	305	665
Notes payable, net of discount	5,207	4,090
Notes payable - related parties	446	368
Convertible notes, net of $945 and $710 discount as of March 31, 2020 and December 31, 2019, respectively	1,962	1,358
Shares settled liability for intangible asset	-	1,000
Shares settled liability for note payable	7,515	-
Profit share liability	1,971	1,971
Warrant liability - subsidiary	39	24
Warrant liability	15,987	-
Derivative liability	389	376
Current portion of lease liability	37	815
Total current liabilities	41,601	67,442

Deferred income taxes	28,679	30,879
Other long-term liabilities	1	41
Lease liability	-	2,705
Long term borrowings	55,130	43,982
Total liabilities	125,411	145,049

COMMITMENTS AND CONTINGENCIES (Note 15)

Series D Convertible Preferred stock, par value $0.0001, 2,000,000 shares authorized, 456,000 and 456,000 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively; aggregate liquidation preference of $463 and $462 as of March 31, 2020 and December 31, 2019, respectively	463	462

Stockholders’ equity:
Series AA Preferred stock, par value $0.00001, 35,800,000 shares authorized, 0 shares issued and outstanding as of December 31, 2019	-	-
Series A Preferred stock, par value $0.0001, 5,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2019	-	-
Series B Convertible Preferred stock, par value $0.0001, 1,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2019	-	-
Series C Convertible Preferred stock, par value $0.0001, 41,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2019	-	-
Series X Convertible Preferred stock, par value $0.0001, 1,000,000 shares authorized, 0 and 1,000,000 shares issued and outstanding as of December 31, 2019	-	-
Common stock par value $0.0001: 400,000,000 shares authorized; 32,307,663 and 28,912,500 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	3	3
Additional paid-in capital	270,397	257,002
Accumulated deficit	(111,593)	(56,123)
Non-controlling interest	17,984	22,602
Accumulated other comprehensive loss	-	(770)
Total stockholders’ equity	176,791	222,714
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY AND TEMPORARY EQUITY	$302,665	$368,225

* Derived from audited information.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-40

FaceBank Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited; in thousands except for share and per share information)

	For the Three Months Ended March 31,
	2020 (As Restated)	2019
Revenues
Revenues, net	$7,295	$-
Total revenues	7,295	-
Operating expenses
General and administrative	20,203	1,037
Amortization of intangible assets	5,217	5,153
Depreciation	3	5
Total operating expenses	25,423	6,195
Operating loss	(18,128)	(6,195)

Other income (expense)
Interest expense and financing costs	(2,581)	(446)
Loss on deconsolidation of Nexway	(11,919)	-
Loss on issuance of notes, bonds and warrants	(24,053)	-
Other expense	(436)	-
Change in fair value of warrant liability	(366)	-
Change in fair value of subsidiary warrant liability	(15)	2,477
Change in fair value of shares settled liability	(180)	-
Change in fair value of derivative liability	297	128
Total other (expense) income	(39,253)	2,159
Loss before income taxes	(57,381)	(4,036)
Income tax benefit	(1,038)	(1,169)
Net loss	(56,343)	(2,867)
Less: net loss attributable to non-controlling interest	873	599
Net loss attributable to controlling interest	$(55,470)	$(3,466)
Less: Deemed dividend - beneficial conversion feature on preferred stock	(171)	-
Net loss attributable to common stockholders	$(55,641)	$(3,466)

Net loss per share attributable to common stockholders
Basic	$(1.83)	$(0.27)
Diluted	$(1.83)	$(0.27)
Weighted average shares outstanding:
Basic	30,338,073	12,883,381
Diluted	30,338,073	12,883,381

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-41

FaceBank Group, Inc.

Condensed Consolidated Statements of Stockholders’ Equity

(unaudited; in thousands, except for share and per share information)

Three Months Ended March 31, 2020

					Accumulated
			Additional		Other		Total
	Common Stock		Paid-In	Accumulated	Comprehensive	Noncontrolling	Stockholders’
	Shares	Amount	Capital	Deficit	Loss	Interest	Equity
Balance at December 31, 2019	28,912,500	$3	$257,002	$(56,123)	$(770)	$22,602	$222,714
Issuance of common stock for cash	795,593	-	2,297	-	-	-	2,297
Issuance of common stock - subsidiary share exchange	1,552,070	-	1,150	-	-	(1,150)	-
Common stock issued in connection with note payable	7,500	-	67	-	-	-	67
Stock based compensation	1,040,000	-	10,061	-	-	-	10,061
Deemed dividend related to immediate accretion of redemption feature of convertible preferred stock	-	-	(171)	-	-	-	(171)
Accrued Series D Preferred Stock dividends	-	-	(9)	-	-	-	(9)
Deconsolidation of Nexway	-	-	-	-	770	(2,595)	(1,825)
Net loss – As Restated	-	-	-	(55,470)	-	(873)	(56,343)
Balance at March 31, 2020 (As restated)	32,307,663	$3	$270,397	$(111,593)	$-	$17,984	$176,791

Three Months Ended March 31, 2019

	Series X Convertible				Additional			Total
	Preferred stock		Common Stock		Paid-In	Accumulated	Noncontrolling	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Equity
Balance at January 1, 2019	1,000,000	$-	7,532,776	$1	$227,570	$(21,763)	$26,742	$232,550
Issuance of common stock for cash	-	-	378,098	-	1,778	-	-	1,778
Preferred stock converted to common stock	(1,000,000)	-	15,000,000	1	(1)	-	-	-
Common stock issued for lease settlement	-	-	18,935	-	130	-	-	130
Issuance of subsidiary common stock for cash	-	-	-	-	65	-	-	65
Additional shares issued for reverse stock split	-	-	1,374	-	-	-	-	-
Net loss	-	-	-	-	-	(3,466)	599	(2,867)
Balance at March 31, 2019	-	$-	22,931,183	$2	$229,542	$(25,229)	$27,341	$231,656

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-42

FaceBank Group, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited; in thousands, except for share and per share information)

	For the Three Months Ended March 31,
	2020 (As Restated)	2019
Cash flows from operating activities
Net loss	$(56,343)	$(2,867)

Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of intangible assets	5,217	5,153
Depreciation	3	5
Stock-based compensation	9,061	-
Loss on deconsolidation of Nexway, net of cash retained by Nexway	8,564	-
Common stock issued in connection with note payable	67	-
Loss on issuance of notes, bonds and warrants	24,053	-
Amortization of debt discount	1,664	234
Deferred income tax benefit	(1,038)	(1,169)
Change in fair value of derivative liability	(297)	(128)
Change in fair value of warrant liability	366	-
Change in fair value of subsidiary warrant liability	15	(2,477)
Change in fair value of shares settled liability	180	-
Amortization of right-of-use assets	13	6
Accrued interest on note payable	112	144
Other adjustments	(55)	-
Changes in operating assets and liabilities of business, net of acquisitions:
Accounts receivable	(927)	-
Notes Receivable	(179)	-
Prepaid expenses	1,102	(23)
Accounts payable	1,295	172
Accrued expenses	(277)	374
Due from related parties	(60)	-
Lease liability	(14)	(6)
Net cash used in operating activities	(7,478)	(582)

Cash flows from investing activities
Investment in Panda Productions (HK) Limited	-	(1,000)
Sale of profits interest in investment in Panda Productions (HK) Limited	-	212
Advance to fuboTV	$(2,421)
Lease security deposit	-	(13)
Net cash used in investing activities	(2,421)	(801)

Cash flows from financing activities
Proceeds from issuance of convertible notes	900	-
Repayments of convertible notes	(550)	(203)
Proceeds from the issuance of Series D Preferred Stock	203	-
Proceeds from sale of common stock and warrants	2,297	1,778
Proceeds from sale of subsidiary’s common stock	-	65
Redemption of Series D Preferred Stock	(272)	-
Proceeds from related parties notes	78	-
(Repayments) proceeds from (to) related parities	(300)	18
Net cash provided by financing activities	2,356	1,658

Net (decrease) increase in cash	(7,543)	275
Cash at beginning of period	7,624	31
Cash at end of period	81	$306

Supplemental disclosure of cash flows information:
Interest paid	$170	$68
Income tax paid	$-	$-

Non cash financing and investing activities:
Reclass of shares settled liability for intangible asset to stock-based compensation	$1,000	$-
Issuance of common stock - subsidiary share exchange	$1,150	$-
Lender advanced loan proceeds direct to fuboTV	$7,579	$-
Accrued Series D Preferred Stock dividends	$9	$-
Deemed dividend related to immediate accretion of redemption feature of convertible preferred stock	$171	$-
Common stock issued for lease settlement	$-	$130
Measurement period adjustment on the Evolution AI Corporation acquisition	$-	$1,920

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-43

FaceBank Group, Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 1 – Organization and Nature of Business

Incorporation

FaceBank Group, Inc. (the “Company” or “FaceBank”) was incorporated under the laws of the State of Florida in February 2009 under the name York Entertainment, Inc. On September 30, 2019, the Company’s name was changed to FaceBank Group, Inc.

Merger with fuboTV Inc.

On April 1, 2020, fuboTV Acquisition Corp., a Delaware corporation and our wholly-owned subsidiary (“Merger Sub”) merged with and into fuboTV Inc., a Delaware corporation (“fuboTV”), whereby fuboTV continued as the surviving corporation and became our wholly-owned subsidiary pursuant to the terms of the Agreement and Plan of Merger and Reorganization dated as of March 19, 2020, by and among us, Merger Sub and fuboTV (the “Merger Agreement” and such transaction, the “Merger”) (See Note 16).

In accordance with the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), all of the capital stock of fuboTV was converted into the right to receive shares of our newly-created class of Series AA Convertible Preferred Stock, par value $0.0001 per share (the “Series AA Preferred Stock”) (See Note 13). Each share of Series AA Preferred Stock is entitled to 0.8 votes per share and is convertible into two (2) shares of our common stock, only in connection with a bona fide transfer to a third party pursuant to Rule 144. Until the time we are able to uplist to a national securities exchange, the Series AA Preferred Stock benefits from certain protective provisions that, for example, require us to obtain the approval of a majority of the shares of outstanding Series AA Preferred Stock, voting as a separate class, before undertaking certain matters.

As a result of the Merger, fuboTV, a leading live TV streaming platform for sports, news, and entertainment, became a wholly-owned subsidiary of the Company. Before the Merger, Facebank Group was and continues to be a character-based virtual entertainment company, and a leading developer of digital human likeness for celebrities, focused on applications in traditional entertainment, sports entertainment, live events, social networking, mixed reality (AR/VR) and artificial intelligence. Following the Merger, we operate our business under the name “fuboTV” and we are in the process of changing the name of FaceBank Group, Inc. to fuboTV Inc. On May 1, 2020, the Company’s trading symbol was changed to “FUBO.” Unless the context otherwise requires, “we,” “us,” “our,” and the “Company” refers to FaceBank and its subsidiaries on a consolidated basis, and fuboTV Pre-Merger refers to fuboTV Inc. prior to the Merger.

In connection with the Merger, on March 11, 2020, FaceBank and HLEE Finance S.a r.l. (“HLEE”) entered into a Credit Agreement, dated as of March 11, 2020, pursuant to which HLEE provided FaceBank with a $100,000,000 revolving line of credit (the “Credit Facility”). The Credit Facility is secured by substantially all the assets of FaceBank. As of August 10, 2020, there are no amounts outstanding under the Credit Facility, and the Company does not intend to draw down on this Credit Facility. See Note 9 of the Notes to the Unaudited Condensed Consolidated Financial Statements for more information about the Credit Facility.

On March 19, 2020, FaceBank, Merger Sub, Evolution AI Corporation (“EAI”) and Pulse Evolution Corporation (“PEC” and collectively with EAI, Merger Sub and FaceBank, the “Initial Borrower”) and FB Loan Series I, LLC (“FB Loan”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”), pursuant to which the Initial Borrower sold to FB Loan senior secured promissory notes in an aggregate principal amount of $10,050,000 (the “Senior Notes”). The Company received proceeds of $7.4 million, net of an original issue discount of $2.65 million. In connection with the FB Loan, FaceBank, fuboTV and certain of their respective subsidiaries granted a lien on substantially of their assets to secure the obligations under the Senior Notes. See Note 9 of the Notes to the Unaudited Condensed Consolidated Financial Statements for more information about the Note Purchase Agreement.

Prior to the Merger, fuboTV Pre-Merger and its subsidiaries were party to a Credit and Guaranty Agreement, dated as of April 6, 2018 (the “AMC Agreement”), with AMC Networks Ventures LLC as lender, administrative agent and collateral agent (“AMC Networks Ventures”). fuboTV Pre-Merger previously granted AMC Networks Ventures a lien on substantially all of its assets to secure its obligations thereunder. The AMC Agreement survived the Merger and, as of the Effective Time, there was $23.6 million outstanding under the AMC Agreement, net of debt issuance costs. In connection with the Merger, FaceBank guaranteed the obligations of fuboTV under the AMC Agreement on an unsecured basis. The liens of AMC Networks Ventures on the assets of fuboTV are senior to the liens in favor of FB Loan and FaceBank securing the Senior Notes.

Nature of Business

The Company is a leading digital entertainment company, combining fuboTV Pre-Merger’s direct-to-consumer live TV streaming, or vMVPD, platform with FaceBank Pre-Merger’s technology-driven IP in sports, movies and live performances. We expect that this business combination will create a content delivery platform for traditional and future-form IP. We plan to leverage FaceBank’ IP sharing relationships with leading celebrities and other digital technologies to enhance its already robust sports and entertainment offerings.

Since the Merger, while we continue our previous business operations, we are principally focused on offering consumers a leading live TV streaming platform for sports, news and entertainment through fuboTV. fuboTV revenues are almost entirely derived from the sale of subscription services and advertising in the United States, though fuboTV has started to assess expansion opportunities into international markets, with operations in Canada and the launch in late 2018 of its first ex-North America offering of streaming entertainment, to consumers in Spain.

Our subscription-based services are offered to consumers who can sign-up for accounts at https://fubo.tv, through which we provide basic plans with the flexibility for consumers to purchase the add-ons and features best suited for them. Besides the website, consumers can also sign-up via some TV-connected devices. The fuboTV platform provides, what we believe to be, a superior viewer experience, with a broad suite of unique features and personalization capabilities such as multi-channel viewing capabilities, favorites lists and a dynamic recommendation engine as well as 4K streaming and Cloud DVR offerings.

F-44

FaceBank Group, Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 2 – Restatement for Correction of an Error

In connection with the preparation of the Company’s condensed consolidated interim financial statements as of and for the quarter ended June 30, 2020, the Company identified an inadvertent error in the accounting for goodwill relating to the Company’s acquisition of Nexway and Facebank AG. Goodwill was inadvertently impaired at December 31, 2019. Upon further evaluation, the Company determined that goodwill amounting to $79.7 million should not have been impaired. Accordingly, the Company should have allocated $51.2 million towards the loss on deconsolidation of Nexway during the three months ended March 31, 2020, which would have resulted in a loss on deconsolidation of Nexway of $11.9 million. The Company is restating herein its previously issued condensed consolidated financial statements and the related disclosures for the three months ended March 31, 2020.

In addition to the restatement of the financial statements, certain information within the following notes to the financial statements have been restated to reflect the correction of a misstatement discussed above as well as to add disclosure language as appropriate:

Note 5 – Investments

The financial statement misstatements reflected in did not impact cash flows from operations, investing, or financing activities in the Company’s consolidated statements of cash flows for any period previously presented.

Comparison of restated financial statements to financial statements as previously reported

The following tables compare the Company’s previously issued Consolidated Balance Sheets and Consolidated Statement of Operations as of and for the three months ended March 31, 2020 to the corresponding restated consolidated financial statements for those respective years.

Restated consolidated balance sheets and consolidated statements of operations as of and for the three months ended March 31, 2020 are as follows:

	March 31, 2020 (unaudited) as Previously Reported	Effect of Restatement (unaudited)	March 31, 2020 (unaudited) as Restated
ASSETS
Total current assets	10,211	-	10,211
			-
Deposits	24	-	24
Investment in Nexway at fair value	2,374	-	2,374
Financial assets at fair value	1,965	-	1,965
Intangible assets	111,459	-	111,459
Goodwill	148,054	28,541	176,595
Right-of-use assets	37	-	37
Total assets	$274,124	$28,541	$302,665
			-
LIABILITIES AND STOCKHOLDERS’ EQUITY			-
Total current liabilities	41,601	-	41,601
Total liabilities	125,411	-	125,411
			-
COMMITMENTS AND CONTINGENCIES (Note 15)			-
			-
Series D Convertible Preferred stock, par value $0.0001, 2,000,000 shares authorized, 461,839 shares issued and outstanding as of March 31, 2020; aggregate liquidation preference of $463 as of March 31, 2020	463	-	463
			-
Stockholders’ equity:			-
Common stock par value $0.0001: 400,000,000 shares authorized; 32,307,663 shares issued and outstanding at March 31, 2020	3	-	3
Additional paid-in capital	270,397	-	270,397
Accumulated deficit	(140,134)	28,541	(111,593)
Non-controlling interest	17,984	-	17,984
Total stockholders’ equity	148,250	28,541	176,791
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY AND TEMPORARY EQUITY	$274,124	$28,541	$302,665

F-45

FaceBank Group, Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

	For the Three Months Ended March 31, 2020 as Previously Reported (unaudited)	Effect of Restatement (unaudited)	For the Three Months Ended March 31, 2020 as Restated (unaudited)
Operating loss	(18,128)	-	(18,128)
			-
Other income (expense)			-
Interest expense and financing costs	(2,581)	-	(2,581)
Gain (loss) on deconsolidation of Neway	39,249	(51,168)	(11,919)
Loss of issuance of notes, bonds & warrants	(24,053)	-	(24,053)
Other expense	(436)	-	(436)
Change in fair value of warrant liability	(366)	-	(366)
Change in fair value of subsidiary warrant liability	(15)	-	(15)
Change in fair value of shares settled liability	(180)	-	(180)
Change in fair value of derivative liability	297	-	297
Total other income (expense)	11,915	(51,168)	(39,253)
Loss before income taxes	(6,213)	(51,168)	(57,381)
Income tax benefit	(1,038)	-	(1,038)
Net loss	(5,175)	(51,168)	(56,343)
Less: net loss attributable to non-controlling interest	873	-	873
Net loss attributable to controlling interest	$(4,302)	$(51,168)	$(55,470)
Less: Deemed dividend - beneficial conversion feature on preferred stock	(171)	-	(171)
Net loss attributable to common stockholders	$(4,473)	$(51,168)	$(55,641)

Net loss per share attributable to common stockholders
Basic and diluted	$(0.15)		$(1.83)

Weighted average shares outstanding:
Basic and diluted	30,338,073	-	30,338,073

Note 3 – Liquidity, Going Concern and Management Plans

The accompanying unaudited condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

The Company had cash of $0.1 million, a working capital deficiency of $31.4 million and an accumulated deficit of $111.6 million at March 31, 2020 and fuboTV had net loss of $173.7 million for the year ended December 31, 2019. The Company expects to continue incurring losses in the foreseeable future and will need to raise additional capital to fund its operations, meet its obligations in the ordinary course of business and execute its longer-term business plan. These obligations include liabilities assumed in acquisition that are in arrears and payable on demand. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date that these financial statements are issued. The unaudited condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company’s future capital requirements and the adequacy of its available funds will depend on many factors, including its ability to successfully attract and retain subscribers, develop new technologies that can compete in a rapidly changing market with many competitors and the need to enter into collaborations with other companies or acquire other companies or technologies to enhance or complement its product and service offerings.

Management believes that the Company has access to capital resources through potential issuances of debt and equity securities. The ability of the Company to continue as a going concern is dependent on the Company’s ability to execute its strategy and raise additional funds. Management is currently seeking additional funds, primarily through the issuance of equity securities for cash, to operate its business. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case of an equity financing. In addition to the foregoing, based on the Company’s current assessment, the Company does not expect any material impact on its long-term development timeline and its liquidity due to the worldwide spread of a novel strain of coronavirus (“COVID 19”). However, the Company is continuing to assess the effect on its operations by monitoring the spread of COVID-19 and the actions implemented to combat the virus throughout the world.

Note 4 – Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts, as of March 31, 2020, of the Company and its 99.7%-owned operating subsidiary EAI, which, until the Merger, was the Company’s principal operating subsidiary; inactive subsidiaries York Production LLC and York Production II LLC; wholly-owned subsidiaries Facebank AG, StockAccess Holdings SAS (“SAH”) and FBNK Finance Sarl (“FBNK Finance”); its 70.0% ownership in Highlight Finance Corp. (“HFC”); and its 76% ownership in Pulse Evolution Corporation (“PEC”). All significant inter-company balances and transactions have been eliminated in consolidation.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments (except for the Nexway deconsolidation), considered necessary for a fair presentation of such interim results.

The results for the unaudited condensed consolidated statement of operations are not necessarily indicative of results to be expected for the year ending December 31, 2020 or for any future interim period. The unaudited condensed consolidated balance sheet at December 31, 2019 has been derived from the audited financial statements; however, it does not include all of the information and notes required by U.S. GAAP for complete financial statements. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 2019 and notes thereto included in the Company’s Annual Report on Form 10-K filed with the SEC on May 29, 2020.

F-46

FaceBank Group, Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The significant estimates and assumptions include allocating the fair value of purchase consideration issued in business acquisitions, useful lives of intangible assets, analysis of impairments of recorded intangible assets, accruals for potential liabilities, assumptions made in valuing derivative liabilities and assumptions made when estimating the fair value of equity instruments issued in share-based payment arrangements and fair value of equity method investees.

Significant Accounting Policies

For a detailed discussion about the Company’s significant accounting policies, see the Company’s Annual Report on Form 10-K filed with the SEC on May 29, 2020.

Loss Per Share

Basic loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net loss per common share excludes the potential impact of the Company’s convertible notes, convertible preferred stock, common stock options and warrants because their effect would be anti-dilutive.

The following common share equivalents are excluded from the calculation of weighted average common shares outstanding because their inclusion would have been anti-dilutive:

	March 31,	March 31,
	2020	2019
Common stock purchase warrants	200,007	200,007
Series D Preferred Stock shares	456,000	-
Stock options	16,667	16,667
Convertible notes variable settlement feature	311,111	577,503
Total	983,785	794,177

Deferred Tax Liability

The following is a rollforward of the Company’s deferred tax liability from January 1, 2020 to March 31, 2020 (in thousands):

March 31, 2020
Beginning balance	$30,879
Income tax benefit (associated with the amortization of intangible assets)	(1,038)
Deconsolidation of Nexway	(1,162)
Ending balance	$28,679

F-47

FaceBank Group, Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Recently Issued Accounting Standards

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The amendments in ASU 2018-13 modify the disclosure requirements on fair value measurements based on the concepts in the Concepts Statement, including the consideration of costs and benefits. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The amendments are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating ASU 2018-13 and its impact on its condensed consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company is currently evaluating the impact of this standard on its condensed consolidated financial statements and related disclosures.

Note 5 – Investments

Nexway

The Company had an equity investment of 62.3% in Nexway AG (“Nexway”), which it acquired on September 16, 2019. The equity investment in Nexway was a controlling financial interest and the Company consolidated its investment in Nexway under ASC 810, Consolidation.

On March 31, 2020, the Company relinquished 20% of the total Nexway shareholder votes associated with its investment, which reduced the Company’s voting interest in Nexway to 37.6%. As a result of the Company’s loss of control in Nexway, the Company deconsolidated Nexway as of March 31, 2020 as it no longer has a controlling financial interest.

As of March 31, 2020, the fair value of the Nexway shares owned by the Company is approximately $2.4 million, calculated as follows (dollars in thousands, except per share value):

Price per share Euros	€5.28
Exchange rate	1.1032
Price per share USD	$5.82
Nexway shares held by the Company	407,550
Fair value - investment in Nexway	$2,374

F-48

FaceBank Group, Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

The deconsolidation of Nexway resulted in a loss of approximately $11.9 million calculated as follows:

Cash	$5,776
Accounts receivable	9,831
Inventory	50
Prepaid expenses	164
Goodwill	51,168
Property and equipment, net	380
Right-of-use assets	3,594
Total assets	$70,963
Less:
Accounts payable	34,262
Accrued expenses	15,788
Lease liability	3,594
Deferred income taxes	1,161
Other liabilities	40
Total liabilities	$54,845
Non-controlling interest	2,595
Foreign currency translation adjustment	(770)
Loss before fair value – investment in Nexway	(14,293)
Less: fair value of shares owned by Facebank	2,374
Loss on deconsolidation of Nexway	$11,919

Panda Interests

In March 2019, the Company entered into an agreement to finance and co-produce Broadway Asia’s theatrical production of DreamWorks’ Kung Fu Panda Spectacular Live at the Venetian Theatre in Macau, Hong Kong (“Macau Show”). The Company determined the fair value of the profits interest to be approximately $1.7 million as of the date of this transaction and $2.0 million as of March 31, 2020 and December 31, 2019.

The table below summarizes the Company’s profits interest at March 31, 2020 and December 31, 2019 (in thousands except for unit and per unit information):

Panda units granted	26.2
Fair value per unit on grant date	$67,690
Grant date fair value	$1,773
Change in fair value of Panda interests	$198
Fair value at December 31, 2019	$1,971
Change in fair value of Panda interests	-
Fair value at March 31, 2020	$1,971

F-49

FaceBank Group, Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 6 – Intangible Assets

The table below summarizes the Company’s intangible assets at March 31, 2020 (in thousands):

	Useful	Weighted Average	March 31, 2020
	Lives (Years)	Remaining Life (Years)	Intangible Assets	Accumulated Amortization	Net Balance
Human animation technologies	7	6	$123,436	(29,054)	$94,382
Trademark and trade names	7	6	7,746	(1,826)	5,920
Animation and visual effects technologies	7	6	6,016	(1,418)	4,598
Digital asset library	5-7	5.5	7,536	(1,610)	5,926
Intellectual Property	7	6	828	(195)	633
Total			$145,562	$(34,103)	$111,459

Amortization expense for the three months ended March 31, 2020 and 2019 was $5.2 million in each period, respectively.

The estimated future amortization expense associated with intangible assets is as follows (in thousands):

Future Amortization
2020	$15,652
2021	20,868
2022	20,868
2023	20,868
2024	20,795
Thereafter	12,408
Total	$111,459

Note 7 – Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses as of March 31, 2020 and December 31, 2019 consist of the following (in thousands):

	March 31,	December 31,
	2020	2019
Suppliers	$-	$37,508
Payroll taxes (in arrears)	1,308	1,308
Accrued compensation	2,124	3,649
Legal and professional fees	1,797	3,936
Accrued litigation loss	524	524
Taxes	-	5,953
Other	1,990	3,897
Total	$7,743	$56,775

F-50

FaceBank Group, Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 8 – Related Parties

Amounts owed to and due from related parties as of March 31, 2020 and December 31, 2019 consist of the following (in thousands):

	March 31,	December 31,
	2020	2019
Alexander Bafer, former Executive Chairman	$20	$20
John Textor, former Chief Executive Officer and affiliated companies	292	592
Other	(7)	53
Total	$305	$665

Our former Chairman and current Director, Mr. Bafer, advanced an unsecured, non-interest-bearing loan to the Company which is payable on demand. The amounts due to John Textor, former Chief Executive Officer, Executive Chairman, Head of Studio and Director, represents an unpaid compensation liability assumed in the acquisition of EAI. The amounts due to other related parties also represent financing obligations assumed in the acquisition of EAI.

Notes Payable – Related Parties

On August 8, 2018, the Company assumed a $172,000 note payable due to a relative of the then-Chief Executive Officer, John Textor. The note has three-month roll-over provision and different maturity and repayment amounts if not fully paid by its due date and bears interest at 18% per annum. The Company has accrued default interest for additional liability in excess of the principal amount. The note is currently in default. Accrued interest as of March 31, 2020 and December 31, 2019 related to this note was $102,000 and $85,000, respectively.

Note 9 - Notes Payable

Evolution AI Corporation

The Company has recorded, through the accounting consolidation of EAI, a $2.7 million note payable bearing interest at the rate of 10% per annum that was due on October 1, 2018. The cumulative accrued interest on the note amounts to $1.5 million. The note is currently in a default condition due to non-payment of principal and interest. The note relates to the acquisition of technology from parties who, as a result of the acquisition of EAI, own 15,000,000 shares of the Company’s common stock (after the conversion of 1,000,0000 shares of Series X Convertible Preferred Stock during the year ended December 31, 2019). Such holders have agreed not to declare the note in default and to forbear from exercising remedies which would otherwise be available in the event of a default, while the note continues to accrue interest. The Company is currently in negotiation with such holders to resolve the matter.

FBNK Finance SarL

On February 17, 2020, FBNK Finance issued EUR 50,000,000 of bonds (or $55.1 million as of March 31, 2020). There were 5,000 notes with a nominal value EUR 10,000 per note. The bonds were issued at par with 100% redemption price. The maturity date of the bonds is February 15, 2023 and the bonds have a 4.5% annual fixed rate of interest. Interest is payable semi-annually on August 15 and February 15th. The majority of the proceeds was used for the redemption of the bonds issued by SAH, HFC and Nexway SAS. The bonds are unconditional and unsubordinated obligations of the FBNK Finance. As part of this transaction, the Company recorded a $11.1 million loss on extinguishment during the three months ended March 31, 2020.

Credit and Security Agreement

As described in Note 1, on March 11, 2020, the Company and HLEEF entered into the Credit Agreement, pursuant to which HLEEF extended the Credit Facility to FaceBank. The Credit Facility is secured by substantially all the assets of FaceBank. As of August 10, 2020, there are no amounts outstanding under the Credit Facility, and the Company does not intend to draw down on this Credit Facility.

As described in Note 1, in connection with the Credit Agreement, FaceBank and HLEEF entered into the HLEEF Security Agreement, pursuant to which FaceBank granted to HLEEF a security interest in all substantially all assets of FaceBank as security for the prompt and complete payment and performance of all of the obligations under the Credit Agreement and the related promissory note.

The Credit Facility contains customary affirmative and negative covenants, including restrictions on the ability of FaceBank to incur indebtedness in excess of $50,000,000, subject to certain exceptions, to make loans in excess of $250,000 to directors or officers of FaceBank or to any subsidiary other than fuboTV, and to declare and pay any distributions, subject to certain exceptions. The Credit Facility also contains customary events of default that include, among other things, certain payment defaults, cross defaults to other material indebtedness, covenant defaults, change of control defaults, judgment defaults, and bankruptcy and insolvency defaults. If an event of default exists, the lenders may require the immediate payment of all obligations under the Credit Facility, and may exercise certain other rights and remedies provided for under the Credit Facility, the HLEEF Security Agreement, the other loan documents and applicable law.

F-51

FaceBank Group, Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Note Purchase Agreement

On March 19, 2020, the Initial Borrower and FB Loan entered into the Note Purchase Agreement, pursuant to which the Initial Borrower sold to FB Loan the Senior Notes. On April 2, 2020, fuboTV and Sports Rights Management, LLC, a Delaware limited liability company (“SRM”), also joined the Note Purchase Agreement as borrowers (fuboTV, SRM and the Initial Borrower, collectively, the “Borrower”). In connection with the Company’s acquisition of fuboTV, the proceeds of $7.4 million, net of an original issue discount of $2.65 million, were sent directly to fuboTV (see Note 16).

Each Borrower’s obligations under the Senior Notes are secured by substantially all of the assets of each such Borrower pursuant to a Security Agreement, dated as of March 19, 2020, by and among Borrower and FB Loan (the “Security Agreement”).

The Note Purchase Agreement contains customary affirmative and negative covenants, including covenants limiting the ability of the Borrower and its subsidiaries to, among other things, incur debt, grant liens, make certain restricted payments, make certain loans and other investments, undertake certain fundamental changes, enter into restrictive agreements, dispose of assets, and enter into transactions with affiliates, in each case, subject to limitations and exceptions set forth in the Note Purchase Agreement. The Note Purchase Agreement also contains customary events of default that include, among other things, certain payment defaults, cross defaults to other material obligations, covenant defaults, change of control defaults, judgment defaults, and bankruptcy and insolvency defaults. If an event of default exists, the lenders may require the immediate payment of all obligations under the Note Purchase Agreement, and may exercise certain other rights and remedies provided for under the Note Purchase Agreement, the Security Agreement, the other loan documents and applicable law.

Interest on the Senior Notes shall accrue until full and final repayment of the principal amount of the Senior Note at a rate of 17.39% per annum. On the first business day of each calendar month in which the Senior Note is outstanding, beginning on April 1, 2020, Borrower shall pay in arrears in cash to FB Loan accrued interest on the outstanding principal amount of the Senior Note. The maturity date of the Senior Notes is the earlier to occur of (i) July 8, 2020 and (ii) the date the Borrower receives the proceeds of any financing. The Borrower may prepay or redeem the Senior Note in whole or in part without penalty or premium.

In connection with the Note Purchase Agreement, the Company issued FB Loan a warrant to purchase 3,269,231 shares of its common stock at an exercise price of $5.00 per share (the “FB Loan Warrant”) and 900,000 shares of its common stock. The fair value of the warrant on the Senior Notes issuance date was approximately $15.6 million and is recorded as a warrant liability in the accompanying condensed consolidated balance sheet with subsequent changes in fair value recognized in earnings each reporting period (see Note 10). The fair value of the 900,000 common stock issued was based upon the closing price of the Company’s common stock as of March 19, 2020 (or $8.15 per share or $7.3 million). Since the fair value of the warrants and common stock exceeded the principal balance of the Senior Notes, the Company recorded a loss on issuance of the Senior Notes totaling $12.9 million and is reflected in the accompanying condensed consolidated statement of operations.

The 900,000 shares were valued at $8.15 per share at March 19, 2020 and $7.5 million set forth on the balance sheet for shares settled payable for note payable reflects the fair value of 900,000 shares to be issued at $8.35 per share as of March 31, 2020. The Company recorded change in fair value of shares settled payable of $0.2 million during the three months ended March 31, 2020.

The carrying value of the Senior Notes as of March 31, 2020 is comprised of the following:

March 31, 2020
Principal value of Senior Note	$10,050
Original issue discount	(2,650)
Discount resulting from allocation of proceeds to warrant liability	(7,400)
Amortization of discount	1,005
Net carrying value of Senior Note	$1,005

Pursuant to the Note Purchase Agreement, the Borrower agreed, among other things that (i) FaceBank shall file a registration statement with the Commission regarding the purchase and sale of 900,000 shares of FaceBank’s common stock issued to FB Loan in connection with the Note Purchase Agreement (the “Shares”) and any shares of capital stock issuable upon exercise of the FB Loan Warrant (the “Warrant Shares)”); and (ii) FaceBank shall have filed an application to list FaceBank’s Common Stock for trading on the NASDAQ exchange, on or before the date that is thirty (30) days following the closing date of the Note Purchase Agreement.

As of July 3, 2020, the Company had repaid the Senior Notes in full ($10.05 million) plus accrued interest.

Amendments to the Note Purchase Agreement

On April 21, 2020, the Company entered into an Amendment to the Note Purchase Agreement to (i) extend the deadline for registration of the resale of the Shares and the Warrant Shares to May 25, 2020 and (ii) provide that in lieu of the obligation under the Note Purchase Agreement to apply to list on NASDAQ within thirty (30) days of March 19, 2020, FaceBank shall have initiated the process to list its capital stock on a national exchange on or before the date that is thirty (30) days following March 19, 2020.

F-52

FaceBank Group, Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Subsequently, on May 28, 2020, the Company and FB Loan entered into a Consent and Second Amendment to the Note Purchase Agreement (the “Second Amendment”), pursuant to which, among other things, FB Loan agreed to extend the deadline for registration for of the Shares and the Warrant Shares for resale to July 1, 2020. In addition:

(i)	FB Loan consented to the May 11, 2020 sale by the Company of capital stock for aggregate consideration in the amount of $7,409,045; and
(ii)	the provision requiring that following receipt by any loan party or any subsidiary of proceeds of any financing, the Borrower must prepay the Senior Note in an amount equal to 100% of the cash proceeds of such financing, was removed.

Finally, on July 1, 2020, the Company and FB Loan entered into a Third Amendment to Note Purchase Agreement (the “Third Amendment”), pursuant to which (i) the deadline for registration of the Shares and the Warrant Shares for resale was extended to July 8, 2020 and (ii) the deadline for the redemption of the Senior Notes by the Borrower was amended to be the earlier to occur of (y) July 8, 2020 and (z) the date the Borrower receives the proceeds of any financing.

Joinder Agreement and Guaranty Agreement

On April 30, 2020, fuboTV and SRM entered into a joinder agreement (the “Joinder Agreement”) in favor of FB Loan in connection with the Note Purchase Agreement. The Joinder Agreement is effective as of April 2, 2020.

Pursuant to the Joinder Agreement, (a) fuboTV joined the Note Purchase Agreement, became an issuer of notes and a borrower thereunder, assumed all obligations of the Borrower in connection therewith, and granted a lien on substantially all of its assets to secure its obligations under the Note Purchase Agreement and any notes issued pursuant thereto and (b) SRM guaranteed the obligations of the Borrower and fuboTV under the Note Purchase Agreement and any notes issued pursuant thereto and granted a security interest in substantially all of its assets to secure its guaranty obligations.

On April 30, 2020, in connection with the Joinder Agreement, SRM entered into a guaranty agreement (the “Guaranty Agreement”) in favor of FB Loan, pursuant to which SRM guaranteed the obligations of Borrower under fuboTV under the Note Purchase Agreement. The Guaranty Agreement is effective as of April 2, 2020.

F-53

FaceBank Group, Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 10 – Fair Value Measurements

The Company holds investments in equity securities and limited partnership interests, which are accounted for at fair value and classified within financial assets at fair value on the condensed consolidated balance sheet, with changes in fair value recognized as investment gain/ loss in the condensed consolidated statements of operations. The Company also has an investment in Nexway common stock that is publicly traded on the Frankfurt Exchange. Additionally, the Company’s convertible notes, derivatives and warrants were classified as liabilities and measured at fair value on the issuance date, with changes in fair value recognized as other income/expense in the condensed consolidated statements of operations.

	Fair valued measured at March 31, 2020
	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Financial Assets at Fair Value:
Investment in Equity/Debt Funds	$-	$1,965	$-
Investment in Nexway at fair value	2,374	-	-
Total Financial Assets at Fair Value	$2,374	$1,965	$-

Financial Liabilities at Fair Value:
Derivative liability - convertible notes	$-	$-	$1,692
Profits interest sold	-	-	1,971
Embedded put option	-	-	389
Warrant liability - Subsidiary	-	-	39
Warrant liability	-	-	15,987
Total Financial Liabilities at Fair Value	$-	$-	$20,078

	Fair Value measured at December 31, 2019
	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Derivative liability – convertible notes	$-	$-	$1,203
Profits interest	-	-	1,971
Embedded put option	-	-	376
Warrant Liability - Subsidiary	-	-	24
Total Financial Liabilities at Fair Value	$-	$-	$3,574

Derivative Financial Instruments

The following table presents changes in Level 3 liabilities measured at fair value (in thousands) for the year ended December 31, 2019. Unobservable inputs were used to determine the fair value of positions that the Company has classified within the Level 3 category.

F-54

FaceBank Group, Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

	Derivative - Convertible Notes	Warrants (assumed from subsidiary)	Profits Interests Sold	Warrant Liability	Embedded Put Option
Fair value at December 31, 2019	$1,203	$24	$1,971	$-	$376
Change in fair value	(200)	15	-	366	(97)
Additions	689	-	-	15,621	172
Redemption	-	-	-	-	(62)
Fair value at March 31, 2020	$1,692	$39	$1,971	$15,987	$389

The Company assumed liability for a warrant issued by PEC that expires on January 28, 2023. The fair value of the warrant liability, totaled $39,000 on March 31, 2020 and $24,000 on December 31, 2019, resulting in a change in fair value of $15,000 that is reported as a component of other income/(expense) in the condensed consolidated statement of operations for the three months ended March 31, 2020.

Subsidiary Warrant Liability – The Company used a Monte Carlo simulation model to estimate the fair value of the warrant liability with the following assumptions at March 31, 2020 and December 31, 2019:

	March 31, 2020	December 31, 2019
Exercise price	$0.75	$0.75
Stock price – subsidiary	$0.03	$0.02
Discount applied	0%	0%
Fair value of stock price	$0.00	$0.00
Risk free rate	0.28%	1.62%
Contractual term (years)	2.83	3.08
Expected dividend yield	0%	0%
Expected volatility	83.7%	83.7%
Number of subsidiary warrants outstanding	48,904,037	48,904,037

In arriving at the fair value of stock price as of December 31, 2019 and March 31, 2020, no discount was applied to the trading price of the PEC stock, as a result of illiquidity in the volumes being traded on the OTC markets. Risk-free interest rate was based on rates established by the Federal Reserve Bank. The volatility rate was based on stock prices of comparable companies.

Profits Interest – The fair value of the profits interest was determined using an expected cash flow analysis.

Warrant Liability – In connection with its Note Purchase Agreement (see Note 9), the Company issued the FB Loan Warrant and utilized the Black-Scholes pricing model. Absent the Company’s sequencing policy as disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on May 29, 2020, the Company would have recorded these warrants as equity classified. The warrant liability was recorded at the date of grant at fair value with subsequent changes in fair value recognized in earnings each reporting period. The fair value of the warrant liability at grant date totaled $15.6 million, and on March 31, 2020 the fair value of the warrant liability totaled $16.0 million, resulting in a change in fair value of $0.4 million that is reported as a component of other income/(expense) in the condensed consolidated statement of operations for the three months ended March 31, 2020.

The significant assumptions used in the valuation are as follows:

March 31, 2020
Fair value of underlying common shares	$4.78 - 4.97
Exercise price	$5.00
Dividend yield	-%
Historical volatility	52.6% - 52.8%
Risk free interest rate	0.14% – 0.66%

F-55

FaceBank Group, Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Embedded Put Option – The Series D Convertible Preferred Stock (the “Series D Preferred Stock”) contains a contingent put option and, accordingly, the Company considered it to be a liability and accounted for it at fair value using Level 3 inputs. The Company determined the fair value of this liability using the Monte Carlo simulation model with the following inputs:

	March 31, 2020	December 31, 2019
Stock price	$8.35 – $9.20	$8.91 – $9.03
Fixed conversion price	$0.25	$0.25
Risk free rate	0.2 – 0.4%	1.6%
Contractual term (years)	1.2 – 1.5	1.2 – 1.5
Expected dividend yield	8.0%	8.0%
Expected volatility	87.2% - 94.8%	89.2% - 90.4%

Note 11 – Convertible Notes Payable

At March 31, 2020 and December 31, 2019, the carrying amounts of the convertible notes including the remaining principal balance plus the fair value of the derivative liabilities associated with the variable share settlement feature and unamortized discounts is as follows (in thousands):

	Issuance Date	Stated Interest Rate	Maturity Date	Principal	Unamortized Discount	Variable Share Settlement Feature at Fair Value	Carrying amount
Convertible notes
JSJ Investments (2)	12/6/2019	10%	12/6/2020	$255	$(174)	$443	$524
Eagle Equities (3)	12/12/2019	12%	12/12/2020	210	(147)	297	360
BHP Capital (4)	12/20/2019	10%	12/20/2020	125	(85)	120	160
GS Capital Partners (5)	1/17/2020	10%	1/17/2021	150	(120)	210	240
EMA Financial, LLC (6)	2/6/2020	10%	11/6/2020	125	(100)	204	229
Adar Alef, LLC (7)	2/10/2020	12%	2/10/2021	150	(129)	220	241
BHP Capital (8)	3/24/2020	10%	3/24/2020	100	(95)	99	104
Jefferson Street Capital, LLC (9)	3/24/2020	10%	3/24/2020	100	(95)	99	104
Balance at March 31, 2020				$1,215	$(945)	$1,692	$1,962

	Issuance Date	Stated Interest Rate	Maturity Date	Principal	Unamortized Discount	Variable Share Settlement Feature at Fair Value	Carrying amount
Convertible notes
Adar Bays – Alef (1)	7/30/2019	10%	7/30/2020	275	(159)	379	495
JSJ Investments (2)	12/06/2019	10%	12/6/2020	255	(238)	422	439
Eagle Equities (3)	12/12/2019	12%	12/12/2020	210	(199)	285	296
BHP Capital (4)	12/20/2019	10%	12/20/2020	125	(114)	117	128

Balance at December 31, 2019				$865	$(710)	$1,203	$1,358

F-56

FaceBank Group, Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

The derivative liability results from the variable share settlement provision featured within the convertible notes issued by the Company. The fair value of the derivative liabilities was estimated using a Binomial Lattice model on the dates that the notes were issued and were subsequently revalued at March 31, 2020 and December 31, 2019, using the Monte Carlo simulation model with the following weighted average assumptions:

	March 31, 2020	December 31, 2019

Stock Price	$7.74 – 9.45	$8.91 – 10.15
Risk Free Interest Rate	0.12 – 1.56%	1.52 - 1.60%
Expected life (years)	0.33 – 1.00	0.58 – 1.00
Expected dividend yield	0%	0%
Expected volatility	91.3 – 134.0%	90.0 – 95.3%

Fair Value – Note Variable Share Settlement Feature (in thousands)	$1,692	$1,203

(1)

On July 30, 2019, the Company issued a convertible promissory note to Adar Alef, LLC in the amount of $275,000. The note accrues interest at a rate of 12% per annum and matures on July 30, 2020. The note is not convertible until the six month anniversary of the note, at which time if the note has not already been repaid by the Company, the note holder shall be entitled to convert all or part of the note into shares of the Company’s common stock, at a price per share equal to 53% of the lowest trading price of the common stock for the twenty prior trading days upon which the conversion notice is received by the Company.

On January 20, 2020, the Company repaid the principal balance of $275,000 and accrued interest of approximately $16,000.

(2)	On December 6, 2019, the Company issued a convertible promissory note to JSJ Investments with a principal balance of $255,000. The Company received net proceeds of $250,000. The note matures on December 6, 2020 and bears interest at 10% per annum. The Company may prepay this note and unpaid interest on or prior to July 3, 2020. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 47% multiplied by the lowest trading price during the previous twenty (20) day trading period ending on the latest complete trading day prior to the conversion date.

(3)	On December 12, 2019, the Company issued a convertible promissory note to Eagle Equities, LLC with a principal balance of $210,000. The Company received net proceeds of $200,000. The note matures on December 12, 2020 and bears interest at 12% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock, at any time after the six month anniversary of the note, at a rate of 53% multiplied by the lowest trading price during the previous twenty (20) day trading period ending on the latest complete trading day prior to the conversion date.

(4)	On December 20, 2019, the Company issued a convertible promissory note to BHP Capital NY Inc. with a principal balance of $125,000. The Company received net proceeds of $122,500. The note matures on December 20, 2020 and bears interest at 10% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 61% multiplied by the lowest trading price during the previous fifteen (15) day trading period ending on the latest complete trading day prior to the conversion date. In connection with the promissory note, the Company issued 5,000 shares of its restricted common stock with a fair value of approximately $47,000. The Company will have the option to buy back the shares 180 days from the issue date, for a one-time payment of $8.00 per share.

F-57

FaceBank Group, Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

(5)	On January 17, 2020, the Company issued a convertible promissory note to GS Capital Partners, LLC. with a principal balance of $150,000. The note matures on January 17, 2021 and bears interest at 10% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 53% multiplied by the lowest trading price during the previous twenty (20) day trading period ending on the latest complete trading day prior to the conversion date.

(6)	On February 6, 2020, the Company issued a convertible promissory note to EMA Financial, LLC. with a principal balance of $125,000. The note matures on November 6, 2020 and bears interest at 10% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock equal to the lower of (i) the lowest closing price of the common stock during the preceding twenty (20) day trading period ending on the latest trading day prior to the note issuance date or (ii) at a rate of 50% multiplied by the lowest trading price during the previous twenty (20) day trading period ending on the latest complete trading day prior to the conversion date.

(7)	On February 10, 2020, the Company issued a convertible promissory note to Adar Alef, LLC. with a principal balance of $150,000. The note matures on February 10, 2021 and bears interest at 12% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 53% multiplied by the lowest trading price during the previous twenty (20) day trading period ending on the latest complete trading day prior to the conversion date.

(8)	On March 24, 2020, the Company issued a convertible promissory note to BHP Capital NY Inc. with a principal balance of $100,000. The note matures on demand and bears interest at 10% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 61% multiplied by the lowest trading price during the previous fifteen (15) day trading period ending on the latest complete trading day prior to the conversion date.

(9)

On March 24, 2020, the Company issued a convertible promissory note to Jefferson Street Capital, LLC. with a principal balance of $100,000. The note matures on demand and bears interest at 10% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 61% multiplied by the lowest trading price during the previous fifteen (15) day trading period ending on the latest complete trading day prior to the conversion date.

On January 29, 2020, the Company issued a convertible promissory note to Auctus Fund, LLC. with a principal balance of $275,000. The note matures on November 29, 2020 and bears interest at 10% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 50% multiplied by the lowest trading price during the previous twenty five (25) day trading period ending on the latest complete trading day prior to the conversion date. On March 19, 2020, the Company repaid the principal balance and interest of approximately $4,000.

F-58

FaceBank Group, Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 12 – Temporary Equity

Series D Convertible Preferred Stock

On March 6, 2020, the Company (i) entered into a stock purchase agreement to issue 203,000 shares of its Series D Preferred Stock, for proceeds of $203,000 and (ii) redeemed the 203,000 shares of Series D Preferred Stock previously issued on September 6, 2019. As a result, the total number of shares of Series D Preferred Stock outstanding as of March 31, 2020 was 456,000 (see Note 17).

The following table summarizes the Company’s Series D Preferred Stock activities for the three months ended March 31, 2020 (dollars in thousands):

	Series D Preferred Stock
	Shares	Amount
Total temporary equity as of December 31, 2019	461,839	$462
Issuance of Series D convertible preferred stock for cash	203,000	203
Offering cost related to issuance of Series D convertible preferred stock	-	(3)
Deemed dividends related to immediate accretion of offering cost	-	3
Accrued Series D preferred stock dividends	8,868	9
Bifurcated redemption feature of Series D convertible preferred stock	-	(171)
Deemed dividends related to immediate accretion of bifurcated redemption feature of Series D convertible preferred stock	-	171
Redemption of Series D preferred stock (including accrued dividends)	(210,831)	(211)
Total temporary equity as of March 31, 2020	462,876	$463

The redemption of the 203,000 shares of Series D Preferred Stock (previously issued on September 6, 2019) on March 6, 2020 occurred as follows (amounts in thousands except share and per share values):

Series D preferred stock issued	203,000
Per share value	$1.00
$203
Accrued dividends	$8
$211
Redemption percentage	$1.29
Total	$272

Holders of shares of the Series D Preferred Stock are entitled to receive, cumulative cash dividends at the rate of 8% on $1.00 per share of the Series D Preferred Stock per annum (equivalent to $0.08 per annum per share), subject to adjustment. The dividends are payable solely upon redemption, liquidation or conversion. The Company recorded approximately $9,000 accrued dividend as of March 31, 2020.

The Series D Preferred Stock is being classified as temporary equity because it has redemption features that are outside of the Company’s control upon certain triggering events, such as a Market Event. A “Market Event” is defined as any trading day during the period which shares of the Series D Preferred Stock are issued and outstanding, where the trading price for such date is less than $0.35. In the event of a Market Event, the Series D Preferred Stock shall be subject to mandatory redemption and the stated value shall immediately be increased to $1.29 per share of Series D Preferred Stock. The Market Event is considered to be outside the control of the Company, resulting in classification of the Series D Preferred Stock as temporary equity.

The initial discounted carrying value resulted in recognition of a bifurcated redemption feature of $171,000, further reducing the initial carrying value of the shares of Series D Preferred Stock. The discount to the aggregate stated value of the shares of Series A Convertible Preferred Stock, resulting from recognition of the bifurcated redemption feature was immediately accreted as a reduction of additional paid-in capital and an increase in the carrying value of the Series D Shares. The accretion is presented in the condensed consolidated statement of operations as a deemed dividend, increasing net loss to arrive at net loss attributable to common stockholders.

F-59

FaceBank Group, Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 13 – Stockholders’ Equity / (Deficit)

Preferred Stock Designations

On March 20, 2020, FaceBank amended its Articles of Incorporation to withdraw, cancel and terminate the previously-filed (i) Certificate of Designation of with respect to 5,000,000 shares of its Series A Preferred Stock, par value $0.0001 per share, (ii) Certificate of Designation with respect to 1,000,000 shares of its Series B Preferred Stock, par value $0.0001 per share, (iii) Certificate of Designation with respect to 41,000,000 shares of its Series C Preferred Stock, par value $0.0001 per share and (iv) Certificate of Designation with respect to 1,000,000 shares of its Series X Preferred Stock, par value $0.0001 per share. Upon the withdrawal, cancelation and termination of such designations, all shares previously designated as Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series X Preferred Stock were returned to the status of authorized but undesignated shares of FaceBank’s Preferred Stock, par value $0.0001 per share.

On March 20, 2020, in connection with the Merger, FaceBank filed an amendment to its Articles of Incorporation to designate 35,800,000 of its authorized preferred stock as “Series AA Convertible Preferred Stock” pursuant to a Certificate of Designation of Series AA Convertible Preferred Stock (the “Series AA Preferred Stock Certificate of Designation”). The Series AA Convertible Preferred Stock (the “Series AA Preferred Stock”) has no liquidation preference. The Series AA Preferred Stock is entitled to receive dividends and other distributions as and when paid on the Common Stock on an as converted basis. Each share of Series AA Preferred Stock is initially convertible into two shares of Common Stock, subject to adjustment as provided in the Series AA Preferred Stock Certificate of Designation and shall only be convertible immediately following the sale of such shares on an arms’-length basis either pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act or pursuant to an effective registration statement under the Securities Act. Each share of Series AA Preferred Stock shall have 0.8 votes per share (the “Voting Rate”) on any matter submitted to the holders of the Common Stock for a vote and shall vote together with the Common Stock on such matters for as long as the Series AA Preferred Stock is outstanding. The Voting Rate shall be subject to adjustment in the event of stock splits, stock combinations, recapitalizations reclassifications, extraordinary distributions and similar events.

Common Stock Activity

Issuance of Common Stock for Cash

The Company raised approximately $2.3 million through issuances of an aggregate of 795,593 shares of its common stock in private placement transactions during the three months ended March 31, 2020 to investors.

Issuance of Common Stock Related to PEC Acquisition

During the three-months ended March 31, 2020, the Company issued 1,552,070 shares of its common stock in exchange for 3,727,080 shares of its subsidiary PEC. The interests exchange in PEC were previously recorded within noncontrolling interests and the transaction was accounted for as a reduction of $1.1 million of noncontrolling interests for the carrying value of those noncontrolling interests at the date of exchange with an offsetting increase in additional paid-in capital.

F-60

FaceBank Group, Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Issuance of Common Stock for Services Rendered

On January 1, 2020, the Company entered into the first amendment to a joint business development agreement and issued 200,000 shares of its restricted common stock with a fair value of $1.8 million in exchange for business development services.

During the three months ended March 31, 2020, the Company issued 275,000 shares of its common stock with a fair value of $2.3 million in exchange for consulting services.

During the three months ended March 31, 2020, the Company issued 62,500 shares of its common stock with a fair value of approximately $0.6 million in exchange for services rendered in connection with the Company’s amended Digital Likeness Development Agreement by and among Floyd Mayweather, the Company and FaceBank, Inc., effective as of July 31, 2019, as amended (the “Mayweather Agreement”).

During the three months ended March 31, 2020, the Company issued 2,500 shares of its common stock with a fair value of $26,000 in exchange for consulting services.

Issuance of Common Stock for Employee Compensation

On February 20, 2020, the Company issued 300,000 shares of its common stock to an officer of the Company at a fair value of $2.7 million, or $9.00 per share.

During the three months ended March 31, 2020, the Company issued 200,000 shares of its common stock with a fair value of $1.6 million as compensation to service providers for services rendered.

Issuance of Common Stock in Connection with Convertible Notes

During the three months ended March 31, 2020, the Company issued 7,500 shares of its common stock with a fair value of approximately $0.1 million in connection with the issuance of convertible notes.

Equity Compensation Plan Information

The Company’s 2014 Equity Incentive Stock Plan (the “2014 Plan”) provides for the issuance of up to 166,667 incentive stock options and nonqualified stock options to the Company’s employees, officers, directors, and certain consultants. The 2014 Plan is administered by the Company’s Board and has a term of 10 years.

Contemporaneous with the closing of the Merger, the Company assumed 8,051,098 stock options issued and outstanding under the fuboTV Inc. 2015 Equity Incentive Plan (the “2015 Plan”) with a weighted-average exercise price of $1.32 per share. From an after the Effective Time, such options may be exercised for shares of our common stock under the terms of the 2015 Plan.

On April 1, 2020, the Company approved the establishment of the FaceBank 2020 Equity Incentive Plan. The Company created an incentive option pool of 12,116,646 shares of FaceBank Common Stock under the Plan.

On May 21, 2020, we established our Outside Director Compensation Policy to set forth guidelines for the compensation of our non-employee directors for their service on our board of directors.

Options

The fair value of the Company’s common stock was based upon the publicly quoted price on the date that the final approval of the awards was obtained. The Company does not expect to pay dividends in the foreseeable future so therefore the expected dividend yield is 0%. The expected term for stock options granted with service conditions represents the average period the stock options are expected to remain outstanding and is based on 10 years. The Company obtained the risk-free interest rate from publicly available data published by the Federal Reserve. The Company uses a methodology in estimating its volatility percentage from a computation that was based on a comparison of average volatility rates of similar companies to a computation based on the standard deviation of the Company’s own underlying stock price’s daily logarithmic returns. During the three months ended March 31, 2020, 280,000 options were granted outside of the Plan, and there were no options granted during the three months ended March 31, 2019.

F-61

FaceBank Group, Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

The following reflects the stock option activity for the three months ended March 31, 2020:

	Number of Shares	Weighted Average Exercise Price	Total Intrinsic Value	Weighted Average Remaining Contractual Life (in years)
Outstanding as of December 31, 2019	16,667	$28.20	$-	8.1
Granted	280,000	$7.20	$322,000	4.7
Outstanding as of March 31, 2020	296,667	$8.38	$322,000	4.9

Options vested and exercisable as of March 31, 2020	296,667	$8.38	$322,000	4.9

During the three months ended March 31, 2020, in connection with the Mayweather Agreement, the Company granted options to purchase 280,000 shares of the Company’s common stock at an exercise price of $7.20 per share. This option has a fair value of $1,031,000, a five-year term and expires on December 21, 2024.

As of March 31, 2020, there was no unrecognized stock-based compensation expense.

Warrants

A summary of the Company’s outstanding warrants as of March 31, 2020 are presented below:

	Number of Warrants	Weighted Average Exercise Price	Total Intrinsic Value
Outstanding as of December 31, 2019	200,007	$12.15	$-
Issued	3,411,349	$5.11	$11,038,616
Expired	(200,000)	$-	$-
Outstanding as of March 31, 2020	3,411,356	$5.16	$11,038,616
Warrants exercisable as of March 31, 2020	3,411,356	$5.16	$11,038,616

On March 19, 2020, in connection with its Note Purchase Agreement (see Note 9), the Company issued the FB Loan Warrant, a warrant to purchase 3,269,231 shares of its common stock with a fair value of $15.6 million.

On March 30, 2020, the Company issued 142,118 warrants in connection with a $1.1 million convertible note. The exercise price is $7.74 with a 5-year term. The Company received the proceeds from the convertible note on April 1, 2020 and will therefore record the balance sheet impact of this warrant and convertible note on April 1, 2020.

Note 14 – Leases

On February 14, 2019, the Company entered into a lease for offices in Jupiter, Florida. The lease has an initial term of 18 months commencing March 1, 2019 until August 31, 2020 with a base annual rent of $89,437. The Company has an option to extend the lease for another year until August 31, 2021 for an annual rent of $94,884 and a second option for a further annual extension until August 31, 2022 for an annual rent of $97,730. The Company recorded the lease obligations in accordance with ASC 842.

As part of the acquisition of Nexway on September 19, 2019, the Company recognized right of use assets of $3.6 million and lease liabilities of $3.6 million associated with operating lease obtained in the acquisition. At March 31, 2020, the Company deconsolidated its investment in Nexway and accordingly, reduced its operating lease liabilities and right of use assets to zero.

F-62

FaceBank Group, Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

The following summarizes quantitative information about the Company’s Florida operating lease (amounts in thousands, except lease term and discount rate):

For the Three Months Ended March 31, 2020
Operating leases
Operating lease cost	$98
Variable lease cost	73
Operating lease expense	171
Short-term lease rent expense	-
Total rent expense	$171

Operating cash flows from operating leases	$75
Right-of-use assets exchanged for operating lease liabilities	$125
Weighted-average remaining lease term – operating leases	0.4
Weighted-average monthly discount rate – operating leases	0.8%

The Company’s operating lease expires on August 31, 2020 and the remaining liability totals $37,000. The Company has decided not to extend the lease.

Note 15 – Commitments and Contingencies

Litigation

The Company may be involved in certain legal proceedings that arise from time to time in the ordinary course of its business. Legal expenses associated with any contingency are expensed as incurred.

In connection with closed litigation on two separate matters that resulted in judgments against PEC, a majority interest of which was subsequently purchased by the Company, we have accrued $524,000 which remains on the balance sheet as a liability at March 31, 2020 and December 31, 2019. The Company, on behalf of its subsidiary, is in settlement discussions with the parties.

On August 27, 2018 plaintiff, Scott Meide, filed a pro se (unrepresented by counsel) complaint in the United States District Court for the Middle District of Florida, Jacksonville Division, against PEC, now a subsidiary of the Company, naming its former officers among others as defendants. The Company’s position is that the pro se Complaint is defamatory, without merit in fact or law and represents an extortive attempt to coerce payment under threat of reputational harm. The Company’s subsidiaries and affiliates filed a motion to dismiss on September 25, 2018. On July 24, 2019, all counts of the complaint were dismissed in favor of the Company’s subsidiaries and affiliates. Mr. Meide was afforded the opportunity to file an amended complaint for a portion of his claims, and such amendment was filed on September 24, 2019. On October 6, 2019, Judge Marcia Morales Howard ordered Mr. Meide’s amended complaint stricken, describing the filing as insufficient and having failed to identify facts necessary to support its allegations, and offering Mr. Meide “one final opportunity to properly state his claims” with an amended complaint. Mr. Meide’s third attempt to submit a sufficient complaint was filed on November 1, 2019. The Company’s subsidiaries and affiliates plan to reaffirm their motions to dismiss and the Company believes Mr. Meide’s final amended complaint will also be dismissed. The Company plans to the ask the court for an award of sanctions and attorney fees in connection with Mr. Meide’s filing of a frivolous lawsuit.

Note 16 – Acquisition of fuboTV

As described in Note 1, on April 1, 2020, we consummated the acquisition of Pre-Merger fuboTV by the merger of Merger Sub into fuboTV, whereby fuboTV continued as the surviving corporation and became a wholly-owned subsidiary of FaceBank pursuant to the terms of the Merger Agreement.

In accordance with the terms of the Merger Agreement, all of the capital stock of fuboTV was converted into the right to receive 32,324,362 shares Series AA Preferred Stock, a newly-created class of stock. Pursuant to the Series AA Certificate of Designation, each share of Series AA Preferred Stock is convertible into two (2) shares of FaceBank’s common stock. In addition, each outstanding option to purchase shares of common stock of fuboTV was assumed by FaceBank and converted into an option to acquire FaceBank’s common stock. In addition, in accordance with the terms of the Merger Agreement, at the Effective Time the Company assumed 8,051,098 stock options issued and outstanding under the fuboTV Inc. 2015 Equity Incentive Plan (the “2015 Plan”) with a weighted-average exercise price of $1.32 per share. From and after the Effective Time, such options may be exercised for shares of FaceBank’s common stock under the terms of the 2015 Plan.

F-63

FaceBank Group, Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

The preliminary purchase price amounted to $596.1 million which represents the $529.7 market value ($8.20 per share as of April 1, 2020) of 64.6 million common shares plus the $66.4 million value of 8.1 million stock options on an as-converted basis. This preliminary purchase price excludes transaction costs.

The Company will account for the Merger as a business combination under the acquisition method of accounting. As such, the purchase price will be allocated to the net assets acquired, inclusive of intangible assets, with any excess fair value recorded to goodwill. Since the closing date of the acquisition occurred subsequent to the end of the reporting period, the allocation of purchase price to the underlying net assets has not yet been completed. The Company will reflect the preliminary purchase price allocation in its consolidated financial statements for the year ending December 31, 2020.

Note 17 – Subsequent Events

Refer to Note 9 to the Unaudited Condensed Consolidated Financial Statements for a description of the amendments to the Note Purchase Agreement since March 31, 2020.

Redemption of Series D Preferred Stock

On June 16, 2020, the Company redeemed 253,000 shares of its Series D Preferred Stock in exchange for $339,174. As of July 2, 2020, the total number of shares of Series D Preferred Stock outstanding was 203,000.

Issuance of Securities in Private Placements

Certain of the common stock issuances noted below remain issuable as of the date of the filing of this Quarterly Report.

Issuance of Common Stock and Warrants for Cash

Between May 11, 2020 and June 8, 2020, the Company entered into Purchase Agreements with certain investors (the “Investors”), pursuant to which the Company sold an aggregate of 3,735,922 shares (the “Purchased Shares”) of the Company’s common stock at a purchase price of $7.00 per share and issued warrants to the Investors covering a total of 3,735,922 shares of the Company’s common stock (the “Warrants”) for an aggregate purchase price of $26,151,454.

On July 2, 2020, the Company entered into a Purchase Agreement with Credit Suisse Capital LLC, pursuant to which the Company sold 2,162,163 shares (the “CS Shares” and together with the Purchased Shares, the “Total Shares”) of the Company’s common stock at a purchase price of $9.25 per share for an aggregate purchase price of $20,000,007.75.

Since March 31, 2020, the Company raised an additional $403,895.00 through issuances of an aggregate of 111,459 shares of its common stock in private placement transactions to several other investors.

Issuance of Common Stock Related to PEC Acquisition

Since March 31, 2020, the Company has issued 1,201,749 shares of its common stock in exchange for 14,222,975 shares of its subsidiary PEC.

Issuance of Convertible Notes and Related Warrants for Cash

Since March 31, 2020, the Company issued convertible notes with a principal balance of approximately $2.1 million. In connection with such notes, the Company issued (i) 55,000 shares of its common stock and (ii) warrants to purchase an aggregate of 55,172 shares of its common stock at an initial exercise price of $9.00 per share.

Issuance of Warrant for Services Rendered

On May 25, 2020, the Company issued to ARETE Wealth Management a warrant to purchase 275,000 shares of the Company’s common stock with an initial exercise price of $5.00 per share.

Stock Option Grants to Executive Officers

On June 8, 2020, the Company granted an option to purchase 850,000 shares of its common stock at an exercise price of $10.435 per share in connection with an employment agreement for the Company’s Chief Financial Officer.

On June 28, 2020, the Company granted an option to purchase 1,203,297 shares of common stock at an exercise price of $11.15 per share in connection with a Letter Agreement by and between the Company and its Executive Chairman.

F-64

REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

To the Shareholders and Board of Directors of

FaceBank Group, Inc. (formerly known as Pulse Evolution Group, Inc.) and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of FaceBank Group, Inc. (formerly known as Pulse Evolution Group, Inc.) and Subsidiaries (the “Company”) as of December 31, 2019, the related consolidated statement of operations, stockholders’ equity and cash flows for the year ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the year ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Correction of an Error

As discussed in Note 2 to the consolidated financial statements, the Company has restated its 2019 consolidated financial statements to correct a misstatement in regards to the improper impairment of goodwill.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 3, the Company has a significant working capital deficiency, incurred significant operating and cash flow losses and needs to raise additional capital to sustain operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ LJ Soldinger Associates, LLC

Deer Park, IL

May 29, 2020, except for the effects of the restatement discussed in Note 2 as to which the date is August 10, 2020

We have served as the Company’s auditor since 2020.

F-65

REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

To the Shareholders and Board of Directors of

FaceBank Group, Inc. (formerly known as Pulse Evolution Group, Inc.) and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of FaceBank Group, Inc. (formerly known as Pulse Evolution Group, Inc.) and Subsidiaries (the “Company”) as of December 31, 2018, the related consolidated statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the year ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has a significant working capital deficiency, incurred significant operating and cash flow losses and needs to raise additional capital to sustain operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor in 2019.

New York, NY

June 7, 2019

F-66

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Consolidated Balance Sheets

(in thousands, except for share and per share information)

	December 31, 2019 (As Restated)	December 31, 2018
ASSETS
Current assets
Cash	$7,624	$31
Accounts receivable, net	8,904	-
Inventory	49	-
Prepaid expenses	1,396	-
Total current assets	17,973	31
Property and equipment, net	335	14
Deposits	24	3
Financial assets at fair value	1,965	-
Intangible assets	116,646	136,078
Goodwill	227,763	149,975
Right-of-use assets	3,519	-
Total assets	$368,225	$286,101

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	36,373	$2,475
Accrued expenses	20,402	5,860
Due to related parties	665	398
Note payable	4,090	3,667
Notes payable - related parties	368	172
Convertible notes, net of $710 and $456 discount as of December 31, 2019 and 2018, respectively	1,358	587
Convertible notes - related parties	-	864
Shares settled liability for intangible asset	1,000	-
Profit share liability	1,971	-
Warrant liability - subsidiary	24	4,528
Derivative liability	376	-
Current portion of lease liability	815	-
Total current liabilities	67,442	18,551
Deferred income taxes	30,879	35,000
Other long-term liabilities	41	-
Lease liability	2,705	-
Long term borrowings	43,982	-
Total liabilities	145,049	53,551
COMMITMENTS AND CONTINGENCIES (Note 15)
Series D Convertible Preferred stock, par value $0.0001, 2,000,000 shares authorized, 461,839 shares issued and outstanding as of December 31, 2019; aggregate liquidation preference of $462 as of December 31, 2019	462	-
Stockholders’ equity:
Series A Preferred stock, par value $0.0001, 5,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2019 and 2018, respectively	-	-
Series B Convertible Preferred stock, par value $0.0001, 1,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2019 and 2018, respectively	-	-
Series C Convertible Preferred stock, par value $0.0001, 41,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2019 and 2018, respectively	-	-
Series X Convertible Preferred stock, par value $0.0001, 1,000,000 shares authorized, 0 and 1,000,000 shares issued and outstanding as of December 31, 2019 and 2018, respectively	-	-
Common stock par value $0.0001: 400,000,000 shares authorized; 28,912,500 shares issued and 7,532,776 shares outstanding at December 31, 2019 and 2018, respectively	3	1
Additional paid-in capital	257,002	227,570
Accumulated deficit	(56,123)	(21,763)
Non-controlling interest	22,602	26,742
Accumulated other comprehensive loss	(770)	-
Total stockholders’ equity	222,714	232,550
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY AND TEMPORARY EQUITY	$368,225	$286,101

The accompanying notes are an integral part of these consolidated financial statements.

F-67

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands except for share and per share information)

	For the Years Ended December 31,
	2019 (As Restated)	2018
Revenues
Revenues, net	$4,271	$-
Total revenues	4,271	-
Operating expenses
General and administrative	13,793	6,746
Amortization of intangible assets	20,682	8,209
Impairment of intangible assets	8,598	-
Depreciation	83	8
Total operating expenses	43,156	14,963
Operating loss	(38,885)	(14,963)
Other income (expense)
Interest expense and financing costs	(2,062)	(2,651)
Gain on extinguishment of convertible notes	-	1,852
Loss on investments	(8,281)	-
Foreign currency loss	(18)	-
Other expense	726	(94)
Change in fair value of subsidiary warrant liability	4,504	(91)
Change in fair value of derivative liability	815	741
Change in fair value of Panda interests	(198)	-
Total other income (expense)	(4,514)	(243)
Loss before income taxes	(43,399)	(15,206)
Income tax benefit	(5,272)	(2,114)
Net loss	(38,127)	(13,092)
Less: net loss attributable to non-controlling interest	3,767	2,482
Net loss attributable to controlling interest	$(34,360)	$(10,610)
Less: Deemed dividend on Series D Preferred stock	(9)	-
Less: Deemed dividend - beneficial conversion feature on preferred stock	(589)	-
Net loss attributable to common stockholders	$(34,958)	$(10,610)
Other comprehensive income (loss)
Foreign currency translation adjustment	(770)	-
Comprehensive loss	$(35,728)	$(10,610)
Net loss per share attributable to common stockholders
Basic and diluted	$(1.57)	$(2.37)
Weighted average shares outstanding:
Basic and diluted	22,286,060	4,481,600

The accompanying notes are an integral part of these consolidated financial statements.

F-68

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Statements of Stockholders’ Equity (Deficit)

For the years ended December 31, 2019 and 2018

(in thousands except for share information)

							Accumulated		Total
					Additional		Other		Stockholders’
	Preferred stock		Common Stock		Paid-In	Accumulated	Comprehensive	Noncontrolling	Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Interest	(Deficit)
Balance at January 1, 2018	7,424,491	$1	2,659,918	$-	$8,053	$(11,153)	$-	$-	$(3,099)
Issuance of common stock for cash	-	-	623,578	-	3,185	-	-	-	3,185
Issuance of common stock for services	-	-	407,943	-	3,752	-	-	-	3,752
Issuance of common stock for commitment fee	-	-	3,072	-	63	-	-	-	63
Conversion of notes payable into common shares	-	-	4,334	-	18	-	-	-	18
Cashless exercise of warrants	-	-	5,114	-	-	-	-	-	-
Excess shares issued upon cashless exercise of warrants	-	-	10,492	-	94	-	-	-	94
Beneficial conversion feature on note payable	-	-	-	-	50	-	-	-	50
Exchange of Series A Preferred into common stock	(5,000,000)	(1)	3,633,333	1	-	-	-	-	-
Conversion of Series B Preferred into common stock	(1,000,000)	-	66,667	-	-	-	-	-	-
Conversion of Series C Preferred into common stock	(1,424,491)	-	94,966	-	-	-	-	-	-
Issuance of Series X Preferred for business acquisition	1,000,000	-	-	-	211,500	-	-	-	211,500
Non-controlling interest of acquired business	-	-		-		-	-	29,224	29,224
Issuance of common stock for purchase of asset	-	-	23,360	-	658	-	-	-	658
Extinguishment gain on related party convertible notes recorded as a capital contribution	-	-	-	-	197	-	-	-	197
Net loss	-	-	-	-	-	(10,610)	-	(2,482)	(13,092)
Balance at December 31, 2018	1,000,000	$-	7,532,777	$1	$227,570	$(21,763)	$-	$26,742	$232,550
Issuance of common stock for cash	-	-	1,028,497	-	2,526	-	-	-	2,526
Issuance of common stock for cash - Hong Kong investor	-	-	93,910	-	1,063	-	-	-	1,063
Preferred stock converted to common stock	(1,000,000)	-	15,000,000	1	(1)	-	-	-	-
Common stock issued for lease settlement	-	-	18,935	-	130	-	-	-	130
Issuance of subsidiary common stock for cash	-	-	-	-	92	-	-	-	92
Additional shares issued for reverse stock split	-	-	1,373	-	-	-	-	-	-
Acquisition of Facebank AG and Nexway	-	-	2,500,000	-	19,950	-	-	3,582	23,532
Issuance of common stock - subsidiary share exchange	-	-	2,503,333	1	3,954	-	-	(3,955)	-
Issuance of common stock for services	-	-	35,009	-	302	-	-	-	302
Issuance of common stock in connection with cancellation of a consulting agreement	-	-	2,000	-	13	-	-	-	13
Deemed dividend related to immediate accretion of redemption feature of convertible preferred stock	-	-	-	-	(589)	-	-	-	(589)
Deemed dividend on Series D preferred stock	-	-	-	-	(9)	-	-	-	(9)
Accrued Series D Preferred stock dividends	-	-	-	-	(14)	-	-	-	(14)
Common stock issued in connection with note payable	-	-	5,000	-	47	-	-	-	47
Issuance of common stock in connection with Panda Investment	-	-	175,000	-	1,918	-	-	-	1,918
Issuance of common stock in connection with note conversion	-	-	16,666	-	50	-	-	-	50
Foreign currency translation adjustment	-	-	-	-	-	-	(770)	-	(770)
Net loss (as restated)	-	-	-	-	-	(34,360)	-	(3,767)	(38,127)
Balance at December 31, 2019	-	$-	28,912,500	$3	$257,002	$(56,123)	$(770)	$22,602	$222,714

The accompanying notes are an integral part of these consolidated financial statements.

F-69

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Consolidated Statements of Cash Flows

(in thousands, except for share and per share information)

	For the Years Ended December 31,
	2019 (As Restated)	2018
Cash flows from operating activities
Net loss	$(38,127)	$(13,092)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of intangible assets	20,682	8,209
Depreciation	83	8
Gain on extinguishment of convertible notes	-	(1,852)
Loss on excess shares issued upon cashless exercise of warrants	-	94
Issuance of common stock for services	302	3,752
Issuance of common stock in connection with cancellation of a consulting agreement	13	-
Common stock issued for commitment fee	-	63
Common stock issued in connection with note payable	47	-
Loss on investments	8,281	-
Stock-based compensation in connection with Panda	1,118	-
Impairment of intangible assets	8,598	-
Amortization of debt discount	603	1,535
Deferred income tax benefit	(5,272)	(2,114)
Fair value of derivative in excess of note payable	-	293
Change in fair value of derivative liability	(815)	91
Change in fair value of subsidiary warrant liability	(4,504)	(741)
Change in fair value of Panda interests	198	-
Amortization of right-of-use assets	200	-
Other income related to note conversion	(50)	-
Accrued interest on note payable	658	-
Foreign currency loss	(770)	-
Other adjustments	(1,304)	-
Changes in operating assets and liabilities of business, net of acquisitions:
Accounts receivable	7,705	-
Prepaid expenses	(227)	-
Accounts payable	5,476	183
Accrued expenses	(964)	74
Lease liability	(200)	344
Net cash provided by (used in) operating activities	1,731	(3,153)
Cash flows from investing activities
Investment in Panda Productions (HK) Limited	(1,000)	-
Acquisition of FaceBank AG and Nexway, net of cash paid	2,300	-
Sale of profits interest in investment in Panda Productions (HK) Limited	655	-
Purchase of intangible assets	(250)	-
Payments for property and equipment	(175)	-
Lease security deposit	(21)	-
Net cash provided by investing activities	1,509	-
Cash flows from financing activities
Proceeds from issuance of convertible notes	847	1,780
Repayments of convertible notes	(541)	(1,803)
Proceeds from the issuance of preferred stock	700	-
Proceeds from sale of common stock and warrants	3,589	3,130
Proceeds from sale of subsidiary’s common stock	92	-
Redemption of Series D preferred stock	(337)	-
Proceeds from related parties	423	-
Repayments of note payable related party	(264)	-
Repayments to related parties	(156)	-
Net cash provided by financing activities	4,353	3,107
Net increase in cash	7,593	(46)
Cash at beginning of period	31	77
Cash at end of period	7,624	$31

The accompanying notes are an integral part of these consolidated financial statements.

F-70

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)
Consolidated Statements of Cash Flows (Continued)
(in thousands, except for share and per share information)

Supplemental disclosure of cash flows information:
Interest paid	$170	$588
Income tax paid	-	-
	$170	$588
Non cash financing and investing activities:
Issuance of common stock in connection with note conversion	$50	$18
Issuance of common stock upon acquisition of Facebank AG and Nexway	$19,950	$-
Issuance of common stock in connection with Panda Investment	$1,918	$-
Series X convertible preferred stock issued upon acquisition of Evolution AI Corporation	$-	$211,500
Issuance of common stock upon acquisition of Evolution AI Corporation	$-	$658
Long term borrowings related to investment	$5,443	$-
Extinguishment gain on related party convertible notes recorded as a capital contribution	$-	$197
Beneficial conversion feature	$-	$50
Shares settled liability for intangible asset - Floyd Mayweather	$1,000	$-
Accrued Series D Preferred Stock dividends	$14	$-
Deemed dividend related to immediate accretion of redemption feature of convertible preferred stock	$589	$-
Common stock issued for lease settlement	$130	$-
Measurement period adjustment on the Evolution AI Corporation acquisition	$1,921	$-

F-71

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

Note 1 – Organization, Nature of Business and Basis of Presentation

Overview

FaceBank Group, Inc. was incorporated under the laws of the State of Florida in February 2009 under the name York Entertainment, Inc. On September 30, 2019, the Company’s name was changed to FaceBank Group, Inc.

On April 1, 2020, FaceBank effected a merger (the “Merger”) pursuant to which fuboTV Inc., a Delaware corporation and a leading live TV streaming platform for sports, news and entertainment, became a wholly owned subsidiary of the Company. On May 1, 2020, the Company’s trading symbol was changed to FUBO.

Before the Merger, Facebank Group was and continues to be a character-based virtual entertainment company, and a leading developer of digital human likeness for celebrities, focused on applications in traditional entertainment, sports entertainment, live events, social networking, mixed reality (AR/VR) and artificial intelligence. Facebank Group is positioned as a technology driven, intellectual property company with significant revenue participations in the digital likeness of leading celebrities and character-based entertainment properties.

Following the Merger, we operate our business under the name “fuboTV” and we are in the process of changing the name of FaceBank Group, Inc. to fuboTV Inc.

Nature of Business

The Company is a leading digital entertainment company, combining fuboTV’s direct-to-consumer live TV streaming platform with FaceBank’s technology-driven IP in sports, movies and live performances. This business combination, operating as fuboTV Inc., will create a content delivery platform for traditional and future-form IP. fuboTV plans to leverage FaceBank’s IP sharing relationships with leading celebrities and other digital technologies to enhance its already robust sports and entertainment offerings.

Since the Merger, while we continue our previous business operations, we are principally focused on offering consumers a leading live TV streaming platform for sports, news and entertainment through fuboTV. fuboTV revenues are almost entirely derived from the sale of subscription services and advertising in the United States, though fuboTV has started to assess expansion opportunities into international markets, with operations in Canada and the launch in late 2018 of its first ex-North America offering of streaming entertainment, to consumers in Spain.

Our subscription-based services are offered to consumers who can sign-up for accounts at https://fubo.tv, through which we provide basic plans with the flexibility for consumers to purchase the add-ons and features best suited for them. Besides the website, consumers can also sign-up via some TV-connected devices. The fuboTV platform provides, what we believe to be, a superior viewer experience, with a broad suite of unique features and personalization capabilities such as multi-channel viewing capabilities, favorites lists and a dynamic recommendation engine as well as 4K streaming and Cloud DVR offerings.

Reverse Stock Split and Increase in Authorized Share Capital

On January 9, 2019, the Company amended its certificate of incorporation to increase the authorized number of shares of its $0.0001 par value per share common stock to 400 million shares. The Company also effectuated a 1-for-30 reverse stock split of its common stock on February 28, 2019. All share and per share amounts for all periods presented are retroactively restated for the effect of the reverse stock split. All of the outstanding shares of Series X Preferred Stock also automatically converted into an aggregate of 15,000,000 shares of common stock on February 28, 2019.

F-72

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

Note 2 – Restatement for Correction of an Error

In connection with the preparation of the Company’s condensed consolidated interim financial statements as of and for the quarter ended June 30, 2020, the Company identified an inadvertent error in the accounting for goodwill relating to the Company’s acquisition of Nexway. Goodwill was inadvertently impaired at December 31, 2019. Upon further evaluation, the Company determined that goodwill amounting to $79.7 million should not have been impaired. Accordingly, the Company is restating herein its previously issued consolidated financial statements and the related disclosures for the year ended December 31, 2019.

In addition to the restatement of the financial statements, certain information within the following notes to the financial statements have been restated to reflect the correction of a misstatement discussed above as well as to add disclosure language as appropriate:

Note 4 - Summary of Significant Accounting Policies

Note 5 – Acquisitions

Note 7 – Intangible Assets and Goodwill

The financial statement misstatements reflected in the table below did not impact cash flows from operations, investing, or financing activities in the Company’s consolidated statements of cash flows for any period previously presented.

Comparison of restated financial statements to financial statements as previously reported

The following tables compare the Company’s previously issued Consolidated Balance Sheets and Consolidated Statement of Operations as of and for the year ended December 31, 2019 to the corresponding restated consolidated financial statements for that year end.

Restated consolidated balance sheets and consolidated statements of operations as of and for the year ended December 31, 2019 are as follows:

	December 31, 2019 as Previously Reported	Effect of Restatement	December 31, 2019 as Restated
ASSETS
Current assets
Cash	$7,624	$-	$7,624
Accounts receivable, net	8,904	-	8,904
Inventory	49	-	49
Prepaid expenses	1,396	-	1,396
Total current assets	17,973	-	17,973
			-
Property and equipment, net	335	-	335
Deposits	24	-	24
Financial assets at fair value	1,965	-	1,965
Intangible assets	116,646	-	116,646
Goodwill	148,054	79,709	227,763
Right-of-use assets	3,519	-	3,519
Total assets	$288,516	$79,709	$368,225
			-
LIABILITIES AND STOCKHOLDERS’ EQUITY			-
Current liabilities			-
Accounts payable	36,373	-	36,373
Accrued expenses	20,402	-	20,402
Due to related parties	665	-	665
Note payable	4,090	-	4,090
Notes payable - related parties	368	-	368
Convertible notes, net of $710 and $456 discount as of December 31, 2019 and 2018, respectively	1,358	-	1,358
Convertible notes - related parties	-	-	-
Shares settled liability for intangible asset	1,000	-	1,000
Profit share liability	1,971	-	1,971
Warrant liability - subsidiary	24	-	24
Derivative liability	376	-	376
Current portion of lease liability	815	-	815
Total current liabilities	67,442	-	67,442
			-
Deferred income taxes	30,879	-	30,879
Other long-term liabilities	41	-	41
Lease liability	2,705	-	2,705
Long term borrowings	43,982	-	43,982
Total liabilities	145,049	-	145,049
			-
COMMITMENTS AND CONTINGENCIES (Note 15)			-
			-
Series D Convertible Preferred stock, par value $0.0001, 2,000,000 shares authorized, 461,839 shares issued and outstanding as of December 31, 2019; aggregate liquidation preference of $462 as of December 31, 2019	462	-	462
			-
Stockholders’ equity:			-
Series A Preferred stock, par value $0.0001, 5,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2019 and 2018, respectively	-	-	-
Series B Convertible Preferred stock, par value $0.0001, 1,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2019 and 2018, respectively	-	-	-
Series C Convertible Preferred stock, par value $0.0001, 41,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2019 and 2018, respectively	-	-	-
Series X Convertible Preferred stock, par value $0.0001, 1,000,000 shares authorized, 0 and 1,000,000 shares issued and outstanding as of December 31, 2019 and 2018, respectively	-	-	-
Common stock par value $0.0001: 400,000,000 shares authorized; 28,912,500 shares issued and 7,532,776 shares outstanding at December 31, 2019 and 2018, respectively	3	-	3
Additional paid-in capital	257,002	-	257,002
Accumulated deficit	(135,832)	79,709	(56,123)
Non-controlling interest	22,602	-	22,602
Accumulated other comprehensive loss	(770)	-	(770)
Total stockholders’ equity	143,005	79,709	222,714
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY AND TEMPORARY EQUITY	$288,516	$79,709	$368,225

F-73

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

	For the Year Ended December 31, 2019 as Previously Reported	Effect of Restatement	For the Year Ended December 31, 2019 as Restated
Revenues
Revenues, net	$4,271	$-	$4,271
Total revenues	4,271	-	4,271
Operating expenses			-
General and administrative	13,793	-	13,793
Amortization of intangible assets	20,682	-	20,682
Impairment of intangible assets	8,598	-	8,598
Impairment of goodwill	74,441	(74,441)	-
Depreciation	83	-	83
Total operating expenses	117,597	(74,441)	43,156
Operating loss	(113,326)	74,441	(38,885)
			-
Other income (expense)			-
Interest expense and financing costs	(2,062)	-	(2,062)
Gain on extinguishment of convertible notes	-	-	-
Loss on investments	(13,549)	5,268	(8,281)
Foreign currency loss	(18)	-	(18)
Other expense	726	-	726
Change in fair value of subsidiary warrant liability	4,504	-	4,504
Change in fair value of derivative liability	815	-	815
Change in fair value of Panda interests	(198)	-	(198)
Total other income (expense)	(9,782)	5,268	(4,514)
Loss before income taxes	(123,108)	79,709	(43,399)
Income tax benefit	(5,272)	-	(5,272)
Net loss	(117,836)	79,709	(38,127)
Less: net loss attributable to non-controlling interest	3,767	-	3,767
Net loss attributable to controlling interest	$(114,069)	$79,709	$(34,360)
Less: Deemed dividend on Series D Preferred stock	(9)	-	(9)
Less: Deemed dividend - beneficial conversion feature on preferred stock	(589)	-	(589)
Net loss attributable to common stockholders	$(114,667)	$79,709	$(34,958)

Other comprehensive income (loss)
Foreign currency translation adjustment	(770)	-	(770)
Comprehensive loss	$(115,437)	$79,709	$(35,728)

Net loss per share attributable to common stockholders
Basic and diluted	$(5.15)		$(1.57)

Weighted average shares outstanding:
Basic and diluted	22,286,060	-	22,286,060

Note 3 - Liquidity, Going Concern and Management Plans

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

The Company has cash of $7.6 million, a working capital deficiency of $49.5 million and an accumulated deficit of $56.1 million at December 31, 2019. The Company incurred a net loss of $38.1 million and cash provided by its operating activities totaled $1.7 million for the year ended December 31, 2019. The Company expects to continue incurring losses in the foreseeable future and will need to raise additional capital to fund its operations, meet its obligations in the ordinary course of business and execute its longer-term business plan.  These obligations include liabilities assumed in acquisition that are in arrears and payable on demand. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date that these financial statements are issued. The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company’s future capital requirements and the adequacy of its available funds will depend on many factors, including its ability to successfully commercialize its products and services, competing technological and market developments, and the need to enter into collaborations with other companies or acquire other companies or technologies to enhance or complement its product and service offerings.

Management believes that the Company has access to capital resources through potential issuances of debt and equity securities. The ability of the Company to continue as a going concern is dependent on the Company’s ability to execute its strategy and raise additional funds. Management is currently seeking additional funds, primarily through the issuance of equity securities for cash, to operate its business. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in the case or equity financing. In addition to the foregoing, based on the Company’s current assessment, the Company does not expect any material impact on its long-term development timeline and its liquidity due to the worldwide spread of a novel strain of coronavirus (“COVID 19”). However, the Company is continuing to assess the effect on its operations by monitoring the spread of COVID-19 and the actions implemented to combat the virus throughout the world.

Note 4 - Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its 99.7% owned principal operating subsidiary Evolution AI Corporation (“EAI”), 62.3% majority-owned operating subsidiary Nexway AG (“Nexway”), wholly-owned subsidiaries Facebank AG and StockAccess Holdings SAS (“SAH”), 70.0% majority-owned operating subsidiary Highlight Finance Corp. (“HFC”), inactive subsidiaries York Production LLC and York Production II LLC and its 68% majority owned subsidiary, Pulse Evolution Corporation (“PEC”). All inter-company balances and transactions have been eliminated in consolidation.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation. These reclassifications have no impact on the previously reported financial position or results of operations.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The significant estimates and assumptions include allocating the fair value of purchase consideration issued in business acquisitions, useful lives of intangible assets, analysis of impairments of recorded intangible assets, accruals for potential liabilities, assumptions made in valuing derivative liabilities and assumptions made when estimating the fair value of equity instruments issued in share-based payment arrangements.

Cash and Cash Equivalents

The Company’s cash balances primarily consist of funds maintained at Nexway AG. The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company does not have any cash equivalents as of December 31, 2019 and 2018. Nearly all of the cash held by the Company as of December 31, 2019 was held in banks in France and Germany. Under the EU banking directive of 94/19/EC, both Germany and France created insurance funds covering 100,000 EUR per account. The Company holds significant amounts of cash in excess of those insurance limits, however, the Company maintains its accounts at high quality financial institutions and to date has never experienced a loss.

F-74

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

Fair Value Estimates

The carrying amounts of the Company’s financial assets and liabilities, such as cash, other assets, accounts payable and accrued payroll, approximate their fair values because of the short maturity of these instruments. The carrying amounts of notes payable and convertible notes approximate their fair values due to the fact that the effective interest rates on these obligations are comparable to market interest rates for instruments of similar credit risk.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are reported at realizable value, net of allowances for contractual credits and doubtful accounts. The Company records allowances for doubtful accounts receivable based upon expected collectability. The reserve is generally established based upon an analysis of its aged receivables. Additionally, if necessary, a specific reserve for individual accounts is recorded when the Company becomes aware of a customer’s inability to meet its financial obligations, such as in the case of a bankruptcy filing or deterioration in the customer’s operating results or financial position. The Company also regularly reviews the allowance by considering factors such as historical collections experience, credit quality, age of the accounts receivable balance and current economic conditions that may affect a customer’s ability to pay. If actual bad debts differ from the reserves calculated, the Company records an adjustment to bad debt expense in the period in which the difference occurs.

Concentrations

For the year ended December 31, 2019 and 2018, no customer accounted for more than 10% of sales and accounts receivable.

Vendor Concentration

For the year ended December 31, 2019 the Company purchased approximately 47% of its licenses sold to customers from two vendors and those two vendors accounts for approximately 60% of accounts payable as of December 31, 2019.

Property and Equipment

Property and equipment, which principally consists of furniture and fixtures, are stated at cost, and are depreciated using the straight-line method over the estimated useful life of five years. Repairs and maintenance are expensed as incurred.

Fair Value of Financial Instruments

The Company accounts for financial instruments under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements, ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

Level 1 — quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 — observable inputs other than Level 1, quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, and model-derived prices whose inputs are observable or whose significant value drivers are observable; and

Level 3 — assets and liabilities whose significant value drivers are unobservable.

Long-Term Investments

As described in Note 6 to these consolidated financial statements, effective January 1, 2019, the Company adopted Accounting Standards Update (“ASU”) 2016-01 and related ASU 2018-03 concerning recognition and measurement of financial assets and financial liabilities. In adopting this new guidance, the Company has made an accounting policy election to adopt an adjusted cost method measurement alternative for investments in equity securities without readily determinable fair values.

F-75

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

For equity investments that are accounted for using the measurement alternative, the Company initially records equity investments that qualify for the measurement alternative at cost, but is required to adjust the carrying value of such equity investments through earnings when there is an observable transaction involving the same or a similar investment with the same issuer or upon an impairment.

For equity investments that result in the Company having significant influence, but not control, of an entity, the Company applies the equity method of accounting.

Loans for which the Company has the intent and ability to hold for the foreseeable future or until maturity are classified as held for investment and accounted for at cost, adjusted for unamortized premiums and discounts, net of allowance for loan losses.

Impairment Testing of Long-Lived Assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made.

During the year ended December 31, 2019, the Company recorded impairment charges of approximately $8.6 million related to the intangible assets acquired with the Company’s acquisition of Nexway (See Note 5).

Acquisitions and Business Combinations

The Company allocates the fair value of purchase consideration issued in business combination transactions to the tangible assets acquired, liabilities assumed, and separately identified intangible assets acquired based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from, acquired technology, trade-marks and trade names, useful lives, and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, which is one year from the acquisition date, we may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. Upon the conclusion of the measurement period, any subsequent adjustments are recorded to earnings.

Goodwill

The Company tests goodwill for impairment at the reporting unit level on an annual basis on December 31 for each fiscal year or more frequently if events or changes in circumstances indicate that the carrying amount of goodwill may not be recoverable. The Company assesses qualitative factors to determine whether it is more likely than not that the fair value of a single reporting unit is less than its carrying amount under ASU No. 2017-04, Goodwill and Other (Topic 350): Simplifying the Accounting for Goodwill Impairment, issued by the FASB. If it is determined that the fair value is less than its carrying amount, the excess of the goodwill carrying amount over the implied fair value is recognized as an impairment loss.

The Company tested goodwill for impairment as of December 31, 2019 and based on its review, goodwill was not impaired. There were no goodwill impairment charges recorded during the year ended December 31, 2018. Changes in economic and operating conditions and the impact of COVID-19 could result in goodwill impairment in future periods.

Intangible Assets

The Company’s intangible assets represent definite lived intangible assets, which are being amortized on a straight- line basis over their estimated useful lives as follows:

Human animation technologies	7 years
Trademark and trade names	7 years
Animation and visual effects technologies	7 years
Digital asset library	5-7 years
Intellectual Property	7 years
Customer relationships	11 years

F-76

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

Convertible Instruments With Embedded Features

The Company evaluates its convertible instruments to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for in accordance with Topic 815 of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). The accounting treatment of derivative financial instruments requires that the Company record the conversion options and warrants at their fair values as of the inception date of the agreement and as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period conversion options, when bifurcated, are recorded as a discount to the host instrument and are amortized as interest expense over the life of the underlying instrument using the effective interest method. The Company reassesses the classification of its derivative instruments at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification.

The Monte Carlo simulation model was used to estimate the fair value of the warrants that are classified as derivative liabilities on the consolidated balance sheets. The model includes subjective input assumptions that can materially affect the fair value estimates. The expected volatility is estimated based on the most recent historical period of time equal to the weighted average life of the warrants.

Derivative Financial Instruments

Derivative liabilities are recognized in the consolidated balance sheets at fair value based on the criteria specified in ASC Topic 815-15 – Derivatives and Hedging – Embedded Derivatives (“ASC 815-15”). The Company evaluates all of its financial instruments, including embedded conversion features in convertible debt and warrants, and unit investments that include the sale of a profits interest, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The Monte Carlo simulation model was used to estimate the fair value of the embedded conversion features of the Company’s convertible notes that are classified as derivative liabilities on the consolidated balance sheets. The model includes subjective input assumptions that can materially affect the fair value estimates. The expected volatility is estimated based on the most recent historical period of time equal to the weighted average life of the convertible notes.

Warrant Liability

The Company accounts for common stock warrants with cash settlement features as liability instruments at fair value. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s consolidated statements of operations. The fair value of liabilities classified as warrants has been estimated using the Monte Carlo simulation model.

Deferred Tax Liability

The Company recognized $1.2 million of deferred tax liabilities related to its Facebank AG acquisition, and $0.5 million related to its Nexway acquisition during the year ended December 31, 2019. During the year ended December 31, 2019, the Company recognized a full impairment of the intangible assets acquired with its Nexway acquisition, and eliminated the related deferred tax liability. The Company recorded $36.9 million of deferred tax liabilities related to the EAI acquisition and $0.2 million related to the Namegames acquisition during the year ended December 31, 2018. The following is a rollforward of the Company’s deferred tax liability from January 1, 2019 to December 31, 2019 (in thousands):

	December 31, 2019	December 31, 2018
Beginning balance	$35,000	$-
Evolution AI acquisition	-	36,937
Namegames acquisition	-	177
Facebank acquisition	1,151	-
Nexway acquisition	450	-
Impairment of Nexway intangible assets	(450)	-
Income tax benefit (associated with the amortization of intangible assets)	(5,272)	(2,114)
Ending balance	$30,879	$35,000

F-77

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

Convertible Preferred Stock

Preferred shares subject to mandatory redemption are classified as liability instruments and are measured at fair value. The Company classifies conditionally redeemable preferred shares, which includes preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control, as temporary equity (“mezzanine”) until such time as the conditions are removed or lapse.

Non-Controlling Interest

Non-controlling interest represents PEC stockholders who retained an aggregate 32% interest in that entity following the Company acquisition of EAI. Non-controlling interest is adjusted for the non-controlling interest holders’ proportionate share of the earnings or losses even if loss allocations result in a deficit non-controlling interest balance.

Sequencing

On July 30, 2019, the Company adopted a sequencing policy under ASC 815-40-35 whereby in the event that reclassification of contracts from equity to assets or liabilities is necessary pursuant to ASC 815 due to the Company’s inability to demonstrate it has sufficient authorized shares as a result of certain securities with a potentially indeterminable number of shares, shares will be allocated on the basis of the earliest issuance date of potentially dilutive instruments, with the earliest grants receiving the first allocation of shares. Pursuant to ASC 815, issuance of securities to the Company’s employees or directors are not subject to the sequencing policy.

Leases

Effective January 1, 2019, the Company accounts for its leases under ASC 842, Leases. Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases and are recorded on the consolidated balance sheet as both a right of use asset and lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right of use asset result in straight-line rent expense over the lease term. The adoption of ASC 842 did not have an effect on the Company’s consolidated results of operations or cash flows, due to the leases having a term of less than one year.

In calculating the right of use asset and lease liability, the Company elects to combine lease and non-lease components. The Company excludes short-term leases having initial terms of 12 months or less, if any, from the new guidance as an accounting policy election, and recognizes rent expense on a straight-line basis over the lease term.

The Company continues to account for leases in the prior period financial statements under ASC Topic 840.

Revenue From Contracts With Customers

The Company recognizes revenue from contracts with customers under ASC 606, Revenue from Contracts with Customers (the “revenue standard”) on a net basis, as the Company is an agent and not a principal. The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. A good or service is transferred to a customer when, or as, the customer obtains control of that good or service. The following five steps are applied to achieve that core principle:

●	Step 1: Identify the contract with the customer
●	Step 2: Identify the performance obligations in the contract
●	Step 3: Determine the transaction price
●	Step 4: Allocate the transaction price to the performance obligations in the contract
●	Step 5: Recognize revenue when the company satisfies a performance obligation

F-78

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

The Company recognized net revenues from contracts with customers of approximately $4.3 million during the year ended December 31, 2019, primarily from the sale of software licenses. Revenue from the sale of software licenses are recognized as a single performance obligation at the point in time that the software license is delivered to the customer. The Company under its contracts is required to provide its customers with 30 days to return the license for a full refund, regardless of reason, and the Company will be provided a refund in full of its cost to sell the license. Therefore, for Nexway, the Company acts as an agent and recognizes revenue on a net basis.

The following presents our revenues from contracts disaggregated by major business activity (in thousands):

Year Ended December 31, 2019
Nexway eCommerce Solutions	$3,359
Nexway Academics	912
Total	$4,271

Stock-Based Compensation

The Company accounts for share-based payment awards exchanged for services at the estimated grant date fair value of the award. Stock options issued under the Company’s long-term incentive plans are granted with an exercise price equal to no less than the market price of the Company’s stock at the date of grant and expire up to ten years from the date of grant. These options generally vest on the grant date or over a one- year period.

The Company estimates the fair value of stock option grants using the Black-Scholes option pricing model and the assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment.

Expected Term - The expected term of options represents the period that the Company’s stock-based awards are expected to be outstanding based on the simplified method, which is the half-life from vesting to the end of its contractual term.

Expected Volatility - The Company computes stock price volatility over expected terms based on its historical common stock trading prices.

Risk-Free Interest Rate - The Company bases the risk-free interest rate on the implied yield available on U. S. Treasury zero-coupon issues with an equivalent remaining term.

Expected Dividend - The Company has never declared or paid any cash dividends on its common shares and does not plan to pay cash dividends in the foreseeable future, and, therefore, uses an expected dividend yield of zero in its valuation models.

Effective January 1, 2017, the Company elected to account for forfeited awards as they occur, as permitted by Accounting Standards Update (“ASU”) 2016-09. Ultimately, the actual expenses recognized over the vesting period will be for those shares that vested. Prior to making this election, the Company estimated a forfeiture rate for awards at 0%, as the Company did not have a significant history of forfeitures.

Income Taxes

The Company accounts for income taxes under the asset and liability method, in which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. A valuation allowance is required to the extent any deferred tax assets may not be realizable.

F-79

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

ASC Topic 740, Income Taxes, (“ASC 740”), also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s consolidated financial statements. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in material changes to its financial position.

(Loss)/ Income Per Share

Basic (loss) income per share is computed by dividing net (loss) income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted (loss) income per share reflects the potential dilution, using the treasury stock method that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the (loss) income of the Company. In computing diluted (loss) income per share, the treasury stock method assumes that outstanding options and warrants are exercised and the proceeds are used to purchase common stock at the average market price during the period. Options and warrants may have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price of the options and warrants.

The following common share equivalents are excluded from the calculation of weighted average common shares outstanding because their inclusion would have been anti-dilutive:

	December 31,
	2019	2018
Common stock purchase warrants	200,007	7
Series D convertible preferred shares	461,839	-
Series X convertible preferred shares	-	15,000,000
Stock options	16,667	16,667
Convertible notes variable settlement feature	190,096	196,243
Total	868,609	15,212,917

Foreign Currency Translation and Transactions

Assets and liabilities of foreign subsidiaries having non-U.S. dollar functional currencies are translated at exchange rates at the end of a period. Revenues and expenses are translated at average exchange rates during the period. The gains or losses resulting from translating foreign currency financial statements into U.S. dollars, net of taxes, if any, are reported as a separate component of Accumulated Other comprehensive income (loss) within stockholders’ equity. Gains or losses resulting from foreign currency transactions are included in Other income (expense) in the Company’s Consolidated Statements of Operations.

Segment Reporting

The Company has only one operating segment and reporting unit. The Company defines its segments as those business units whose operating results are regularly reviewed by the chief operating decision maker (“CODM”) to analyze performance and allocate resources. The Company’s CODM is its Chief Executive Officer. As of and for the year ended December 31, 2019, the CODM only reviews consolidated results to analyze performance and allocate resources.

Revenues, classified by the major geographic areas in which our customers were located, were as follows (in thousands):

Revenues
Europe	$4,049
United States	222
Total	$4,271

F-80

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU’) 2016-02, Leases (Topic 842) which supersedes FASB Topic 840, Leases (Topic 840) and provides principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than twelve months regardless of classification. Leases with a term of twelve months or less will be accounted for similar to existing guidance for operating leases. In January 2018, the FASB issued ASU 2018-01, Leases (Topic 842) Land Easement Practical Expedient for Transition to Topic 842, which amends ASU 2016-02 to provide entities an optional transition practical expedient to not evaluate under Topic 842 existing or expired land easements that were not previously accounted for as leases under the current leases guidance in Topic 842. An entity that elects this practical expedient should evaluate new or modified land easements under Topic 842 beginning at the date that the entity adopts Topic 842. The standard will be effective for annual and interim periods beginning after December 15, 2019, with early adoption permitted upon issuance. The Company adopted this standard on January 1, 2019. The impact of this adoption was immaterial. See Note 15 for more information.

In July 2017, the FASB has issued a two-part ASU No. 2017-11, (i) Accounting for Certain Financial Instruments with Down Round Features and (ii) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception which simplifies the accounting for certain financial instruments with down round features, a provision in an equity-linked financial instrument (or embedded feature) that provides a downward adjustment of the current exercise price based on the price of future equity offerings. It is effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted. The Company adopted this standard on its consolidated financial statements and disclosures as of January 1, 2019. The adoption of ASU 2017-11 did not have a material impact on its consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (“Topic 606”), amending revenue recognition guidance and requiring more detailed disclosures to enable users of financial statements to understand the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The core principle of Topic 606 is that revenue should be recognized to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Additional ASUs have been issued that are part of the overall new revenue guidance including: (i) ASU 2016-08, “Principal versus Agent Considerations (Reporting Revenue Gross versus Net),” (ii) ASU 2016-10, “Identifying Performance Obligations and Licensing,” (iii) ASU 2016-20, “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers” and (iv) ASU 2016-12, “Narrow Scope Improvements and Practical Expedients,” which clarified guidance on certain items such as reporting revenue as a principal or agent, identifying performance obligations. Concurrent with the acquisition of Nexway, the Company adopted ASU No. 2014-09, Revenue from Contracts with Customers, as amended (Accounting Standards Codification Topic 606) (ASC 606) using the modified retrospective method applied to those contracts which were not completed the acquisition date. The Company also elected to use the practical expedient that allows an entity to expense the incremental cost of obtaining a contract as an expense when incurred if the amortization period of the asset that an entity otherwise would have recognized is less than one year.

In April 2016, the FASB issued ASU 2016-10 to clarify the implementation guidance on licensing and the identification of performance obligations consideration included in ASU 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which is also known as ASC 606, was issued in May 2014 and outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. In March 2016, the FASB issued ASU 2016-08 to provide amendments to clarify the implementation guidance on principal versus agent considerations. The Company implemented the standard on the effective date of January 1, 2018 on a modified retrospective basis to contracts which were not completed as of this date. Adoption of this standard did not have a material impact on the Company’s consolidated financial statements as the Company did not have a material amount of revenue.

In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805) Clarifying the Definition of a Business” The amendments in this ASU clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for annual periods beginning after December 15, 2017, including interim periods within those periods. Early adoption is permitted, including for interim or annual periods for which the financial statements have not been issued or made available for issuance. The Company adopted this guidance as of January 1, 2018.

F-81

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

In January 2017, the FASB issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Accounting for Goodwill Impairment. ASU 2017-04 removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. This standard will be effective for the Company beginning in the first quarter of fiscal year 2020 and is required to be applied prospectively. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company has chosen to early adopt this standard as of January 1, 2019.

On June 20, 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for share-based payments to nonemployees (for example, service providers, external legal counsel, suppliers, etc.). Under the new standard, companies will no longer be required to value non-employee awards differently from employee awards. Meaning that companies will value all equity classified awards at their grant date under ASC 718 and forgo revaluing the award after this date. The Company has chosen to early adopt this standard as of January 1, 2018.

Recently Issued Accounting Standards

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The amendments in ASU 2018-13 modify the disclosure requirements on fair value measurements based on the concepts in the Concepts Statement, including the consideration of costs and benefits. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The amendments are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating ASU 2018-13 and its impact on its consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures.

Note 5 – Acquisitions

EAI acquisition

The EAI acquisition which occurred on August 8, 2018, was accounted for using acquisition method of accounting. The aggregate of the purchase price, plus net liabilities assumed was allocated to separately identifiable assets and the excess was recorded as goodwill. The preliminary allocation of the purchase price was based upon a valuation for which the estimates and assumptions are subject to change during the one-year measurement period, which ended August 7, 2019. During the year ended December 31, 2019, the Company recorded a measurement period adjustment to reduce acquisition date accrued expenses by $1.9 million, which resulted in a corresponding decrease to goodwill. In addition, during the year ended December 31, 2019, the Company recorded a lease settlement liability measurement period adjustment of $0.1 million which should have been accrued at the time of the acquisition. This lease settlement liability was settled during the first quarter of 2019 with the issuance of 18,935 shares (see Note 14).

F-82

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

The Company allocated the purchase consideration to the fair value of the assets acquired and liabilities assumed as summarized in the table below (in thousands except for share and per share amounts):

Fair Value
Consideration Paid:
Series X Convertible Preferred Stock (1,000,000 shares at a fair value of $211.50 per share)	$211,500
Purchase Price Allocation:
Property and equipment	22
Accounts payable	(2,291)
Accrued expenses	(3,205)
Notes payable (in default)	(3,634)
Warrant liability	(4,437)
Due to related parties and affiliates	(295)
Net liabilities assumed	(13,840)
Excess allocated to
Human animation technologies	123,436
Trademark and trade names	7,746
Animation and visual effects technologies	6,016
Digital asset library	6,255
Intangible assets	143,453
Deferred tax liability	(36,944)
Non- controlling interest	(29,224)
Goodwill	148,055
Total Purchase Price	$211,500

Proforma (Unaudited)

The following unaudited pro forma financial information presents combined results of operations as if the acquisition of Evolution AI Corporation and Pulse Evolution Corporation had occurred on January 1, 2018:

Year Ended December 31, 2018

Operating Revenues	$294
Net (Loss) Income	$(15,142)
Proforma EPS* - basic	$(0.78)
Proforma EPS* - dilutive	$(0.78)

*assumes Series X Preferred stock is converted into common stock

Facebank AG acquisition

On August 15, 2019, the Company acquired 100% of the issued and outstanding capital stock of Facebank AG in exchange for 2,500,000 shares of common stock, par value $0.0001 per share, of the Company. The acquisition was accounted for using the acquisition method accounting. The fair value of the Company’s common stock transferred as consideration in the acquisition was $19.95 million, which was determined using the closing Price of the Company’s stock as traded on the OTC. Facebank AG is a privately-owned Swiss holding company which, at the time of acquisition, owned a minority interest in Nexway AG, and had entered into a binding agreement to acquire an aggregate 62.3% majority interest in Nexway AG. On September 16, 2019, Facebank AG completed its acquisition of a majority interest in Nexway AG, which is further discussed below. Facebank AG also owns 100% of SAH, a French joint stock company and investor in the global luxury, entertainment and celebrity focused industries that directly or indirectly holds investments in multiple other subsidiaries.

The acquisition of Facebank AG was considered immaterial as defined by ASC 805, Business Combinations.

F-83

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

Purchase Price Allocation

The following table summarizes the preliminary allocation of the purchase price to the assets acquired and liabilities assumed for the Facebank AG acquisition (in thousands):

Cash	$329
Accounts receivable	3,709
Property and equipment	16
Investments	5,671
Financial assets as fair value	2,275
Intangible assets – customer relationships	2,241
Intangible assets – intellectual property	1,215
Intangible assets – trade names and trademarks	843
Goodwill	28,541
Accounts payable	(64)
Accrued expenses	(802)
Deferred taxes	(1,161)
Long-term borrowings	(22,863)
Stock purchase price	$19,950

The liabilities assumed in the acquisition include long-term borrowings with an acquisition-date fair value of $22.9 million. SAH is the borrower under a EUR 20.0 million bond due March 31, 2014 and an interest rate of 7%. The principal amount outstanding under the borrowing was EUR 14.5 million and EUR 16.7 million at August 15, 2019 (acquisition date) and December 31, 2019, respectively.

At August 15, 2019, SAH was also the borrower under a EUR 5.0 million term loan with Highlight Finance Corp. as the lender and an interest rate of 4.0%. The term loan was effectively settled as part of Facebank AG’s acquisition of Nexway AG and Highlight Finance Corp. on September 19, 2019 and is not outstanding at December 31, 2019. Refer to the following section for further discussion on the acquisition of Nexway AG and Highlight Finance Corp.

Nexway AG Acquisition

On September 16, 2019, Facebank AG, a wholly owned subsidiary of the Company, acquired 333,420 shares, or approximately 51%, of Nexway and 35,000 shares, or approximately 70%, of Highlight Finance Corp. (“HFC”) (the “Nexway AG Acquisition”). Prior to the acquisition, Facebank AG owned 74,130 shares of Nexway, representing approximately 11.3% of the outstanding common shares of Nexway. Nexway is a Karlsruhe-based and Germany-listed software and solutions company, which provides a subscription-based platform for the monetization of intellectual property, principally for entertainment, games and security software companies, through its proprietary merchant presence in 180 different countries. HFC is a British Virgin Islands company with a EUR 15.0 million term bond facility issued and outstanding.

The acquisition was accounted for using the acquisition method accounting. The aggregate consideration of approximately ($5.3 million) equaled the sum of cash paid ($2.2 million), the fair value of bonds issued ($1.8 million), and the fair value of the Nexway shares previously owned by Facebank AG ($1.1 million), less the fair value of Facebank AG debt effectively settled as a result of the acquisition ($10.4 million). Goodwill related to the Nexway AG Acquisition is not deductible for tax purposes.

The Company did not apply pushdown accounting to its acquisition of Nexway.

F-84

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

Purchase Price Allocation

The following table summarizes the preliminary allocation of the purchase price to the assets acquired, liabilities assumed and noncontrolling interest for the Nexway AG Acquisition (in thousands):

Cash	$4,152
Accounts receivable	12,900
Prepaid expenses	1,169
Inventory	61
Property and equipment	213
Intangible assets – customer relationships	2,241
Intangible assets – intellectual property	1,215
Intangible assets – trade names and trademarks	843
Goodwill	45,900
Right-of-use assets	3,594
Accounts payable	(28,381)
Accrued expenses	(16,747)
Current portion of lease liability	(756)
Deferred income taxes	(450)
Other long-term liabilities	(193)
Lease liability	(2,838)
Long-term borrowings	(24,609)
Noncontrolling interests	(3,582)
Consideration transferred	$(5,268)

The liabilities assumed in the acquisition include long-term borrowings with an acquisition-date fair value of $24.6 million. Nexway AG is the borrower of EUR 12.0 million secured notes, of which EUR 7.5 million was outstanding upon the acquisition on September 19, 2019. The Nexway borrowing has a maturity date of September 8, 2023 and interest rate of 6.5%. HFC is the borrower under a EUR 15.0 million bond due April 30, 2024 and an interest rate of 4%. All of the HFC bond was outstanding as of September 19, 2019 and December 31, 2019. The negative consideration transferred noted above was included with goodwill as of December 31, 2019.

The Company has determined that because of the continuing losses and poor financial condition of Nexway AG, that the intangible assets and goodwill acquired in the acquisition of Nexway AG were required to be impaired in full as of December 31, 2019.

Proforma – Nexway AG

The following unaudited pro forma financial information for the year ended December 31, 2019 and 2018 presents combined results of operations as if the Nexway AG Acquisition had occurred on January 1, 2018 (in thousands):

	Year Ended December 31,
	2019	2018

Operating Revenues	$14,928	$25,289
Net (Loss) Income	$(44,088)	$(9,763)
Proforma EPS – basic and diluted	$(1.98)	$(2.18)

Note 6 – Investments

In March 2019, the Company entered into an agreement to finance and co-produce Broadway Asia’s theatrical production of DreamWorks’ Kung Fu Panda Spectacular Live at the Venetian Theatre in Macau, Hong Kong, currently scheduled to open in January 2020 (“Macau Show”). The agreement requires the Company to invest at least $2 million in Panda, in exchange for which the Company has received an equity interest in the production, billing credit as associate producer, and certain rights to participate in possible future productions of DreamWorks’ Kung Fu Panda property in similar theatrical productions.

During the year ended December 31, 2019, the Company acquired an approximate 4% interest in Panda for $2.0 million. The Company has evaluated the guidance in ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities, and elected to account for the investment using the measurement alternative as the equity securities are without a readily determinable fair value and do not give the Company significant influence over Panda. The measurement alternative at cost, less any impairment, plus or minus changes resulting from observable price changes.

As of December 31, 2019, the Company paid $1.0 million to Panda. On October 24, 2019, the Company entered into an agreement with Panda and issued 175,000 shares of its common stock as satisfaction of the remaining $1.0 million obligation. On October 24, 2019, the fair value of the 175,000 shares was approximately $1.9 million or $10.96 per share, and the additional $0.9 million was recorded as stock-based compensation expense during the year ended December 31, 2019. As of December 31, 2019, the Company has fully impaired its investment.

During the year ended December 31, 2019, the Company sold profits interests to accredited investors and received cash of $0.7 million. As part of this transaction, the Company also issued 209,050 common shares in connection with this transaction. As a result of this sale of the profits interest, the Company will potentially distribute approximately 5.2% of its proceeds received by the Company from the producer of the Macau Show. The Company allocated 100% of the amount of proceeds received from investors to the fair value of the profits interests based upon expected cash outflows on the Macau Shaw. The issuance of a profits interest meets the definition of a derivative in accordance with ASC 815, therefore, the Company will update the fair value of this profits interests on a quarterly basis and record any change in fair value as a component of other income (expense). The Company determined the fair value of the profits interest to be approximately $1.7 million as of the date of this transaction and $2.0 million as of December 31, 2019 (See Note 11).

F-85

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

The table below summarizes the Company’s profits interest at December 31, 2019 (in thousands except for unit and per unit information):

Panda units granted	26.2
Fair value per unit on grant date	$67,690
Grant date fair value	$1,773
Change in fair value of Panda interests	$198
Fair value at December 31, 2019	$1,971

As part of its acquisition of Facebank AG on August 15, 2019, the Company acquired investments in Paddle8 consisting of common shares and a term loan. Paddle8 is an online auction house that connects buyers and sellers of fine art and collectibles across the internet. The common shares hold a 49% voting interest and 33% economic interest in Paddle8 and were assessed to have an acquisition date fair value of $-0-, which is the carrying value as of December 31, 2019. The Company will account for its investment in the common shares under the equity method of accounting. The Company intends to hold the term loan until maturity and will accounted for the term loan at amortized cost, net of any allowance for loan loss. As of December 31, 2019, the Company had fully impaired the loan due to concerns about the quality of the security interest held and the continuing losses and poor financial condition of Paddle8.

In addition to the Paddle8 investment and loans, the Company also acquired through its acquisition of Nexway AG, an interest in a private partnership, Olma Funds, that holds equity interest in private companies in Europe. At the date of the acquisition, the investment fair value was determined to be approx. $1.8 million USD. The Company is treating this as the cost basis of the investment and does not re-value at fair value on a recurring basis, but retains the cost basis less any other than temporary impairments necessary. As of December 31, 2019, no impairments were deemed necessary.

Note 7 – Intangible Assets and Goodwill

On July 31, 2019, the Company entered into a joint venture and revenue share agreement, called the Digital Likeness Development Agreement (the “Agreement”), among the Company, FaceBank, Inc., and professional boxing promoter and retired professional boxer, Floyd Mayweather, concerning the development of the hyper-realistic, computer generated ‘digital likeness’ of the face and body of Mr. Mayweather (“Virtual Mayweather”), for global exploitation in commercial applications. The Company is responsible for the advance funding of all technology and related costs. The Company paid an upfront cash fee of $250,000 and intended to issue share-based awards with an approximate fair value of $1,000,000 to Mr. Mayweather. The revenue earned from the agreement will initially be shared 50% to the Company and 50% to Mr. Mayweather, until the Company has recovered the advanced funding. Revenues earned subsequent the Company’s cost recovery will be shared 75% to Mr. Mayweather and 25% to the Company. The term of the agreement is from July 31, 2019 through July 31, 2024, unless extended by the parties. The Company also has an option to extend the Agreement, for an additional five-year term, based on performance. As of December 31, 2019, the Company has not issued the share-based awards and has recorded a shares settled liability of $1,000,000 on the accompanying consolidated balance sheet. The Company recorded an intangible asset of $1,250,000 in connection with Virtual Mayweather. The Company will amortize this intangible asset over a 5-year period. On January 25, 2020, the Company entered into an amended Digital Likeness Development Agreement with Floyd Mayweather (the “Amended Agreement”), which supersedes the Agreement dated July 31, 2019 (see Note 19).

The Company recognized intangible assets during the period ended December 31, 2019 in connection with the Facebank AG Acquisition and the Nexway acquisition. Refer to Note 5 – Acquisition for further information on the Facebank AG Acquisition and the Nexway acquisition.

F-86

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

The table below summarizes the Company’s intangible assets at December 31, 2019 and 2018 (in thousands):

			December 31, 2019
	Useful Lives (Years)	Weighted Average Remaining Life (Years)	Intangible Assets	Intangible Asset Impairment	Accumulated Amortization	Net Balance
Human animation technologies	7	6	$123,436	$-	$(24,646)	$98,790
Trademark and trade names	7	6	9,432	(1,686)	(1,549)	6,197
Animation and visual effects technologies	7	6	6,016	-	(1,203)	4,813
Digital asset library	5-7	5.5	7,505	-	(1,251)	6,254
Intellectual Property	7	6	3,258	(2,430)	(236)	592
Customer relationships	11	11	4,482	(4,482)	-	-
Total			$154,129	$(8,598)	$(28,885)	$116,646

			December 31, 2018
	Useful Lives (Years)	Weighted Average Remaining Life (Years)	Intangible Assets	Accumulated Amortization	Net Balance
Human animation technologies	7	6.6	$123,436	$(7,012)	$116,424
Trademark and trade names	7	6.6	7,746	(443)	7,303
Animation and visual effects technologies	7	6.6	6,016	(344)	5,672
Digital likeness development	7	6.6	6,255	(357)	5,898
Intellectual Property	7	6.6	828	(47)	781
Total			$144,281	$(8,203)	$136,078

The intangible assets are being amortized over their respective original useful lives, which range from 5 to 11 years. The Company recorded amortization expense related to the above intangible assets of approximately $21.0 million and $8.2 million for the years ended December 31, 2019 and 2018, respectively. As noted above in Footnote 5, the Company has fully impaired the intangible assets acquired in Nexway AG and Facebank AG business combinations as of December 31, 2019. There were no impairment charges recorded during the year ended December 31, 2018.

The estimated future amortization expense associated with intangible assets is as follows (in thousands):

Future Amortization
2020	$20,862
2021	20,862
2022	20,862
2023	20,862
2024	20,790
Thereafter	12,408
Total	$116,646

F-87

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

Goodwill

The following table is a summary of the changes to goodwill for the year ended December 31, 2019 (in thousands) (as restated):

Balance - January 1, 2018	$-
Evolution AI Acquisition	149,975
Balance - December 31, 2018	149,975
Nexway Acquisition	51,168
Facebank AG Acquisition	28,541
Measurement period adjustment for EAI acquisition	(1,921)
Balance - December 31, 2019	$227,763

* The Company recorded a measurement period adjustment related to its EAI acquisition to reduce acquisition date accrued expenses by $1.9 million, which resulted in a corresponding decrease to goodwill.

Note 8 – Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses as of December 31, 2019 and 2018 consist of the following (in thousands):

	December 31, 2019	December 31, 2018
Suppliers	$37,508	$-
Payroll taxes (in arrears)	1,308	1,308
Accrued compensation	3,649	2,453
Legal and professional fees	3,936	1,952
Accrued litigation loss	524	524
Taxes (including value added)	5,953	-
Other	3,897	2,098
Total	$56,775	$8,335

Note 9 - Related Parties

Amounts owed to related parties as of December 31, 2019 and 2018 consist of the following (in thousands):

	December 31, 2019	December 31, 2018
Alexander Bafer, Executive Chairman	$20	$25
John Textor, Chief Executive Officer and affiliated companies	592	304
Other	53	69
Total	$665	$398

Our Chairman, Mr. Bafer, advanced an unsecured, non-interest-bearing loan to the Company which is payable on demand. The amounts due to John Textor, Chief Executive Officer, represents an unpaid compensation liability assumed in the acquisition of EAI. The amounts due to other related parties also represent financing obligations assumed in the acquisition of EAI.

During the year ended December 31, 2019, the Company received approximately $423,000 from related parties, including a $300,000 advance from FaceBank, Inc., a development stage company controlled by Mr. Textor, $56,000 from Mr. Bafer, $37,000 from Mr. Textor and $30,000 from other related parties. During the year ended December 31, 2019, the Company paid approximately $156,000 to related parties, including $56,000 to Mr. Bafer, $49,000 to Mr. Textor and $51,000 to other related parties.

F-88

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

Notes Payable - Related Parties

On August 8, 2018, the Company assumed a $172,000 note payable due to a relative of the CEO. The note has three-month roll-over provision and different maturity and repayment amounts if not fully paid by its due date and bears interest at 18% per annum. The Company has accrued default interest for additional liability in excess of the principal amount. The note is currently in default. Accrued interest as of December 31, 2019 and 2018 related to this note was $85,000 and $45,000, respectively.

On May 22, 2019, the Company issued a non-convertible promissory note to replace its convertible promissory note, dated October 12, 2015, with its Chairman, Mr. Bafer. The note has a principal balance of $264,365, accrues interest at a rate of 8% per annum and matured on August 31, 2019. During the year ended December 31, 2019, Mr. Bafer was repaid $258,850 of the principal balance and approximately $46,160 of interest. As part of this transaction, the Company and Mr. Bafer agreed to transfer approx. $124,000 from his note balance to accrued payroll.

Note 10 - Note Payable

The Company has recorded, through the accounting consolidation of EAI, a $2.7 million note payable bearing interest at the rate of 10% per annum that was due on October 1, 2018. The cumulative accrued interest on the note amounts to $1.3 million. The note is currently in a default condition due to non-payment of principal and interest. The note relates to the acquisition of technology from parties who, as a result of the acquisition of EAI, own 15,000,000 shares of the Company’s common stock (after the conversion of 1,000,0000 of Series X Convertible Preferred Stock during the year ended December 31, 2019). Such holders have agreed not to declare the note in default, and to forbear from exercising remedies which would otherwise be available in the event of a default, while the note continues to accrue interest. The Company is currently in negotiation with such holders to resolve the matter.

As part of the acquisitions in 2019 of Facebank AG and Nexway AG, the Company assumed the following notes payable:

In March 2019, Stock Access Holdings SAS (“SAH”), issued EUR 20 million in bonds with an interest rate of 7% per annum and a maturity date of March 31, 2024. Interest on the notes is payable semiannually on September 30 and March 31. The bonds are secured by 100% of issued and outstanding share of SAH and issued pari passu with all other existing convertible obligations of the issuer. The holders of the bonds, as a class, may restrict the ability of the issuer to enter into additional note or bond obligations. In addition, the holders have the right to put EUR 2 million back to the Company on March 1, 2020 and further EUR 3 million on March 2021. Upon a change of control, as defined in the bond agreements, EUR 5 million is able to be put back to the Company within 90 days of the change of control. As of December 31, 2019, the outstanding balance of these bonds was $18.76 million.

In April 2019, Highlight Finance Corp. (“HFC”) issued EUR 15 million in bonds with an interest rate of 4% per annum and a maturity date of April 2024. Interest on the notes is payable semiannually on April 30 and October 31. The bonds are unsecured and are issued pari passu with all other existing unsecured obligations of the issuer. In the event of the change of control of the issuer, as defined in the agreement, the holders of the bonds may put back to HFC for full repayment within 5 business days of the change of control. As of December 31, 2019, the outstanding balance of these bonds was $14.53 million.

In September 2018, Nexway SAS issued EUR 7.5 million in bonds with an interest rate of 6.5% per annum and a maturity date of September 2023. Interest is payable semiannually on March 10 and September 10. The bonds are secured by 100% of the issued and outstanding shares of Nexway SAS and are guaranteed by Nexway AG. The holders of the bonds, as a class, may restrict the ability of the issuer to enter into additional note or bond obligations. The holders of the bonds may present the bonds for early repayment beginning in July 2021 at a 97% redemption rate. Nexway SAS may repay the bonds at any time at par given 90 days’ notice to the bond holders. As of December 31, 2019, the outstanding balance of these bonds was $8.61 million.

In February 2020, the Company refinanced the bonds noted above from its subsidiaries in Facebank AG and Nexway AG – see Footnote 19.

In 2015, Nexway SAS entered into a note for EUR 1.2 million, with an interest rate of 1.9% per annum and 30 fixed quarterly principal of EUR 42,857 and interest payments. As of December 31, 2019, the balance on the note was EUR 300,000.

Note 11 - Fair Value Measurements

The Company holds investments in equity securities and limited partnership interests, which are accounted for at fair value and classified within financial assets at fair value on the consolidated balance sheet, with changes in fair value recognized as investment gain/ loss in the consolidated statements of operations. Additionally, the Company’s convertible notes, derivatives and warrants were classified as liabilities and measured at fair value on the issuance date, with changes in fair value recognized as other income/expense in the consolidated statements of operations.

F-89

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

	Fair Value measured at December 31, 2019
	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Derivative liability - convertible notes	$-	$-	$1,203
Profits interest	-	-	1,971
Embedded put option	-	-	376
Warrant Liability	-	-	24
Total Financial Liabilities at Fair Value	$-	$-	$3,574

	Fair Value measured at December 31, 2018
	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Derivative liability - convertible notes	$-	$-	$469
Derivative liability - related party convertible notes	-	-	549
Total Derivative Liability	$-	$-	$1,018
Warrant Liability	-	-	4,528
Total Fair Value	$-	$-	$5,546

Derivative Financial Instruments

The following table presents changes in Level 3 liabilities measured at fair value (in thousands) for the year ended December 31, 2019. Unobservable inputs were used to determine the fair value of positions that the Company has classified within the Level 3 category.

	Derivative - Convertible Notes	Warrants (assumed from subsidiary)	Profits Interests	Embedded Put Option
Fair value at December 31, 2018	$1,018	$4,528	$-	$-
Change in fair value	(678)	(4,504)	198	(137)
Additions	863	-	1,773	589
Redemptions	-	-	-	(76)
Fair value at December 31, 2019	$1,203	$24	$1,971	$376

The Company assumed liability for a warrant issued by PEC that expires on January 28, 2023. The fair value of the warrant liability, totaled $24,000 on December 31, 2019 and $4.5 million on December 31, 2018, resulting in a change in fair value of $4.5 million that is reported as a component of other income/(expense) in the consolidated statement of operations for the year ended December 31, 2019.

Warrant Liability - The Company used a Monte Carlo simulation model to estimate the fair value of the warrant liability with the following assumptions at December 31, 2019 and 2018:

	December 31, 2019	December 31, 2018
Exercise price	$0.75	$0.75
Stock price - subsidiary	$0.02	$0.22
Discount applied	0%	50%
Fair value of stock price	$0.00	$0.09
Risk free rate	1.62%	2.49%
Contractual term (years)	3.08	4.08
Expected dividend yield	0%	0%
Expected volatility	83.7%	86.5%
Number of subsidiary warrants outstanding	48,904,037	48,904,037

F-90

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

In arriving at the fair value of stock price, in 2019 no discount was applied to the trading price of the PEC stock, as a result of illiquidity in the volumes being traded on the OTC markets. Risk-free interest rate was based on rates established by the Federal Reserve Bank. The volatility rate was based on stock prices of comparable companies.

Profits Interest - The fair value of the profits interest was determined using an expected cash flow analysis.

Embedded Put Option - The Series D Convertible Preferred Stock contains a contingent put option and, accordingly, the Company considered it to be a liability and accounted for it at fair value using Level 3 inputs. The Company determined the fair value of this liability using the Monte Carlo simulation model with the following inputs:

December 31, 2019
Stock price	$8.91 – $9.03
Fixed conversion price	$0.25
Risk free rate	1.6%
Contractual term (years)	1.2 - 1.5
Expected dividend yield	8.0%
Expected volatility	89.2% - 90.4%

Note 12 - Convertible Notes Payable and Convertible Notes Payable to Related Parties

At December 31, 2019 and 2018, the carrying amounts of the convertible notes including the remaining principal balance plus the fair value of the derivative liabilities associated with the variable share settlement feature and unamortized discounts is as follows (in thousands):

	Issuance Date	Stated Interest Rate	Maturity Date	Principal	Unamortized Discount	Variable Share Settlement Feature at Fair Value	Carrying amount
Convertible notes
Adar Bays - Alef (4)	11/28/2018	10%	11/28/2019	275	(159)	379	495
JSJ Investments (7)	12/6/2019	10%	12/6/2020	255	(238)	422	439
Eagle Equities (8)	12/12/2019	12%	12/12/2020	210	(199)	285	296
BHP Capital (9)	12/20/2019	10%	12/20/2020	125	(114)	117	128

Balance at December 31, 2019				$865	$(710)	$1,203	$1,358

	Issuance Date	Stated Interest Rate	Maturity Date	Principal	Unamortized Discount	Variable Share Settlement Feature at Fair Value	Carrying Amount
Convertible notes

Power Up (1*)	8/24/18	8%	8/24/19	$203	$(131)	$152	$224
Birchwood Capital (2)	11/6/18	10%	5/6/19	50	(35)	-	15
Power Up (3)	11/26/18	8%	11/26/19	128	(115)	96	109
Adar Bays - Alef (4)	11/28/18	10%	11/28/19	193	(175)	221	239
Total				$574	$(456)	$469	$587

Convertible notes- Related Parties

Chairman (5) in default	10/12/15	22%	8/1/17	$265	-	$549	814
Shareholder (6) in default	12/28/16	3%	3/24/17	50	-	-	50
Total				$315	-	$549	$864

Balance at December 31, 2018				$889	$(456)	$1,018	$1,451

* The (#) references the notes described below

F-91

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

The derivative liability results from the variable share settlement provision featured within the convertible notes issued by the Company. The fair value of the derivative liabilities was estimated using the Monte Carlo simulation model on the dates that the notes were issued and were subsequently revalued at December 31, 2019 and 2018, with the following weighted average assumptions:

	December 31, 2019	December 31, 2018

Stock Price	$8.91 - 10.15	$6.75
Risk Free Interest Rate	1.52 1.60%	2.61%
Expected life (years)	0.58 – 1.00	0.73
Expected dividend yield	0%	0%
Expected volatility	90.0 – 95.3%	92.8%

Fair Value - Note Variable Share Settlement Feature (in thousands)	$1,203	$1,018

(1)	On February 20, 2019, the Company settled the August 24, 2018, convertible promissory note issued to Power Up, repaying the principal balance of $202,500 and $66,369 for interest and penalties.

(2)	On November 6, 2018, the Company issued a convertible promissory note to Birchwood Capital, LLC in the amount of $50,000. The note was due on May 6, 2019 and bears interest at 10% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of $3.00 per share. The Company recorded a beneficial conversion feature discount of $50,000 on this note as of December 31, 2018. The note is currently past due. Accrued interest was approximately $4,500 and $1,000 as of September 30, 2019 and December 31, 2018, respectively. On October 11, 2019, the principal balance of $50,000 was converted into 16,666 shares of the Company’s common stock at share price of $3.00. The Company and Birchwood Capital, LLC, have agreed that this conversion fully satisfies the outstanding principal and accrued interest related to this note. During the year ended December 31, 2019, the Company reversed accrued interest of approximately $4,500.

(3)	On November 26, 2018, the Company issued a convertible promissory note to Power Up Lending Group, LLC in the amount of $128,000. The note is due on November 26, 2019 and bears interest at 8% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 61% multiplied by the average for the three lowest traded prices during the previous ten (10) day trading period ending on the latest complete trading day prior to the conversion date. On April 25, 2019, the Company settled the note, repaying the principal balance of $128,000 and $39,000 for interest and penalties.

(4)

On July 30, 2019, the Company issued a convertible promissory note to Adar Alef, LLC in the amount of $275,000. The note accrues interest at a rate of 12% per annum and matures on July 30, 2020. The note is not convertible until the six month anniversary of the note, at which time if the note has not already been repaid by the Company, the note holder shall be entitled to convert all or part of the note into shares of the Company’s common stock, at a price per share equal to 53% of the lowest trading price of the common stock for the twenty prior trading days upon which the conversion notice is received by the Company.

On November 28, 2018, the Company issued a convertible promissory note to Adar Bays - Alef, LLC in the amount of $192,500. The note is due on November 28, 2019 and bears interest at 6% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 53% multiplied by the lowest trading price during the previous twenty (20) day trading period ending on the latest complete trading day prior to the conversion date. On May 20, 2019, the Company settled the note, repaying the principal balance of $192,500 and $47,500 for interest and penalties.

F-92

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

(7)	On December 6, 2019, the Company issued a convertible promissory note to JSJ Investments with a principal balance of $255,000. The Company received net proceeds of $250,000. The note matures on December 6, 2020 and bears interest at 10% per annum. The Company may prepay this note and unpaid interest on or prior to July 3, 2020. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 47% multiplied by the lowest trading price during the previous twenty (20) day trading period ending on the latest complete trading day prior to the conversion date.

(8)	On December 12, 2019, the Company issued a convertible promissory note to Eagle Equities, LLC with a principal balance of $210,000. The Company received net proceeds of $200,000. The note matures on December 12, 2020 and bears interest at 12% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock, at any time after the six month anniversary of the note, at a rate of 53% multiplied by the lowest trading price during the previous twenty (20) day trading period ending on the latest complete trading day prior to the conversion date.

(9)	On December 20, 2019, the Company issued a convertible promissory note to BHP Capital NY Inc. with a principal balance of $125,000. The Company received net proceeds of $122,500. The note matures on December 20, 2020 and bears interest at 10% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 61% multiplied by the lowest trading price during the previous fifteen (15) day trading period ending on the latest complete trading day prior to the conversion date. In connection with the promissory note, the Company issued 5,000 shares of its restricted common stock with a fair value of approximately $47,000. The Company will have the option to buy back the shares 180 days from the issue date, for a one-time payment of $8.00 per share.

Related Party Convertible Notes

(5)	In July 2015, the Company issued convertible promissory notes to Mr. Bafer, Chairman, in exchange for the cancellation of previously issued promissory notes in the aggregate of $530,000 and accrued interest of $13,000 for a total of $543,000. The notes are unsecured, bear interest of 5% per annum, matured on October 1, 2015 and are convertible into shares of common stock at a conversion price equal to the lowest closing stock price during the 20 trading days prior to conversion with a 50% discount.

In October 2015, the notes matured and became past due. As a result, the stated interest of 5% increased to 22% pursuant to the term of the notes. In July 2016, the Company and Mr. Bafer agreed to extend the maturity date of these notes to August 1, 2017 to cure the default. There were no other terms changed and no additional consideration was paid.

On May 22, 2019, the Company issued a non-convertible promissory note to replace the convertible promissory notes (See Note 9).

(6)	On December 28, 2016, the Company issued an unsecured convertible promissory note in the principal amount of $50,000 to a shareholder. The note bears interest at 3% per annum, was due on March 24, 2017, and is convertible into shares of common stock at a conversion price of $4,000 per share. The promissory note was converted into 250,000 shares of common stock.

F-93

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

Note 13 – Temporary Equity

Series D Convertible Preferred Stock

The following table summarizes the Company’s Series D Convertible Preferred Stock activities for the year ended December 31, 2019 (dollars in thousands):

	Series D Preferred Stock
	Shares	Amount
Total temporary equity as of December 31, 2018	-	$-
Issuance of Series D convertible preferred stock for cash	709,000	709
Offering cost related to issuance of Series D convertible preferred stock	-	(9)
Deemed dividends related to immediate accretion of offering cost	-	9
Accrued Series D preferred stock dividends	5,839	6
Bifurcated redemption feature of Series D convertible preferred stock	-	(589)
Deemed dividends related to immediate accretion of bifurcated redemption feature of Series D convertible preferred stock	-	589
Redemption of Series D preferred stock	(253,000)	(253)
Total temporary equity as of December 31, 2019	461,839	$462

During the year ended December 31, 2019, the Company entered into the following stock purchase agreements:

●	On July 15, 2019, the Company issued 253,000 shares of its Series D Preferred Stock, for proceeds of $253,000;
●	On September 6, 2019, the Company issued 203,000 shares of its Series D Preferred Stock, for proceeds of $203,000; and
●	On December 19, 2019, the Company issued 253,000 shares of its Series D Preferred Stock, for proceeds of $253,000.

Holders of shares of the Series D Preferred Stock are entitled to receive, cumulative cash dividends at the rate of 8% on $1.00 per share of the Series D Preferred Stock per annum (equivalent to $0.08 per annum per share). The dividends are payable solely upon redemption, liquidation or conversion.

The Series D Preferred Stock is being classified as temporary equity because it has redemption features that are outside of the Company’s control upon certain triggering events, such as a Market Event. A “Market Event” is defined as any trading day during the period which shares of the Series D Preferred Stock are issued and outstanding, where the trading price for such date is less than $0.35. In the event of a Market Event, the Series D Preferred Stock shall be subject to mandatory redemption and the stated value shall immediately be increased to $1.29 per share of Series D Preferred Stock. The Market Event is considered to be outside the control of the Company, resulting in classification of the Series D Preferred Stock as temporary equity.

The initial discounted carrying value resulted in recognition of a bifurcated redemption feature of $589,000, further reducing the initial carrying value of the Series D Shares. The discount to the aggregate stated value of the Series A Shares, resulting from recognition of the bifurcated redemption feature was immediately accreted as a reduction of additional paid-in capital and an increase in the carrying value of the Series D Shares. The accretion is presented in the Consolidated Statement of Operations as a deemed dividend, increasing net loss to arrive at net loss attributable to common stockholders.

On December 19, 2019, the Company redeemed the 253,000 shares of its Series D preferred stock issued on July 15, 2019 as follows (amounts in thousands except share and per share values):

Series D preferred stock issued	253,000
Per share value	$1.00
$253
Accrued dividends	$9
$262
Redemption percentage	$1.29
Total	$337

The Company recorded approximately $14,000 of accrued dividends as of December 31, 2019.

F-94

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

Note 14 - Stockholders’ Equity/ (Deficit)

Authorized Share Capital

The Company amended its articles of incorporation on January 9, 2019 to increase the authorized share capital to 400 million shares of common stock.

Series A Preferred Shares

The Company had no shares, par value $0.0001, of series A Preferred Shares, issued and outstanding at December 31, 2019 and 2018. Series A Preferred shares have no rights to receive dividends or any distributions, but each series A Preferred share entitles the holder to 100 votes relative to each share of common stock. Series A Preferred shares have no conversion rights.

Series B Convertible Preferred Shares

The Company had no shares, par value $0.0001, of series B Convertible Preferred Shares, issued and outstanding at December 31, 2019 and 2018. Series B Convertible Preferred shares have no rights to receive dividends or any distributions; however, each series B Convertible Preferred share entitles the holder to 1 vote relative to each share of common stock. Each series B Convertible Preferred share is convertible into 2 shares of common stock. Series B Convertible Preferred shares are also exempt from any adjustment to the conversion ratio in the event of a split or reverse stock split of the common stock.

Series C Convertible Preferred Shares

The Company had no shares, par value $0.0001, of series C Convertible Preferred Shares, issued and outstanding at December 31, 2019 and 2018. Series C Convertible Preferred shares have no rights to receive dividends or any distributions; however, each series C Convertible Preferred share entitles the holder to 1 vote relative to each share of common stock. Each series C Convertible Preferred share is convertible into 2 shares of common stock. Series C Convertible Preferred shares are also exempt from any adjustment to the conversion ratio in the event of a split or reverse stock split of the common stock.

Series X Convertible Preferred Shares

The Company had no shares, par value $0.0001, of Series X Convertible Preferred Shares, issued and outstanding at December 31, 2019 and 2018, respectively. Series X Convertible Preferred shares have the rights to receive dividends or any distributions on a “as-converted basis” and also each Series X Convertible Preferred stockholder held the right to 1 vote relative to each stockholder of common stock, on a “as-converted basis.” Each Series X Convertible Preferred share is convertible into 15 shares of common stock. On February 28, 2019, the 1,000,000 Series X Preferred Shares automatically converted into 15,000,000 shares of common stock.

Common Stock Activity

Issuance of Common Stock for Cash

In March 2019, the Company raised $1.1 million in a private placement transaction by issuing 93,910 shares of its common stock for $11.28 per share to a Hong Kong-based family office group. The Company contemporaneously issued warrants to purchase an additional 200,000 shares of common stock to the investor in this transaction. The warrants feature an exercise price of $11.31 per share, and may be exercised at any time prior to March 31, 2020. The warrants were determined to be equity instruments and are therefore classified within stockholders’ equity in accordance with ASC 815.

The Company raised an additional $2.5 million through issuances of an aggregate of 1,028,497 shares of its common stock in private placement transactions during the year ended December 31, 2019 to several other investors.

During the year ended December 31, 2018, the Company issued 623,578 shares of common stock for proceeds of $3.2 million

Issuance of Common Stock to Settle a Lease Dispute

During the year ended December 31, 2019, the Company issued 18,935 shares of its common stock, at a fair value of approximately $0.1 million or $6.90 per share, to settle a lease dispute.

Issuance of Common Stock for Acquisitions

During the year ended December 31, 2019, the Company issued 2,500,000 shares of its common stock, at a fair value of approximately $19.95 million, or approximately $7.98 per share, related to its acquisition of Facebank AG and Nexway.

F-95

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

During the year ended December 31, 2019, the Company issued 2,503,333 shares of its common stock in exchange for 40,991,276 shares of its subsidiary PEC. The interests exchange in PEC were previously recorded within noncontrolling interests and the transaction was accounted for as a reduction of approximately $4.0 million of noncontrolling interests for the carrying value of those noncontrolling interests at the date of exchange with an offsetting increase in additional paid-in capital.

Issuance of Common Stock for Services Rendered

During the year ended December 31, 2019, the Company issued 15,009 shares of its common stock at a fair value of approximately $0.1 million or $6.72 per share for services rendered.

During the year ended December 31, 2019, the Company issued 20,000 shares of its common stock at a fair value of approximately $200,000 or $10.00 per share in connection with a consulting agreement.

Issuance of Common Stock for Cancellation of a Consulting Agreement

During the year ended December 31, 2019, the Company issued 2,000 shares of its common stock at a fair value of approximately $13,000 or $6.59 per share in connection with the cancellation of a consulting agreement.

Issuance of Common Stock to Satisfy Investment Obligation

On October 24, 2019, the Company satisfied its obligations under its investment agreement with Panda Productions (HK) Limited by issuing 175,000 common shares, in lieu of its obligation to fund an additional $1.0 million in cash. On October 24, 2019, the fair value of the 175,000 shares was approximately $1.9 million or $10.96 per share, and the additional $0.9 million was recorded as a loss on investment during the year ended December 31, 2019.

Issuance of Common Stock and Options for Employee Services

During the year ended December 31, 2018, the Company issued an aggregate of 407,943 shares of fully vested common stock at an aggregate fair value of $3.3 million to various non-employee service providers. On February 1, 2018, the Company granted options to purchase 16,667 shares of common stock to Alex Bafer, the Company’s Chief Executive Officer from February 1, 2018 until August 8, 2018. The options have a 10-year term and an exercise price of $28.20. The fair value of the options on the grant date was $470,000.

Issuance of Common Stock for Commitment Fee

During the year ended December 31, 2018 pursuant to securities purchase agreements with Auctus Fund, the Company issued 6,667 shares to Auctus as a commitment fee valued at $118,000.

Issuance of Common Stock upon Conversion of Note Payable

During the year ended December 31, 2019, the Company issued 16,666 shares of its common stock with a fair value of $50,000, or $3.00 per share, upon the contractual conversion of principal of a convertible note payable.

During the year ended December 31, 2018, the Company issued 4,334 shares of its common stock with a fair value of $18,000 upon the contractual conversion of principal of a convertible note payable.

Issuance of Common Stock for Cashless Exercise of Warrants

During the year ended December 31, 2018, the Company issued 15,606 shares of its common stock upon the cashless exercise of warrants. The Company intended to issue 5,114 shares related to this cashless exercise, however, the actual shares issued totaled 15,606. The Company recorded a loss of approximately $94,000 on the additional 10,492 shares which were issued erroneously. The 10,492 shares were canceled during the year ending December 31, 2019.

Issuance of Common Stock Upon Exchange of Series A Preferred Stock

During the year ended December 31, 2018 the Company issued 3,633,333 shares of its common stock upon the exchange of 5,000,000 shares of Series A Preferred Stock pursuant to the terms of the certificate of designation of the Series A Preferred Stock. The quantity of common stock issued was determined by reference to the preferential voting and financial participation rights of the Series A preferred Stockholder.

F-96

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

Issuance of Common Stock Upon Conversion of Series B Preferred Stock

During the year ended December 31, 2018 the Company issued 66,667 shares of common stock upon the contractual conversion of 1,000,000 shares of Series B Convertible Preferred Stock pursuant to the terms of the certificate of designation of the Series B Convertible Preferred Stock.

Issuance of Common Stock Upon Conversion of Series C Convertible Preferred Stock

During the year ended December 31, 2018 the Company issued 94,966 shares of common stock upon the contractual conversion of 1,424,491 shares of Series C Convertible Preferred Stock pursuant to the terms of the certificate of designation of the Series C Convertible Preferred Stock.

Issuance of Series X Convertible Preferred Stock for Business Acquisition

During the year ended December 31, 2018 the Company issued 1,000,000 shares of Series X Convertible Preferred stock to the selling shareholder as consideration in the acquisition of EAI. The series X Convertible Preferred shares are convertible into an aggregate of 15,000,000 shares of common stock.

Issuance of Common Stock for Purchase of Asset

In November 2018, the Company acquired Namegames LLC pursuant to an agreement dated February 1, 2018 and issued 23,360 shares of common stock with an aggregate issuance date fair value of $658,000 (Note 5).

Equity Compensation Plan Information

The Company has adopted a 2014 Equity Incentive Stock Plan (the “Plan”). The Plan provides for the issuance of up to 166,667 incentive stock options and nonqualified stock options to the Company’s employees, officers, directors, and certain consultants. The Plan is administered by the Company’s Board, and has a term of 10 years.

Options

The fair value of the Company’s common stock was based upon the publicly quoted price on the date that the final approval of the awards was obtained. The Company does not expect to pay dividends in the foreseeable future so therefore the expected dividend yield is 0%. The expected term for stock options granted with service conditions represents the average period the stock options are expected to remain outstanding and is based on 10 years. The Company obtained the risk-free interest rate from publicly available data published by the Federal Reserve. The Company uses a methodology in estimating its volatility percentage from a computation that was based on a comparison of average volatility rates of similar companies to a computation based on the standard deviation of the Company’s own underlying stock price’s daily logarithmic returns. There were no options granted during the year ended December 31, 2019. The grant date fair value of stock options granted during year ended December 31, 2018 was approximately $470,000. The fair value of options granted during the year ended December 31, 2018 were estimated using the following weighted-average assumptions:

Year ended December 31, 2018
Exercise price	$28.20
Expected stock price volatility	222
Risk-free rate of interest	2.78
Term (years)	10.0

F-97

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

A summary of option activity under the Company’s employee stock option plan for years ended December 31, 2018 and 2019 are presented below:

	Number of Shares	Weighted Average Exercise Price	Total Intrinsic Value	Weighted Average Remaining Contractual Life (in years)
Outstanding as of December 31, 2017	-	$-	$-	-
Granted	16,667	28.20	-	9.1
Outstanding as of December 31, 2018	16,667	$28.20	$-	9.1
Outstanding as of December 31, 2019	16,667	$28.20	$-	8.1
Options vested and exercisable as of December 31, 2019	16,667	$28.20	$-	8.1

As of December 31, 2019, there was no unrecognized stock-based compensation expense.

Warrants

A summary of the Company’s outstanding warrants as of December 31, 2019 and 2018 are presented below:

	Number of Warrants	Weighted Average Exercise Price	Total Intrinsic Value	Weighted Average Remaining Contractual Life (in years)
Outstanding as of December 31, 2017	3,015	$15.00	$-	4.7
Exercised	(3,008)	15.00		-
Outstanding as of December 31, 2018**	7	$24,000.00	$-	2.9
Issued	200,000	11.31	-	0.2
Outstanding as of December 31, 2019	200,007	$12.15	$-	0.2
Warrants exercisable as of December 31, 2019	200,007	$12.15	$-	0.2

** The warrants outstanding as of December 31, 2018 had an original exercise price of $0.80. In January 2017, the Company executed a 1-for-10,000 reverse split, that resulted in an exercise price of $800. Following the 1 for 30 reverse split in February 2019, the exercise price is currently $24,000 per share.

During the year ended December 31, 2018, 3,008 warrants were converted to 15,606 shares in a cashless exercise. The Company recorded $94,000 loss on the excess shares issued for this transaction.

Note 15 - Leases

On February 14, 2019, the Company entered into a lease for new offices in Jupiter, Florida. The lease has an initial term of 18 months commencing March 1, 2019 until August 31, 2020 with a base annual rent of $89,437. The Company has an option to extend the lease for another year until August 31, 2021 for an annual rent of $94,884 and a second option for a further annual extension until August 31, 2022 for an annual rent of $97,730. The Company recorded the lease obligations in accordance with ASC 842.

As part of the Nexway acquisition on September 19, 2019, the Company recognized right of use assets of $3.6 million and lease liabilities of $3.6 million associated with operating lease obtained in the acquisition. At December 31, 2019, the Company had operating lease liabilities of $3.5 million and right of use assets of $3.5 million, respectively, recorded in the accompanying consolidated balance sheet.

F-98

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

The following summarizes quantitative information about the Company’s operating leases (amounts in thousands, except lease term and discount rate):

For the Year Ended December 31, 2019
Operating leases
Operating lease cost	$259
Variable lease cost	56
Operating lease expense	315
Short-term lease rent expense	-
Total rent expense	$315

Operating cash flows from operating leases	$281
Right-of-use assets exchanged for operating lease liabilities	$3,719
Weighted-average remaining lease term – operating leases	7.8
Weighted-average discount rate – operating leases	8.0%

Maturities of the Company’s operating leases, are as follows (amounts in thousands):

Year Ended December 31, 2020	$862
Year Ended December 31, 2021	769
Year Ended December 31, 2022	465
Year Ended December 31, 2023	465
Thereafter	2,326
Total	4,887
Less present value discount	(1,367)
Operating lease liabilities	$3,520

Note 16 - Commitments and Contingencies

Litigation

The Company may be involved in certain legal proceedings that arise from time to time in the ordinary course of its business. Legal expenses associated with any contingency are expensed as incurred. In connection with closed litigation on two separate matters that resulted in judgments against PEC, a majority interest of which was subsequently purchased by the Company, we have accrued $524,000 which remains on the balance sheet as a liability at December 31, 2019 and 2018. The Company, on behalf of its subsidiary, is in settlement discussions with the parties.

On August 27, 2018 plaintiff, Scott Meide, filed a pro se (unrepresented by counsel) complaint in the United States District Court for the Middle District of Florida, Jacksonville Division, against PEC, now a subsidiary of the Company, naming its former officers among others as defendants. The Company’s position is that the pro se Complaint is defamatory, without merit in fact or law and represents an extortive attempt to coerce payment under threat of reputational harm. The Company’s subsidiaries and affiliates filed a motion to dismiss on September 25, 2018. On July 24, 2019, all counts of the complaint were dismissed in favor of the Company’s subsidiaries and affiliates. Mr. Meide was afforded the opportunity to file an amended complaint for a portion of his claims, and such amendment was filed on September 24, 2019. On October 6, 2019, Judge Marcia Morales Howard ordered Mr. Meide’s amended complaint stricken, describing the filing as insufficient and having failed to identify facts necessary to support its allegations, and offering Mr. Meide “one final opportunity to properly state his claims” with an amended complaint. Mr. Meide’s third attempt to submit a sufficient complaint was filed on November 1, 2019. The Company’s subsidiaries and affiliates plan to reaffirm their motions to dismiss and the Company believes Mr. Meide’s final amended complaint will also be dismissed. The Company plans to the ask the court for an award of sanctions and attorney fees in connection with Mr. Meide’s filing of a frivolous lawsuit.

On June 25, 2018, prior to our acquisition of a majority interest in PEC, an office space vendor filed a complaint against such company (Case#: CIV1802192) in the Superior Court of the State of California, Marin County asserting breach of contract, breach of implied covenant of good faith and fair dealing, intentional misrepresentation, and negligent misrepresentation. The Company’s subsidiary then responded with affirmative defenses on September 27, 2018. The Company reached an out of court settlement on December 19, 2018 with the vendor and the case was dismissed on January 24, 2019. During the year ended December 31, 2019, the Company issued 18,935 shares of its common stock, at a fair value of approximately $0.1 million or $6.90 per share, in connection with this lease settlement.

F-99

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

Note 17 – Income Tax Provision

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date. As of December 31, 2019 and 2018, the Company recorded a full valuation allowance against its deferred tax assets since it is more likely than not that the future tax benefit on such temporary differences will not be realized.

The Company recognizes the tax benefit from an uncertain income tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement by examining taxing authorities. The Company has open tax years going back to 2014 (or the tax year ended December 31, 2013 if the Company were to utilize its NOLs) which will be subject to audit by federal and state authorities upon filing.

The Company’s policy is to recognize interest and penalties accrued on uncertain income tax positions in income tax or administrative expense in the Company’s consolidated statements of operations.

The components of our deferred tax assets are as follows ($ in thousands).

	December 31,
	2019	2018
Deferred Tax Assets:
Net operating losses	$-	$1,042
Accrued compensation	-	205
Depreciation and amortization	-	13
Other	-	5
Total deferred tax assets	-	1,265
Less: Valuation allowance	-	(1,265)
Net Deferred Tax Assets:	$-	$-
Deferred Tax Liabilities:
Intangible assets	$(30,879)	$(35,000)
Net Deferred Tax Liability	$(30,879)	$(35,000)

F-100

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

The benefit of income taxes for the years ended December 31, 2019 and 2018 consist of the following ($ in thousands):

	For the years ended December 31,
	2019	2018
U.S. federal
Current	$-	$-
Deferred	(4,302)	(1,725)
State and local
Current	-	-
Deferred	(970)	(389)
Valuation allowance	-	-
Income Tax Provision (Benefit)	$(5,272)	$(2,114)

A reconciliation of the statutory federal rate to the Company’s effective tax rate is as follows:

	December 31,
	2019	2018

Federal rate	21.00%	21.00%
State income taxes, net of federal benefit	4.74%	4.74%
Non-controlling interest	(0.82)%	(4.20)%
Common stock issued for services	(0.82)%	(6.35)%
Change in fair value of derivative, warrant liability and gain on extinguishment of convertible notes	1.16%	4.39%
Amortization of debt discount	(0.13)%	(2.60)%
Loss on investments	(1.81)%	-
Other	-%	(1.26)%
Change in valuation allowance	(37.15)%	(29.62)%
Income Taxes Provision (Benefit)	(13.83)%	(13.90)%

The Company files income tax returns in the United States (“Federal”) and Florida (“State”) jurisdictions. The company has been delinquent in filings since December 31, 2014. Therefore, during 2019 the Company wrote-off all its potential net operating loss carryforwards against its full valuation allowance.

The Company has not been under tax examination in any jurisdiction for the years ended December 31, 2019 and 2018.

Note 18 - Employment Agreements

The following are the employment agreements of the Chief Executive Officer, Mr. John Textor, the Chairman of the Board, Mr. Alexander Bafer and the Chief Financial Officer, Mr. Anand Gupta.

Textor Employment Agreement

On August 8, 2018, Mr. Textor was appointed as Chief Executive Officer and Director of the Company. Pursuant to the terms of his at-will Employment Agreement, Mr. Textor reports to the board of directors and is entitled to an annual base salary of $500,000 per annum. Mr. Textor is also eligible to receive equity awards, and an annual target bonus payment equal, as a percentage of his base salary, to that received by all other C-suite executives, subject to a minimum bonus of $100,000 per year. If the employment agreement is terminated, either by Mr. Textor or the Company, then the Company shall be liable to pay Mr. Textor an amount equal to his then current base salary in addition to any accrued compensation owed to Mr. Textor until his date of termination. Mr. Textor is subject to non-competition and non-solicitation of employee clauses for a period of 12 months, pursuant to the terms of the Employment Agreement.

F-101

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

Bafer Employment Agreement

On August 8, 2018, Mr. Bafer resigned from his previous role as Chief Executive Officer and was appointed as Executive Chairman of the board of directors. Pursuant to the terms of his new Employment Agreement as Executive Chairman, Mr. Bafer is entitled to an annual base salary of $500,000 per annum. Mr. Bafer is also eligible to receive equity awards, and an annual target bonus payment equal, as a percentage of his base salary, to that received by all other C-suite executives, subject to a minimum bonus of $100,000 per year. The Company remains liable to pay Mr. Bafer certain past due payments that remain owed to Mr. Bafer until fully paid. Mr. Bafer has 500,000 stock options expiring in 2029, granted under his previous contract on February 1, 2018, that are now fully vested. If his employment agreement is terminated, Mr. Bafer will be entitled to a lump sum payment equal to the then current base salary.

Gupta Employment Agreement

On November 12, 2018, Anand Gupta was appointed as the Chief Financial Officer and Executive Vice President Finance of the Company. Pursuant to the terms of his employment agreement, Mr. Gupta is entitled to compensation as set out below

(i)	For an initial period of four (4) months, a gross monthly salary of $12,500 (“Initial Monthly Salary”) that will approximately equate to $10,000 per month net of taxes, plus the cost of his temporary accommodation, rental car, per diem, and business class airfare as required for the Executive to individually relocate from India to work at the company’s premises in Florida.
(ii)	Subsequently, after the initial period and subject to the Company successfully raising at least $10 million in fresh capital, an annual base salary of $400,000.

Mr. Gupta is also eligible to receive equity awards, and an annual target bonus payment equal, as a percentage of his base salary, to that received by all other C-suite executives. If the employment agreement is terminated, either by Mr. Gupta or the Company, then the Company shall be liable to pay Mr. Gupta an amount equal to his prevailing annual base salary in addition to any accrued compensation owed to Mr. Gupta until his date of termination. Mr. Gupta is subject to non-competition and non-solicitation clauses pursuant to the terms of the Employment Agreement.

On August 8, 2019, Mr. Gupta resigned from his positions as the Chief Financial Officer and Executive Vice President of Finance of the Company. Mr. Gupta’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Note 19 – Subsequent Events

Digital Likeness Development Agreement

On January 25, 2020, the Company entered into an amended Digital Likeness Development Agreement with Floyd Mayweather (the “Amended Agreement”), which supersedes the Agreement dated July 31, 2019 (see Note 7). All terms of the Agreement remain the same except for the following:

●	The Amended Agreement term is from October 22, 2019 through October 22, 2024, unless extended by the parties.

●	In place of the share-based awards with an approximate fair value of $1.0 million, the Company granted options to purchase 280,000 shares of the Company’s common stock. The options have a five year term and expire on October 21, 2024.

Refinance of Nexway AG Debt

On February 17, 2020, FBNK Finance SarL (“the Issuer”) a Luxembourg private limited liability company, a 100% owned subsidiary of the Company, issued EUR 50,000,000 of bonds. There were 5,000 notes with a nominal value EUR 10,000 per note. The bonds were issued at par with 100% redemption price. The maturity date of the bonds is February 15, 2023 and have a 4.5% annual fixed rate of interest. Interest is payable semi-annually on August 15 and February 15th. The majority of the proceeds was used for the redemption of the bonds issued by SAH, HFC and Nexway SAS, affiliates of the Issuer. The bonds are unconditional and unsubordinated obligations of the Issuer.

Common Stock

On February 20, 2020, the Company issued 300,000 shares of its common stock to an officer of the Company at a fair value of $2.7 million, or $9.00 per share.

F-102

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

Material Definitive Agreement

On April 1, 2020, fuboTV Acquisition Corp., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of FaceBank Group, Inc. (“FaceBank” or the “Company”) merged with and into fuboTV Inc., a Delaware corporation (“fuboTV”) whereby fuboTV continued as the surviving corporation and became a wholly-owned subsidiary of FaceBank pursuant to the terms of the Agreement and Plan of Merger and Reorganization dated as of March 19, 2020 (the “Merger Agreement”) by and among FaceBank, Merger Sub and fuboTV.

In accordance with the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”) all of the capital stock of fuboTV was converted into the right to receive shares of a newly created class of Series AA Convertible Preferred Stock of FaceBank, par value $0.0001 per share (the “Series AA Preferred Stock”). The aggregate number of FaceBank common stock equivalent shares to be issued to fuboTV shareholders as a result of the Merger is 32,324,362 shares of Series AA Preferred Stock, each of which is convertible into two (2) shares of FaceBank common stock, par value $0.0001 per share (“FaceBank Common Stock”), for a total of 72,699,824 shares of FaceBank Common Stock on an as-converted basis. In addition, at the Effective Time, each outstanding option to purchase shares of common stock of fuboTV was assumed by FaceBank and converted into an option to acquire FaceBank Common Stock. The aggregate number of options to acquire FaceBank Common Stock as a result of the foregoing is 8,051,098, which are exercisable at a weighted average price of $1.32 per share. Each share of Series AA Preferred Stock is entitled to 0.8 votes per preferred share, and is convertible into two (2) shares of FaceBank Common Stock, only in connection with a bona fide transfer to a third party. The Series AA Preferred stock will benefit from certain protective provisions which, among others, require FaceBank to obtain the approval of a majority of the shares of outstanding Series AA Preferred Stock, voting as a separate class before undertaking certain actions. The effect of the Merger and the terms of the Series AA Preferred Stock is to initially establish an approximate two-thirds majority ownership of FaceBank on a common equivalent basis for the pre-Merger fuboTV shareholders while preserving a majority voting interest for the pre-Merger FaceBank shareholders.

In connection with the closing of the Merger, the board of directors of FaceBank approved the establishment of the FaceBank 2020 Equity Incentive Plan (the “Plan”). Pursuant to the Merger Agreement, FaceBank created an incentive option pool of 12,116,646 shares of FaceBank Common Stock under the Plan.

Pursuant to the Merger Agreement the parties agreed that at the Effective Time the board of directors of FaceBank would be expanded to seven (7) members comprised of (i) John Textor, (ii) David Gandler, (iii) three (3) members to be selected by FaceBank and (iv) two (2) members to be selected by fuboTV. Pursuant to the Merger Agreement, the parties also agreed that immediately following the Effective Time, the Chief Executive Officer of FaceBank would be David Gandler, and the executive chairman of the board of directors of FaceBank would be John Textor. Pursuant to the Merger Agreement, the parties also agreed that, as promptly as reasonably practicable following the closing date of the Merger, FaceBank will create an incentive option pool in an aggregate amount equal to ten percent (10%) of the Fully Diluted FaceBank Shares (as defined in the Merger Agreement) that are outstanding as of the date of the creation of such pool.

In connection with execution and delivery of the Merger Agreement, each of the officers and directors of fuboTV and certain other shareholders of fuboTV, and certain shareholders of the Company executed and delivered lock-up agreements, with a term commencing at the Effective Time and continuing for a period of 180 days after the closing date of the Merger, with respect to the shares of the Company owned by them or to be acquired by them in the Merger, as applicable.

The Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement were unanimously approved by the respective Boards of Directors of the Company and Merger Sub, by the Company, as sole shareholder of Merger Sub and by the board of directors of fuboTV and the required shareholders of fuboTV.

Immediately following the execution and delivery of the Merger Agreement, FaceBank and fuboTV entered into a Loan and Security Agreement dated as of March 19, 2020 (the “Signing Date Loan Agreement”) whereby FaceBank advanced to fuboTV a junior secured term loan in the aggregate principal amount of $10,000,000 (the “Signing Date Loan”) on the terms set forth in the Signing Date Loan Agreement. Interest on the Signing Date Loan accrues at a rate of 11% per annum. Interest is payable in arrears on the first business day of each calendar month commencing with the calendar month beginning on April 1, 2020. The maturity date for the Signing Date Loan was May 1, 2020; provided, that if the Merger was consummated on or prior to May 1, 2020, the maturity date would be automatically extended to June 27, 2020. Pursuant to the Signing Date Loan Agreement, fuboTV granted to FaceBank a junior security interest in substantially all of its assets as security for the payment of all obligations under the Signing Date Loan Agreement, the Signing Date Loan and the other transaction documents executed in connection therewith. The Signing Date Loan and the other obligations under the Signing Date Loan Agreement are subordinated to fuboTV’s existing secured indebtedness to AMC Networks Ventures.

F-103

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

On April 1, 2020, Merger Sub merged with and into fuboTV whereby fuboTV continued as the surviving corporation and became a wholly-owned subsidiary of FaceBank pursuant to the terms of the Merger Agreement.

In accordance with the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”) all of the capital stock of fuboTV was converted into the right to receive shares of a newly created class of Series AA Convertible Preferred Stock of FaceBank, par value $0.0001 per share (the “Series AA Preferred Stock”). The aggregate number of FaceBank common stock equivalent shares to be issued to fuboTV shareholders as a result of the Merger was 32,324,362 shares of Series AA Preferred Stock, each of which is convertible into two (2) shares of FaceBank common stock, par value $0.0001 per share (“FaceBank Common Stock”), for a total of 64,648,726 shares of FaceBank Common Stock on an as-converted basis. In addition, at the Effective Time, each outstanding option to purchase shares of common stock of fuboTV was assumed by FaceBank and converted into an option to acquire FaceBank Common Stock. The aggregate number of options to acquire FaceBank Common Stock as a result of the foregoing is 8,051,098, which are exercisable at a weighted average price of $1.32 per share.

Each share of Series AA Preferred Stock is entitled to 0.8 votes per preferred share, and is convertible into two (2) shares of FaceBank Common Stock, only in connection with a bona fide transfer to a third party. The Series AA Preferred stock will benefit from certain protective provisions which, among others, require FaceBank to obtain the approval of a majority of the shares of outstanding Series AA Preferred Stock, voting as a separate class before undertaking certain actions. The effect of the Merger and the terms of the Series AA Preferred Stock is to initially establish an approximate two-thirds majority ownership of FaceBank on a common equivalent basis for the pre-Merger fuboTV shareholders while preserving a majority voting interest for the pre-Merger FaceBank shareholders.

In connection with the closing of the Merger, the board of directors of FaceBank approved the establishment of the FaceBank 2020 Equity Incentive Plan (the “Plan”). Pursuant to the Merger Agreement, FaceBank created an incentive option pool of 12,116,646 shares of FaceBank Common Stock under the Plan

fuboTV was incorporated in Delaware in 2014. Since its founding in 2015 as a soccer streaming service, fuboTV has evolved into a live TV streaming service for cord-cutters, with top Nielsen-ranked sports, news and entertainment channels.

Preferred Stock Designations

On March 20, 2020, FaceBank amended its Articles of Incorporation to withdraw, cancel and terminate the previously filed (i) Certificate of with respect to 5,000,000 shares of its Series A Preferred Stock, par value $0.0001 per share, (ii) Certificate of Designation with respect to 1,000,000 shares of its Series B Preferred Stock, par value $0.0001 per share, (iii) Certificate of Designation with respect to 41,000,000 shares of its Series C Preferred Stock, par value $0.0001 per share and (iv) Certificate of Designation with respect to 1,000,000 shares of its Series X Preferred Stock, par value $0.0001 per share. Upon the withdrawal, cancelation and termination of such designations, all shares previously designated as Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series X Preferred Stock were returned to the status of authorized but undesignated shares of Preferred Stock, par value $0.0001 per share of FaceBank (the “Termination of Prior Designations Amendment”).

On March 20, 2020, FaceBank filed an amendment to its Articles of Incorporation to designate 35,800,000 of its authorized preferred stock as “Series AA Convertible Preferred Stock” pursuant to a Certificate of Designation of Series AA Convertible Preferred Stock (the “Series AA Preferred Stock Certificate of Designation”). The Series AA Preferred Stock has no liquidation preference. The Series AA Preferred Stock is entitled to receive dividends and other distributions as and when paid on the Common Stock on an as converted basis. Each share of Series AA Preferred Stock is initially convertible into two shares of Common Stock, subject to adjustment as provided in the Certificate of Designation with respect to the Series AA Preferred Stock and shall only be convertible immediately following the sale of such shares on an arms’-length basis either pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act or pursuant to an effective registration statement under the Securities Act. Each share of Series AA Preferred Stock shall have 0.8 votes per share (the Voting Rate”) on any matter submitted to the holders of the Common Stock for a vote and shall vote together with the Common Stock on such matters for as long as the Series AA Preferred Stock is outstanding. The Voting Rate shall be subject to adjustment in the event of stock splits, stock combinations, recapitalizations reclassifications, extraordinary distributions and similar events.

F-104

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

Credit and Security Agreement

The Company and HLEE Finance S.a.r.l. (“HLEEF”) entered into a Credit Agreement dated as of March 11, 2020 (the “Credit Agreement”) pursuant to which HLEEF agreed to extend a revolving credit facility to the Company in an aggregate principal amount of up to $100,000,000. The loans under the revolving credit facility are available in four Tranches, subject to certain conditions precedent as follows:

(i) Tranche I Loans: HLEEF shall make loans (“Tranche I Loans”) aggregating up to $10,000,000 on the later of (A) the closing date of the Merger and (B) April 1, 2020. Tranche I Loans may be prepaid and repaid without penalty and to the extent repaid, re-borrowed, subject to the terms of the Credit Agreement;

(ii) Tranche II Loans: HLEEF shall make loans (“Tranche II Loans”) aggregating up to $10,000,000 on the later of (A) May 1, 2020 and (B) the date on which FaceBank shall have submitted a formal application, based on its good faith belief that it is qualified, to obtain approval from either Nasdaq or The New York Stock Exchange for FaceBank’s Common Stock to be listed publicly for trading on such stock exchange. Tranche II Loans may be prepaid and repaid without penalty and to the extent repaid, re-borrowed, subject to the terms of the Credit Agreement ;

(iii) Tranche III Loans: HLEEF shall make loans (“Tranche III Loans”) aggregating up to $10,000,000 on the later of (A) June 1, 2020 and (B) the date on which FaceBank shall have received approval from either Nasdaq or The New York Stock Exchange for FaceBank’s Common Stock to be listed publicly for trading on such stock exchange. Tranche III Loans may be prepaid and repaid without penalty and to the extent repaid, re-borrowed, subject to the terms of the Credit Agreement.

(iv) Tranche IV Loans: HLEEF shall make loans (“Tranche IV Loans”) aggregating up to $70,000,000 on the later of (A) July 1, 2020 and (B) the date on which all conditions precedent to the making of the Tranche I, Tranche II and Tranche III Loans have occurred and the Tranche III Loan shall have been fully advanced by HLEEF; provided, however, that FaceBank may not receive Tranche IV Loans totaling more than $10,000,000 in a single calendar month or during any 30-day period.

The interest rate on all Tranche I, Tranche II, Tranche III and Tranche IV loans shall be equal to 10% per annum. The maturity date of all amounts outstanding under the Credit Agreement is March 11, 2022.

The Credit Agreement contains certain restrictions on the ability of FaceBank to incur or permit indebtedness in excess of $50,000,000, subject to certain exceptions, to make loans in excess of $250,000 to directors or officers of FaceBank or to any subsidiary other than fuboTV and to declare and pay any distributions, subject to certain exceptions.

In connection with the Credit Agreement, FaceBank entered into a Security Agreement with HLEEF dated March 11, 2020 (the “HLEEF Security Agreement”) pursuant to which FaceBank granted to HLEEF as security for the prompt and complete payment and performance of all of the obligations under the Credit Agreement and the related promissory note, a security interest in all substantially all assets of FaceBank.

Note Purchase Agreement

On March 19, 2020, FaceBank, Merger Sub, Evolution AI Corporation (“Evolution”) and Pulse Evolution Corporation (“Pulse” and collectively with Evolution, Merger Sub and FaceBank, the “Borrower”) and FB Loan Series I, LLC (“FB Loan”) entered into a Note Purchase Agreement dated as of March 19, 2020 (the “Note Purchase Agreement”) pursuant to which Borrower sold to FB Loan senior secured promissory notes in an aggregate principal amount of $10,050,000 (the “Senior Note”). The Company received proceeds in cash of $7.5 million and the remainder was original issue discount.

Interest on the Senior Note shall accrue until full and final repayment of the principal amount of the Senior Note at a rate of fifteen percent (15%) per annum. On the first business day of each calendar month in which the Senior Note is outstanding, beginning on April 1, 2020, Borrower shall pay in arrears in cash to FB Loan accrued interest on the outstanding principal amount of the Senior Note. The maturity date of the Senior Note is July 17, 2020. The Borrower may prepay or redeem the Senior Note in whole or in part without penalty or premium.

Amendment to Note Purchase Agreement

On April 21, 2020, the Company entered into an amendment (the “Amendment”) to the Note Purchase Agreement, dated as of March 19, 2020 (the “Note Purchase Agreement”), by and among FaceBank, fuboTV Inc., a Delaware corporation (f/k/a FuboTV Acquisition Corp.) (“fuboTV”), Evolution AI Corporation (“Evolution”), a Florida corporation, Pulse Evolution Corporation, a Nevada corporation (“Pulse”, and collectively with FaceBank, fuboTV and Evolution, the “Borrower”), and FB Loan Series I, LLC (“FB Loan”), a Delaware limited liability company.

F-105

FaceBank Group, Inc.

(formerly known as Pulse Evolution Group, Inc.)

Notes to Consolidated Financial Statements

Pursuant to the Note Purchase Agreement, the Borrower agreed, among other things that (i) FaceBank shall file a registration statement with the U.S. Securities and Exchange Commission (the “Commission”) regarding the purchase and sale of 784,617 shares (the “Shares”) of FaceBank’s common stock, par value $0.0001 per share (the “Common Stock”) and any shares of capital stock issuable upon exercise of a warrant to purchase 3,269,231 shares of Common Stock (the “Warrant Shares”); and (ii) FaceBank shall have filed an application to list FaceBank’s Common Stock for trading on the NASDAQ exchange, on or before the date that is thirty (30) days following the closing date of the Note Purchase Agreement. Pursuant to the Amendment, the covenants set forth in (i) and (ii) above were replaced with the following:

(i) If FaceBank decides to register any of its securities either for its own account or the account of a security holder or holders on any registration form (other than Form S-4 or S-8), FaceBank shall include in such registration all of the Shares and the Warrant Shares (collectively, the “Registrable Securities” and such registration of the Registrable Securities, a “Piggyback Registration”); provided, however, that if a Piggyback Registration does not occur on or prior to May 25, 2020, FaceBank shall file a registration statement with the Commission to register the Registrable Securities and to permit or facilitate the sale and distribution of the Registrable Securities on or prior to May 25, 2020; and

(ii) FaceBank shall have initiated the process to list its capital stock for trading on a national exchange (e.g., NYSE or Nasdaq) on or before the date that is thirty (30) days following March 19, 2020.

Purchase Agreement

On May 11, 2020, the Company entered into Purchase Agreements (the “Purchase Agreements”) with certain investors (the “Investors”), pursuant to which the Company sold an aggregate of 1,058,435 shares (the “Purchased Shares”) of the Company’s common stock at a purchase price of $7.00 per share (the “Purchase Price”), which is based on 0.8 of the rounded 30-day trailing volume-weighted average price within three business days of the signing of the Purchase Agreements, for an aggregate of $7,409,045.00. In connection with the Purchase Agreements, the Company issued warrants to purchase the Company’s common stock, each with an exercise price equal to the Purchase Price (the “Warrants”), to the Investors to purchase, in the aggregate, 1,058,435 shares of the Company’s common stock. There were no underwriting discounts or commissions.

Waivers

On May 11, 2020, certain holders of the Series AA Convertible Preferred Stock (the “Acting Shareholders”) of the Company, acting by written consent pursuant to Section 607.0704 of the Florida Business Corporation Act, approved a waiver of certain anti-dilution rights under the Certificate of Designation of Series AA Convertible Preferred Stock of the Company in connection with the sale and issuance of the Purchased Shares and the Warrants. As of such date, the Acting Shareholders collectively held 16,270,570 shares, or 50.34%, of the Company’s outstanding shares of Series AA Convertible Preferred Stock.

On May 21, 2020, certain holders of the Company’s Series AA Convertible Preferred Stock (the “Acting Shareholders”), acting by written consent pursuant to Section 607.0704 of the Florida Business Corporation Act, approved a waiver of certain anti-dilution rights under the Certificate of Designation of Series AA Convertible Preferred Stock of the Company in connection with the sale and issuance of an aggregate of up to 3,227,280 shares of the Company’s common stock and warrants to purchase an aggregate of up to 3,227,280 shares of the Company’s common stock in an unregistered offering. As of such date, the Acting Shareholders collectively held 17,315,836 shares, or 53.57%, of the Company’s outstanding shares of Series AA Convertible Preferred Stock.

Senior Note Prepayment and Second Amendment to Note Purchase Agreement

On May 28, 2020, the Borrower delivered to FB Loan $7,500,000 in partial repayment of the Senior Note. Also on May 28, 2020, the parties to the Note Purchase Agreement, as amended, entered into a Consent and Second Amendment to Note Purchase Agreement (the “Second Amendment”). Pursuant to the terms of the Second Amendment:

(i)	FB Loan consented to the May 11, 2020 sale by the Company of capital stock for aggregate consideration in the amount of $7,409,045;
(ii)	The provision requiring that following receipt by any loan party or any subsidiary of proceeds of any financing, the Borrower must prepay the Senior Note in an amount equal to 100% of the cash proceeds of such financing, was removed; and
(iii)	The date by which the Company must file a registration statement to register the Shares and the Warrant Shares was extended from May 25, 2020 to July 1, 2020.

Other Subsequent Share Issuances

From January 1, 2020 through May 29, 2020, the Company issued shares of its common stock consisting of, 1,309,789 shares issued to advisors in connection with its FuboTV merger, 2,385,428 shares in private placement transactions, and 518,582 shares in connection with its subsidiary share exchange agreement with PEC.

F-106

fuboTV Inc.

Condensed Consolidated Balance Sheets

(in thousands, except for share and per share information)

	September	December 31,
	2020	2019
	(Unaudited)
ASSETS
Current assets
Cash	$38,864	$7,624
Accounts receivable, net	6,975	8,904
Prepaid and other current assets	12,177	1,445
Total current assets	58,016	17,973

Property and equipment, net	1,840	335
Restricted cash	1,275	-
Financial assets at fair value	-	1,965
Intangible assets, net	238,440	116,646
Goodwill	493,847	227,763
Right-of-use assets	4,886	3,519
Other non-current assets	1,009	24
Total assets	$799,313	$368,225

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	61,679	$36,373
Accrued expenses	37,363	20,402
Due to related parties	85,847	665
Notes payable	5,884	4,090
Notes payable - related parties	35	368
Convertible notes, net of $710 discount as of December 31, 2019	-	1,358
Shares settled liability	43	1,000
Deferred revenue	15,424	-
Profit share liability	2,119	1,971
Warrant liabilities	28,085	24
Derivative liability	-	376
Long term borrowings - current portion	9,696	-
Current portion of lease liability	903	815
Total current liabilities	247,078	67,442

Deferred income taxes	9,428	30,879
Lease liability	3,997	2,705
Long term borrowings	25,905	43,982
Other long-term liabilities	3,968	41
Total liabilities	290,376	145,049

COMMITMENTS AND CONTINGENCIES (Note 19)

Series D Convertible Preferred stock, par value $0.0001, 2,000,000 shares authorized, 0 and 461,839 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively; aggregate liquidation preference of $0 and $462 as of September 30, 2020 and December 31, 2019, respectively	-	462

Stockholders’ equity:
Series AA Convertible Preferred stock, par value $0.0001, 35,800,000 shares authorized, 32,324,362 and 0 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	566,124	-
Common stock par value $0.0001: 400,000,000 shares authorized; 47,531,170 and 28,912,500 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	5	3
Additional paid-in capital	385,030	257,002
Accumulated deficit	(458,632)	(56,123)
Non-controlling interest	16,410	22,602
Accumulated other comprehensive loss	-	(770)
Total stockholders’ equity	508,937	222,714
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY AND TEMPORARY EQUITY	$799,313	$368,225

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-107

fuboTV Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues
Subscriptions	$53,433	$-	$92,945	$-
Advertisements	7,520	-	11,843	-
Software licenses, net	-	5,834	7,295	5,834
Other	249	-	586	-
Total revenues	61,202	5,834	112,669	5,834
Operating expenses
Subscriber related expenses	61,228	-	114,315	-
Broadcasting and transmission	9,778	-	19,270	-
Sales and marketing	22,269	93	33,526	417
Technology and development	10,727	5,222	20,277	5,222
General and administrative	8,270	2,171	42,130	3,688
Depreciation and amortization	14,413	5,273	34,050	15,589
Impairment of intangible assets and goodwill	236,681	-	236,681	-
Total operating expenses	363,366	12,759	500,249	24,916
Operating loss	(302,164)	(6,925)	(387,580)	(19,082)

Other income (expense)
Interest expense and financing costs	(2,203)	(1,094)	(18,109)	(1,994)
Interest income	-	482	-	482
Gain (loss) on extinguishment of debt	1,321	-	(9,827)	-
Loss on issuance of common stock and warrants	-	-	(13,507)	-
Gain on sale of assets	7,631	-	7,631	-
Unrealized gain in equity method investment	-	-	2,614	-
Loss on deconsolidation of Nexway	-	-	(11,919)	-
Change in fair value of warrant liabilities	4,543	-	9,143	-
Change in fair value of subsidiary warrant liability	-	831	3	4,432
Change in fair value of shares settled liability	-	-	(1,665)	-
Change in fair value of derivative liability	101	(1)	(426)	1,017
Change in fair value of profit share liability	-	-	(148)	-
Foreign currency exchange loss	-	-	(1,010)
Other income (expense)	583	(1,230)	147	(1,230)
Total other income (expense)	11,976	(1,012)	(37,073)	2,707
Loss before income taxes	(290,188)	(7,937)	(424,653)	(16,375)
Income tax benefit	(16,071)	(1,028)	(20,589)	(3,234)
Net loss	(274,117)	(6,909)	(404,064)	(13,141)
Less: net income (loss) attributable to non-controlling interest	-	(128)	1,555	2,653
Net loss attributable to controlling interest	$(274,117)	$(6,781)	$(402,509)	$(15,794)
Less: Deemed dividend on Series D Preferred stock	-	(6)	-	(6)
Less: Deemed dividend - beneficial conversion feature on preferred stock	-	(379)	-	(379)
Net loss attributable to common stockholders	$(274,117)	$(7,166)	$(402,509)	$(16,179)

Net loss per share attributable to common stockholders
Basic and diluted	$(6.20)	$(0.29)	$(11.00)	$(0.80)
Weighted average shares outstanding:
Basic and diluted	44,199,709	24,363,124	36,577,183	20,165,089

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-108

fuboTV Inc.

Condensed Consolidated Statements of Changes in Convertible Preferred Stock and Stockholders’ Equity

(Unaudited)

(in thousands, except share and per share amounts)

							Accumulated
	Series AA				Additional		Other
	Preferred stock		Common Stock		Paid-In	Accumulated	Comprehensive	Noncontrolling	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Interest	Equity
Balance at December 31, 2019 (As restated)	-	$-	28,912,500	$3	$257,002	$(56,123)	$(770)	$22,602	$222,714
Issuance of common stock for cash	-	-	795,593	-	2,297	-	-	-	2,297
Issuance of common stock - subsidiary share exchange	-	-	1,552,070	-	1,150	-	-	(1,150)	-
Common stock issued in connection with note payable	-	-	7,500	-	67	-	-	-	67
Stock based compensation	-	-	1,040,000	-	10,061	-	-	-	10,061
Deemed dividend related to immediate accretion of redemption feature of convertible preferred stock	-	-	-	-	(171)	-	-	-	(171)
Accrued Series D Preferred Stock dividends	-	-	-	-	(9)	-	-	-	(9)
Deconsolidation of Nexway	-	-	-	-	-	-	770	(2,595)	(1,825)
Net loss (As restated)	-	-	-	-	-	(55,470)	-	(873)	(56,343)
Balance at March 31, 2020 (Unaudited)	-	$-	32,307,663	$3	$270,397	$(111,593)	$-	$17,984	$176,791
Issuance of common stock and warrants for cash	-	-	3,906,313	1	478	-	-	-	479
Issuance of common stock - subsidiary share exchange	-	-	1,201,749	-	892	-	-	(892)	-
Common stock issued in connection with note payable	-	-	25,000	-	192	-	-	-	192
Right to receive Series AA Preferred Stock in connection with acquisition of fuboTV Merger	32,324,362	566,124	-	-	-	-	-	-	566,124
Settlement of share settled liability	-	-	900,000	-	9,054	-	-	-	9,054
Stock-based compensation	-	-	343,789	-	8,715	-	-	-	8,715
Redemption of redemption feature of convertible preferred stock	-	-	-	-		126	-	-	126
Accrued Series D Preferred Stock dividends	-	-	-	-	(8)	-	-	-	(8)
Net loss	-	-	-	-		(72,922)	-	(682)	(73,604)
Balance at June 30, 2020 (Unaudited)	32,324,362	$566,124	38,684,514	$4	$289,720	$(184,389)	$-	$16,410	$687,869
Issuance of common stock for cash	-	-	2,162,163	-	20,000	-	-	-	20,000
Issuance of common stock and warrants for cash	-	-	5,212,753	1	42,619	-	-	-	42,620
Issuance of common stock to original owners of Facebank AG	-	-	1,200,000	-	12,395	-	-	-	12,395
Exercise of stock options	-	-	226,740	-	324	-	-	-	324
Common stock issued in connection with note payable	-	-	30,000	-	-	-	-	-	-
Reclassification of warrant liabilities	-	-	-	-	13,535	-	-	-	13,535
Stock-based compensation	-	-	15,000	-	6,305	-	-	-	6,305
Redemption of convertible preferred stock	-	-	-	-	132	(126)	-	-	6
Net loss	-	-	-	-	-	(274,117)	-	-	(274,117)
Balance at September 30, 2020 (Unaudited)	32,324,362	$566,124	47,531,170	$5	$385,030	$(458,632)	$-	$16,410	$508,937

	Series X Convertible				Additional
	Preferred stock		Common Stock		Paid-In	Accumulated	Noncontrolling	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Equity
Balance at December 31, 2018	1,000,000	$-	7,532,776	$1	$227,570	$(21,763)	$26,742	$232,550
Issuance of common stock for cash	-	-	378,098	-	1,778	-	-	1,778
Preferred stock converted to common stock	(1,000,000)	-	15,000,000	1	(1)	-	-	-
Common stock issued for lease settlement	-	-	18,935	-	130	-	-	130
Issuance of subsidiary common stock for cash	-	-	-	-	65	-	-	65
Additional shares issued for reverse stock split	-	-	1,374	-	-	-	-	-
Net loss	-	-	-	-	-	(3,466)	599	(2,867)
Balance at March 31, 2019	-	$-	22,931,183	$2	229,542	$(25,229)	$27,341	$231,656
Issuance of common stock for cash	-	-	386,792	-	422	-	-	422
Net loss	-	-	-	-	-	(5,547)	2,182	(3,365)
Balance at June 30, 2019	-	$-	23,317,975	$2	$229,964	$(30,776)	$29,523	$228,713
Issuance of common stock for cash	-	-	217,271	-	717	-	-	717
Acquisition of Facebank	-	-	2,500,000	-	8,250	-	3,582	11,832
Issuance of common stock - subsidiary share exchange	-	-	856,354	-	2,979	-	(2,979)	-
Issuance of common stock for services rendered	-	-	15,009	-	101	-	-	101
Issuance of common stock in connection with cancellation of a consulting agreement	-	-	2,000	-	13	-	-	13
Deemed dividend related to immediate accretion of redemption feature of convertible preferred stock	-	-	-	-	(379)	-	-	(379)
Deemed dividend on Series D preferred stock	-	-	-	-	(6)	-	-	(6)
Accrued Series D Preferred stock dividends	-	-	-	-	(5)	-	-	(5)
Net loss	-	-	-	-	-	(6,781)	(128)	(6,909)
Balance at September 30, 2019	-	$-	26,908,609	$2	$241,634	$(37,557)	$29,998	$234,077

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-109

fuboTV Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands, except share and per share amounts)

	For the Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities
Net loss	$(404,064)	$(13,141)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	34,050	15,589
Stock-based compensation	24,081	-
Impairment expense intangibles	88,059	-
Impairment expense goodwill	148,622	-
Issuance of common stock in connection with cancellation of a consulting agreement	-	13
Issuance of common stock for services rendered	-	101
Non-cash expense relating to issuance of warrants and common stock	2,209
Loss on deconsolidation of Nexway, net of cash retained by Nexway	8,564	-
Common stock issued in connection with note payable	67	-
Gain (loss) on extinguishment of debt	9,827	-
Loss on issuance of common stock and warrants	13,507	-
Gain on sale of assets	(7,631)	-
Amortization of debt discount	12,271	501
Deferred income tax benefit	(20,589)	(3,234)
Change in fair value of derivative liability	426	(1,017)
Change in fair value of warrant liability	(9,146)	-
Change in fair value of subsidiary warrant liability	-	(4,432)
Change in fair value of shares settled liability	1,665	-
Change in fair value of profit share liability	148	-
Unrealized gain on equity method investments	(2,614)	-
Amortization of right-of-use assets	434	46
Accrued interest on note payable	244	557
Foreign currency loss	1,010	-
Other adjustments	(56)	(636)
Changes in operating assets and liabilities of business, net of acquisitions:
Accounts receivable	(2,071)	3,620
Prepaid expenses and other current assets	(10,558)	(100)
Accounts payable	7,881	2,819
Accrued expenses	(11,569)	617
Due from related parties	36,589	-
Deferred revenue	6,615	-
Lease liability	(421)	(46)
Net cash (used in) provided by operating activities	(72,450)	1,257

Cash flows from investing activities
Purchases of property and equipment	(103)	-
Advance to fuboTV Pre-Merger	(10,000)	-
Acquisition of fuboTV’s Pre-Merger cash and cash equivalents and restricted cash	9,373	-
Sale of Facebank AG	(619)
Investment in Panda Productions (HK) Limited	-	(1,050)
Acquisition of FaceBank AG and Nexway, net of cash paid	-	2,300
Sale of profits interest in investment in Panda Productions (HK) Limited	-	655
Purchase of intangible assets	-	(250)
Payments for leasehold improvements	-	(9)
Lease security deposit	-	(21)
Net cash (used in) provided by investing activities	(1,349)	1,625

Cash flows from financing activities
Proceeds from sale of common stock and warrants	97,142	2,916
Proceeds from exercise of stock options	324	-
Proceeds from issuance of convertible notes	3,003	275
Repayments of convertible notes	(3,913)	(523)
Proceeds from issuance of Series D preferred stock	203	450
Redemption of Series D preferred stock	(883)	-
Proceeds from loans	33,649	-
Repayments of notes payable	(14,143)	-
Repayments of short term borrowings	(8,407)	-
Proceeds from sale of subsidiary’s common stock	-	65
Repayments to related parties notes	-	410
Repayments of note payable related party	(333)	(259)
Repayment to related parties	(328)	(351)
Net cash provided by financing activities	106,314	2,983

Net increase in cash and restricted cash	32,515	5,865
Cash at beginning of period	7,624	31
Cash and restricted cash at end of period	40,139	$5,896

Supplemental disclosure of cash flows information:
Interest paid	$6,161	$170
Income tax paid	$-	$-

Non cash financing and investing activities:
Issuance of convertible preferred stock for Merger	$566,124	$-
Reclass of shares settled liability for intangible asset to stock-based compensation	$1,000	$-
Settlement of share settled liability	$9,054	$-
Issuance of common stock to original owners of Facebank AG	$12,395	$-
Issuance of common stock - subsidiary share exchange	$2,042	$-
Common stock issued in connection with note payable	$259	$-
Issuance of common stock upon acquisition of Facebank AG and Nexway	$-	$8,250
Accrued Series D Preferred Stock dividends	$17	$5
Deemed dividend related to immediate accretion of redemption feature of convertible preferred stock	$171	$379
Common stock issued for lease settlement	$-	$130

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-110

fuboTV Inc.

Notes to Condensed Consolidated Financial Statements

1.	Organization and Nature of Business

Incorporation

fuboTV Inc. (“fuboTV” or the “Company”) was incorporated under the laws of the State of Florida in February 2009 under the name York Entertainment, Inc. The Company changed its name to FaceBank Group, Inc. on September 30, 2019. On August 10, 2020, the Company changed its name to fuboTV Inc. and as of May 1, 2020, the Company’s trading symbol was changed to from “FBNK” to “FUBO.”

Unless the context otherwise requires, “fuboTV,” “we,” “us,” “our,” and the “Company” refers to fuboTV and its subsidiaries on a consolidated basis, and “fuboTV Pre-Merger” refers to fuboTV Inc., a Delaware corporation, prior to the Merger, and “fuboTV Sub” refers to fuboTV Media Inc., a Delaware corporation, and the Company’s wholly-owned subsidiary following the Merger. “FaceBank Pre-Merger” refers to FaceBank Group, Inc. prior to the Merger and its subsidiaries prior to the closing of the Merger.

Merger with fuboTV Pre-Merger

On April 1, 2020 (the “Effective Time”), fuboTV Acquisition Corp., a Delaware corporation and FaceBank Pre-Merger’s wholly-owned subsidiary (“Merger Sub”) merged with and into fuboTV Pre-Merger, whereby fuboTV Pre-Merger continued as the surviving corporation and became our wholly-owned subsidiary pursuant to the terms of the Agreement and Plan of Merger and Reorganization dated as of March 19, 2020, by and among us, Merger Sub and fuboTV Pre-Merger (the “Merger Agreement” and such transaction, the “Merger”) (See Note 4).

In accordance with the terms of the Merger Agreement, at the Effective Time of the Merger, all of the capital stock of fuboTV Pre-Merger was converted into shares of our newly-created class of Series AA Convertible Preferred Stock, par value $0.0001 per share (the “Series AA Preferred Stock”) (See Note 17). Each share of Series AA Convertible Preferred Stock is entitled to 0.8 votes per share and is convertible into two shares of our common stock, only in connection with the sale of such shares on an arms’-length basis either pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act or pursuant to an effective registration statement under the Securities Act. Prior to our uplist to the NYSE, the Series AA Convertible Preferred Stock benefited from certain protective provisions that, for example, required us to obtain the approval of a majority of the shares of outstanding Series AA Convertible Preferred Stock, voting as a separate class, before undertaking certain matters.

Prior to the Merger, the Company was, and after the Merger continues to be, in part, a character-based virtual entertainment business and a developer of digital human likeness for celebrities, focused on applications in traditional entertainment, sports entertainment, live events, social networking, mixed reality (AR/VR) and artificial intelligence. As a result of the Merger, fuboTV Pre-Merger, a leading live TV streaming platform for sports, news, and entertainment, became a wholly-owned subsidiary of the Company.

In connection with the Merger, on March 11, 2020, the Company and HLEE Finance S.a r.l. (“HLEE”) entered into a Credit Agreement, dated as of March 11, 2020, pursuant to which HLEE provided the Company with a $100.0 million revolving line of credit (the “Credit Facility”). The Credit Facility was secured by substantially all the assets of the Company. The Credit Facility was terminated on July 8, 2020.

On March 19, 2020, the Company, Merger Sub, Evolution AI Corporation (“EAI”) and Pulse Evolution Corporation (“PEC” and collectively with EAI, Merger Sub and the Company, the “Initial Borrower”) and FB Loan Series I, LLC (“FB Loan”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”), pursuant to which the Initial Borrower sold to FB Loan senior secured promissory notes in an aggregate principal amount of $10.1 million (the “Senior Notes”). The Company received proceeds of $7.4 million, net of an original issue discount of $2.7 million. In connection with the FB Loan, the Company, fuboTV Sub and certain of their respective subsidiaries granted a lien on substantially of their assets to secure the obligations under the Senior Notes. See Note 13 for more information about the Note Purchase Agreement.

F-111

fuboTV Inc.

Notes to Condensed Consolidated Financial Statements

Prior to the Merger, fuboTV Pre-Merger and its subsidiaries were party to a Credit and Guaranty Agreement, dated as of April 6, 2018 (the “AMC Agreement”), with AMC Networks Ventures LLC as lender, administrative agent and collateral agent (“AMC Networks Ventures”). fuboTV Pre-Merger previously granted AMC Networks Ventures a lien on substantially all of its assets to secure its obligations thereunder. The AMC Agreement survived the Merger and, as of the Effective Time, there was $23.6 million outstanding under the AMC Agreement, net of debt issuance costs. In connection with the Merger, the Company guaranteed the obligations of fuboTV Pre-Merger under the AMC Agreement on an unsecured basis. The liens of AMC Networks Ventures on the assets of fuboTV Pre-Merger are senior to the liens in favor of FB Loan and FaceBank Pre-Merger securing the Senior Notes.

Nature of Business after the Merger

Prior to the Merger, the Company focused on developing its technology-driven IP in sports, movies and live performances. Since the acquisition of fuboTV Pre-Merger, we are principally focused on offering consumers a leading live TV streaming platform for sports, news and entertainment through fuboTV. The Company’s revenues are almost entirely derived from the sale of subscription services and the sale of advertisements in the United States.

Our subscription-based streaming services are offered to consumers who can sign-up for accounts through which we provide basic plans with the flexibility for consumers to purchase the add-ons and features best suited for them. Besides the website, consumers can also sign-up via some TV-connected devices. The fuboTV platform provides a broad suite of unique features and personalization tools such as multi-channel viewing capabilities, favorites lists and a dynamic recommendation engine as well as 4K streaming and Cloud DVR offerings.

2.	Liquidity, Going Concern and Management Plans

The accompanying unaudited condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

The Company had cash and cash equivalents of $38.9 million, a working capital deficiency of $189.1 million and an accumulated deficit of $458.6 million as of September 30, 2020. The Company incurred a $404.1 million net loss for the nine months ended September 30, 2020. Since inception, the Company’s operations have been financed primarily through the sale of equity and debt securities. The Company has incurred losses from operations and negative cash flows from operating activities since inception and expects to continue to incur substantial losses as it continues to fully ramp up its operating activities. While we expect to continue incurring losses in the foreseeable future, we successfully raised $183 million in October 2020, net of offering expenses, through a public offering of our common stock. The proceeds from this offering provide us with the necessary liquidity to continue as a going concern for at least one year from the date these financial statements are issued.

In addition to the foregoing, the Company cannot predict the long-term impact on its development timelines, revenue levels and its liquidity due to the worldwide spread of COVID-19. Based upon the Company’s current assessment, it does not expect the impact of the COVID-19 pandemic to materially impact the Company’s operations. However, the Company is continuing to assess the impact the spread of COVID-19 may have on its operations.

3.	Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

The accompanying unaudited condensed consolidated financial statements include the accounts, as of September 30, 2020, of the Company, its wholly-owned subsidiaries and its 99.7%-owned operating subsidiary EAI, which, until the Merger, was the Company’s principal operating subsidiary; inactive subsidiaries York Production LLC and York Production II LLC; wholly-owned subsidiaries Facebank AG, StockAccess Holdings SAS (“SAH”) and FBNK Finance Sarl (“FBNK Finance”); its 70.0% ownership in Highlight Finance Corp. (“HFC”); and its 76% ownership in Pulse Evolution Corporation (“PEC”). Subsequent to the Merger, fuboTV Pre-Merger became our wholly owned subsidiary. All inter-company balances and transactions have been eliminated in consolidation.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and pursuant to the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (the “SEC”). In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments and events in the current period such as the Nexway deconsolidation and acquisition of fuboTV Pre-Merger, considered necessary for a fair presentation of such interim results.

F-112

fuboTV Inc.

Notes to Condensed Consolidated Financial Statements

The results for the unaudited condensed consolidated statement of operations are not necessarily indicative of results to be expected for the year ending December 31, 2020 or for any future interim period. The unaudited condensed consolidated balance sheet as at December 31, 2019 has been derived from the audited financial statements; however, it does not include all of the information and notes required by U.S. GAAP for complete financial statements. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 2019 and notes thereto included in the Company’s Annual Report on Form 10-K filed with the SEC on May 29, 2020, as amended on Form 10-K/A filed with the SEC on August 11, 2020 along with the consolidated financial statements for fuboTV Pre-Merger for the year ended December 31, 2019 and notes thereto included on Form 8-K/A filed with the SEC on June 17, 2020.

Reclassifications

For the three and nine months ended September 30, 2019, the Company has reclassified certain prior year amounts on the face of the financial statements in order to conform to the current year presentation. These reclassifications had no effect on the Company’s consolidated financial position, results of operations, or liquidity.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various other assumptions it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from those estimates. The significant estimates and assumptions include allocating the fair value of purchase consideration to assets acquired and liabilities assumed in business acquisitions, useful lives of property and equipment and intangible assets, recoverability of goodwill, long-lived assets, and investments, accruals for contingent liabilities, valuations of derivative liabilities, equity instruments issued in share-based payment arrangements and accounting for income taxes, including the valuation allowance on deferred tax assets.

Significant Accounting Policies

For a detailed discussion about the Company’s significant accounting policies, see the Company’s Annual Report on Form 10-K filed with the SEC on May 29, 2020, as amended on Form 10-K/A filed with the SEC on August 11, 2020.

Segment and Reporting Unit Information

Operating segments are defined as components of an entity for which discrete financial information is available that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. A committee consisting of the Company’s executives are determined to be the CODM. The CODM reviews financial information and makes resource allocation decisions between the fubo TV and Facebank pre-merger businesses. As such, the Company has two operating segments (fuboTV and Facebank) as of September 30, 2020. As of September 30, 2020, the Facebank operating segment had nominal operations.

F-113

fuboTV Inc.

Notes to Condensed Consolidated Financial Statements

Cash, Cash Equivalents and Restricted Cash

The Company considers all highly liquid investments with remaining maturities at the date of purchase of three months or less to be cash equivalents, including balances held in the Company’s money market account. The Company also classifies amounts in transit from payment processors for customer credit card and debit card transactions as cash equivalents. Restricted cash primarily represents cash on deposit with financial institutions in support of a letter of credit outstanding in favor of the Company’s landlord for office space. The restricted cash balance has been excluded from the cash balance and is classified as restricted cash on the condensed consolidated balance sheets. The following table provides a reconciliation of cash, cash equivalents and restricted cash within the consolidated balance sheet that sum to the total of the same on the consolidated statement of cash flows:

	September 30,	December 31,
	2020	2019

Cash and cash equivalents	$38,864	$7,624
Restricted cash	1,275	—

Total cash, cash equivalents and restricted cash	$40,139	$7,624

Certain Risks and Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of demand deposits. The Company maintains cash deposits with financial institutions that at times exceed applicable insurance limits.

The majority of the Company’s software and computer systems utilizes data processing, storage capabilities and other services provided by Amazon Web Services, or AWS, which cannot be easily switched to another cloud service provider. As such, any disruption of the Company’s interference with AWS would adversely impact the Company’s operations and business.

Fair Value of Financial Instruments

The Company accounts for financial instruments under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements, ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

Level 1 — quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 — observable inputs other than Level 1, quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, and model-derived prices whose inputs are observable or whose significant value drivers are observable; and

Level 3 — assets and liabilities whose significant value drivers are unobservable.

Accounts Receivable, net

The Company records accounts receivable at the invoiced amount less an allowance for any potentially uncollectable accounts. The Company’s accounts receivable balance consists of amounts due from the sale of advertisements. In evaluating our ability to collect outstanding receivable balances, we consider many factors, including the age of the balance, collection history, and current economic trends. Bad debts are written off after all collection efforts have ceased. Based on the Company’s current and historical collection experience, management concluded that an allowance for doubtful accounts was not necessary as of September 30, 2020 or December 31, 2019.

No individual customer accounted for more than 10% of revenue for the three and nine months ended September 30, 2020 and 2019. Four customers accounted for more than 10% of accounts receivable as of September 30, 2020. No customers accounted for more than 10% of accounts receivable as of December 31, 2019.

F-114

fuboTV Inc.

Notes to Condensed Consolidated Financial Statements

Property and Equipment, net

Property and equipment is stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated over the shorter of the lease term or the estimated useful life of the assets. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statements of operations and comprehensive loss in the period realized. Maintenance and repairs are expensed as incurred.

Acquisitions and Business Combinations

The Company allocates the fair value of purchase consideration issued in business combination transactions to the tangible assets acquired, liabilities assumed, and separately identified intangible assets acquired based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from: (a) acquired technology, (b) trademarks and trade names, and (c) customer relationships, useful lives, and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. The allocation of the purchase consideration may remain preliminary as the Company gathers additional facts about the circumstances that existed as of the acquisition date during the measurement period. The measurement period shall not exceed one year from the acquisition date. Upon the conclusion of the measurement period, any subsequent adjustments are recorded to earnings.

Revenue From Contracts With Customers

The Company recognizes revenue from contracts with customers under ASC 606, Revenue from Contracts with Customers (the “revenue standard”). The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. A good or service is transferred to a customer when, or as, the customer obtains control of that good or service. The following five steps are applied to achieve that core principle:

●	Step 1: Identify the contract with the customer
●	Step 2: Identify the performance obligations in the contract
●	Step 3: Determine the transaction price
●	Step 4: Allocate the transaction price to the performance obligations in the contract
●	Step 5: Recognize revenue when the company satisfies a performance obligation

The Company generates revenue from the following sources:

1.

Subscriptions – The Company sells various subscription plans through its website and third-party app stores. These subscription plans provide different levels of streamed content and functionality depending on the plan selected. Subscription fees are fixed and paid in advance by credit card on a monthly, quarterly or annual basis. A subscription customer executes a contract by agreeing to the Company’s terms of service. The Company considers the subscription contract legally enforceable once the customer has accepted terms of service and the Company has received credit card authorization from the customer’s credit card company. The terms of service allow customers to terminate the subscription at any time, however, in the event of termination, no prepaid subscription fees are refundable. The Company recognizes revenue when it satisfies a performance obligation by transferring control of the promised services to the customers, which is ratably over the subscription period. Upon the customer agreeing to the Company’s terms and conditions and authorization of the credit card, the customer simultaneously receives and consumes the benefits of the streamed content ratably throughout the term of the contract. Subscription services sold through third-party app stores are recorded gross in revenue with fees to the third-party app stores recorded in subscriber related expenses in the consolidated statement of operations. Management concluded that the customers are the end user of the subscription services sold by these third-party app stores.

F-115

fuboTV Inc.

Notes to Condensed Consolidated Financial Statements

2.	Advertisements – The Company executes agreements with advertisers that want to display ads (“impressions”) within the streamed content. The Company enters into individual insertion orders (“IOs”) with advertisers, which specify the term of each ad campaign, the number of impressions to be delivered and the applicable rate to be charged. The Company invoices advertisers monthly for impressions actually delivered during the period. Each executed IO provides the terms and conditions agreed to in respect of each party’s obligations. The Company recognizes revenue at a point in time when it satisfies a performance obligation by transferring control of the promised services to the advertiser, which generally is when the advertisement has been displayed.

3.	Software licenses, net – Revenue from the sale of software licenses are recognized as a single performance obligation at the point in time that the software license is delivered to the customer. The Company under its contracts is required to provide its customers with 30 days to return the license for a full refund, regardless of reason, and the Company will be provided a refund in full of its cost to sell the license. Therefore, for Nexway, the Company acts as an agent and recognizes revenue on a net basis. As a result of the deconsolidation of Nexway AG which was effective as of March 31, 2020, the Company no longer generates revenue from software licenses.(See Note 7)

4.	Other – The Company has an annual contract to sub-license its rights to broadcast certain international sporting events to a third party. The Company recognizes revenue under this contract at a point in time when it satisfies a performance obligation by transferring control of the promised services to the third party, which generally is when the third party has access to the programming content.

Subscriber Related Expenses

Subscriber related expenses consist primarily of affiliate distribution rights and other distribution costs related to content streaming. The cost of affiliate distribution rights is generally incurred on a per subscriber basis and are recognized when the related programming is distributed to subscribers. The Company has certain arrangements whereby affiliate distribution rights are paid in advance or are subject to minimum guaranteed payments. An accrual is established when actual affiliate distribution costs are expected to fall short of the minimum guaranteed amounts. To the extent actual per subscriber fees do not exceed the minimum guaranteed amounts, the Company will expense the minimum guarantee in a manner reflective of the pattern of benefit provided by these subscriber related expenses, which approximates a straight-line basis over each minimum guarantee period within the arrangement. Subscriber related expenses also include credit card and payment processing fees for subscription revenue, customer service, certain employee compensation and benefits, cloud computing, streaming, and facility costs. The Company receives advertising spots from television networks for sale to advertisers as part of the affiliate distribution agreements.

Broadcasting and Transmission

Broadcasting and transmission expenses are charged to operations as incurred and consist primarily of the cost to acquire a signal, transcode, store, and retransmit it to the subscribers.

Sales and Marketing

Sales and marketing expenses consist primarily of payroll and related costs, benefits, rent and utilities, stock-based compensation, agency costs, advertising campaigns and branding initiatives. All sales and marketing costs are expensed as they are incurred. Advertising expense totaled $18.2 million and $22.7 million for the three and nine months ended September 30, 2020, respectively, and $0.1 million and $0.3 million in advertising expense was incurred for the three and nine months ended September 30, 2019, respectively.

Technology and Development

Technology and development expenses are charged to operations as incurred. Technology and development expenses consist primarily of payroll and related costs, benefits, rent and utilities, stock-based compensation, technical services, software expenses, and hosting expenses.

F-116

fuboTV Inc.

Notes to Condensed Consolidated Financial Statements

General and Administrative

General and administrative expenses consist primarily of payroll and related costs, benefits, rent and utilities, stock-based compensation, corporate insurance, office expenses, professional fees, as well as travel, meals, and entertainment costs.

Net Loss Per Share

Basic net loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net loss per common share excludes the potential impact of the Company’s convertible notes, convertible preferred stock, common stock options and warrants because their effect would be anti-dilutive.

The following table presents the calculation of basic and diluted net loss per share (in thousands, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Basic loss per share:
Net loss	$(274,117)	$(6,909)	$(404,064)	$(15,794)
Less: net (loss) income attributable to non-controlling interest	—	(128)	1,555	2,653
Less: Deemed dividend - beneficial conversion feature on preferred stock	—	(6)	—	(6)
Add: deemed dividend on Series D Preferred Stock	—	(379)	—	(379)
Net loss attributable to common stockholders	$(274,117)	$(7,166)	$(402,509)	$(16,179)

Shares used in computation:
Weighted-average common shares outstanding	44,199,709	24,363,124	36,577,183	20,165,089

Basic and diluted loss per share	$(6.20)	$(0.29)	$(11.00)	$(0.80)

F-117

fuboTV Inc.

Notes to Condensed Consolidated Financial Statements

The following common share equivalents are excluded from the calculation of weighted average common shares outstanding because their inclusion would have been anti-dilutive:

	September 30,	September 30,
	2020	2019
Common stock purchase warrants	9,538,533	200,007
Series AA convertible preferred shares	64,648,724	-
Series D convertible preferred shares	-	455,233
Stock options	17,952,213	16,667
Convertible notes variable settlement feature	-	609,491
Total	92,139,470	1,281,398

Recently Issued Accounting Standards

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments – Credit Losses”. The ASU sets forth a “current expected credit loss” (“CECL”) model which requires the Company to measure all expected credit losses for financial instruments held at the reporting date based on historical experience, current conditions, and reasonable supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost and applies to some off-balance sheet credit exposures. This ASU was effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years, with early adoption permitted. Recently, the FASB issued the final ASU to delay adoption for smaller reporting companies to calendar year 2023. The Company will adopt this standard on January 1, 2021 and the Company does not anticipate that adopting the standard will have a material impact on the condensed financial statements and related disclosures.

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company adopted this standard on January 1, 2020 and the adoption did not have a material impact on the condensed financial statements and related disclosures.

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. This ASU is effective for annual reporting periods beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. This update permits the use of either the modified retrospective or fully retrospective method of transition. The Company is currently evaluating the impact this ASU will have on its condensed consolidated financial statements and related disclosures.

4.	Acquisitions

On April 1, 2020, we completed the Merger, as described in Note 1. In accordance with the terms of the Merger Agreement, all of the capital stock of fuboTV Pre-Merger was converted, at a stock exchange ratio of 1.82, into the right to receive 32,324,362 shares of Series AA Convertible Preferred Stock, a newly-created class of our Preferred Stock. Pursuant to the Series AA Certificate of Designation, each share of Series AA Convertible Preferred Stock is convertible into two shares of the Company’s common stock only in connection with the sale of such shares on an arms’-length basis either pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act or pursuant to an effective registration statement under the Securities Act. As of September 30, 2020, 31,611,147 shares of Series AA Convertible Preferred Stock were issued.

In addition, each outstanding option to purchase shares of common stock of fuboTV Pre-Merger was assumed by FaceBank Pre-Merger and converted into options to acquire FaceBank Pre-Merger’s common stock at a stock exchange ratio of 3.64. In accordance with the terms of the Merger Agreement, the Company assumed 8,051,098 stock options issued and outstanding under the fuboTV Pre-Merger’s 2015 Equity Incentive Plan (the “2015 Plan”) with a weighted-average exercise price of $1.32 per share. From and after the Effective Time, such options may be exercised for shares of the Company’s common stock under the terms of the 2015 Plan.

F-118

fuboTV Inc.

Notes to Condensed Consolidated Financial Statements

The preliminary purchase price for the merger was determined to be $576.1 million, which consists of (i) $530.1 million market value ($8.20 per share stock price of the Company as of April 1, 2020) of 64.6 million common shares, (ii) $36.0 million related to the fair value of outstanding options vested prior to the Merger and (iii) $10.0 million related to the effective settlement of a preexisting loan receivable from fuboTV Pre-Merger. No gain or loss was recognized on the settlement as the loan was effectively settled at the recorded amount. Transaction costs of $0.9 million were expensed as incurred.

The Company accounted for the Merger as a business combination under the acquisition method of accounting. FaceBank Pre-Merger was determined to be the accounting acquirer based upon the terms of the Merger Agreement and other factors including: (i) FaceBank Pre-Merger’s stockholders owned approximately 57% of the voting common shares of the combined company immediately following the closing of the Merger (54% assuming the exercise of all vested stock options as of the closing of the transaction) and (ii) directors appointed by FaceBank Pre-Merger would hold a majority of board seats in the combined company.

The following table presents a preliminary allocation of the purchase price to the net assets acquired, inclusive of intangible assets, with the excess fair value recorded to goodwill. The goodwill, which is not deductible for tax purposes, is attributable to the assembled workforce of fuboTV Pre-Merger, planned growth in new markets, and synergies expected to be achieved from the combined operations of FaceBank Pre-Merger and fuboTV Pre-Merger. The goodwill established will be included within a new fuboTV reporting unit. These estimates are provisional in nature and adjustments may be recorded in future periods as appraisals and other valuation reviews are finalized.

During the nine months ended September 30, 2020, the Company continued finalizing its valuations of the assets acquired and liabilities assumed in the April 1, 2020 acquisition of fuboTV based on new information obtained about facts and circumstances that existed as of the acquisition date. During the three months ended September 30, 2020, the Company recorded preliminary measurement period adjustments, mainly to reduce its acquisition date goodwill by approximately $65.3 million and the corresponding net deferred tax liability based on an estimate of the realizability of deferred tax assets acquired in the merger and the resulting impact on the Company’s valuation allowance of its deferred tax assets. The Company is continuing to gather information about the realizability of its deferred tax assets and this initial estimate may be subject to change during the measurement period.

Any necessary adjustments will be finalized within one year from the date of acquisition (in thousands).

Fair Value
Assets acquired:
Cash and cash equivalents	$8,040
Accounts receivable	5,831
Prepaid expenses and other current assets	976
Property & equipment	2,042
Restricted cash	1,333
Other noncurrent assets	397
Operating leases - right-of-use assets	5,395
Intangible assets	243,612
Deferred tax assets	252
Goodwill	493,847
Total assets acquired	$761,725

Liabilities assumed
Accounts payable	$51,687
Accounts payable – due to related parties	14,811
Accrued expenses and other current liabilities	50,249
Accrued expenses and other current liabilities – due to related parties	30,913
Long term borrowings - current portion	5,625
Operating lease liabilities	5,395
Deferred revenue	8,809
Long-term debt, net of issuance costs	18,125
Total liabilities assumed	$185,614

Net assets acquired	$576,111

F-119

fuboTV Inc.

Notes to Condensed Consolidated Financial Statements

The fair values of the intangible assets acquired were determined using the income and cost approaches. The fair value measurements were primarily based on significant inputs that are not observable in the market and thus represent Level 3 measurements as defined in ASC 820. The relief from royalty method was used to value the software and technology and tradenames. The relief from royalty method is an application of the income method and estimates fair value for an asset based on the expected cost to license a similar asset from a third-party. Projected cash flows are discounted at a required rate of return that reflects the relative risk of achieving the cash flow and the time value of money. The cost approach, which estimates value by determining the current cost of replacing an asset with another of equivalent economic utility, was used for customer relationships. The cost to replace a given asset reflects the estimated reproduction or replacement cost for these customer related assets. The estimated useful lives and fair value of the intangible assets acquired are as follows (in thousands):

	Estimated Useful Life (in Years)	Fair Value

Software and technology	9	$181,737
Customer relationships	2	23,678
Tradenames	9	38,197

Total		$243,612

The deferred tax assets represent the deferred tax impact associated with the differences in book and tax basis, including incremental differences created from the preliminary purchase price allocation and acquired net operating losses. Deferred taxes associated with estimated fair value adjustments reflect an estimated blended federal and state tax rate, net of tax effects on state valuation allowances. For balance sheet purposes, where U.S. tax rates were used, rates were based on recently enacted U.S. tax law. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-merger activities, including cash needs, the geographical mix of income, and changes in tax law. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities of fuboTV Pre-Merger.

For the nine month period ended September 30, 2020, our condensed consolidated statement of operations included $112.7 million of revenues and a net loss of $274.1 million, which included non-cash goodwill and intangible asset impairment charges of $236.7 million for the legacy Facebank reporting unit, a $20.6 million benefit for income taxes associated with the legacy Facebank reporting unit and a $7.6 million gain on the sale of Facebank AG. Net loss attributable to common stockholders for the nine months ended September 30, 2020 reflects $1.2 million of interest expense associated with a short-term loan issued in connection with the Merger. The following unaudited pro forma consolidated results of operations assume that the acquisition of fuboTV Pre-Merger was completed as of January 1, 2019 (in thousands, except per share data).

	Nine months ended September 30
	2020	2019

Total revenues	$163,716	$99,321
Net loss attributable to common stockholders	$(448,412)	$(164,303)

Pro forma data may not be indicative of the results that would have been obtained had these events occurred at the beginning of the periods presented, nor is it intended to be a projection of future results.

F-120

fuboTV Inc.

Notes to Condensed Consolidated Financial Statements

5.	Revenue from contracts with customers

Disaggregated revenue

The following table presents the Company’s revenues disaggregated into categories based on the nature of such revenues (in thousands):

	Three Months Ended September 30		Nine months ended September 30
	2020	2019	2020	2019
Subscriptions	$53,433	$-	$92,945	$-
Advertisements	7,520	-	11,843	-
Software licenses, net – Nexway eCommerce Solutions	-	5,834	7,295	5,834
Other	249	-	586	-
Total revenue	$61,202	$5,834	$112,669	$5,834

Contract balances

There were no losses recognized related to any receivables arising from the Company’s contracts with customers for the three and nine months ended September 30, 2020 and 2019.

For the three and nine months ended September 30, 2020 and 2019, the Company did not recognize material bad-debt expense and there were no material contract assets recorded on the accompanying condensed consolidated balance sheet as of September 30, 2020 and December 31, 2019.

The contract liabilities primarily relate to upfront payments and consideration received from customers for subscription services. As of September 30, 2020, the Company’s contract liabilities totaled approximately $15.4 million and are recorded as deferred revenue on the accompanying condensed consolidated balance sheet. There were no contract liabilities recorded as of December 31, 2019.

Transaction price allocated to remaining performance obligations

The Company does not disclose the transaction price allocated to remaining performance obligations since subscription and advertising contracts have an original expected term of one year or less.

6.	Property and equipment, net

Property and equipment, net, is comprised of the following (in thousands):

	September 30, 2020	December 31, 2019
Furniture and fixtures	$668	$335
Computer equipment	737	-
Leasehold improvements	2,280	-
	3,685	335
Less: Accumulated depreciation	(1,845)	-
Total property and equipment, net	$1,840	$335

Depreciation expense totaled approximately $0.1 million for the three months ended September 30, 2020. Depreciation expense totaled approximately $0.3 million for the nine months ended September 30, 2020. There was no depreciation expense for the three and nine months ended September 30, 2019.

F-121

fuboTV Inc.

Notes to Condensed Consolidated Financial Statements

7.	FaceBank AG and Nexway - Assets Held For Sale

Through its ownership in FaceBank AG, the Company had an equity investment of 62.3% in Nexway AG (“Nexway”), which it acquired on September 16, 2019. The equity investment in Nexway was a controlling financial interest and the Company consolidated its investment in Nexway under ASC 810, Consolidation.

On March 31, 2020, the Company relinquished 20% of the total Nexway shareholder votes associated with its investment, which reduced the Company’s voting interest in Nexway to 37.6%. As a result of the Company’s loss of control in Nexway, the Company deconsolidated Nexway as of March 31, 2020 as it no longer has a controlling financial interest.

The deconsolidation of Nexway resulted in a loss of approximately $11.9 million calculated as follows (in thousands):

Cash	$5,776
Accounts receivable	9,831
Inventory	50
Prepaid expenses	164
Goodwill	51,168
Property and equipment, net	380
Right-of-use assets	3,594
Total assets	$70,963
Less:
Accounts payable	34,262
Accrued expenses	15,788
Lease liability	3,594
Deferred income taxes	1,161
Other liabilities	40
Total liabilities	$54,845
Non-controlling interest	2,595
Foreign currency translation adjustment	(770)
Loss before fair value – investment in Nexway	14,293
Less: fair value of shares owned by the Company	2,374
Loss on deconsolidation of Nexway	$11,919

The Company’s voting interest in Nexway was further diluted to 31.2% as a result of additional financing which the Company did not participate in.

During the quarter ended September 30, 2020, the Company sold 100% of its ownership interest in Facebank AG and its investment in Nexway to the former owners and recognized a gain on sale of its investment of approximately $7.6 million, which is included as a gain on the sale of assets, a component of other income (expense) on the accompanying condensed consolidated statement of operations.

F-122

fuboTV Inc.

Notes to Condensed Consolidated Financial Statements

The following table represents the net carrying value of the Company’s investment in Facebank AG and Nexway and the related gain on sale of its investment:

Investment in Nexway	$4,988
Financial assets at fair value	1,965
Goodwill	28,541
Total assets	35,494
Loan payable	56,140
Net carrying amount	(20,646)
Issuance of common stock to original owners of Facebank AG	12,395
Cash paid to former owners of Facebank AG	619
Gain on sale of investment in Facebank AG	$(7,631)

8.	Panda Interests

In March 2019, the Company entered into an agreement to finance and co-produce Broadway Asia’s theatrical production of DreamWorks’ Kung Fu Panda Spectacular Live at the Venetian Theatre in Macau (“Macau Show”). The Company determined the fair value of the profits interest sold to certain investors to be approximately $1.8 million as of the date of this transaction and $2.1 million and $2.0 million as of September 30, 2020 and December 31, 2019, respectively.

The table below summarizes the Company’s profits interest since the date of the transaction (in thousands except for unit and per unit information):

Panda units granted	26.2
Fair value per unit on grant date	$67,690
Grant date fair value	$1,773
Change in fair value of Panda interests	198
Fair value at December 31, 2019	$1,971
Change in fair value of Panda interests	148
Fair value at September 30, 2020	$2,119

9.	Intangible Assets and Goodwill

The Facebank reporting unit was developed by the Company’s former CEO, John Textor. On July 31, 2020, Mr. Textor resigned as a member of the Board of Directors of the Company. Upon the Merger, Mr. Textor became Head of Studio of the Company and was to manage the legacy Facebank reporting unit, which included human animation and digital likeness technologies. Mr. Textor submitted his resignation as Head of Studio, which is effective October 30, 2020. As of September 30, 2020, Mr. Textor was not performing substantive services for the Company. Mr. Textor’s continuing involvement was integral for further development of the Facebank reporting unit, and therefore represents a triggering event to assess the carrying value of its goodwill and intangible assets underlying the Facebank reporting unit. The Company performed an impairment analysis of the Facebank goodwill and intangible assets and during the three and nine months ended September 30, 2020, the Company recorded an intangible asset impairment charge of approximately $88.1 million and goodwill impairment charge of $148.6 million. After these impairment charges the Facebank reporting unit had no allocated goodwill and intangible assets of $13.0 million.

The following table represents the impairment charges recorded during the 3rd quarter of 2020 related to the Company’s Facebank reporting unit (in thousands):

Intangible assets	$88,059
Goodwill	$148,622
Total impairment expense	$236,681

F-123

fuboTV Inc.

Notes to Condensed Consolidated Financial Statements

Intangible Assets

The Company performed a valuation of its intangible assets of the Facebank reporting unit as of September 30, 2020. The Company determined that the carrying value of the intangible assets exceeded their fair value. During the three and nine months ended September 30, 2020, the Company recorded an impairment charge of approximately $88.1 million, which was approximately 88% of the carrying value at September 30, 2020. Based on the impairment analysis, it was determined that the useful lives of human animation technologies, trademark and tradenames, animation and visual effects technologies, and digital assets library were reduced from 7 years to 5 years.

The table below summarizes the Company’s intangible assets at September 30, 2020 and December 31, 2019 (in thousands):

		Weighted Average	September 30, 2020
	Useful Lives (Years)	Remaining Life (Years)	Intangible Assets	Intangible Asset Impairment	Accumulated Amortization	Net Balance
Human animation technologies	5	5	$123,436	(79,884)	(37,871)	$5,681
Trademark and trade names	5	5	7,746	(3,903)	(2,379)	1,464
Animation and visual effects technologies	5	5	6,016	(1,868)	(1,848)	2,300
Digital asset library	5	5	7,536	(1,830)	(2,185)	3,522
Intellectual Property	7	-	828	(574)	(254)	-
Customer relationships	2	1.5	23,678	-	(5,920)	17,758
fuboTV tradename	9	8.5	38,197	-	(2,122)	36,075
Software and technology	9	8.5	181,737	-	(10,097)	171,640
Total			$389,174	$(88,059)	$(62,676)	$238,440

		Weighted Average	December 31, 2019
	Useful Lives (Years)	Remaining Life (Years)	Intangible Assets	Intangible Asset Impairment	Accumulated Amortization	Net Balance
Human animation technologies	7	6	$123,436	$—	$(24,646)	$98,790
Trademark and trade names	7	6	9,432	(1,686)	(1,549)	6,197
Animation and visual effects technologies	7	6	6,016	—	(1,203)	4,813
Digital asset library	5-7	5.5	7,505	—	(1,251)	6,254
Intellectual Property	7	6	3,258	(2,430)	(236)	592
Customer relationships	11	11	4,482	(4,482)	—	—
Total			$154,129	$(8,598)	$(28,885)	$116,646

The Company recorded amortization expense of $14.3 million and $5.2 million during the three months ended September 30, 2020 and 2019, respectively, and $33.8 million and $15.5 million during the nine months ended September 30, 2020 and 2019, respectively.

F-124

fuboTV Inc.

Notes to Condensed Consolidated Financial Statements

The estimated future amortization expense associated with intangible assets is as follows (in thousands):

Future Amortization
2020	$9,731
2021	38,922
2022	30,043
2023	27,084
2024	27,010
Thereafter	105,650
Total	$238,440

Goodwill

Using the guidance of ASC 350-20 - Goodwill, the Company determined that the carrying value of its Facebank reporting unit exceeded the fair value. During the three and nine months ended September 30, 2020, the Company recorded an impairment charge of approximately $148.1 million related to the goodwill associated with the Facebank reporting unit, which represents the total amount of goodwill allocated to Facebank.

The following table is a summary of the changes to goodwill for the three and nine months ended September 30, 2020 (in thousands):

Balance - December 31, 2019	$227,763
Deconsolidation of Nexway	(51,168)
Balance - March 31, 2020	$176,595
Acquisition of fuboTV	562,908
Less: transfer to asset held for sale	(28,541)
Balance - June 30, 2020	$710,962
Impairment expense	(148,622)
Measurement period adjustment on the fuboTV acquisition	(68,493)
Balance - September 30, 2020	$493,847

F-125

fuboTV Inc.

Notes to Condensed Consolidated Financial Statements

10.	Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses are presented below (in thousands):

	September 30,	December 31,
	2020	2019
Suppliers	-	$37,508
Affiliate fees	38,127	-
Broadcasting and transmission	18,726	-
Selling and marketing	13,998	-
Payroll taxes (in arrears)	50	1,308
Accrued compensation	2,887	3,649
Legal and professional fees	4,472	3,936
Accrued litigation loss	-	524
Taxes (including value added)	9,774	5,953
Subscriber related	2,660	-
Other	8,348	3,897
Total	$99,042	$56,775

11.	Income Taxes

The Company recorded income tax benefits associated with the amortization of intangible assets of $16.1 million and $1.0 million during the three months ended September 30, 2020 and 2019, respectively, and $20.6 million and $3.2 million during the nine months ended September 30, 2020 and 2019, respectively. The Company’s current provision for income taxes consists of state and foreign income taxes and is immaterial in all periods presented.

The Company regularly evaluates the realizability of its deferred tax assets and establishes a valuation allowance if it is more likely than not that some or all the deferred tax assets will not be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, loss carryback and tax-planning strategies. Generally, more weight is given to objectively verifiable evidence, such as the cumulative loss in recent years, as a significant piece of negative evidence to overcome. At September 30, 2020 and December 31, 2019, the Company continued to maintain that the realization of its deferred tax assets has not achieved a more likely than not threshold therefore, the net deferred tax assets have been fully offset by a valuation allowance. The following is a rollforward of the Company’s deferred tax liability from January 1, 2020 to September 30, 2020 (in thousands):

Balance at December 31, 2019	$30,879
Income tax benefit (associated with the amortization of intangible assets)	(1,038)
Deconsolidation of Nexway	(1,162)
Balance at March 31, 2020	$28,679
Acquisition of fuboTV Pre-Merger	65,613
Income tax benefit (associated with the amortization of intangible assets)	(3,498)
Balance at June 30, 2020	$90,794
Income tax benefit (associated with the amortization of intangible assets)	(16,071)
Measurement period adjustment	(65,295)
Balance at September 30, 2020	$9,428

F-126

fuboTV Inc.

Notes to Condensed Consolidated Financial Statements

12.	Related Parties

The following table represents amounts due to related parties as of September 30, 2020 and December 31, 2019 consist of the following (in thousands):

	September 30,	December 31,
	2020	2019
Affiliate fees	$85,116	$-
Alexander Bafer, former Executive Chairman	458	20
John Textor, former Chief Executive Officer and affiliated companies	264	592
Other	9	53
Total	$85,847	$665

The Company has entered into affiliate distribution agreements with CBS Corporation and related entities, New Univision Enterprises, LLC, AMC Network Ventures, LLC, Viacom International, Inc. and Discovery, Inc. and related entities which are holders of the Company’s convertible preferred stock. AMC Networks Ventures, LLC is also the lender to the senior secured loan (see Note 13). The aggregate affiliate distribution fees recorded to subscriber related expenses for related parties were $37.0 million and $60.1 million for the three and nine months ended September 30, 2020, respectively. There were no affiliate distribution fees for the three and nine months ended September 30, 2019.

On July 31, 2020, Alexander Bafer resigned as a member of the Company’s Board of Directors and as an executive officer of the Company.

On July 31, 2020, John Textor resigned as a member of the Board of Directors of the Company. The amounts due to Mr. Textor represent an unpaid compensation liability assumed in the acquisition of EAI.

The amounts due to other related parties also represent financing obligations assumed in the acquisition of EAI.

During the year ended December 31, 2019, the Company received a $300,000 advance (the “FaceBank Advance”) from FaceBank, Inc., a development stage company controlled by Mr. Textor. During the quarter ended March 31, 2020, the Company repaid the FaceBank Advance in full to FaceBank, Inc. No further amounts are due and payable by the Company under the FaceBank Advance.

Notes Payable – Related Parties

On August 8, 2018, the Company assumed a $172,000 note payable due to a relative of the then-Chief Executive Officer, John Textor. The note had a three-month roll-over provision, and different maturity and repayment amounts if not fully paid by its due date. The note bears interest at 18% per annum. The Company had accrued default interest for the additional liability in excess of the principal amount. Accrued interest and penalties as of December 31, 2019 was approximately $0.3 million, and was recognized as note payable – related parties on the accompanying condensed consolidated balance sheet. On August 3, 2020, the note maturity date was extended to December 31, 2020 and is no longer in default. On September 13, 2020, the note was amended to reduce the interest rate to 4% per annum retroactive to issuance date of the note. As of September 30, 2020 the principal balance and accrued interest totaled approximately $35,000.

13.	Notes Payable

Senior Secured Loan

In April 2018, fuboTV pre-Merger entered into a senior secured term loan with AMC Networks Ventures, LLC (the “Term Loan”) with a principal amount of $25.0 million, bearing interest equal to LIBOR (London Interbank Offered Rate) plus 5.25% per annum and with scheduled principal payments beginning in 2020. The Company recorded this loan at its fair value of $23.8 million in connection with its acquisition of fuboTV Pre-Merger on April 1, 2020. The Company has made principal repayments of $2.5 million during the nine months ended September 30, 2020. As of September 30, 2020, the outstanding balance of the Term Loan is $21.3 million and is included in short-term and long-term borrowings on the accompanying condensed consolidated balance sheet.

F-127

fuboTV Inc.

Notes to Condensed Consolidated Financial Statements

The Term Loan matures on April 6, 2023, has certain financial covenants and requires the Company to maintain a certain minimum subscriber level. The Company was in compliance with all covenants at September 30, 2020.

Evolution AI Corporation

The Company has recognized, through the accounting consolidation of EAI, a $2.7 million note payable bearing interest at the rate of 10% per annum that was due on October 1, 2018 (“EAI Note”). The cumulative accrued interest on the EAI Note amounts to $1.6 million. The EAI Note is currently in a default condition due to non-payment of principal and interest. The EAI Note relates to the acquisition of technology from parties who, as a result of the acquisition of EAI, own 15,000,000 shares of the Company’s common stock (after the conversion of 1,000,0000 shares of Series X Convertible Preferred Stock during the year ended December 31, 2019). The holders of the EAI Note have agreed not to declare the EAI Note in default and to forbear from exercising remedies which would otherwise be available in the event of a default, while the EAI Note continues to accrue interest. The Company is currently in negotiation with such holders to resolve the matter and the outstanding balance as of September 30, 2020, including interest and penalties, is $4.4 million. The balance of $4.4 million is included in notes payable, net of discount on the accompanying condensed consolidated balance sheet.

FBNK Finance SarL

On February 17, 2020, FBNK Finance issued EUR 50.0 million of bonds (or $56.1 million). There were 5,000 notes with a nominal value EUR 10,000 per note. The bonds were issued at par with 100% redemption price. The maturity date of the bonds is February 15, 2023 and the bonds have a 4.5% annual fixed rate of interest. Interest is payable semi-annually on August 15 and February 15. The majority of the proceeds was used for the redemption of the bonds issued by SAH, HFC and Nexway SAS. The bonds are unconditional and unsubordinated obligations of FBNK Finance. As part of this transaction, the Company recorded a loss of $11.1 million during the nine months ended September 30, 2020 which was recorded as loss extinguishment of debt on the accompanying condensed consolidated statement of operations. During the nine months ended September 30, 2020, the Company recorded a $1.0 million foreign exchange loss upon remeasurement to USD.

During the quarter ended September 30, 2020, the Company sold its investment in FaceBank AG and Nexway and derecognized the carrying value of the bonds of $56.1 million (see Note 7).

Credit and Security Agreement

As described in Note 1, on March 11, 2020, the Company and HLEEF entered into the Credit Facility with HLEEF. The Credit Facility is secured by substantially all the assets of the Company. As of September 30, 2020, there were no amounts outstanding under the Credit Facility.

On July 8, 2020, the Company entered into a Termination and Release Agreement with HLEE Finance to terminate the Credit Agreement. The Company did not draw down on the Credit Agreement during its term.

Note Purchase Agreement

As described in Note 1, on March 19, 2020, the Company and the other parties thereto entered into the Note Purchase Agreement, pursuant to which the Company sold to FB Loan the Senior Notes. In connection with the Company’s acquisition of fuboTV Pre-Merger, the proceeds of $7.4 million, net of an original issue discount of $2.7 million, were used to fund the advance to fuboTV Pre-Merger.

Each Borrower’s obligations under the Senior Notes are secured by substantially all of the assets of each such Borrower pursuant to a Security Agreement, dated as of March 19, 2020, by and among Borrower and FB Loan (the “Security Agreement”).

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fuboTV Inc.

Notes to Condensed Consolidated Financial Statements

The Note Purchase Agreement contains customary affirmative and negative covenants, including covenants limiting the ability of the Borrower and its subsidiaries to, among other things, incur debt, grant liens, make certain restricted payments, make certain loans and other investments, undertake certain fundamental changes, enter into restrictive agreements, dispose of assets, and enter into transactions with affiliates, in each case, subject to limitations and exceptions set forth in the Note Purchase Agreement. The Note Purchase Agreement also contains customary events of default that include, among other things, certain payment defaults, cross defaults to other material obligations, covenant defaults, change of control defaults, judgment defaults, and bankruptcy and insolvency defaults. If an event of default exists, the lenders may require the immediate payment of all obligations under the Note Purchase Agreement, and may exercise certain other rights and remedies provided for under the Note Purchase Agreement, the Security Agreement, the other loan documents and applicable law.

Interest on the Senior Notes shall accrue until full and final repayment of the principal amount of the Senior Note at a rate of 17.39% per annum. On the first business day of each calendar month in which the Senior Note is outstanding, beginning on April 1, 2020, Borrower shall pay in arrears in cash to FB Loan accrued interest on the outstanding principal amount of the Senior Note. The maturity date of the Senior Notes is the earlier to occur of (i) July 8, 2020 and (ii) the date the Borrower receives the proceeds of any financing. The Borrower may prepay or redeem the Senior Note in whole or in part without penalty or premium.

In connection with the Note Purchase Agreement, the Company issued FB Loan a warrant to purchase 3,269,231 shares of its common stock at an exercise price of $5.00 per share (the “FB Loan Warrant”) and 900,000 shares of its common stock. The fair value of the warrant on the Senior Notes issuance date was approximately $15.6 million and is recorded as a warrant liability in the accompanying condensed consolidated balance sheet with subsequent changes in fair value recognized in earnings each reporting period (see Note 14). The fair value of the 900,000 common stock issued was based upon the closing price of the Company’s common stock as of March 19, 2020 (or $8.15 per share or $7.3 million). Since the fair value of the warrants and common stock exceeded the principal balance of the Senior Notes, the Company recorded a loss on issuance of the Senior Notes totaling $12.9 million and is reflected in the accompanying condensed consolidated statement of operations.

The 900,000 shares were valued at $8.15 per share at March 19, 2020 and $7.5 million set forth on the balance sheet for shares settled payable for note payable reflects the fair value of 900,000 shares to be issued at $8.35 per share as of March 31, 2020. On April 28, 2020, these shares were issued at $10.00 per share. The Company recorded a change in fair value of shares settled payable of approximately $1.7 million during the nine months ended September 30, 2020, respectively.

Pursuant to the Note Purchase Agreement, the Borrower agreed, among other things that (i) the Company shall file a registration statement with the Commission regarding the purchase and sale of 900,000 shares of the Company’s common stock issued to FB Loan in connection with the Note Purchase Agreement (the “Shares”) and any shares of capital stock issuable upon exercise of the FB Loan Warrant (the “Warrant Shares)”); and (ii) the Company shall have filed an application to list the Company’s Common Stock for trading on the NASDAQ exchange, on or before the date that is thirty (30) days following the closing date of the Note Purchase Agreement. Refer to the Amendments to the Note Purchase Agreements section below for further details.

Amendments to the Note Purchase Agreement

On April 21, 2020, the Company and the other parties to the Note Purchase Agreement entered into an Amendment to the Note Purchase Agreement to (i) extend the deadline for registration of the resale of the Shares and the Warrant Shares to May 25, 2020 and (ii) provide that in lieu of the obligation under the Note Purchase Agreement to apply to list on NASDAQ within thirty (30) days of March 19, 2020, the Company shall have initiated the process to list its capital stock on a national exchange on or before the date that is thirty (30) days following March 19, 2020. The Company has initiated this process.

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fuboTV Inc.

Notes to Condensed Consolidated Financial Statements

Subsequently, on May 28, 2020, the Company and the other parties to the Note Purchase Agreement entered into a Consent and Second Amendment to the Note Purchase Agreement (the “Second Amendment”), pursuant to which, among other things, FB Loan agreed to extend the deadline for registration for of the Shares and the Warrant Shares for resale to July 1, 2020. In addition:

(i)	FB Loan consented to the May 11, 2020 sale by the Company of capital stock for aggregate consideration in the amount of $7.5 million; and
(ii)	the provision requiring that following receipt by any loan party or any subsidiary of proceeds of any financing, the Borrower must prepay the Senior Note in an amount equal to 100% of the cash proceeds of such financing, was removed.

On July 1, 2020, the Company and the other parties to the Note Purchase Agreement entered into a Third Amendment to Note Purchase Agreement (the “Third Amendment”), pursuant to which (i) the deadline for registration of the Shares and the Warrant Shares for resale was extended to July 8, 2020 and (ii) the deadline for the redemption of the Senior Notes by the Borrower was amended to be the earlier to occur of (y) July 8, 2020 and (z) the date the Borrower receives the proceeds of any financing.

On August 3, 2020, pursuant to the Fourth Amendment to the Note Purchase Agreement (the “Fourth Amendment”), the Company agreed (i) to file a registration statement on Form S-1 (the “Registration Statement”) prior to August 7, 2020 that shall include the Shares, (ii) that within 91 days after the effective date of the Registration Statement, the Company shall file a registration statement with the Commission registering the Shares and the Warrant Shares, and (iii) that the Company shall have been approved to list its capital stock on a national exchange prior to the effective date of the Registration Statement.

On July 3, 2020, the Company repaid $10.1 million related to the Note Purchase Agreement.

Paycheck Protection Program Loan

On April 21, 2020, the Company entered into a Promissory Note (the “PPP Note”) with JPMorgan Chase Bank, N.A. as the lender (the “Lender”), pursuant to which the Lender agreed to make a loan to the Company under the Paycheck Protection Program (the “PPP Loan”) offered by the U.S. Small Business Administration (the “SBA”) in a principal amount of $4.7 million pursuant to Title 1 of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”).

The PPP Loan proceeds are available to be used to pay for payroll costs, including salaries, commissions, and similar compensation, group health care benefits, and paid leaves; rent; utilities; and interest on certain other outstanding debt. The Loan is subject to forgiveness to the extent proceeds are used for payroll costs, including payments required to continue group health care benefits, and certain rent, utility, and mortgage interest expenses (collectively, “Qualifying Expenses”), pursuant to the terms and limitations of the PPP. The Company used the Loan amount for Qualifying Expenses. However, no assurance is provided that the Company will obtain forgiveness of the Loan in whole or in part.

The interest rate on the PPP Note is a fixed rate of 1% per annum. To the extent that the amounts owed under the PPP Loan, or a portion of them, are not forgiven, the Company will be required to make principal and interest payments in monthly installments beginning seven months from April 2020. The PPP Note matures in two years.

The PPP Note includes events of default. Upon the occurrence of an event of default, the Lender will have the right to exercise remedies against the Company, including the right to require immediate payment of all amounts due under the PPP Note.

The Company has recorded the principal balance of $4.7 million as $1.9 million of long-term borrowings and $2.8 million as long-term borrowings– current portion on the accompanying condensed consolidated balance sheet.

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fuboTV Inc.

Notes to Condensed Consolidated Financial Statements

Revenue Participation Agreement

On May 15, 2020, the Company entered into a revenue participation agreement with Fundigo, LLC for $10.0 million (the “Purchase Price”). The Company received net proceeds of $9.5 million, net of an original issue discount of $0.5 million, in exchange for participation in all of the Company’s future accounts, contract rights, and other obligations arising from or relating to the payment of monies from the Company’s customers and/or third party payors (the “Revenues”), until an amount equal to 145% of the Purchase Price, or $14.5 million (the “Revenue Purchased Amount”). The repayment amount is reduced under the following circumstances.

(i) If the Company pays $12.0 million of the Revenue Purchased Amount to Fundigo LLC before June 15, 2020, such payments shall constitute payment in full of the Revenue Purchased Amounts and no additional debits will be made.

(ii) If the Company pays $13.0 million of the Revenue Purchased Amount to Fundigo LLC before July 4, 2020, such payments shall constitute payment in full of the Revenue Purchased Amounts and no additional debits will be made.

The Company accounted for this agreement as a loan and as of September 30, 2020 the loan was repaid in full. Interest expense incurred on the loan was $3.1 million for the nine months ending September 30, 2020.

Century Venture

On May 15, 2020, the Company entered into a loan agreement (the “Loan”) with Century Venture, SA, receiving proceeds of $1.6 million to use for working capital and general corporate purposes. The Loan will bear interest at a rate of 8% per annum, payable in arrears on the 15th day of each month. In the event the Company fails to make a payment within ten (10) days after the due date, the Company shall pay interest on any overdue payment at the highest rate allowed by applicable law.

All remaining unpaid principal together with interest accrued and unpaid shall be due and payable upon the earlier of (a) completion of any debt or equity financing of the Company, which results in proceeds of at least $50 million, or (b) May 14, 2021. As of September 30, 2020 the principal balance and accrued interest is approximately $1.6 million.

On September 30, 2020, following negotiations with Century Venture, SA, the Company agreed to repay the Loan in full (inclusive of any interest, fees and penalties) owed under the Credit Agreement. The Company paid $1.6 million on October 2, 2020, the Credit Agreement and related Loan were automatically terminated.

Credit Agreement

On July 16, 2020, we entered into a Credit Agreement (the “Access Road Credit Agreement”) with Access Road Capital LLC (the “Lender”). Pursuant to the terms of the Access Road Credit Agreement, the Lender extended a term loan (the “Loan”) to us with a principal amount of $10.0 million. The Loan bears interest at a fixed rate of 13.0% per annum and matures on July 16, 2023. The Company repaid the loan in full on October 2, 2020.

14.	Fair Value Measurements

The Company holds investments in equity securities and limited partnership interests, which are accounted for at fair value and classified within financial assets at fair value on the condensed consolidated balance sheet, with changes in fair value recognized as investment gain / loss in the condensed consolidated statements of operations. The Company also held an investment in Nexway common stock that was publicly traded on the Frankfurt Exchange. Additionally, the Company’s convertible notes, derivatives and warrants were classified as liabilities and measured at fair value on the issuance date, with changes in fair value recognized as other income (expense) in the condensed consolidated statements of operations.

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fuboTV Inc.

Notes to Condensed Consolidated Financial Statements

The following table classifies the Company’s assets and liabilities measured at fair value on a recurring basis into the fair value hierarchy as of September 30, 2020 and December 31, 2019 (in thousands):

	Fair valued measured at September 30, 2020
	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Financial Liabilities at Fair Value:
Profits interest sold	-	-	2,119
Warrant liability - Subsidiary	-	-	21
Warrant liability	-	-	28,065
Total Financial Liabilities at Fair Value	$-	$-	$30,205

	December 31, 2019
	Total	Level 1	Level 2	Level 3

Financial Assets at Fair Value:
Financial assets at fair value	$1,965	$—	$1,965	$—
Total	$1,965	$—	$1,965	$—

Financial Liabilities at Fair Value:
Convertible notes	$1,203	$—	$—	$1,203
Profit share liability	1,971	—	—	1,971
Derivative liability	376	—	—	376
Warrant liability - subsidiary	24	—	—	24
Total	$3,574	$—	$—	$3,574

Derivative Financial Instruments

The following table presents changes in Level 3 liabilities measured at fair value (in thousands) for the three and nine months ended September 30, 2020. Unobservable inputs were used to determine the fair value of positions that the Company has classified within the Level 3 category.

	Derivative - Convertible Notes	Warrants (assumed from subsidiary)	Profits Interests Sold	Warrant Liability	Embedded Put Option
Fair value at December 31, 2019	$1,203	$24	$1,971	$-	$376
Change in fair value	(206)	(3)	148	(9,143)	(220)
Additions	3,583	-	-	50,743	172
Redemption	(4,580)	-	-	-	(328)
Reclassification of warrant liabilities	-	-	-	(13,535)	-
Fair value at September 30, 2020	$-	$21	$2,119	$28,065	$-

Profit Share Liability - The fair value of the profits interest sold related to the Panda investment was determined using an expected cash flow analysis. The change in fair value of profit share liability of $0.1 million for the nine months ended September 30, 2020 is reported as a component of other income (expense) in the condensed consolidated statement of operations.

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fuboTV Inc.

Notes to Condensed Consolidated Financial Statements

Warrant Liabilities

On September 25, 2020, the Company repaid all of its variable convertible notes. As a result of this repayment, the Company is no longer subject to a sequencing policy and therefore reclassified $13.5 million of warrant liabilities to additional paid in capital.

FB Loan Warrant

In connection with its Note Purchase Agreement (see Note 13), the Company issued the FB Loan Warrant and utilized the Black-Scholes pricing model. The warrant liability was recorded at the date of grant at fair value. Subsequent changes in fair value for the three and nine months ended September 30, 2020 was $0.1 million and $5.5 million, respectively and was recorded as other expense in the condensed consolidated statement of operations. On September 30, 2020 the Company entered into the first amendment to the warrant which amended the warrant strike price from $5.00 to $2.75.

The significant assumptions used in the valuation are as follows:

September 30, 2020
Fair value of underlying common shares	$9.00
Exercise price	$2.75
Expected dividend yield	—%
Expected volatility	50.7%
Risk free rate	0.22%
Expected term (years)	4.46

Purchase Agreements with Investors

Between May 11, 2020 and June 8, 2020, the Company entered into Purchase Agreements with certain investors (the “Investors”), pursuant to which the Company sold an aggregate of 3,735,922 shares (the “Purchased Shares”) of the Company’s common stock and issued 3,735,922 warrants to the Investors. See Note 17. Absent the Company’s sequencing policy as disclosed in the Company’s Annual Report on Form 10-K/A filed with the SEC on August 10, 2020, the Company would have recorded these warrants as equity classified.

The aggregate warrant liabilities were recorded at the respective date of grant at fair value using a Monte Carlo simulation model. Subsequent changes in fair value for the three and nine months ended September 30, 2020 were $4.4 million and $14.8 million, respectively, and were recorded as change in fair value of warrant liabilities in the condensed consolidated statement of operations. The Company used a Monte Carlo simulation model to estimate the fair value of the warrant liability at September 30, 2020:

September 30, 2020
Fair value of underlying common shares	$9.00
Exercise price	$7.00
Expected dividend yield	—%
Expected volatility	73.6 – 74.3%
Risk free rate	0.12%
Expected term (years)	1.12 – 1.19

As of September 30, 2020, the Company reclassified the fair value of $12.0 million of warrant liabilities to additional paid-in capital.

Between August 20, 2020 and September 29, 2020, the Company entered into Purchase Agreements Investors, with certain investors (the “Investors”), pursuant to which the Company sold an aggregate of 1,843,726 shares (the “Purchased Shares”) of the Company’s common stock and issued 1,843,726 warrants to the Investors. See Note 17. The was aggregate warrant liabilities were recorded at the date of grant at fair value of $5.5 million using a Monte Carlo simulation model. Subsequent changes in fair value for the three and nine months ended September 30, 2020 were $1.3 million for each period, respectively, and were recorded as change in fair value of warrant liabilities in the condensed consolidated statement of operations. The Company used a Monte Carlo simulation model to estimate the fair value of the warrant liability at September 30, 2020:

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fuboTV Inc.

Notes to Condensed Consolidated Financial Statements

September 30, 2020
Fair value of underlying common shares	$9.00
Exercise price	$9.25
Expected dividend yield	—%
Expected volatility	69.7 – 71.2 -%
Risk free rate	0.12%
Expected term (years)	1.39 – 1.49

ARETE Wealth Management

On May 25, 2020, the Company issued to ARETE Wealth Management a warrant to purchase 275,000 shares of the Company’s common stock for investment services. Absent the Company’s sequencing policy as disclosed in the Company’s Annual Report on Form 10-K/A filed with the SEC on August 10, 2020, the Company would have recorded these warrants as equity classified. The warrant liability was recorded at the date of grant at fair value. Subsequent changes in fair value for the three and nine months ended September 30, 2020 was $0.4 million and $0.7 million, respectively and was recorded as change in fair value of warrant liabilities in the condensed consolidated statement of operations.

The significant assumptions used in the valuation are as follows:

September 30, 2020
Fair value of underlying common shares	$9.00
Exercise price	$5.00
Expected dividend yield	—%
Expected volatility	60.0%
Risk free rate	0.27%
Expected term (years)	4.6

As of September 30, 2020, the Company reclassified the fair value of $1.5 million of warrant liabilities to additional paid-in capital.

Convertible Notes

On April 1, 2020, the Company issued 142,118 common stock warrants in connection with a $1.1 million convertible note. The warrant was recorded as a warrant liability utilizing the Black-Scholes pricing model. The warrant liability was recorded at the date of grant at fair value. Subsequent changes in fair value for the three and nine months ended September 30, 2020 was $1.5 million and $1.8 million, respectively, and was recorded as change in fair value of warrant liability in the condensed consolidated statement of operations. On September 29, 2020, the Company entered into an amendment related to the common stock warrants and issued an additional 217,357 warrants.

15.	Convertible Notes Payable

As of September 30, 2020 there were no convertible notes outstanding, and as of December 31, 2019, convertible notes outstanding totaled $1.4 million. During the three and nine months ended September 30, 2020, the Company repaid $2.8 million and $3.9 million of principal balances, and approximately $0.9 million of related interest expense and prepayment penalties owed on its convertible notes.

16.	Temporary Equity

Series D Convertible Preferred Stock

On March 6, 2020, the Company (i) entered into a stock purchase agreement to issue 203,000 shares of its Series D Preferred Stock, for proceeds of $203,000 and (ii) during the nine months ended September 30, 2020 the Company redeemed 682,000 shares of Series D Preferred Stock in exchange for approximately $0.9 million.

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fuboTV Inc.

Notes to Condensed Consolidated Financial Statements

The following table summarizes the Company’s Series D Preferred Stock activities for the three and nine months ended September 30, 2020 (dollars in thousands):

	Series D Preferred Stock
	Shares	Amount
Total temporary equity as of December 31, 2019	461,839	$462
Issuance of Series D convertible preferred stock for cash	203,000	203
Offering cost related to issuance of Series D convertible preferred stock	-	(3)
Deemed dividends related to immediate accretion of offering cost	-	3
Accrued Series D preferred stock dividends	17,198	17
Bifurcated redemption feature of Series D convertible preferred stock	-	(171)
Deemed dividends related to immediate accretion of bifurcated redemption feature of Series D convertible preferred stock	-	171
Redemption of Series D preferred stock (including accrued dividends)	(682,037)	(682)
Total temporary equity as of September 30, 2020	-	$-

The redemption of the 659,000 shares of Series D Preferred Stock (amounts in thousands except share and per share values):

Series D preferred stock issued	659,000
Per share value	$1.00
Series D preferred stock value	$659
Accrued dividends	$23
Total Series D preferred stock	$682
Redemption percentage	$1.29
Total redemption	$880

Holders of shares of the Series D Preferred Stock were entitled to receive, cumulative cash dividends at the rate of 8% on $1.00 per share of the Series D Preferred Stock per annum (equivalent to $0.08 per annum per share), subject to adjustment. The dividends were payable solely upon redemption, liquidation or conversion.

The Series D Preferred Stock was classified as temporary equity because it had redemption features that were outside of the Company’s control upon certain triggering events, such as a Market Event. A “Market Event” is defined as any trading day during the period which shares of the Series D Preferred Stock are issued and outstanding, where the trading price for such date is less than $0.35. In the event of a Market Event, the Series D Preferred Stock shall be subject to mandatory redemption and the stated value shall immediately be increased to $1.29 per share of Series D Preferred Stock. The Market Event was considered to be outside the control of the Company, resulting in classification of the Series D Preferred Stock as temporary equity.

The initial discounted carrying value resulted in recognition of a bifurcated redemption feature of $0.2 million, further reducing the initial carrying value of the shares of Series D Preferred Stock. The discount to the aggregate stated value of the shares of Series A Convertible Preferred Stock, resulting from recognition of the bifurcated redemption feature was immediately accreted as a reduction of additional paid-in capital and an increase in the carrying value of the Series D Shares. The accretion is presented in the condensed consolidated statement of operations as a deemed dividend, increasing net loss to arrive at net loss attributable to common stockholders.

As of September 30, 2020, all of the shares of Series D Preferred Stock have been redeemed by the Company and there will be no future issuances.

17.	Stockholders’ Equity/ (Deficit)

Preferred Stock Designations

On March 20, 2020, FaceBank Pre-Merger amended its Articles of Incorporation to withdraw, cancel and terminate the previously-filed (i) Certificate of Designation of with respect to 5,000,000 shares of its Series A Preferred Stock, par value $0.0001 per share, (ii) Certificate of Designation with respect to 1,000,000 shares of its Series B Preferred Stock, par value $0.0001 per share, (iii) Certificate of Designation with respect to 41,000,000 shares of its Series C Preferred Stock, par value $0.0001 per share and (iv) Certificate of Designation with respect to 1,000,000 shares of its Series X Preferred Stock, par value $0.0001 per share. Upon the withdrawal, cancelation and termination of such designations, all shares previously designated as Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series X Preferred Stock were returned to the status of authorized but undesignated shares of the Company’s Preferred Stock, par value $0.0001 per share.

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fuboTV Inc.

Notes to Condensed Consolidated Financial Statements

On March 20, 2020, in connection with the Merger, FaceBank Pre-Merger filed an amendment to its Articles of Incorporation to designate 35,800,000 of its authorized preferred stock as “Series AA Convertible Preferred Stock” pursuant to a Certificate of Designation of Series AA Convertible Preferred Stock (the “Series AA Preferred Stock Certificate of Designation”). The Series AA Convertible Preferred Stock (the “Series AA Preferred Stock”) has no liquidation preference. The Series AA Preferred Stock is entitled to receive dividends and other distributions as and when paid on the Common Stock on an as converted basis. Each share of Series AA Preferred Stock is initially convertible into two shares of Common Stock, subject to adjustment as provided in the Series AA Preferred Stock Certificate of Designation and shall only be convertible immediately following the sale of such shares on an arms’-length basis either pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act or pursuant to an effective registration statement under the Securities Act. Each share of Series AA Preferred Stock shall have 0.8 votes per share (the “Voting Rate”) on any matter submitted to the holders of the Common Stock for a vote and shall vote together with the Common Stock on such matters for as long as the Series AA Preferred Stock is outstanding. The Voting Rate shall be subject to adjustment in the event of stock splits, stock combinations, recapitalizations reclassifications, extraordinary distributions and similar events. There are 713,215 shares reserved for issuance to certain shareholders of fuboTV Pre-Merger in connection with the Merger.

Common Stock Activity

Issuance of Common Stock for Cash

The Company raised approximately $2.3 million through issuances of an aggregate of 795,593 shares of its common stock in private placement transactions during the three months ended March 31, 2020 with investors.

The Company raised approximately $0.5 million through issuances of an aggregate of 170,391 shares of its common stock in private placement transactions during the three months ended June 30, 2020 with investors.

On July 2, 2020, the Company entered into a Purchase Agreement with Credit Suisse Capital LLC, pursuant to which the Company sold 2,162,163 shares of the Company’s common stock at a purchase price of $9.25 per share for an aggregate purchase price of $20.0 million.

Issuance of Common Stock and Warrants for Cash

Between May 11, 2020 and June 8, 2020, the Company entered into Purchase Agreements Investors, pursuant to which the Company sold an aggregate of 3,735,922 shares of the Company’s common stock at a purchase price of $7.00 per share and issued warrants to the Investors covering a total of 3,735,922 shares of the Company’s common stock for an aggregate purchase price of $26.1 million.

Between August 20, 2020 and August 28, 2020, the Company entered into Purchase Agreements Investors, pursuant to which the Company sold an aggregate of 5,212,753 shares of the Company’s common stock at a purchase price of $9.25 per share and issued warrants to the Investors covering a total of 1,303,186 shares of the Company’s common stock for an aggregate purchase price of $48.2 million.

Issuance of Common Stock Related to PEC Acquisition

During the three months ended September 30, 2020, there were no shares of the Company’s common stock exchanged for shares of its subsidiary PEC. During the nine months ended September 30, 2020, the Company has issued 2,753,819 shares of its common stock in exchange for 17,950,055 shares of its subsidiary PEC, respectively. The interests exchange in PEC were previously recorded within noncontrolling interests and the transactions were accounted for as a reduction of $2.0 million of noncontrolling interests for the carrying value of those noncontrolling interests at the date of exchange with an offsetting increase in Additional paid-in capital, during the nine months ended September 30, 2020.

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fuboTV Inc.

Notes to Condensed Consolidated Financial Statements

Issuance of Common Stock for Shares Settled Liability

During the three months ended June 30, 2020, the Company issued 900,000 shares of its common stock with a fair value of approximately $9.1 million or $10.00 per share in connection with the Company’s Note Purchase Agreement with FB Loan (See Note 13).

Issuance of Common Stock for Services Rendered

On January 1, 2020, the Company entered into the first amendment to a joint business development agreement and issued 200,000 shares of its restricted common stock with a fair value of $1.8 million in exchange for business development services.

During the three months ended March 31, 2020, the Company issued 275,000 shares of its common stock with a fair value of $2.3 million in exchange for consulting services.

During the three months ended March 31, 2020, the Company issued 62,500 shares of its common stock with a fair value of approximately $0.6 million in exchange for services rendered in connection with the Company’s amended Digital Likeness Development Agreement by and among Floyd Mayweather, the Company and FaceBank, Inc., effective as of July 31, 2019, as amended (the “Mayweather Agreement”).

During the three months ended March 31, 2020, the Company issued 2,500 shares of its common stock with a fair value of $26,000 in exchange for consulting services.

During the three months ended June 30, 2020, the Company issued 343,789 shares of its common stock with a fair value of $3.1 million in exchange for consulting services.

Issuance of Common Stock for Exercise of Stock Options

During the three months ended September 30, 2020, 226,740 options to purchase shares of the Company’s common stock were exercised for cash of approximately $0.3 million or $1.43 per share.

Issuance of Common Stock for Employee Compensation

On February 20, 2020, the Company issued 300,000 shares of its common stock to an officer of the Company at a fair value of $2.7 million, or $9.00 per share.

During the three months ended March 31, 2020, the Company issued 200,000 shares of its common stock with a fair value of $1.6 million as compensation to service providers for services rendered.

Share Purchase Agreement

On July 10, 2020, we entered into a Share Purchase Agreement (the “SPA”) with C2A2 Corp. AG Ltd. and Aston Fallen (the “Purchaser”). Pursuant to the terms of the SPA, the Purchaser agreed to acquire all of the 1,000 shares of Facebank AG common stock, held by the Company. The transaction closed on July 10, 2020 and the Company redeemed an aggregate of 3,633,114 shares of the Company’s common stock at a redemption price of $0.0001 per share in exchange for 4,833,114 new shares of Company common stock at a sale price of $0.0001 per share, resulting in a net issuance of 1,200,000 new shares of the Company’s common stock. The Company recognized a gain of approximately $7.6 million on this transaction during the third quarter.

Issuance of Common Stock in Connection with Convertible Notes

During the three months ended September 30, 2020, the Company did not issue any shares of its common stock in connection with its convertible notes. During the nine months ended September 30, 2020, the Company issued 62,500 shares of its common stock with a fair value of approximately $0.3 million, respectively, in connection with the issuance of convertible notes.

F-137

fuboTV Inc.

Notes to Condensed Consolidated Financial Statements

Equity Compensation Plan Information

The Company’s 2014 Equity Incentive Stock Plan (the “2014 Plan”) provides for the issuance of up to 16,667 incentive stock options and nonqualified stock options to the Company’s employees, officers, directors, and certain consultants. The 2014 Plan is administered by the Company’s Board and has a term of 10 years.

Contemporaneous with the closing of the Merger, the Company assumed 8,051,098 stock options issued and outstanding under the fuboTV Pre-Merger 2015 Equity Incentive Plan (the “2015 Plan”) with a weighted-average exercise price of $1.32 per share. From the Effective Time, such options may be exercised for shares of our common stock under the terms of the 2015 Plan.

On April 1, 2020, the Company approved the establishment of the Company’s 2020 Equity Incentive Plan (the “Plan”). The Company created an incentive option pool of 12,116,646 shares of the Company’s Common Stock under the Plan. On October 8, 2020, the Company amended the Company’s Plan to increase the maximum aggregate number of shares available for issuance under the Plan by 19,000,000 shares (the “Pool Increase”). The Pool Increase is conditional upon shareholder approval at the next annual meeting of shareholders.

On May 21, 2020, we established our Outside Director Compensation Policy to set forth guidelines for the compensation of our non-employee directors for their service on our Board of Directors.

Stock-based compensation

During the three and nine months ended September 30, 2020 the Company recognized stock-based compensation expense totaling $6.3 million and $24.1 million, respectively. No stock-based compensation was recognized during the three and nine months ended September 30, 2019.

Options

The Company provides stock-based compensation to employees, directors and consultants under the Plan. The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model. The Company historically has been a private company and lacks company-specific historical and implied volatility information. Therefore, it estimates its expected stock volatility based on the historical volatility of a publicly traded set of peer companies and expects to continue to do so until such time as it has adequate historical data regarding the volatility of its own traded stock price. The risk-free interest rate is determined by referencing the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future.

During the three and nine months ended September 30, 2020, the Company granted 1,394,860 and 7,141,899 options to purchase shares of the Company’s common stock under the Plan, respectively. During the nine months ended September 30, 2020, 280,000 options to purchase shares of the Company’s commons stock were granted outside of the Plan. No options were granted during the nine months ended September 30, 2019.

The following was used in determining the fair value of stock options granted during the three months and nine months ended September 30, 2020:

	For the Three Months Ended September 30, 2020	For the Nine Months Ended September 30, 2020
Dividend yield	-	-
Expected price volatility	45%	45% - 57%
Risk free interest rate	0.23% - 0.38%	0.23% - 0.58%
Expected term	5.3 - 6.1	5.3 - 6.1

F-138

fuboTV Inc.

Notes to Condensed Consolidated Financial Statements

Employees

A summary of activity under the Plan for the nine months ended September 30, 2020 is as follows (in thousands, except share and per share amounts):

	Number of Shares	Weighted Average Exercise Price	Total Intrinsic Value	Weighted Average Remaining Contractual Life (in years)
Outstanding as of December 31, 2019	16,667	$28.20	$-	7.3
Options assumed from Merger	8,051,098	$1.31
Granted	7,141,899	$8.79
Exercised	(226,740)	$1.43
Forfeited or expired	(389,008)	$0.83
Outstanding as of September 30, 2020	14,593,916	$4.99	$61,234	8.2

Options vested and exercisable as of September 30, 2020	6,081,567	$2.01	$42,736	6.9

The total fair value of stock options granted during the nine months ended September 30, 2020 was approximately $62.8 million. During the nine months ended September 30, 2020, 226,740 options were exercised with a weighted average fair value of approximately $0.3 million or $1.43 per share.

As of September 30, 2020, the unrecognized stock-based compensation expense related to unvested options was approximately $50.6 million to be recognized over a period of 3.1 years.

Market and Service Condition Based Options

During the nine months ended September 30, 2020, 3,078,297 options were granted that vest on the earlier of each anniversary of the grant date or based on the achievement of pre-established parameters relating to the performance of the Company’s stock price (not included in table above).

Stock based compensation expense is based on the estimated value of the awards on the grant date, and is recognized over the period from the grant date through the expected vest dates of each vesting condition, both of which were estimated based on a Monte Carlo simulation model applying the following key assumptions as of the grant date:

Dividend yield	—%
Expected volatility	76.0 – 88.1%
Risk free rate	0.24 – 0.30%
Derived service period	1.59 – 1.91

F-139

fuboTV Inc.

Notes to Condensed Consolidated Financial Statements

A summary of activity under the Plan for market and service based stock options for the nine months ended September 30, 2020 is as follows (in thousands, except share and per share amounts):

	Number of Shares	Weighted Average Exercise Price	Total Intrinsic Value	Weighted Average Remaining Contractual Life (in years)
Outstanding as of December 31, 2019	-	$-	$-	-
Granted	3,078,297	$9.69		6.8
Outstanding as of September 30, 2020	3,078,297	$9.69	$450	6.6

Options vested and exercisable as of September 30, 2020	-	$9.69	$-	6.6

Non-employees

During the three months ended March 31, 2020, in connection with the Mayweather Agreement, the Company granted options to purchase 280,000 shares of the Company’s common stock at an exercise price of $7.20 per share. This option has a fair value of $1,031,000, a five-year term and expires on December 21, 2024. These options were immediately vested as of the grant date.

As part of the Merger, the Company also assumed 343,047 options granted to non-employees with a weighted average exercise price of $0.23 (included in table above). Stock-based compensation expense related to unvested non-employee options is immaterial as of September 30, 2020.

There were no options granted to non-employees in the three months ended June 30, 2020 and September 30, 2020.

Warrants

A summary of the Company’s outstanding warrants as of September 30, 2020 are presented below (in thousands, except share and per share amounts):

	Number of Warrants	Weighted Average Exercise Price	Total Intrinsic Value	Weighted Average Remaining Contractual Life (in years)
Outstanding as of December 31, 2019	200,007	$13.31	$-	0.2
Issued	9,538,526	$6.62	$23,119	1.7
Expired	(200,000)	$-	$-	-
Outstanding as of September 30, 2020	9,538,533	$5.80	$32,670	2.6
Warrants exercisable as of September 30, 2020	9,538,533	$5.80	$32,670	2.6

On March 19, 2020, in connection with its Note Purchase Agreement (see Note 13), the Company issued the FB Loan Warrant, a warrant to purchase 3,269,231 shares of its common stock with a fair value of $15.6 million.

On April 1, 2020, the Company issued 142,118 common stock warrants in connection with a $1.1 million convertible note. The exercise price is $7.74 with a 5-year term. On September 29, 2020, the Company entered into an amendment related to the common stock warrants and issued an additional 217,357 warrants. Under the terms of the amendment the 359,475 common stock warrants will have an amended exercise price of $3.06 per share.

On April 23, 2020, the Company issued 55,172 warrants in connection with a $0.4 million convertible note. The exercise price is $9.00 with a 3-year term.

Between May 11, 2020 and June 8, 2020, the Company issued 3,735,922 warrants in connection with Purchase Agreements with Investors with an exercise price of $7.00 with a 1.5-year term.

F-140

fuboTV Inc.

Notes to Condensed Consolidated Financial Statements

On May 25, 2020, the Company issued to ARETE Wealth Management a warrant to purchase 275,000 shares of the Company’s common stock with an initial exercise price of $5.00 per share.

Between August 20, 2020 and September 29, 2020, the Company issued 1,843,726 warrants in connection with Purchase Agreements with Investors with an exercise price of $9.25 with a 1.5-year term.

18.	Leases

On February 14, 2019, the Company entered into a lease for offices in Jupiter, Florida. The lease had an initial term of 18 months commencing March 1, 2019 until August 31, 2020 with a base annual rent of $89,000. The Company had an option to extend the lease for another year until August 31, 2021 for annual rent of $95,000 and a second option for an extension until August 31, 2022 for annual rent of $98,000. The Company recorded the lease obligations in accordance with ASC 842. As of August 31, 2020, the Company did not extend the lease term and the lease was terminated.

As part of the acquisition of Nexway on September 19, 2019, the Company recognized right of use assets of $3.6 million and lease liabilities of $3.6 million associated with an operating lease obtained in the acquisition. At December 31, 2019, the Company had operating lease liabilities of $3.5 million and right of use assets of $3.5 million recorded in the consolidated balance sheet. At March 31, 2020, the Company deconsolidated its investment in Nexway and accordingly, reduced its operating lease liabilities and right of use assets to $0.

As part of the acquisition of fuboTV Pre-Merger on April 1, 2020, the Company recognized right of use assets and lease liabilities of $5.4 million for three operating leases. fuboTV Pre-Merger had entered into a lease agreement in April 2017 for approximately 10,000 square feet of office space in New York, NY. The lease commenced in April 2017 and the initial term of the lease is for a period of ten years with an option to renew for an additional five years. The renewal option is not considered in the remaining lease term as the Company is not reasonably certain that it will exercise such option. On January 30, 2018, the Company amended their lease agreement to add approximately 6,600 square feet of office space. The lease term commenced in February 2018 and is effective through March 2021.

In February 2020, fuboTV Pre-Merger entered into a sublease with Welltower, Inc. to lease approximately 6,300 square feet of office space in New York, NY. The lease commenced in March 2020 and is effective through July 30, 2021. The annual rent for the space is $455,000.

The components of lease expense were as follows:

	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2020
Operating leases
Operating lease cost	$312	$623
Variable lease cost	-	-
Operating lease expense	312	623
Short-term lease rent expense	-	-
Total rent expense	$312	$623

Supplemental cash flow information related to leases were as follows:

	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2020
Operating cash flows from operating leases	$305	$610
Right-of-use assets exchanged for operating lease liabilities	$5,373	$5,373

F-141

fuboTV Inc.

Notes to Condensed Consolidated Financial Statements

As of September 30, 2020, future minimum payments for the operating leases are as follows:

Year Ended December 31, 2020	$305
Year Ended December 31, 2021	1,030
Year Ended December 31, 2022	778
Year Ended December 31, 2023	805
Year Ended December 31, 2024	805
Thereafter	2,111
Total	5,834
Less present value discount	(934)
Operating lease liabilities	$4,900

19.	Commitments and Contingencies

The Company may be involved in certain legal proceedings that arise from time to time in the ordinary course of its business. When the Company determines that a loss is both probable and reasonably estimable, a liability is recorded and disclosed if the amount is material to the financial statements taken as a whole. When a material loss contingency is only reasonably possible, the Company does not record a liability, but instead discloses the nature and the amount of the claim, and an estimate of the loss or range of loss, if such an estimate can reasonably be made. Legal expenses associated with any contingency are expensed as incurred.

In connection with closed litigation on two separate matters that resulted in judgments against PEC, a majority interest of which was subsequently purchased by the Company, we have accrued $0.5 million which remains on the balance sheet as a liability at September 30, 2020 and December 31, 2019. The Company, on behalf of its subsidiary, is in settlement discussions with the parties.

On August 27, 2018, plaintiff Scott Meide filed a complaint in the United States District Court for the Middle District of Florida, Jacksonville Division against PEC, now one of our majority-owned subsidiaries, naming its former officers, among others, as defendants. The plaintiff’s claims are based on three investments: (i) the purchase of 750,000 restricted shares from PEC for the amount of $300,000 on July 18, 2014; (ii) the purchase of 800,000 shares of PEC from defendant Gregory Centineo in July 2015; and (iii) an investment in Evolution AI Corporation in 2018 in the amount of $75,000. Until recently, Mr. Meide was proceeding pro se. Although he has pled multiple claims, the crux of Mr. Meide’s claim, at least as pled in the Second Amended Complaint, which is the operative complaint, is that he was fraudulently induced into making all three investments. The complaint contains a claim for federal securities fraud which forms the only basis for federal jurisdiction. All of the defendants have moved to dismiss the Second Amended Complaint on various grounds, including, but not limited to, the ground that the plaintiff Mr. Meide lacks standing to bring the claims since the purchases of securities were made by Jacksonville Injury Center, LLC, rather than Mr. Meide in his individual capacity.

On June 29, 2020, an attorney entered an appearance for Mr. Meide and filed (i) a motion to substitute Jacksonville Injury Center, LLC as the plaintiff and (ii) a motion for leave to file an amended complaint. All of the defendants have filed oppositions to the motion to substitute and motion for leave to amend. The proposed new complaint continues to allege fraud, but also purports to plead a shareholder derivative lawsuit in connection with a claim of an improper transfer of assets to the Company. The new proposed complaint also names the Company as a new defendant. Discovery in the matter has been stayed since July of 2019. The matter is set for trial in September of 2020, but we do not expect the trial to go forward given the pending motions to dismiss and stay of discovery.

On September 4, 2020, the court entered an order dismissing with prejudice Mr. Meide’s claim for federal securities fraud. In its order, the court directed the clerk of court to enter judgment in favor of PEC and related defendants on Mr. Meide’s claim for federal securities fraud. The court also denied Mr. Meide’s attempt to file a third amended complaint or substitute plaintiffs in the action. The court dismissed without prejudice the remaining state law claims on the ground that the court declined to exercise supplemental jurisdiction over them. The state law claims may be reasserted in state court. The court also reserved jurisdiction to determine whether an award of sanctions against Mr. Meide is appropriate. The court has ordered the parties to mediation with respect to the issue of sanctions and, in the event that the mediation is unsuccessful, the court has indicated that it will set a deadline for the filing of any motions for an award of sanctions against Mr. Meide. The court-ordered mediation is set for December 10, 2020

F-142

fuboTV Inc.

Notes to Condensed Consolidated Financial Statements

On June 8, 2020, Andrew Kriss and Eric Lerner (the “Plaintiffs”) filed a Summons with Notice in the Supreme Court of the State of New York, Nassau County naming as defendants the Company, PEC, John Textor and Frank Patterson, among others (Index No. 605474/20). On November 12, 2020, Plaintiffs filed a Complaint, which asserts claims for breach of express contract and implied duties, fraud in the inducement, unjust enrichment, conversion, declaratory relief, fraud and fraudulent conveyance. The claims arise from an alleged relationship between Plaintiffs and defendant PEC. Plaintiffs seek monetary damages in an amount to be proven at trial, but not less than six million dollars ($6,000,000). The Company intends to vigorously defend this litigation.

20.	Subsequent Events

On October 8, 2020, we sold 18,300,000 shares of our common stock in a public offering at $10.00 per share generating $170.2 million in proceeds, net of offering costs. On October 22, 2020, the investment bankers exercised their right to purchase an additional 1,406,708 shares of common stock at $10.00 per share generating an additional $13.1 million in proceeds, net of offering costs.

On September 30, 2020, following negotiations with Century Venture, SA, the Company agreed to repay the Loan related to its Credit Agreement in full (inclusive of any interest, fees and penalties). The Company paid $1.6 million on October 2, 2020, the Credit Agreement and related Loan were automatically terminated.

F-143

THE INFORMATION AGENT FOR THE EXCHANGE OFFER IS:

D.F. King & Co., Inc.

48 Wall Street, 22nd floor

New York, NY 10005

(877) 732-3614 (toll free)

(212) 269-5550 (call collect)

Email: fubo@dfking.com

Additional copies of this prospectus, the letter of transmittal or other tender offer materials may be obtained from the information agent and will be furnished at our expense. Questions and requests for assistance regarding the tender of your securities should be directed to the information agent.

THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

American Stock Transfer & Trust Co., LLC

 Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

Phone: Toll-free (877) 248-6417

(718) 921-8317

Fax: 718 234-5001

Completed and executed letters of transmittal should be mailed to the exchange agent at the above address or delivered electronically to the exchange agent using the following email address and subject line:

Email: reorgvoluntary@astfinancial.com

Subject: fuboTV Exchange Offer

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Under Section 607.0831 of the Florida Business Corporation Act (the “FBCA”), a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes: (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (c) a circumstance under which the liability provisions of Section 607.0834 of the FBCA are applicable (relating to liability for unlawful distributions); (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

Under Section 607.0851 of the FBCA, a corporation generally has the power to indemnify any person who was or is a party to any proceeding because the individual is or was a director or officer of the corporation if (a) the director or officer acted in good faith; (b) the director or officer acted in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation; and (c) in the case of any criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful. The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the director or officer did not meet the relevant standard of conduct described in this section of the FBCA. Unless ordered by a court, a corporation may not indemnify a director or an officer in connection with a proceeding by or in the right of the corporation except for expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, where such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

For purposes of the indemnification provisions of the FBCA, “director” or “officer” means an individual who is or was a director or officer, respectively, of a corporation or who, while a director or officer of the corporation, is or was serving at the corporation’s request as a director or officer, manager, partner, trustee, employee, or agent of another domestic or foreign corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or another enterprise or entity and the terms include, unless the context otherwise requires, the estate, heirs, executors, administrators, and personal representatives of a director or officer.

Section 607.0852 of the FBCA provides that a corporation must indemnify an individual who is or was a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because he or she is or was a director or officer of the corporation against expenses incurred by the individual in connection with the proceeding.

Section 607.0853 of the FBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with the proceeding by an individual who is a party to the proceeding because that individual is or was a director or an officer if the director or officer delivers to the corporation a signed written undertaking of the director or officer to repay any funds advanced if (a) the director or officer is not entitled to mandatory indemnification under Section 607.0852; and (b) it is ultimately determined under Section 607.0854 or Section 607.0855 (as described below) that the director or officer has not met the relevant standard of conduct described in Section 607.0851 or the director or officer is not entitled to indemnification under Section 607.0859 (as described below).

II-1

Section 607.0854 of the FBCA provides that, unless the corporation’s articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board of directors or of the shareholders in the specific case, a director or officer of the corporation who is a party to a proceeding because he or she is or was a director or officer may apply for indemnification or an advance for expenses, or both, to a court having jurisdiction over the corporation which is conducting the proceeding, or to a circuit court of competent jurisdiction. Our Articles of Incorporation do not provide any such exclusion. After receipt of an application and after giving any notice it considers necessary, the court may order indemnification or advancement of expenses upon certain determinations of the court.

Section 607.0855 of the FBCA provides that, unless ordered by a court under Section 607.0854, a corporation may not indemnify a director or officer under Section 607.0851 unless authorized for a specific proceeding after a determination has been made that indemnification is permissible because the director or officer has met the relevant standard of conduct set forth in Section 607.0851.

Section 607.0857 of the FBCA provides that a corporation has the power to purchase and maintain insurance on behalf of and for the benefit of an individual who is entitled to indemnification as set forth therein, and Section 607.0858 of the FBCA provides that the indemnification provided pursuant to Section 607.0851 and Section 607.0852, and the advancement of expenses provided pursuant to Section 607.0853 are not exclusive. A corporation may, by a provision in its articles of incorporation, bylaws or any agreement, or by vote of shareholders or disinterested directors, or otherwise, obligate itself in advance of the act or omission giving rise to a proceeding to provide any other or further indemnification or advancement of expenses to any of its directors or officers.

Section 607.0859 of the FBCA provides that, unless ordered by a court under provisions of Section 607.0854 of the FBCA, a corporation may not indemnify a director or officer under Section 607.0851 or Section 607.0858 or advance expenses to a director or officer under Section 607.0853 or Section 607.0858 if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) willful or intentional misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder; (b) a transaction in which a director or officer derived an improper personal benefit; (c) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; or (d) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 are applicable (relating to unlawful distributions).

Our articles of incorporation provide that we shall indemnify any present or former officer or director, or person exercising powers and duties of an officer or a director, to the fullest extent now or hereafter permitted by law.

Our bylaws provide that the corporation shall indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Our bylaws also provide that the corporation shall indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification will be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this provision in respect of any claim, issue, or matter as to which such person has been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

II-2

To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue, or matter therein, the corporation is required to indemnify that person against expenses actually and reasonably incurred by him in connection therewith.

Any indemnification under such authority, unless pursuant to a determination by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the applicable provisions of the FBCA and our bylaws. Such determination shall be made: (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding; (ii) if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding; (iii) by independent legal counsel selected in accordance with the bylaws; or (iv) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

The bylaws further provide that expenses incurred by an officer or director in defending a civil or criminal proceeding shall be paid by the registrant in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the registrant. Expenses incurred by other employees and agents shall be paid in advance upon such terms or conditions that the board of directors deems appropriate. The indemnification and advancement of expenses provided pursuant to the bylaws are not exclusive, and the registrant may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Indemnification and advancement of expenses as provided in the bylaws shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

The bylaws state that if the registrant fails to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the registrant who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that: (i) the director, officer, employee, or agent is entitled to mandatory indemnification under the bylaws, in which case the court shall also order the registrant to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses; (ii) the director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the registrant of its power pursuant to the bylaws; or (iii) the director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in the relevant bylaw provisions.

Under the bylaws, the Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the bylaws. We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

We have entered into indemnification agreements with our directors, executive officers and others, in addition to indemnification provided for in our bylaws, and we intend to enter into indemnification agreements with any new directors and executive officers in the future.

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Item 21.	Exhibits and Financial Statement Schedules

Exhibit Number	Description
2.1	Share Exchange and Purchase Agreement, dated August 15, 2019, between Facebank Group, Inc. (Pulse Evolution Group, Inc.) and the shareholder of Facebank AG (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on August 21, 2019).
2.2	Amendment No. 1, dated August 15, 2019, to the Share Exchange and Purchase Agreement, dated August 15, 2019, between Facebank Group, Inc. (Pulse Evolution Group, Inc.) and the shareholder of Facebank AG (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on August 21, 2019).
2.3	Agreement and Plan of Merger and Reorganization dated as of March 19, 2020 by and among FaceBank Group, Inc., fuboTV Acquisition Corp. and fuboTV, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 23, 2020).
3.1(a)	Articles of Incorporation dated February 20, 2009 (incorporated by reference to Exhibit 3.1(i) to the Company’s Registration Statement on Form S-1 filed with the SEC on August 5, 2011).
3.1(b)	Articles of Amendment to Articles of Incorporation dated October 5, 2010 (incorporated by reference to Exhibit 3.1(ii) to the Company’s Registration Statement on Form S-1 filed with the SEC on August 5, 2011).
3.1(c)	Articles of Amendment to Articles of Incorporation dated December 31, 2014 (incorporated by reference to Exhibit 3.1(iii) to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2015).
3.1(d)	Articles of Amendment to Articles of Incorporation dated January 11, 2016 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 29, 2016).
3.1(e)	Certificate of Designation of Series A Preferred Stock dated June 23, 2016 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 28, 2016).
3.1(f)	Certificate of Designation of Series B Preferred Stock dated June 23, 2016 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 28, 2016).
3.1(g)	Certificate of Designation of Series C Preferred Stock dated July 21, 2016 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 26, 2016).

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3.1(h)	Second Amended Certificate of Designation of Series C Preferred Stock dated March 3, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 6, 2017).
3.1(i)	Articles of Amendment to Articles of Incorporation dated October 17, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 5, 2017).
3.1(j)	Certificate of Designation of Preferences and Rights of Series X Convertible Preferred Stock dated August 3, 2018 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 6, 2018).
3.1(k)	Articles of Amendment to Articles of Incorporation dated September 9, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 11, 2019).
3.1(l)	Articles of Amendment to Articles of Incorporation dated March 16, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 23, 2020).
3.1(m)	Certificate of Designation of Series AA Convertible Preferred Stock dated March 20, 2020 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 23, 2020).
3.1(n)	Articles of Amendment to Articles of Incorporation dated September 29, 2016 (incorporated by reference to Exhibit 3.1(n) to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 6, 2020).
3.1(o)	Articles of Amendment to Articles of Incorporation dated January 9, 2017 (incorporated by reference to Exhibit 3.1(o) to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 6, 2020).
3.1(p)	Articles of Amendment to Articles of Incorporation dated May 11, 2017 (incorporated by reference to Exhibit 3.1(p) to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 6, 2020).
3.1(q)	Articles of Amendment to Articles of Incorporation dated February 12, 2018 (incorporated by reference to Exhibit 3.1(q) to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 6, 2020).
3.1(r)	Articles of Amendment to Articles of Incorporation dated January 29, 2019 (incorporated by reference to Exhibit 3.1(r) to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 6, 2020).
3.1(s)	Articles of Amendment to Articles of Incorporation dated July 12, 2019 (incorporated by reference to Exhibit 3.1(s) to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 6, 2020).
3.1(t)	Articles of Amendment to Articles of Incorporation dated August 10, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 13, 2020).
3.1(u)	Articles of Amendment to Articles of Incorporation dated September 29, 2020 (incorporated by reference to Exhibit 3.1(u) to the Company’s Registration Statement on Form S-1 filed with the SEC on October 30, 2020).
3.2(a)	Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (Commission File No. 333-176093) filed with the SEC on August 5, 2011).
3.2(b)	Amendment to the Bylaws of the registrant dated June 22, 2016 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 28, 2016).
3.2(c)	Amendment to the bylaws of the Company dated July 20, 2016 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 26, 2016).
3.2(d)	Amendment to the bylaws of the Company dated September 13, 2020 (incorporated by reference to Exhibit 3.2(d) to the Company’s Registration Statement on Form S-1/A filed with the SEC on September 15, 2020).
4.1

Indenture, dated as of February 2, 2021, by and between fuboTV Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 2, 2021).

4.2

Form of Note, representing fuboTV Inc.’s 3.25% Convertible Senior Notes due 2026 (included in Exhibit 4.1) (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 2, 2021).

5.1*	Opinion of Anthony L.G., PLLC.
8.1*	Opinion of Wilson Sonsini Goodrich and Rosati, P.C.
10.1†	2014 Incentive Stock Plan (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2014).
10.2†	fuboTV Inc. 2015 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 6, 2020).
10.3†	Form of Stock Option Agreement under fuboTV Inc. 2015 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 6, 2020).
10.4†	fuboTV Inc. 2020 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 18, 2020).
10.5†	Form of Stock Option Agreement under FaceBank Group, Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 6, 2020).
10.6°	Credit and Guaranty Agreement, dated as of April 6, 2018, by and among fuboTV Inc., Sports Rights Management, LLC, FuboTV Spain, SL and AMC Networks Ventures, LLC, (incorporated by reference to Exhibit 10.6 of the Company’s Registration Statement on Form S-1 filed with the SEC on August 11, 2020).
10.7	First Amendment to Credit Agreement, dated as of February 19, 2019, by and among fuboTV Inc., Sports Rights Management, LLC, FuboTV Spain, SL and AMC Networks Ventures, LLC, (incorporated by reference to Exhibit 10.7 of the Company’s Registration Statement on Form S-1 filed with the SEC on August 11, 2020).

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10.8	Loan and Security Agreement dated as of March 19, 2020 by and between fuboTV, Inc., as borrower and FaceBank Group, Inc., as lender (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 23, 2020).
10.9	Credit Agreement entered into as of March 11, 2020 between FaceBank Group, Inc. and HLEE Finance S.a.r.l (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 23, 2020).
10.10	Security Agreement dated March 11, 2020 by and between FaceBank Group, Inc., as Grantor in favor of HLEE Finance S.a.r.l. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on March 23, 2020).
10.11	Note Purchase Agreement dated as of March 19, 2020 by and among FaceBank Group, Inc., fuboTV Acquisition Corp., Evolution AI Corporation and Pulse Evolution Corporation, as Borrower and FB Loan Series I, LLC, as Purchaser (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on March 23, 2020).
10.12	Amendment to the Note Purchase Agreement dated as of April 21, 2020 by and among FaceBank Group, Inc., fuboTV Acquisition Corp., Evolution AI Corporation and Pulse Evolution Corporation (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 27, 2020).
10.13	Senior Secured Note dated March 19, 2020 payable to FB Loan Series I, LLC (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on March 23, 2020).
10.14	Consent and Second Amendment to Note Purchase Agreement dated as of May 28, 2020 by and among FaceBank Group, Inc., Evolution AI Corporation, Pulse Evolution Corporation, fuboTV Inc. and Sports Rights Management, LLC and FB Loan Series I, LLC (incorporated by reference to Exhibit 10.64 to the Company’s Annual Report on Form 10-K filed with the SEC on May 29, 2020).
10.15	Third Amendment to Note Purchase Agreement dated as of July 1, 2020 by and among Facebank Group, Inc., Evolution AI Corporation, Pulse Evolution Corporation, fuboTV Inc. and Sports Rights Management, LLC, as Borrower, and FB Loan Series I, LLC, as Purchaser (incorporated by reference to Exhibit 10.25 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 6, 2020).
10.16	Security Agreement dated as of March 19, 2020 by and among FaceBank Group, Inc., fuboTV Acquisition Corp., Evolution AI Corporation and Pulse Evolution Corporation, as Grantors and Borrower in favor of FB Loan Series I, LLC, as Purchaser (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on March 23, 2020).
10.17	Collateral Assignment of Loan Agreement dated as of March 19, 2020 by and between FaceBank Group, Inc. and FB Loan Series I, LLC (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the SEC on March 23, 2020).
10.18	Collateral Assignment of Merger Agreement dated as of March 19, 2020 by and among FaceBank Group, Inc., fuboTV Acquisition Corp and FB Loan Series I, LLC (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed with the SEC on March 23, 2020).
10.19	Trademark Security Agreement dated as of March 19, 2020 by and among FaceBank Group, Inc., fuboTV Acquisition Corp., Evolution AI Corporation and Pulse Evolution Corporation in favor of FB Loan Series I, LLC (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed with the SEC on March 23, 2020).
10.20	Guaranty Agreement, dated as of April 30, 2020, issued by Sports Rights Management, LLC to FB Loan Series I, LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2020).
10.21	Joinder Agreement dated as of April 30, 2020 and effective April 2, 2020, by and among fuboTV Inc., Sports Rights Management, LLC, and FB Loan Series I, LLC. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2020).
10.22	Counterpart Agreement, dated as of April 30, 2020, by and between FaceBank Group, Inc. and AMC Networks Ventures LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2020).
10.23	Securities Purchase Agreement dated as of March 19, 2020 by and between FaceBank Group, Inc. and FB Loan Series I, LLC (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed with the SEC on March 23, 2020).
10.24	Form of Indemnification Agreement by and between FaceBank Group, Inc. and its directors and officers (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 7, 2020).

II-6

10.25†	Executive Employment Agreement by and between Recall Studios, Inc. and Alexander Bafer dated February 1, 2018 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Commission on February 7, 2018).
10.26†	Agreement for Chairman of board of directors by and between Recall Studios, Inc. and Alexander Bafer, effective February 1, 2018 (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the Commission on February 7, 2018).
10.27†	Employment Agreement dated as of April 1, 2020 by and between FaceBank Group, Inc. and David Gandler (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 7, 2020).
10.28†	Letter Agreement by and between FaceBank Group, Inc. and Edgar Bronfman Jr., dated as of April 29, 2020 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2020).
10.29†	Employment Agreement dated as of June 8, 2020 by and between FaceBank Group, Inc. and Simone Nardi (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 12, 2020).
10.30†	Employment Agreement by and between Recall Studios, Inc. and John Textor, dated as of August 8, 2018 (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018 filed with the SEC on August 15, 2018).
10.31°	Lease, dated August 24, 2016, by and between fuboTV Inc. and RXR 1330 Owner LLC (incorporated by reference to Exhibit 10.26 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 6, 2020).
10.32	First Amendment to Lease, dated January 22, 2018, by and between fuboTV Inc. and RXR 1330 Owner LLC (incorporated by reference to Exhibit 10.27 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 6, 2020).
10.33°	Sublease, dated February 20, 2020, by and between fuboTV Inc. and Welltower, Inc. (incorporated by reference to Exhibit 10.28 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 6, 2020).
10.34	Form of Purchase Agreement, by and between the Company and the Purchaser (incorporated by reference to Exhibit 10.31 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 6, 2020).
10.35	Digital Likeness Development Agreement between Floyd Mayweather, Pulse Evolution Group, Inc. and FaceBank, Inc., effective as of July 31, 2019 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on August 5, 2019).
10.36	Amended Digital Likeness Development Agreement between FaceBank Group, Inc., FaceBank, Inc. and Floyd Mayweather, effective as of January 25, 2020 (incorporated by reference to Exhibit 10.63 of the Company’s Annual Report on Form 10-K filed with the SEC on May 29, 2020).
10.37†	FaceBank Group, Inc. Outside Director Compensation Policy (incorporated by reference to Exhibit 10.40 of the Company’s Registration Statement on Form S-1 filed with the SEC on August 11, 2020).
10.38	Credit Agreement dated as of July 16, 2020 by and among FaceBank Group, Inc., fuboTV Inc. and Access Road Capital LLC (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 23, 2020).
10.39	Note, dated July 16, 2020, issued by FaceBank Group, Inc. and fuboTV Inc. in favor of Access Road Capital LLC (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on July 23, 2020).
10.40	Collateral Agreement dated as of July 16, 2020 by and among FaceBank Group, Inc., fuboTV Inc., and Access Road Capital LLC (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on July 23, 2020).
10.41	Patent Security Agreement dated as of July 16, 2020 between fuboTV Inc., FaceBank Group, Inc. and Access Road Capital LLC (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed with the SEC on July 23, 2020).
10.42	Trademark Security Agreement dated as of July 16, 2020 between fuboTV Inc., Recall Studios, Inc., fuboTV Spain, SL and Access Road Capital LLC (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed with the SEC on July 23, 2020).
10.43	Copyright Security Agreement dated as of July 16, 2020 between fuboTV Inc., FaceBank Group, Inc. and Access Road Capital LLC (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed with the SEC on July 23, 2020).
10.44	Fourth Amendment to Note Purchase Agreement dated as of August 3, 2020 by and among Facebank Group, Inc., Evolution AI Corporation, Pulse Evolution Corporation, fuboTV Inc. and Sports Rights Management, LLC, as Borrower, and FB Loan Series I, LLC, as Purchaser (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on August 7, 2020).

II-7

10.47†	Employment Agreement by and between the Company and Jordan Fiksenbaum dated as of February 1, 2019 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 7, 2019).
10.48	Form of Securities Purchase Agreement by and between the Company and the Purchaser (incorporated by reference to Exhibit 10.48 of the Company’s Registration Statement on Form S-1/A filed with the SEC on September 15, 2020).
10.49	Separation and Settlement Agreement and Release by and between FaceBank Group, Inc. and Alexander Bafer dated as of August 1, 2020 (incorporated by reference to Exhibit 10.49 of the Company’s Registration Statement on Form S-1/A filed with the SEC on October 1, 2020.
10.50	Waiver and Fifth Amendment to Note Purchase Agreement and First Amendment to Warrant by and among fuboTV Inc., Evolution AI Corporation, Pulse Evolution Corporation, fuboTV Media Inc. and Sports Rights Management, LLC, as Borrower, and FB Loan Series I, LLC, as Purchaser dated as of September 30, 2020 (incorporated by reference to Exhibit 10.50 of the Company’s Registration Statement on Form S-1/A filed with the SEC on October 1, 2020.
10.51†	Employment Agreement, by and between David Gandler and the Company, dated October 8, 2020 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 14, 2020).
10.52	Separation Agreement and Release by and between the Company and John Textor dated as of December 1, 2020 (incorporated by reference to Exhibit 10.52 of the Company’s Registration Statement on Form S-1/A filed with the SEC on December 10, 2020).
10.53

Purchase Agreement, dated as of January 28, 2021, by and among fuboTV Inc. and Evercore Group L.L.C. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 2, 2021).

21.1	List of Significant Subsidiaries of fuboTV Inc. (incorporated by reference to Exhibit 21.1 of the Company’s Registration Statement on Form S-1/A filed with the SEC on September 15, 2020).
23.1*	Consent of L J Soldinger Associates, LLC, independent registered public accounting firm.
23.2*	Consent of Marcum LLP, independent registered public accounting firm.
23.3*	Consent of Ernst & Young LLP, independent auditor.
23.4*	Consent of Anthony L.G., PLLC (included in Exhibit 5.1).
23.5*	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 8.1).
99.1	Form of Letter of Transmittal (incorporated by reference to Exhibit 99.1 of the Company’s Registration Statement on Form S-4 filed with the SEC on January 26, 2021)

* Filed herewith.

† Management contract or compensatory plan or arrangement.

° Redacted.

II-8

Item 22.	Undertakings

The undersigned registrant hereby undertakes:

(1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(3) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(4) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

II-9

SIGNATURES

Pursuant to the requirements of the Securities Act the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of New York, State of New York, on the 9th day of February, 2021.

fuboTV Inc.

By:	/s/ David Gandler
David Gandler
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Gandler	Chief Executive Officer & Director (principal executive officer)
David Gandler		February 9, 2021

/s/ Simone Nardi	Chief Financial Officer (principal financial and accounting officer)
Simone Nardi		February 9, 2021

/s/ Edgar Bronfman, Jr.	Executive Chairman & Director
Edgar Bronfman, Jr.		February 9, 2021

/s/ Henry Ahn	Director
Henry Ahn		February 9, 2021

/s/ Daniel Leff	Director
Daniel Leff		February 9, 2021

/s/ Pär-Jörgen Pärson	Director
Pär-Jörgen Pärson		February 9, 2021

/s/ Ignacio Figueras	Director
Ignacio Figueras		February 9, 2021

/s/ Laura Onopchenko	Director
Laura Onopchenko		February 9, 2021

S-1